                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other
    than the Registrant [_]                  [_] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
Check the appropriate box:

[X] Preliminary Proxy Statement
[_] Definitive Proxy Statement
[_] Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       CHOICE HOTELS INTERNATIONAL, INC.
-------------------------------------------------------------------------------
             (NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE)

                       CHOICE HOTELS INTERNATIONAL, INC.
-------------------------------------------------------------------------------
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-(6)(i)(1) or 14a6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
      6(i)(3).

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: Common Stock, par value, $.01 per share.
    ------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies: 61,068,547

    ------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed to Exchange Act Rule 0-11: /1/ $.70
    ------------------------------------------------------------------------

     /1/Book value of securities to be distributed ($43,045,000), calculated pursuant to Exchange ActRule 0-11(a)(4).

  (4) Proposed maximum aggregate value of transaction: $43,045,000
    ------------------------------------------------------------------------

     Book value of securities to be distributed calculated pursuant to Exchange. Act Rule 0-11(a)(4).

  (5) Total fee paid: $8,609
    ------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials: Preliminary Proxy
    Statement, dated May 30, 1997

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
    ------------------------------------------------------------------------

  (2) Form Schedule or Registration Statement No.:
    ------------------------------------------------------------------------

  (3) Filing Party:
    ------------------------------------------------------------------------

  (4) Date Filed:
    ------------------------------------------------------------------------

                         [LOGO OF CHOICE APPEARS HERE]

                                                            August  , 1997

Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Choice Hotels International, Inc. ("Choice" or the "Company") to be held on September 16, 1997 at 9:00 a.m. (E.S.T.) at the Quality Suites Shady Grove, 3 Research Court, Rockville, Maryland. I urge you to be present in person or represented by proxy at this important Annual Meeting at which stockholders will be asked to ratify a major transaction that will separate Choice into two publicly-traded companies.

  You are being asked to consider and vote upon a group of related proposals (the "Distribution Proposals") which will provide for the distribution (the "Distribution") to stockholders, on a share-for-share basis, of all outstanding shares of common stock of a wholly owned subsidiary of the Company, Choice Hotels Franchising, Inc. ("Franchising"). The Distribution will separate the Company's hotel franchising business from its hotel ownership and management business. Upon the Distribution, the Company will change its corporate name to Sunburst Hospitality Corporation (as renamed after the Distribution, "Sunburst") and will continue to own and operate hotel properties in the United States (the "Hotel Business"). Upon the Distribution, Franchising will change its name to Choice Hotels International, Inc. and will engage in the business of franchising hotels under the Clarion, Quality, Comfort, Sleep Inn, Rodeway, Econo Lodge and MainStay brands and will own and operate 14 hotel properties in France, Germany and the United Kingdom (together, the "Franchising Business").

  The Board of Directors believes that the proposed Distribution will reduce or eliminate the substantial recurring conflicts between the Hotel Business and the Franchising Business, which are impediments to the growth of the Company's Hotel Business. The Distribution will also enable the Hotel Business to attract, retain and effectively incentivize skilled real estate professionals and will facilitate a better understanding by the investment community of the Company's two distinct businesses.

  Details of the Distribution Proposals and the other proposals to be considered at the Annual Meeting, as well as important information relating to the Distribution, including a description of the business, directors and management of Sunburst and Franchising, are set forth in the accompanying Proxy Statement and should be considered carefully.

  I am excited about the future prospects for both Sunburst and Franchising as separate public companies. The Board of Directors believes that the Distribution is in the best interests of stockholders and unanimously recommends that stockholders vote to approve the Distribution Proposals.

  Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy card and return it promptly in the accompanying envelope. If you attend the Annual Meeting, you may vote in person if you wish even though you previously have returned your proxy card.

                                          Sincerely,

                                                  /s/ William R. Floyd
                                          -------------------------------------
                                                    William R. Floyd
                                            Vice Chairman and Chief Executive
                                                         Officer

                       CHOICE HOTELS INTERNATIONAL, INC.
                              10750 COLUMBIA PIKE
                         SILVER SPRING, MARYLAND 20901

                               ----------------

                           NOTICE OF ANNUAL MEETING
                         TO BE HELD SEPTEMBER 16, 1997

                               ----------------

To the Stockholders of
CHOICE HOTELS INTERNATIONAL, INC.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Choice Hotels International, Inc., a Delaware corporation (the "Company"), will be held at the Quality Suites Shady Grove, 3 Research Court, Rockville, Maryland at 9:00 a.m. (E.S.T.) for the following purposes:

    1. To consider and to vote upon four related proposals (collectively, the "Distribution Proposals") described in the accompanying Proxy Statement, which provide for:

      (i) Proposal One: Ratification of a special dividend, consisting of the distribution (the "Distribution") to the holders of the Company's outstanding shares of common stock, par value $.01 per share ("Company Common Stock"), on a share-for-share basis, of all outstanding shares of common stock, par value $.01 per share ("Franchising Common Stock"), of the Company's wholly owned subsidiary, Choice Hotels Franchising, Inc., a Delaware corporation ("Franchising") and the related arrangements between the Company and Franchising, and the policies to be adopted by such companies, in connection therewith;

      (ii) Proposal Two: Approval of the amendment of the Restated Certificate of Incorporation of the Company to (a) change the name of the Company to Sunburst Hospitality Corporation; (b) decrease the number of authorized shares of Company Common Stock from 160,000,000 to 60,000,000; and (c) effect a one-for-three reverse stock split of Company Common Stock whereby every three shares of Company Common Stock would be aggregated into one share of Company Common Stock (the "Reverse Stock Split") following the Distribution;

      (iii) Proposal Three: Ratification of the election by the Company, as sole stockholder of Franchising, of nine directors of Franchising specified in the Proxy Statement, who will be divided into three classes, the initial terms of which will expire in 1998, 1999 and 2000; and

      (iv) Proposal Four: Ratification of the adoption by Franchising of the Choice Hotels Franchising, Inc. 1997 Long-Term Incentive Plan and the Choice Hotels Franchising, Inc. Employee Stock Purchase Plan.

    2. To consider and to vote upon the following additional proposals (the "Additional Proposals") described in the accompanying Proxy Statement, which provide for:

      (i) Proposal Five: Election of three directors to hold office until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified;

      (ii) Proposal Six: Ratification of the Choice Hotels International, Inc. 1996 Long-Term Incentive Plan; and

      (iii) Proposal Seven: Ratification of the Choice Hotels
    International, Inc. Employee Stock Purchase Plan.

    3. To transact such other business as may properly come before the Annual Meeting.

  The Board of Directors of the Company has fixed the close of business on August , 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. A list of stockholders will be available for inspection at the office of the Company located at the address above, at least 10 days prior to the Annual Meeting.

                                          By Order of the Board of Directors

                                          CHOICE HOTELS INTERNATIONAL, INC.

                                                  [signature]

                                              Michael J. DeSantis
                                                   Secretary

August  , 1997
Silver Spring, Maryland

  TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY OF MATTERS TO BE CONSIDERED.......................................    1
VOTING AT THE MEETING.....................................................    2
PROXY STATEMENT SUMMARY...................................................    4
PROPOSAL ONE: RATIFICATION OF THE DISTRIBUTION............................   12
  The Distribution........................................................   12
    Background and Reasons for the Distribution...........................   12
    Solvency Opinion......................................................   13
    Manner of Effecting the Distribution..................................   14
    Federal Income Tax Aspects of the Distribution........................   14
    Listing and Trading of Franchising Common Stock.......................   15
    Listing and Trading of Sunburst Common Stock..........................   15
    Conditions; Termination...............................................   16
    Interest of Certain Persons in the Distribution.......................   16
  Risk Factors............................................................   18
  Relationship Between the Company and Franchising after the Distribu-
   tion...................................................................   23
  Financing...............................................................   28
  Accounting Treatment....................................................   29
  Post-distribution Dividend Policy.......................................   30
  Certain Information Concerning Franchising..............................   30
    Pro Forma Financial Data..............................................   30
    Selected Historical Financial Data....................................   31
    Management's Discussion and Analysis of Financial.....................   33
    Condition and Results of Operations...................................
    Business And Properties...............................................   36
    Management............................................................   52
    Employee Agreements...................................................   57
    Retirement Plans......................................................   58
    Certain Relationships and Related Transactions........................   59
    Security Ownership....................................................   60
    Description of Franchising Capital Stock..............................   62
    Purposes and Antitakeover Effects of Certain Provisions of the
     Franchising Certificate and Bylaws...................................   63
    Liability and Indemnification of Officers and Directors...............   66
  Certain Information Concerning Sunburst.................................   68
    Pro Forma Financial Data..............................................   68
    Business and Properties...............................................   72
    Employees.............................................................   79
    Management............................................................   79
PROPOSAL TWO: AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION OF
 THE COMPANY..............................................................   82
PROPOSAL THREE: RATIFICATION OF THE FRANCHISING BOARD OF DIRECTORS........   84
PROPOSAL FOUR: RATIFICATION OF CERTAIN FRANCHISING BENEFIT PLANS..........   84
PROPOSAL FIVE: ELECTION OF DIRECTORS......................................   88
PROPOSAL SIX: APPROVAL OF CHOICE HOTELS INTERNATIONAL, INC. 1996 LONG-TERM
 INCENTIVE PLAN...........................................................  105
PROPOSAL SEVEN: APPROVAL OF CHOICE HOTELS INTERNATIONAL, INC. 1996
 EMPLOYEE STOCK PURCHASE PLAN.............................................  108

                                                                         PAGE
                                                                        ------
STOCKHOLDERS PROPOSALS FOR 1998........................................    110
GENERAL................................................................    110
INDEX TO FINANCIAL STATEMENTS..........................................    F-1
ANNEX A: FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
          CHOICE HOTELS FRANCHISING, INC...............................    A-1
ANNEX B: FORM OF BYLAWS OF CHOICE HOTELS FRANCHISING, INC..............    B-1
ANNEX C: CHOICE HOTELS FRANCHISING, INC. 1997 LONG-TERM INCENTIVE
 PLAN..................................................................  C-I-1
      CHOICE HOTELS FRANCHISING, INC. EMPLOYEE STOCK PURCHASE PLAN..... C-II-1
ANNEX D: AMENDMENTS TO CHOICE HOTELS INTERNATIONAL, INC. RESTATED
          CERTIFICATE OF INCORPORATION.................................    D-1
ANNEX E: CHOICE HOTELS INTERNATIONAL, INC. 1996 LONG TERM
          INCENTIVE PLAN...............................................  E-I-1
      CHOICE HOTELS INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN... E-II-1

                       CHOICE HOTELS INTERNATIONAL, INC.
                              10750 COLUMBIA PIKE
                         SILVER SPRING, MARYLAND 20901

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                              SEPTEMBER 16, 1997

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Choice Hotels International, Inc. a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (E.S.T.) on September 16, 1997, at the Quality Suites Shady Grove, 3 Research Court, Rockville, Maryland and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). It is anticipated that this Proxy Statement, together with the proxy and the 1997 Annual Report to Stockholders, will first be mailed to the Company's stockholders on or about August , 1997.

SUMMARY OF MATTERS TO BE CONSIDERED

  At the Annual Meeting, holders of the Company's outstanding common stock, par value $.01 per share, will be asked to consider and to vote upon the following related proposals, denominated Proposals One through Four (collectively, the "Distribution Proposals"):

  (i) Proposal One: Ratification of a special dividend, consisting of the distribution (the "Distribution") to the holders of the Company's outstanding shares of common stock, par value $.01 per share ("Company Common Stock"), on a share-for-share basis, of all outstanding shares of common stock, par value $.01 per share ("Franchising Common Stock"), of the Company's wholly owned subsidiary, Choice Hotels Franchising, Inc., a Delaware corporation ("Franchising") and the related arrangements between the Company and Franchising, and the policies to be adopted by such companies, in connection therewith;

  (ii) Proposal Two: Approval of the amendment of the Restated Certificate of Incorporation of the Company to (a) change the name of the Company to Sunburst Hospitality Corporation; (b) decrease the number of authorized shares of Company Common Stock from 160,000,000 to 60,000,000; and (c) effect a one-for-three reverse stock split of Company Common Stock whereby every three shares of Company Common Stock would be aggregated into one share of Company Common Stock (the "Reverse Stock Split") following the Distribution;

  (iii) Proposal Three: Ratification of the election by the Company, as sole stockholder of Franchising, of nine directors of Franchising specified in the Proxy Statement, who will be divided into three classes, the initial terms of which will expire in 1998, 1999 and 2000; and

  (iv) Proposal Four: Ratification of the adoption by Franchising of the Choice Hotels Franchising, Inc. 1997 Long-Term Incentive Plan and the Choice Hotels Franchising, Inc. Employee Stock Purchase Plan.

  The effectiveness of each of the Distribution Proposals is conditioned upon the approval of all of the Distribution Proposals. Accordingly, failure of the stockholders to approve any one or more of the Distribution Proposals will result in the ineffectiveness of all of the Distribution Proposals.

  The Board of Directors unanimously recommends that the stockholders vote FOR all of the Distribution Proposals.

  Although the Company does not believe that stockholder approval of the Distribution is required under applicable law, the Board of Directors has made stockholder ratification of the Distribution (along with stockholder ratification or approval, as the case may be, of each of the other Distribution Proposals, as set forth above) a condition to the Distribution because of the importance of the Distribution to the Company and its stockholders. For a description of the reasons for the Distribution, see "Proposal One: Ratification of the Distribution--The Distribution." The Board of Directors has retained discretion, even if stockholder approval of the Distribution Proposals is obtained, to abandon, defer or modify the Distribution or any other element contained in the Distribution Proposals. In the event that, prior to the Annual Meeting, the Board of Directors makes any material changes in the terms of the Distribution or the other elements of the Distribution Proposals, the Company will so notify stockholders by means of a supplement to the Proxy Statement. Following stockholder approval, the Board of Directors will not make any changes in the terms of the Distribution or the other elements of the Distribution Proposals unless the Board of Directors determines that such changes would not be materially adverse to the Company's stockholders.

  In addition, holders of shares of Company Common Stock will also be asked to consider and to vote upon the following proposals (the "Additional Proposals"):

  (i) Proposal Five: Election of three directors to hold office until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified;

  (ii) Proposal Six: Ratification of the Choice Hotels International, Inc. 1996 Long-Term Incentive Plan; and

  (iii) Proposal Seven: Ratification of the Choice Hotels International, Inc. Employee Stock Purchase Plan.

  The effectiveness of the Additional Proposals is not conditioned on the approval of any Distribution Proposal.

  The Board of Directors unanimously recommends that the stockholders vote FOR the Additional Proposals.

VOTING AT THE MEETING

  The close of business on August , 1997 has been fixed as the record date for determination of holders of Company Common Stock entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding and
entitled to vote     shares of Company Common Stock. The presence, either in
person or by proxy, of persons entitled to cast a majority of such votes constitutes a quorum for the transaction of business at the Annual Meeting.

  Stockholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting. With regard to the election of directors, votes may be cast in favor of or withheld from nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors. Abstentions and broker non-votes on returned proxies are counted as shares present in the determination of whether the shares of stock represented at the Annual Meeting constitute a quorum. Each proposal is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock is required to approve each Distribution Proposal. The affirmative vote of a plurality of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the directors nominated pursuant to Proposal Five. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. A vote of at least a majority of the shares present and voting at the Annual Meeting, in person or by proxy, is required to approve Proposals Six and Seven.

  Certain members of the Bainum family (including various trusts established by members of the Bainum family) in the aggregate have the right to vote approximately 34.43% of the number of outstanding shares of Company Common Stock and have indicated an intention to vote in accordance with the recommendations of the Board of Directors with respect to the Distribution Proposals and the Additional Proposals. See "Proposal Five: Election of Directors--Security Ownership of Principal Stockholders and Management."

  All shares of Company Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for a Distribution Proposal or Additional Proposal, such proxies will be voted in accordance with the Board of Directors' recommendations as set forth herein with respect to such proposal(s).

  In the event that a quorum is not present at the time the Annual Meeting is convened, or if, for any other reason (including for the purpose of allowing additional time for the solicitation of proxies) the Company determines that an adjournment is necessary or appropriate, the Company may adjourn the Annual Meeting with or without a vote of the stockholders. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Company Common Stock for which they have voting authority in favor of such adjournment; provided, however, that if the purpose for such adjournment is to permit the Company to continue soliciting votes in favor of the Distribution Proposals, proxies voting against the Distribution Proposals will not be voted by such persons in favor of adjournment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with ChaseMellon Shareholder Services, LLP in its capacity as transfer agent for the Company (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Company Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to ChaseMellon Shareholder Services, LLP, 450 W. 33rd Street, New York, New York 10001.

  The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Company Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph. In addition, the Company has retained ChaseMellon Shareholder Services, L.P. to assist in the solicitation for a fee of $7,500 plus expenses.

  Stockholders of the Company will not be entitled to appraisal rights under Delaware law in connection with the Distribution Proposals or the Additional Proposals.

                            PROXY STATEMENT SUMMARY

  The following summarizes certain information contained elsewhere in this Proxy Statement, including the appendices hereto (the "Proxy Statement"). Reference is made to, and this summary is qualified in its entirety by, the more detailed information set forth in this Proxy Statement, which should be read in its entirety. Unless the context otherwise requires, all references herein to the Company and to Franchising shall include their respective subsidiaries and all references herein to Franchising prior to the Distribution Date shall refer to the Franchising Business (as defined herein) as operated by the Company. Unless otherwise indicated, all statistical information and data relating to the hotel industry in this Proxy Statement are derived from information provided by Smith Travel Research. Smith Travel Research has not consented to the use of the hotel industry data presented herein or provided any form of consultation, advice, or counsel regarding any aspects of, and is in no way whatsoever associated with, the proposed transaction.

                               THE ANNUAL MEETING

Date, Time and Place of
 Annual Meeting...............  The Annual Meeting of Stockholders (the "Annual
                                Meeting") of Choice Hotels International, Inc., a Delaware corporation (the "Company") will be held 9:00 a.m. (E.S.T.) at the Quality Suites Shady Grove, 3 Research Court, Rockville, Maryland on September 16, 1997.

Matters for Consideration at
 the Annual Meeting...........  At the Annual Meeting, holders of shares of
                                Company Common Stock will be asked to consider and to vote upon the following related proposals, denominated Proposals One through Four (collectively, the "Distribution Proposals"): (i) Proposal One: Ratification of a special dividend, consisting of the distribution (the "Distribution") to the holders of the Company's outstanding shares of common stock, par value $.01 per share ("Company Common Stock"), on a share-for-share basis, of all outstanding shares of common stock, par value $.01 per share ("Franchising Common Stock"), of the Company's wholly owned subsidiary, Choice Hotels Franchising, Inc., a Delaware corporation ("Franchising") and the related arrangements between the Company and Franchising, and the policies to be adopted by such companies, in connection therewith; (ii) Proposal Two: Approval of the amendment of the Restated Certificate of Incorporation of the Company to (a) change the name of the Company to Sunburst Hospitality Corporation, (b) decrease the number of authorized shares of Company Common Stock from 160,000,000 to 60,000,000, and (c) effect a one-for-three reverse stock split of Company Common Stock whereby every three shares of Company Common Stock would be aggregated into one share of Company Common Stock (the "Reverse Stock Split") following the Distribution; (iii) Proposal Three: Ratification of the election by the Company, as sole stockholder of Franchising, of nine directors of Franchising specified herein, who will be divided into three classes, the initial terms of which will expire in 1998, 1999 and 2000; and (iv) Proposal Four: Ratification of adoption by

                                Franchising of the Choice Hotels Franchising, Inc. 1997 Long-Term Incentive Plan ("Franchising Incentive Plan") and the Choice Hotels Franchising, Inc. Employee Stock Purchase Plan ("Franchising Stock Purchase Plan").

                                The effectiveness of each of the Distribution Proposals is conditioned upon the approval of all of the Distribution Proposals. Accordingly, failure of the stockholders to approve any one or more of the Distribution Proposals will result in the ineffectiveness of all of the Distribution Proposals.

                                The Board of Directors unanimously recommends that the stockholders vote FOR all of the Distribution Proposals. In addition, holders of shares of Company Common Stock will also be asked to consider and to vote upon the following proposals (the "Additional Proposals"): (i) Proposal Five: The election of three directors to hold office until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified; (ii) Proposal Six: Ratification of the Choice Hotels International, Inc. 1996 Long-Term Incentive Plan ("1996 Incentive Plan"); and (iii) Proposal Seven: Ratification of the Choice Hotels International, Inc. Employee Stock Purchase Plan.

                                The effectiveness of the Additional Proposals is not conditioned on the approval of any Distribution Proposal. The Board of Directors unanimously recommends that stockholders vote FOR Proposals Five through Seven.

Annual Meeting Record Date....  August  , 1997 ("Annual Meeting Record Date").

Voting........................  Each stockholder of record as of the Annual
                                Meeting Record Date is entitled at the Annual Meeting to one vote for each share held. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock is required to approve each of the Distribution Proposals. The affirmative vote of a plurality of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the directors nominated pursuant to Proposal Five. The vote of at least a majority of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting is required to approve Proposal Six and Proposal Seven. As of the Record Date, there were shares of Company Common Stock outstanding and entitled to vote at the Annual Meeting. Certain members of the Bainum family (including various trusts established by members of the Bainum family) in the aggregate have the right to vote approximately 34.43% of the number of outstanding shares of Company Common Stock and have indicated an intention to vote in accordance with the recommendations of the Board of Directors with respect to the Distribution Proposals and the Additional Proposal.

                                THE DISTRIBUTION


Distributed Company...........  Choice Hotels Franchising, Inc.
                                ("Franchising"), a Delaware corporation and a wholly owned subsidiary of the Company, will, on the Distribution Date, own all of the business and assets of, and be responsible for all of the liabilities associated with, the business of franchising hotels under the Clarion(R), Quality(R), Comfort(R), Sleep Inn(R), Rodeway(R), Econo Lodge(R) and MainStay SuitesSM brands currently conducted by Franchising and certain of its subsidiaries as well as all European real estate assets currently held by the Company (the "Franchising Business"). Upon the Distribution, Franchising will change its corporate name to Choice Hotels International, Inc.

Distributing Company..........  Choice Hotels International, Inc., a Delaware
                                corporation (the "Company"). Upon the
                                Distribution, the Company will continue to own
                                and operate hotel properties in the U.S. (the
                                "Hotel Business") and will change its corporate
                                name upon the Distribution to Sunburst
                                Hospitality Corporation (as renamed after the
                                Distribution, "Sunburst").
Securities to Be
 Distributed..................  Approximately      shares of Franchising Common
                                Stock based on      shares of Company Common
                                outstanding as of the Record Date.
Reasons for the
 Distribution.................  The Company's Board of Directors and management believe that the separation of the Company's
                                Franchising Business and Hotel Business into two public companies via the Distribution will reduce or eliminate substantial recurring conflicts between the Hotel Business and the Franchising Business which are impediments to the growth of the Company's Hotel Business. The
                                Distribution will also enable the Hotel
                                Business to attract, retain and effectively incentivize skilled real estate professionals and will facilitate a better understanding by the investment community of the Company's distinct businesses. See "Proposal One:
                                Ratification of the Distribution--The
                                Distribution--Background and Reasons for the
                                Distribution."

Conditions to the
 Distribution.................  The Distribution is conditioned upon, among other things, stockholder approval of the Distribution Proposals at the Annual Meeting. Even if all conditions are satisfied, the Board of Directors has reserved the right to abandon, defer or modify the Distribution or the other elements of the Distribution Proposals at any time prior to the Distribution Date. In the event that, prior to the Annual Meeting, the Board of Directors makes any material changes in the terms of the Distribution or other elements of the Distribution Proposals, the Company will notify stockholders by means of a supplement to the Proxy Statement. Following stockholder approval, the Board of Directors will not waive any of the conditions to the Distribution or make any changes in the terms of the Distribution or the other elements of the Distribution Proposals unless the Board of Directors determines that such changes would not be materially adverse to the Company's stockholders. In determining whether any such changes would be materially adverse to the Company's stockholders, the Board of Directors will consider, as appropriate, advice from its outside advisors as well as the recommendation of management as to the potential impact of such changes on the Company and the Company's Stockholders. See "Proposal One: Ratification of the Distribution--The Distribution--Conditions;
                                Termination."

Distribution Ratio............  One share of Franchising Common Stock for each share of Company Common Stock.


Tax Consequences..............  The Company has conditioned the Distribution on receipt of a ruling from the Internal Revenue Service to the effect that, among other things, for federal income tax purposes, receipt of shares of Franchising Common Stock by the Company stockholders will be tax free. However, the Board of Directors has reserved the right to waive the receipt of such ruling as a condition to consummation of the Distribution (which could occur in anticipation of a negative outcome of such ruling). The Board of Directors may not provide stockholders with notice if receipt of the tax ruling is waived as a condition to consummation of the Distribution; however, (i) the Board of Directors will waive such condition only if the Board of Directors believes that the receipt of the Franchising Shares will be tax free and an opinion of counsel is received to that effect and (ii) the Company will notify stockholders if the Company either receives an unfavorable ruling from the Internal Revenue Service, or withdraws its request for such ruling prior to the Annual Meeting. See "Proposal One:
                                Ratification of the Distribution--The
                                Distribution--Federal Income Tax Aspects of the Distribution."

                                For a discussion of the effects on the Company and Franchising if the Distribution were not to qualify as tax free for federal income tax purposes, see "Proposal One: Ratification of the Distribution--Risk Factors--Certain Tax Considerations."

Risk Factors..................  Stockholders should carefully consider all of the information contained in this Proxy
                                Statement, including the matters described under "Risk Factors."

Relationship between the
 Company and Franchising
 after the Distribution.......  For purposes of governing the ongoing relationships between the Company and
                                Franchising after the Distribution Date and in order to provide for an orderly transfer of the Franchising Business to Franchising and facilitate the transition to two separate publicly traded companies, the Company and Franchising have entered into a Distribution Agreement, a Strategic Alliance Agreement, Franchising Agreements and various other agreements with respect to, among other things, intercompany debt, tax matters, employee benefits, risk management and corporate and administrative services. See "Relationship Between the Company and Franchising After the Distribution." The relationship between the Company and Franchising may be subject to certain potential conflicts of interest. See "Proposal One:
                                Ratification of the Distribution: Risk
                                Factors--Potential Conflicts."

Accounting Treatment..........  The historical combined financial statements of
                                Franchising present its financial position, results of operations and cash flows as if it were a separate entity for all periods presented. The Company's historical basis in the assets and liabilities of Franchising has been carried over. See "Proposal One:
                                Ratification of the Distribution--Accounting
                                Treatment." and the combined financial
                                statements of Choice Hotels Franchising, Inc., contained elsewhere herein.

Listing and Trading Market....  There is currently no public market for
                                Franchising Common Stock. The Company intends to list the Franchising Common Stock on the New York Stock Exchange. However, there can be no assurance that the Franchising Common Stock will be accepted for listing on the New York Stock Exchange or any other national stock exchange or market. The Company expects that no "when issued" trading market will exist prior to the time that Franchising's Registration Statement on Form 10 is declared effective by the Commission. See "Proposal One: Ratification of the Distribution--The Distribution--Risk Factors--No Current Market for Franchising Common Stock."

Record Date...................  The Board of Directors will set the record date for the Distribution referred to herein as (the "Distribution Record Date").

Distribution Date.............  The Board of Directors will set the
                                Distribution Date. On the Distribution Date, the Company will deliver all outstanding shares of Franchising Common Stock to the Distribution Agent. As soon as practicable thereafter, the Distribution Agent will mail certificates representing the appropriate number of shares of Franchising Common Stock to the Company's stockholders entitled thereto. See "Proposal
                                One: Ratification of the Distribution--The
                                Distribution--Manner of Effecting the
                                Distribution."

Distribution Agent............  ChaseMellon Shareholder Services, LLP, the
                                transfer agent for the Company.

Reverse Stock Split...........  The Company shall effect a one-for-three reverse stock split of the Company Common Stock whereby every three shares of Company Common Stock will be aggregated into one share of Company Common Stock. See "Proposal Two:
                                Amendments to the Restated Certification of Incorporation of the Company--Reverse Stock Split."

                        CHOICE HOTELS FRANCHISING, INC.

Business......................  Franchising is presently a wholly owned subsidiary of the Company. Following the Distribution, Franchising will conduct the Franchising Business as now conducted by Franchising, the Company and certain other subsidiaries of the Company. Franchising will be one of the world's largest franchisors of hotels with 3,344 properties open and operating in 33 countries at May 31, 1997. As a franchisor, Franchising will license hotel operators to use Franchising's brand names:
                                Comfort(R), Quality(R), Clarion(R), Sleep(R), Rodeway(R), Econo Lodge(R) and MainStay SuitesSM (collectively, the "Choice Brands"), and will provide to these hotel operators products and services designed to increase their revenues and profitability. Following the Distribution, Franchising will also conduct the Company's European hotel operations, including the Company's indirect investment in Friendly Hotels, PLC.


Board of Directors............  Effective as of the Distribution Date, the
                                Board of Directors of Franchising is expected to consist of nine persons: Stewart Bainum, Jr., Stewart Bainum, Barbara Bainum, William R. Floyd, James H. Rempe, Robert C. Hazard, Jr., Gerald W. Petitt, Jerry E. Robertson, Ph.D and Frederic V. Malek.

Post-Distribution Dividend
 Policy.......................  The dividend policy of Franchising will be determined by Franchising's Board of Directors following the Distribution. It is expected that the Franchising Credit Facility (as defined below) will restrict Franchising's ability to pay dividends. See "--Financing."

Certain Restated Certificate
 of Incorporation and Bylaw
 Provisions...................  The Restated Certificate of Incorporation (the
                                "Franchising Certificate") and the Bylaws (the "Franchising Bylaws") of Franchising are substantially identical to, and contain no material differences from, the Company's Restated Certificate of Incorporation and Bylaws. Certain provisions of the Franchising Certificate and the Franchising Bylaws have the effect of delaying or making more difficult an acquisition of control of Franchising in a transaction not approved by its Board of Directors. These provisions have been designed to enable Franchising, especially in its initial years, to develop its businesses and foster its long-term growth without disruptions caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of Franchising. Such provisions could, however, deter an offer for Franchising Common Stock at a substantial premium to the then current market price or hinder a potential transaction that may be attractive to stockholders. See "Purposes and Effects of Certain Provisions of the Franchising Certificate and Bylaws." The Franchising Certificate would eliminate certain liabilities of directors in connection with the performance of their duties. See "Proposal One: Ratification of the Distribution--Certain Information Concerning Franchising--Liability and
                                Indemnification of Officers and Directors--
                                Elimination of Liability in Certain
                                Circumstances."

Principal Office..............  10750 Columbia Pike, Silver Spring, Maryland
                                20901. Its telephone number is (301) 979-5000.

                        SUNBURST HOSPITALITY CORPORATION

Business......................  Following the Distribution, Sunburst will retain the Company's Hotel Business and will own and manage 71 hotels in 25 states, primarily under Franchising's brands, and will be Franchising's largest franchisee.

Board of Directors............  Effective as of the Distribution Date, the
                                Board of Directors of Sunburst is expected to consist of seven persons; Stewart Bainum, Jr., Donald J. Landry, Frederic V. Malek, Paul R. Gould, Carole Y. Prest and up to two additional directors to be selected by the Company's Board of Directors prior to the Distribution. The remaining vacancies will be filled by persons who are not Sunburst employees or directors or employees of Franchising.

Post-Distribution Dividend
 Policy.......................  The dividend policy of Sunburst will be determined by Sunburst's Board of Directors following the Distribution. The Company currently is prohibited from paying dividends pursuant to the terms of its loan agreement with MNR Finance Corp. It is expected that the Sunburst Credit Facility will restrict Sunburst's ability to pay dividends. See "-- Financing."

Listing and Trading Market....  The Sunburst Common Stock (formerly Company
                                Common Stock) is expected to continue to be listed on the New York Stock Exchange following the Distribution. Following the Distribution, Sunburst's financial results will no longer be consolidated with those of the Company's Franchising Business, and Sunburst's revenues, income and other results of operations will be substantially below those of the Company prior to the Distribution. Accordingly, as a result of the Distribution, the trading price range of Sunburst Common Stock immediately after the Distribution (prior to the effect of the Reverse Stock Split) is expected to be significantly lower than the trading range of Company Common Stock. See "Proposal One:
                                Ratification of The Distribution--The
                                Distribution--The Listing and Trading of
                                Sunburst Common Stock."

Principal Office..............  10770 Columbia Pike, Silver Spring, Maryland
                                20901. Its telephone number is (301) 979-3800.

                        CHOICE HOTELS FRANCHISING, INC.

                         SUMMARY FINANCIAL INFORMATION

  The following table summarizes certain selected historical financial data of Franchising for the three fiscal years ended May 31, 1997. The information set forth below should be read in conjunction with "Proposal One: Ratification of the Distribution--Certain Information Concerning Franchising--Selected Historical Financial Data--Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Combined Financial Statements of Franchising contained elsewhere herein.

                                                      YEAR ENDED MAY 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
                                                    (DOLLARS IN THOUSANDS)
Statement of Income Data
  Revenues....................................... $272,255  $250,654  $212,672
  Operating expense..............................  201,893   216,271   170,706
  Operating income...............................   70,362    34,383    41,966
  Net income.....................................   34,730    11,664    16,228
  Pro forma earnings per share(4)................ $   0.55  $   0.19  $   0.26
Other Data
  EBITDA(2)(3)................................... $ 80,800  $ 69,450  $ 51,534
  Cash flows from operating activities...........   46,448    32,742    37,851
  Cash flows from investing activities...........  (17,871)  (78,499)   (7,733)
  Cash flows from financing activities...........  (28,222)   48,513   (31,261)
  Number of franchised properties (unaudited)....    3,344     3,052     2,835
  Number of rooms (unaudited)....................  335,127   261,456   245,669
  Average royalty rate (unaudited)...............      3.4%      3.3%      3.2%
Balance Sheet Data
  Working capital (unaudited).................... $ (1,359) $ (3,927) $(29,423)
  Total assets...................................  221,473   212,803   189,087
  Notes payable to Parent........................   78,700    78,700    78,700
  Total debt.....................................  125,163   145,315   128,205
  Total investment and advances from (to)
   Parent........................................   57,193    30,532   (12,699)

--------
(1) 1996 includes a pre-tax charge of $24.8 million for impairment of certain long lived assets associated with Franchising's European operations.
(2) EBITDA consists of the sum of net income (loss), interest expense, income taxes, depreciation and amortization and non-cash asset writedowns. EBITDA is presented because such data is used by certain investors to determine Franchising's ability to meet debt service, fund capital expenditures and expand its business. Franchising considers EBITDA to be an indicative measure of operating performance particularly due to the large amount of goodwill and franchise rights amortization. Such information should not be considered an alternative to net income, operating income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP. Cash expenditures (including nondiscretionary expenditures) for various long-term assets, interest expense and income taxes have been, and will be, incurred which are not reflected in the EBITDA presentation and therefore EBITDA does not represent funds available for management's discretionary use. EBITDA presented by Franchising may not be comparable to EBITDA defined and presented by other companies.

(3) 1996 EBITDA excludes a pre-tax charge of $24.8 million for impairment of certain long lived assets associated with Franchising's European operations.

(4) Pro forma earnings per share has been calculated based on the weighted average shares outstanding of its parent Manor Care, Inc. for fiscal year 1995 and fiscal year 1996 of 62,480,000 and 62,628,000, respectively, and its parent Choice Hotels International, Inc. for fiscal year 1997 of 62,680,000.

                 PROPOSAL ONE: RATIFICATION OF THE DISTRIBUTION

                             THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

  The Company's Board of Directors and management have determined, for the reasons set forth below, among others, to separate the Company's Franchising Business from its Hotel Business. On April 28, 1997, the Company's Board of Directors announced its intention to distribute to holders of Company Common Stock all of the outstanding shares of Franchising Common Stock. On April 28, 1997, the high and low sales prices of Company Common Stock as reported on the New York Stock Exchange Composite Tape were $12 3/4 and $12 1/4, respectively. Following the Distribution, the Company will not own any shares of Franchising Common Stock or other capital stock of Franchising, but will have certain contractual relationships with Franchising. See "--Certain Information Concerning Franchising--Relationship Between the Company and Franchising After the Distribution."

  Prior to November 1, 1996, the Company and Franchising were wholly owned subsidiaries of Manor Care, Inc., a Delaware corporation ("Manor Care"). On November 1, 1996, Manor Care contributed all of the stock of Franchising to the Company and then distributed to Manor Care stockholders, on a pro rata basis, all of the stock of the Company (the "Manor Care Spin-off"). Prior to the Manor Care Spin-off, Manor Care was generally engaged, directly and through subsidiaries, in the Franchising Business, the Hotel Business and the health care business. Thus, the Manor Care Spin-off effected the separation of Manor Care's Franchising Business and Hotel Business from its health care business.

  The Board of Directors believes that the proposed Distribution will reduce or eliminate substantial recurring conflicts between the Hotel Business and the Franchising Business which create impediments to the growth of the Company's Hotel Business. The Company currently owns and operates hotels for its account and also enters into franchise relationships with unrelated franchisees who own and operate hotels for their account. As a result, business conflicts between the Hotel Business and the Franchising Business are inevitable, as are franchisee perceptions that the Hotel Business "competes" with the Company's franchisees. Moreover, the potential for conflict is exacerbated due to the large size of the Company's franchise system, and the territorial protections provided by the Company to its franchisees. As a result of these conflicts, the Hotel Business has been forced, on numerous occasions, to relinquish attractive hotel acquisition and development opportunities because of franchisee complaints to Company management that a proposed site and brand posed a competitive threat. Numerous other transactions have not been pursued by the Hotel Business because of concerns raised by management of the Franchising Business regarding potential adverse franchisee reaction. The Company believes that the Distribution will resolve such conflicts.

  The Distribution, by separating the Company's two distinct businesses--hotel franchising and hotel ownership and management--should also facilitate better understanding of these business by the investment community. The Company believes that the consolidation of its service-oriented Franchise Business and capital intensive, ownership-oriented Hotel Business has resulted in confusion and misperception in the investor community about the nature and growth opportunities of the Company's various operations.

  Additionally, the Board of Directors believes that, as part of an independent company with enhanced growth opportunities, the Hotel Business will be better able to attract, retain and effectively motivate skilled professionals in the real estate development area who are compensated in large part based on successfully completing real estate development and acquisition transactions. As an independent company freed of the conflicts which have hindered its growth, the Hotel Business will be able to provide meaningful incentive compensation arrangements to attract, motivate and retain key personnel in the real estate development area.

  These factors led the Board of Directors to initiate consideration in November 1996, in connection with efforts to monetize the Company's owned real estate, of a possible separation of the Franchising Business and the Hotel Business. In developing its recommendation for separating the Hotel Business from the Franchising

Business, management considered and rejected certain alternatives such as asset divestitures, sale leasebacks and joint ventures with third parties because the low tax basis in the Company's hotel properties would cause adverse tax consequences to the Company. Moreover, such alternatives (other than a sale of all of the Company's hotel properties) did not fully accomplish the Board of Directors' objective of fully separating the Hotel Business and the Franchising Business. Based on these considerations, management concluded that the Distribution was the only tax-free way to fully separate the Hotel Business and the Franchising Business. In reaching its determination, management did not consult with any financial advisors. In February 1997, the Board of Directors directed management to prepare for its consideration a recommendation concerning the possible separation of the Franchising Business and the Hotel Business through a spin-off distribution to the Company's stockholders. In April 1997, management presented to the Board of Directors a recommendation to approve the Distribution and the Board of Directors unanimously approved managements's recommendation to effect the Distribution.

  The Distribution Proposals are separately presented in accordance with applicable Securities and Exchange Commission rules and regulations, however, the Board of Directors regards the matters presented in Proposals Two through Four as matters integrally related to the Distribution. As a result, the Board of Directors has determined that the effectiveness of each Distribution Proposal is conditional upon the approval of all of the Distribution Proposals.

  Based on the foregoing, the Company's Board of Directors unanimously recommends that the stockholders vote for all of the Distribution Proposals.

  Stockholders of the Company with inquiries relating to the Distribution should contact the Company's Investor Relations Department at (301) 979-3800. After the Distribution Date, stockholders of Franchising should contact the Franchising Investor Relations Department at (301) 979-5000.

SOLVENCY OPINION

  The Distribution is conditioned upon, among other things, the receipt by the Board of Directors of an opinion of a reputable appraisal or financial advisory firm, in a form satisfactory to the Board of Directors, to the effect that, assuming the Distribution is consummated as proposed: (i) with respect to each of the Company and Franchising, immediately after giving effect to the Distribution (a) the fair value of such company's aggregate assets would exceed such company's total liabilities (including contingent liabilities);
(b) the present fair saleable value of such company's aggregate assets would be greater than such company's probable liabilities on its debts as such debts become absolute and mature; (c) such company would be able to pay its debts and other liabilities (including contingent liabilities) as they mature; and
(d) the capital remaining in such company after the Distribution would not be unreasonably small for the business in which such company is engaged, as management has indicated it is now conducted and is proposed to be conducted following consummation of the Distribution; and (ii) the excess of the value of the aggregate assets of the Company, before consummation of the Distribution, over the total identified liabilities (including contingent liabilities) of the Company would equal or exceed the value of the Distribution to stockholders plus the stated capital of the Company (the "Solvency Opinion"). See "--Conditions; Termination." The Board of Directors has reserved the right to waive the receipt of the Solvency Opinion as a condition to consummation of the Distribution. The Board of Directors may not provide stockholders with notice if receipt of the Solvency Opinion is waived as a condition to consummation of the Distribution; however, the Board of Directors will waive such condition only if the Board of Directors is satisfied as to the solvency of the Company and Franchising and as to the permissibility of the Distribution under Section 170 of the DGCL.

  The Company has engaged American Appraisal Associates, Inc., to provide such an opinion and has agreed to pay American Appraisal a fee of $70,000 for its services (which fee will not be contingent on consummation of the Distribution).

MANNER OF EFFECTING THE DISTRIBUTION

  The general terms and conditions of the Distribution will be set forth in a Distribution Agreement (the "Distribution Agreement") to be entered into by the Company and Franchising prior to the Distribution.

  If the Company's stockholders approve the Distribution Proposals and all other conditions thereto are satisfied (or waived by the Board of Directors), the Distribution will be made on a date to be established by the Board of Directors following the Annual Meeting (the "Distribution Date") to stockholders of record of the Company as of the record date established by the Board of Directors for the Distribution (such date, the "Distribution Record Date"). The Distribution Record Date will be established by the Board of Directors following the Annual Meeting. On the Distribution Date, the Shares will be delivered by the Company to ChaseMellon Shareholder Services, LLP, as the Distribution Agent (the "Distribution Agent"). As soon thereafter as practicable, certificates therefor will be mailed by the Distribution Agent to holders of Company Common Stock as of the Distribution Record Date on the basis of one share of Franchising Common Stock for every share of Company Common Stock held on such date. All shares will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights.

  No holder of Company Common Stock will be required to pay any cash or other consideration for the shares of Franchising Common Stock received in the Distribution or to surrender or exchange shares of Company Common Stock in order to receive Franchising Common Stock.

FEDERAL INCOME TAX ASPECTS OF THE DISTRIBUTION

  The Company has conditioned the Distribution on the receipt of a ruling from the Internal Revenue Service to the effect that, among other things, for federal income tax purposes, the Distribution will qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986 (the "Code"), as amended, and that:

    (1) No gain or loss will be recognized by (and no amount will be included in the income of) holders of Company Common Stock upon the receipt of shares of Franchising Common Stock in the Distribution;

    (2) Provided that on the Distribution Date a holder of Company Common Stock holds such stock as a capital asset, the holding period for the shares of Franchising Common Stock to be received in the Distribution will include the holding period of Company Common Stock with respect to which the Distribution was made;

    (3) A holder's basis in Company Common Stock held immediately before the Distribution will be allocated, based upon relative fair market values at the time of the Distribution, between such Company Common Stock and the shares of Franchising Common Stock received by the stockholder in the Distribution; and

    (4) No gain or loss will be recognized by the Company or Franchising upon the Distribution.

  Application has been made to the Internal Revenue Service for a ruling to the foregoing effect. As of the date hereof, the Internal Revenue Service has not yet issued the ruling requested. The Company believes and has been advised by its outside tax advisors that the positions asserted by the Company in requesting the ruling are consistent with the Code and the rules and regulations promulgated thereunder. However, there is no certainty that the Internal Revenue Service will issue a favorable ruling. If such ruling is not obtained, the Board of Directors' present intention is not to proceed with the Distribution. However, the Board of Directors has reserved the right to waive the receipt of such a ruling as a condition to consummation of the Distribution. The Board of Directors may not provide stockholders with notice if receipt of the tax ruling is waived as a condition to consummation of the Distribution; however, (i) the Board of Directors will waive such condition only if the Board of Directors believes that the receipt of shares of Franchising Common Stock will be tax free and an opinion of counsel is received to that effect and (ii) the Company will notify stockholders if the Company either receives an unfavorable ruling from the Internal Revenue Service or withdraws its request for such ruling prior to the Annual Meeting. See "--Conditions; Termination." For a description of the consequences to the

Company, Franchising and the stockholders if the Distribution were not to qualify as tax free, see "--Risk Factors--Certain Tax Considerations."

  The foregoing summary of material federal income tax consequences of the Distribution does not purport to cover all federal income tax consequences that may apply to all categories of stockholders. Each stockholder should consult its own tax advisor as to the particular consequences of the Distribution to such stockholder, including the application of state, local and foreign tax laws, and the effect of possible changes in tax laws that may affect the tax consequences described above.

LISTING AND TRADING OF FRANCHISING COMMON STOCK

  Currently, there is no public market for Franchising Common Stock. It is the Company's intention that no "when-issued" trading market for Franchising Common Stock will exist prior to the time Franchising's Registration Statement on Form 10 with respect to the Franchising Common Stock (the "Franchising Form 10") is declared effective by the Commission. Prices at which Franchising Common Stock may trade prior to the Distribution (on a "when-issued" basis) or after the Distribution cannot be predicted. Until the Franchising Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which Franchising Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for Franchising Common Stock, investor perception of Franchising and the industry in which Franchising participates, Franchising's dividend policy and general economic and market conditions. Such prices may also be affected by certain provisions of the Franchising Certificate and Franchising Bylaws, as each will be in effect following the Distribution, which may have an antitakeover effect. See "Risk Factors--Dividend Policies" and "Purposes and Antitakeover Effects of Certain Provisions of the Franchising Certificate and Bylaws."

  Franchising intends to list the Franchising Common Stock on the New York Stock Exchange. However, there can be no assurance that the Franchising Common Stock will be accepted for listing on the New York Stock Exchange or any other national stock exchange or market. Franchising initially will have approximately 4,550 stockholders of record based upon the number of stockholders of record of the Company as of July 8, 1997. For certain information regarding options to purchase Franchising Common Stock that will be outstanding after the Distribution, see "--Relationship Between the Company and Franchising After the Distribution--Employee Benefits Allocation Agreement."

  The Company filed a request for no-action letter with the Securities and Exchange Commission on June 8, 1997, setting forth, among other things, the Company's view that the distribution of Franchising Common Stock does not require registration under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the effect of obtaining such no-action letter will be that the distribution of the Franchising Common Stock need not be registered under the Securities Act and shares of Franchising Common Stock distributed to the Company's stockholders in the Distribution will be freely transferable, except for securities received by persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 144 under the Securities Act. Persons who are affiliates of Franchising within the meaning of Rule 144 may not publicly offer or sell the Franchising Common Stock received in connection with the Distribution except pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

LISTING AND TRADING OF SUNBURST COMMON STOCK

  It is expected that the Sunburst Common Stock (formerly Company Common Stock) will continue to be listed and traded on the New York Stock Exchange after the Distribution. Following the Distribution, Sunburst's financial results will no longer be consolidated with those of the Company's Franchising Business, and Sunburst's revenues, income and other results of operations will be substantially below those of the Company prior to the Distribution. Accordingly, as a result of the Distribution, the trading price range of Sunburst Common Stock immediately after the Distribution (prior to the effect of the Reverse Stock Split) is expected to be significantly lower than the trading price range of Company Common Stock, and the combined trading prices of

Sunburst Common Stock and Franchising Common Stock held by stockholders after the Distribution may be less than, equal to or greater than the trading price of Company Common Stock, prior to the Distribution. The prices at which Sunburst Common Stock trades after the Distribution will be determined by the marketplace and may be influenced by many factors, including, among others, the continuing depth and liquidity of the market for Sunburst Common Stock, investor perception of the Hotel Business, Sunburst's dividend policy and general economic and market conditions.

CONDITIONS; TERMINATION

  The Board of Directors has conditioned the Distribution upon, among other things, (i) the Internal Revenue Service having issued a ruling in response to the Company's request in form and substance satisfactory to the Board of Directors; (ii) approval of each of the Distribution Proposals by the Company's stockholders; (iii) the Franchising Common Stock having been approved for listing on the New York Stock Exchange subject to official notice of issuance; (iv) the taking of all actions with respect to the Distribution required or advisable under the Securities Act and the Exchange Act and the rules and regulations promulgated thereto, including the Franchising Form 10 having become effective under the Exchange Act; (v) any third-party consents to the transactions contemplated by the Distribution Proposals having been obtained, except for those the failure of which to obtain would not have a material adverse effect on the Company or Franchising; and (vi) the Board of Directors' receipt of the Solvency Opinion, dated as of the Declaration Date (see "--The Distribution--Solvency Opinion"). Any of these conditions, except for approval of the Distribution Proposals by the Company's stockholders, may be waived in the discretion of the Board of Directors. Even if all the above conditions are satisfied, the Board of Directors has reserved the right to abandon, defer or modify the Distribution or the other elements of the Distribution Proposals at any time prior to the Distribution Date. In the event that, prior to the Annual Meeting, the Board of Directors makes any material changes in the terms of the Distribution or other elements of the Distribution Proposals, the Company will notify stockholders by means of a supplement to this Proxy Statement. Following stockholder approval, the Board of Directors will not waive any of the conditions to the Distribution or make any changes in the terms of the Distribution or the other elements of the Distribution Proposals unless the Board of Directors determines that such changes would not be materially adverse to the Company's stockholders. In determining whether any such changes would be materially adverse to the Company's stockholders, the Board of Directors will consider, as appropriate, advice from its outside advisors as well as the recommendation of management as to the potential impact of such changes on the Company and the Company's stockholders. See "--Relationship Between the Company and Franchising after the Distribution--Distribution Agreement."

INTEREST OF CERTAIN PERSONS IN THE DISTRIBUTION

  Franchising. It is anticipated that upon the Distribution, all of the current members of the Company's Board of Directors except for Paul R. Gould will be appointed to the Board of Directors of Franchising. Additionally, Stewart Bainum, Jr. will serve as Chairman of the Boards of Directors of the Company and Franchising and Frederic V. Malek will be a member of the Boards of Directors of the Company and Franchising. Messrs. Bainum and Bainum, Jr., Ms. Bainum and Messrs. Hazard, Jr., Malek, Petitt and Robertson will each receive from Franchising compensation for serving as a director of Franchising that is substantially the same as the compensation currently received by such persons as directors of the Company. See "--Certain Information Concerning Franchising--Management--Compensation of Directors," and "Proposal Five-- Election of Directors--Compensation of Directors."

  It is further is anticipated that upon the Distribution William R. Floyd will become Vice Chairman and Chief Executive Officer of Franchising; James A. MacCutcheon will become Executive Vice President, Chief Financial Officer and Treasurer of Franchising; Thomas Mirgon will become Senior Vice President, Human Resources of Franchising; Barry L. Smith will become Senior Vice President--Marketing of Franchising; Michael J. DeSantis will become Senior Vice President, General Counsel and Secretary of Franchising; and Joseph M. Squeri will become Vice President--Finance and Controller of Franchising.

  Effective upon the Distribution Date, Franchising is expected to enter into a series of employment agreements with current members of the Company's management as follows. It is expected that Franchising will enter into an employment agreement with Stewart Bainum, Jr., providing for Mr. Bainum, Jr.'s employment as Chairman of the Board of Franchising. Either Franchising or Mr. Bainum may terminate the agreement upon 30 days' prior written notice on the first and second anniversary dates of the agreement. The agreement will provide that Mr. Bainum, Jr. will devote 12.5% of his professional time to the affairs of Franchising, 12.5% of his professional time to the affairs of the Company and the remaining 75% of his professional time to the affairs of Manor Care. The agreement provides for a base salary of $82,044 per annum for services to Franchising and a maximum bonus of 60% of Mr. Bainum, Jr.'s base compensation based upon the performance of Franchising.

  Effective upon the Distribution Date, Franchising is expected to assume employment agreements between the Company and William R. Floyd, James A. MacCutcheon and Thomas Morgan, respectively. For additional discussion of employment agreements between franchising and its management, see "--Certain Information Concerning Franchising--Employment Agreements."


  Sunburst

  Effective upon the Distribution Date, Sunburst is expected to enter into an employment agreement with Donald J. Landry providing for Mr. Landry's employment as Chief Executive Officer of Sunburst. For additional discussion of the employment agreement between Sunburst and Mr. Landry, see "Proposal
Five: Election of Directors--Employment Agreements."

  Outstanding Stock Options

  In connection with the Distribution, Directors and Officers of the Company will have the opportunity to receive options to purchase Franchising Common Stock and/or to retain Company Common Stock as an adjustment to preserve the financial value of their outstanding options to purchase Company Common Stock. For a discussion of the treatment of outstanding options to purchase Company Common Stock in connection with the Distribution, see "--Relationship Between the Company and Franchising After the Distribution--Employee Benefits Allocations Agreement."

                                 RISK FACTORS

CERTAIN FINANCIAL AND OPERATING CONDITIONS

  While the Hotel Business and the Franchising Business have substantial operating histories, Sunburst and Franchising do not have operating histories as separate stand-alone companies. Prior to the Distribution, each of the two businesses had access to the cash flow generated by the other and the Company's credit, which was based on the combined assets of the Hotel Business and the Franchising Business. Subsequent to the Distribution, Sunburst will not have the benefit of either the cash flow generated by, or the assets of, the Franchising Business, and Franchising will not have the benefit of either the cash flow generated by, or the assets of, the Hotel Business.

  Subsequent to the Distribution, each of Sunburst and Franchising will be a smaller and less diversified company than the Company prior to the Distribution. In addition, the division of the Company may result in some temporary dislocation and inefficiencies to the business operations, as well as the organization and personnel structure, of each company. Nevertheless, the Company's Board of Directors believes that separation of the two companies will also result in long-term operating efficiencies by allowing the companies to focus on their respective businesses.

SUBSTANTIAL LEVERAGE AT SUNBURST

  After the Distribution, Sunburst will be a highly leveraged corporation. Assuming that the Distribution had been consummated on May 31, 1997, Sunburst would have had, on a pro forma basis, total long-term indebtedness of approximately $246.8 million (representing approximately 78.6% of its total capitalization) and total stockholders' equity of $67.3 million, compared with the Company's actual long-term indebtedness as of May 31, 1997, before allocation of indebtedness to Franchising of $372.0 million (representing approximately 74.9% of its total capitalization) and total stockholder's equity of $124.5 million.

  Sunburst's Hotel Business is a capital-intensive business and Sunburst will continue to have significant capital requirements in the future. As a highly leveraged corporation, any new financing and refinancing by Sunburst of its existing indebtedness may be at higher interest rates and on less advantageous terms than may have been the case had the Distribution not taken place. For a discussion of the financing for Sunburst expected to be implemented in connection with the Distribution, see "--Financing." This significant degree of leverage could have a potential negative impact on the ability of Sunburst to incur additional debt to fund future expansion. While Sunburst's operating cash flow is expected to be sufficient to cover its expenses, including interest costs, Sunburst may be required to supplement operating cash flow with asset sales, refinancing proceeds, equity offerings or capital spending reductions to meet principal repayment obligations in later years. There can be no assurance that any refinancing or equity offering could be successfully concluded. Any resort to alternative sources of funds may impair Sunburst's competitive position and reduce its cash flow.

  The ability of Sunburst to satisfy its obligations, to reduce its debt and to increase equity will also be dependent upon its future performance, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of Sunburst, affecting the business operations of Sunburst.

CERTAIN TAX CONSIDERATIONS

  The Company has conditioned the Distribution on the receipt of a favorable ruling from the Internal Revenue Service (although the Board of Directors has reserved the right to waive receipt of the ruling as a condition to consummation of the Distribution). The Board of Directors may not provide stockholders with notice if receipt of the tax ruling is waived as a condition to consummation of the Distribution; however, (i) the Board of Directors will waive such condition only if the Board of Directors believes that the receipt of shares of Franchising Common Stock will be tax free and an opinion of counsel is received to that effect, and (ii) the Company will notify stockholders if the Company either receives an unfavorable ruling from the Internal Revenue Service or withdraws its request for such ruling prior to the Annual Meeting. See "The Distribution--

Federal Income Tax Aspects of the Distribution." Such rulings, while generally binding upon the Internal Revenue Service, are subject to certain factual representations and assumptions. If such factual representations and assumptions were incorrect in a material respect, such ruling would be jeopardized. The Company is not aware of any facts or circumstances which would cause such representations and assumptions to be untrue. The Company and Franchising will agree to comply in all material respects with each representation and statement made to a taxing authority in connection with the Distribution to provide further assurances that the Distribution will qualify as tax free. See "--Relationship Between The Company and Franchising After the Distribution--Distribution Agreement."

  If the Distribution were not to qualify under Section 355 of the Code, then in general a corporate tax would be payable by the consolidated group of which the Company is the common parent based upon the difference between (x) the fair market value of the Franchising Common Stock and (y) the adjusted basis of the Franchising Common Stock immediately prior to the Distribution. The corporate level tax would be payable by the Company and could be substantial. Under the consolidated return rules, each member of the consolidated group (including Franchising) is severally liable for such tax liability.

  Furthermore, each holder of Company Common Stock who receives shares of Franchising Common Stock in the Distribution would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of the Franchising Common Stock received, which would result in
(x) a dividend to the extent of such stockholder's pro rata share of the Company's current and accumulated earnings and profits, (y) a reduction in such stockholder's basis in Company Common Stock to the extent the amount received exceeds such stockholder's share of earnings and profits and (z) gain from the exchange of Company Common Stock to the extent the amount received exceeds both such stockholder's share of earnings and profits and such stockholder's basis in Company Common Stock.

NO CURRENT PUBLIC MARKET FOR FRANCHISING COMMON STOCK

  Currently, there is no public market for Franchising Common Stock and there can be no assurances as to the prices at which trading in Franchising Common Stock will occur after the Distribution. Until Franchising Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which Franchising Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for Franchising Common Stock, investor perception of Franchising and the industry in which Franchising participates, Franchising's dividend policy and general economic and market conditions. Franchising intends to list the Franchising Common Stock on the New York Stock Exchange. However, there can be no assurance that the Franchising Common Stock will be accepted for listing on the New York Stock Exchange or any other national stock exchange or market. See "--The Distribution--Listing and Trading of Franchising Common Stock."

CHANGES IN TRADING PRICES OF SUNBURST COMMON STOCK

  It is expected that Sunburst Common Stock (formerly Company Common Stock) will continue to be listed and traded on the New York Stock Exchange after the Distribution. Following the Distribution, Sunburst's financial results will no longer be consolidated with those of the Company's Franchising Business, and Sunburst's revenues, income and other results of operations will be substantially below those of the Company prior to the Distribution. Accordingly, as a result of the Distribution, the trading price range of Sunburst Common Stock immediately after the Distribution (prior to giving effect to the Reverse Stock Split) is expected to be significantly lower than the trading price range of Company Common Stock. Additionally, the combined trading prices of Sunburst Common Stock and Franchising Common Stock held by stockholders after the Distribution may be less than, equal to or greater than the trading price of Company Common Stock prior to the Distribution. See "-- The Distribution--Listing and Trading of Sunburst Common Stock."

  For a description of the Reverse Stock Split to be undertaken by the Company as part of the Distribution and its anticipated impact on the trading price range of Sunburst Common Stock, see "Proposal Two: Amendments to the Restated Certificate of Incorporation of the Company."

CERTAIN ANTITAKEOVER FEATURES

  If the Distribution Proposals are approved and the Distribution is consummated, the Franchising Certificate and Franchising Bylaws will contain several provisions, which are now in effect with respect to the Company and will continue to be in effect with respect to Sunburst, that may make the acquisition of control of Franchising difficult or expensive, or increase the likelihood that incumbent management will retain their positions or hinder a transaction that may be attractive to stockholders. See "--The Distribution-- Certain Information Concerning Franchising--Purposes and Antitakeover Effects of Certain Provisions of the Franchising Certificate and Bylaws."

POTENTIAL CONFLICTS

  Subsequent to the Distribution, the ongoing relationship between Sunburst and Franchising may potentially give rise to conflicts of interests. In connection with the Distribution, (i) Sunburst and Franchising will enter into a Strategic Alliance Agreement pursuant to which Sunburst will grant to Franchising a right of first refusal to franchise lodging properties developed or acquired by Sunburst that Sunburst intends to operate under franchise; Franchising will grant to Sunburst a conditional option to purchase the MainStay Suites hotel system; each of the parties will continue to cooperate with respect to matters of mutual interest, including new product and concept testing for Franchising in hotels owned by Sunburst, and Sunburst will authorize Franchising, in certain circumstances, to negotiate with third party vendors on Sunburst's behalf; (ii) Sunburst and Franchising will be parties to agreements pursuant to which Franchising will provide to Sunburst certain administrative services after the Distribution and (iii) Sunburst, pursuant to certain franchising agreements, will be the largest franchisee of Franchising. See "--Relationship Between the Company and Franchising After the Distribution." With respect to these matters, the potential exists for disagreements as to the quality of the services provided by the parties and as to contract compliance. Nevertheless, the Company believes that there will be sufficient mutuality of interest between the two companies to result in a mutually productive relationship. In addition, Stewart Bainum, Jr. will serve as Chairman of the Board of Directors of both Sunburst and Franchising. Frederick V. Malek will serve as a director of each of Sunburst and Franchising. Messrs. Bainum, Jr. and Malek as well as certain other officers and directors of Sunburst and Franchising will also own shares (and/or options or other rights to acquire shares) in both companies following the Distribution. Appropriate policies and procedures will be followed by the boards of directors of each company to limit the involvement of the overlapping directors (and if appropriate, relevant officers of such companies) in conflict situations, including requiring them to abstain from voting as directors of either Sunburst or Franchising on certain matters which present a conflict between the two companies.

FRAUDULENT TRANSFER CONSIDERATIONS; LEGAL DIVIDEND REQUIREMENTS

  It is a condition to the consummation of the Distribution that the Board of Directors of the Company shall have received a satisfactory opinion regarding the solvency of the Company and the sufficiency under the requirements of
Section 170 of the Delaware General Corporation Law of the Company's net assets following the Distribution. See "The Distribution--Solvency Opinion." The solvency opinion will address certain factual matters relevant to an assessment of the legality of the Distribution under Delaware law, but will not constitute a legal opinion and will not be delivered by a firm qualified to practice law in Delaware. The Company's Board of Directors does not intend to consummate the Distribution unless it is satisfied regarding the solvency of the Company, Franchising and the permissibility of the Distribution under
Section 170 of the Delaware General Corporation Law ("DGCL"). There is no certainty, however, that a court would reach the same conclusion. If a court (for example, in a lawsuit by an unpaid creditor or representatives of creditors) were to find that, at the time the Company effected the Distribution of Franchising, the Company or Franchising, as the case may be,
(i) was insolvent, (ii) was rendered insolvent by reason of the Distribution,
(iii) was engaged in
a business or transaction for which the Company's or Franchising's remaining assets, as the case may be, constituted unreasonably small capital, or (iv) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts matured, such court may be asked to void the Distribution (in whole or in part) as a fraudulent conveyance and require that the stockholders return the special dividend (in whole or in part) to the Company, or require the Company or Franchising, as the case may be, to fund certain liabilities of the other company for the benefit of creditors. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, the Company, Franchising, as the case may be, would be considered insolvent if the fair value of their respective assets were less than the amount of their respective liabilities or if they incurred debt beyond their ability to repay such debt as it matures. In addition, under Section 170 of the DGCL (which is applicable to the Company in the Distribution) a corporation generally may make distributions to its stockholders only out of its surplus (net assets minus capital) and not out of capital.

SIGNIFICANT BAINUM FAMILY INTEREST

  Upon completion of the Distribution, certain members of the Bainum family (including various trusts established by members of the Bainum family) in the aggregate will have the right to vote approximately 34.43% of the outstanding shares of Franchising Common Stock and Sunburst Common Stock. See "--Security Ownership." In addition, Mr. Bainum, Jr. will be a director of Sunburst and Mr. Bainum, Mr. Bainum, Jr. and Ms. Bainum each will be a director of Franchising. As a result, the Bainum family may be in a position to significantly influence the affairs of each of Sunburst and Franchising, including the election of directors.

DIVIDEND POLICIES

  The dividend policies of Sunburst and Franchising will be determined by their respective Boards of Directors following the Distribution. The declaration and payment of dividends by Sunburst will be at the discretion of the Sunburst Board of Directors. The declaration and payment of dividends by Franchising will be at the discretion of the Franchising Board of Directors. The Sunburst Board of Directors and the Franchising Board of Directors intend to re-evaluate their respective dividend policies from time to time in light of their respective companies' results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant. There can be no assurance that any dividends will be paid by either company in the future. The Company currently is prohibited from paying dividends pursuant to the terms of its loan agreement with MNR Finance Corp.

IMPACT OF INFLATION AND OTHER EXTERNAL FACTORS

  Franchising's principal sources of revenues are franchise fees. Franchise fees and revenues from owned and managed hotels can be impacted by two external factors: the supply of hotel rooms within the lodging industry relative to the demand for rooms by travelers, and inflation.

  Although industry-wide supply and demand for hotel rooms recently has been fairly balanced, any excess in supply that might develop in the future could have an unfavorable impact on room revenues at Franchising's franchised hotels either by reducing the number of rooms reserved at Franchising's properties or by restricting the rates hotel operators can charge for their rooms. In addition, an excess supply of hotel rooms may discourage potential franchisees from opening new hotels, unfavorably impacting the franchise fees received by Franchising.

  Although Franchising believes that increases in the rate of inflation will generally result in comparable increases in hotel room rates, severe inflation could contribute to a slowing of the national economy, which could result in reduced travel by both business and leisure travelers. That could lead to less demand for hotel rooms, which could result in a temporary reduction in room rates and fewer room reservations, negatively impacting revenues received by Franchising. A weak economy could also reduce demand for new hotels, negatively impacting the franchise fees received by Franchising.

  Among the other unpredictable external factors which may affect
Franchising's fee revenue stream are wars, airline strikes and severe weather.

FORWARD-LOOKING INFORMATION IS SUBJECT TO RISK AND UNCERTAINTY

  Certain statements contained in this Proxy Statement under the captions "Proxy Statement Summary", "--Risks Factors", "--Certain Information Concerning Franchising--Management's Discussion and Analysis of Financial Condition and Results of Operations", "--Certain Information Concerning Franchising--Business and Properties", "Certain Information Concerning Sunburst--Business and Properties" and elsewhere constitute estimates of future performance or other forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company or Franchising for industry results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among other things: Sunburst's substantial leverage after the Distribution, and its plans to realize cash proceeds through leveraging its remaining assets; Sunburst's plans to make selected strategic investments and acquisitions and develop new hotels; Franchising's plans to expand its international franchise operations; Franchising's plans to market new brands and products; Sunburst's and Franchising's success in implementing their respective business strategies, including their success in arranging financing where required; competition; government regulation; general economic and business conditions; and other factors referenced in this Proxy Statement. These forward-looking statements speak only as of the date of this Proxy Statement. The Company and Franchising expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's or Franchising's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                       RELATIONSHIP BETWEEN THE COMPANY
                    AND FRANCHISING AFTER THE DISTRIBUTION

  For purposes of governing the ongoing relationships between the Company and Franchising after the Distribution Date, and in order to facilitate the transition to two separate publicly-traded companies, the Company and Franchising will enter into agreements setting forth the Company's and Franchising's on-going responsibilities regarding the matters outlined below. The material terms of such agreements are described below and the agreements summarized in this section are included as exhibits to Franchising's Registration Statement on Form 10.

DISTRIBUTION AGREEMENT

  On or prior to the Distribution Date, the Company and Franchising will enter into a Distribution Agreement which provides for, among other things, the principal corporate transactions required to effect the Distribution, the assumption by Franchising of all liabilities relating to the Franchising Business and the allocation between the Company and Franchising of certain other liabilities, certain indemnification obligations of the Company and Franchising and certain other agreements governing the relationship between the Company and Franchising with respect to or in consequence of the Distribution. The Distribution Agreement provides that the Distribution is subject to the prior satisfaction of certain conditions including, among other things, the execution of all ancillary agreements to the Distribution Agreement, certain of which are described below, and the declaration of the Distribution by the Company Board of Directors.

  Subject to certain exceptions, Franchising has agreed to indemnify the Company and its subsidiaries against any loss, liability or expense incurred or suffered by the Company or its subsidiaries arising out of or related to the failure by Franchising to perform or otherwise discharge liabilities allocated to and assumed by Franchising under the Distribution Agreement, and the Company has agreed to indemnify Franchising against any loss, liability or expense incurred or suffered by Franchising arising out of or related to the failure by the Company to perform or otherwise discharge the liabilities retained by the Company under the Distribution Agreement. The foregoing cross-indemnities do not apply to indemnification for tax claims and liabilities, which are addressed in the Tax Sharing Agreement described below. The Distribution Agreement also includes procedures for notice and payment of indemnification claims and provides that the indemnifying party may assume the defense of a claim or suit brought by a third party.

  To avoid adversely affecting the intended tax consequences of the Distribution, the Distribution Agreement provides that each of the Company and Franchising will agree to comply in all material respects with each representation and statement made to any taxing authority in connection with the IRS tax ruling or any other tax ruling obtained by the Company and Franchising in connection with the Distribution.

  The Distribution Agreement also provides that by the Distribution Date, Franchising's Amended and Restated Certificate of Incorporation and Bylaws shall be in the forms attached hereto as Annexes A and B, respectively, and that Franchising and the Company will take all actions which may be required to elect or otherwise appoint, as directors of Franchising, the nine persons indicated herein. See "--Certain Information Concerning Franchising-- Description of Franchising Capital Stock; --Purposes and Antitakeover Effects of Certain Provisions of the Franchising Certificate and Bylaws"; "-- Management."

  The Distribution Agreement also provides that each of the Company and Franchising will be granted access to certain records and information in the possession of the other, and requires the retention of such information in its possession for specified periods and thereafter requires that each party give the other prior notice of its intention to dispose of such information. In addition, the Distribution Agreement provides for the allocation of shared privileges with respect to certain information and requires each of the Company and Franchising to obtain the consent of the other prior to waiving any shared privilege.

  The Distribution Agreement provides that except as otherwise specifically provided, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of the Distribution

Agreement and with the consummation of the transactions contemplated by the Distribution Agreement (including transfer taxes and the fees and expenses of all counsel, accountants and other advisors) shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, the Company shall be obligated to pay the legal, filing, accounting, printing and other out-of-pocket expenditures in connection with the preparation, printing and filing of the Franchising Form 10 Registration Statement.

STRATEGIC ALLIANCE AGREEMENT

  On or prior to the Distribution Date, the Company and Franchising will enter into a Strategic Alliance Agreement pursuant to which: (i) the Company will grant a right of first refusal to Franchising to franchise any lodging property that Sunburst develops or acquires and intends to operate under franchise; (ii) Sunburst will, barring a material change in market conditions, continue to develop Sleep Inns and MainStay Suites hotels so that it will have opened a total of 14 Sleep Inns and 15 MainStay Suites hotels within 48 months of the Distribution Date; (iii) Franchising will grant to Sunburst an option, exercisable under certain circumstances, to purchase the brand names, marks, franchise agreements and other assets of the MainStay Suites hotel system;
(iv) Sunburst and Franchising will continue to cooperate with respect to matters of mutual interest, including new product and concept testing for Franchising in hotels owned by Sunburst; and (v) Sunburst will authorize Franchising to negotiate with third party vendors on Sunburst's behalf for the purchase of certain items. The Strategic Alliance Agreement extends for a term of 20 years with rights of mutual termination on the fifth, tenth and fifteenth anniversaries.

TAX SHARING AGREEMENT

  The Company and Franchising will enter into the Tax Sharing Agreement for purposes of allocating pre-Distribution tax liabilities among Sunburst and Franchising and their respective subsidiaries. In general, Sunburst will be responsible for (i) filing consolidated federal income tax returns for the Sunburst affiliated group and combined or consolidated state tax returns for any group that includes a member of the Sunburst affiliated group, including in each case Franchising and its subsidiaries for the periods of time that such companies were members of the applicable group and (ii) paying the taxes relating to such tax returns to the applicable taxing authorities (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities). Franchising will reimburse Sunburst for the portion of such taxes that relates to Franchising and its subsidiaries, as determined based on their hypothetical separate company income tax liabilities. Sunburst and Franchising have agreed to cooperate with each other, and to share information, in preparing such tax returns and in dealing with other tax matters.

EMPLOYEE BENEFITS ALLOCATION AGREEMENT

  On or prior to the Distribution Date, the Company and Franchising will enter into an Employee Benefits and Other Employment Matters Allocation Agreement (the "Employee Benefits Allocation Agreement"). The Employee Benefits Allocation Agreement provides for the allocation subsequent to the Distribution of employee benefits, as they relate to employees who remain employed by Sunburst or its subsidiaries ("Sunburst Employees") after the Distribution and employees who are employed by Franchising or its subsidiaries after the Distribution ("Franchising Employees"). During the period beginning on the Distribution Date and ending on December 31, 1997, Franchising shall pay to Sunburst, on a monthly basis, a payment equal to 1.9% of the payroll for all Franchising Employees. In consideration thereof, during such period, Sunburst will assume all responsibility for all funding obligations and current plan year matching contributions attributable to certain retirement and savings plans specified in the Employee Benefits Allocation Agreement. During the same period, Franchising will also pay to Sunburst a monthly fee of $216 for each Franchising Employee receiving services and benefits under a Sunburst medical plan. Sunburst shall be responsible for all liabilities and obligations related to claims incurred through December 31, 1997 in respect of Sunburst Employees and Franchising Employees (whether such claims are assessed before or after December 31, 1997) under any Sunburst welfare plan and, with respect to pre-tax medical and dependent care programs, will retain any funds remaining on January 1, 1998. Pursuant to the Employee Benefits Allocation Agreement, Sunburst will continue sponsorship of the various Company profit sharing plans, stock plans and health and welfare plans with respect to Sunburst Employees. Franchising will establish a number of plans which will allow Franchising to provide to its employees substantially the same benefits currently provided to them as employees of the Company. With respect to each Company profit sharing and retirement plan, Sunburst shall transfer to Franchising on or before January 1, 1998, an amount representing the present value of the full accrued benefit of all Franchising Employees who had earned a benefit under any such Company plan. The Employee Benefits Allocation Agreement provides for cross-guarantees between Sunburst and Franchising with respect to the payment of benefits under certain plans and for cross-indemnification with respect to pre-Distribution employment-related claims.

  The Employee Benefits Allocation Agreement also provides for the adjustment of outstanding options to purchase shares of Company Common Stock held by Company Employees, Franchising Employees and employees of Manor Care who hold such options as a result of the Manor Care Spin-off. On the Distribution Date, each Company Employee and Franchising Employee holding an incentive stock option to purchase Company Common Stock will receive, for each such option, a conversion award consisting of an incentive stock option to purchase the common stock of such employee's employer after the Distribution (i.e., Franchising Common Stock for Franchising Employees and Sunburst Common Stock for Sunburst Employees), with the number of shares that may be acquired and the option price adjusted pursuant to a formula designed to preserve the financial value of the options. Each Sunburst Employee and Franchising Employee holding a non-qualified option to purchase Company Common Stock that has vested on or prior to the Distribution Date may make a one-time election to choose a conversion award consisting of an option to acquire any percentage combination of Sunburst Common Stock and Franchising Common Stock with the number of shares and the exercise price adjusted so as to preserve the financial value of the outstanding option. Each Sunburst Employee and Franchising Employee holding a non-qualified option to purchase Company Common Stock that has not vested on or prior to such date will receive a conversion award of which one-half of the financial value of which will comprise an option to acquire shares of common stock of such employee's employer after the Distribution, and one-half of the financial value of which will comprise an option to acquire a pro rata combination of shares of Sunburst Common Stock and Franchising Common Stock.

  On the Distribution Date, each employee of Manor Care holding vested nonqualified options to purchase shares of Company Common Stock may make a one-time election to choose a conversion award consisting of an option to acquire any percentage combination of Sunburst Common Stock and Franchising Common Stock with the number of shares and the exercise price adjusted so as to preserve the financial value of the outstanding options. Manor Care employees holding unvested non-qualified options to purchase shares of Company Common Stock will receive a conversion award consisting of an option to purchase shares of Sunburst Common Stock and an option to purchase shares of Franchising Common Stock, with the number of shares that may be acquired under, and the option price of, each option set pursuant to a formula designed to allocate the financial value of the outstanding option based on the relative stock values immediately following the Distribution.

LEASE AGREEMENTS

  On or prior to the Distribution Date, the Company and Franchising will enter into a agreement with Manor Care amending the terms of the Gaithersburg Lease to add Franchising as a guarantor of Sunburst's obligations under the Gaithersburg Lease. Also on or prior to the Distribution Date, the Company and Franchising will enter into a sublease agreement with respect to the Silver Spring Lease. It is currently expected that Franchising will sublease approximately 54.3% of the office space available under the Silver Spring Lease with financial terms approximately equal (on a square foot basis) to the terms of the Silver Spring Lease.

TRANSITIONAL SERVICE AGREEMENTS

  On or prior to the Distribution Date, the Company and Franchising will enter into a number of agreements pursuant to which Franchising will provide certain continuing services to Sunburst for a transitional period. Such services will be provided on market terms and conditions. Subject to the termination provisions of the specific agreements, Sunburst will be free to procure such services from outside vendors or may develop an in-house capability in order to provide such services internally. Management believes that these agreements are based on commercially reasonable terms including pricing and payment terms. The primary transitional services agreements are summarized below.

  Pursuant to the Employee Benefits Administration Agreement, Franchising will provide certain benefits, compensation and other services. Such other services may include benefit plan administration and accounting, COBRA administration, regulatory compliance and certain fiduciary services. Pursuant to the Tax Administration Agreement, Franchising will provide certain sales, use, occupancy, real and personal property tax return administration, audit and appeals services for Sunburst. Pursuant to the Vehicle Lease Agreement, Franchising will provide the use of certain vehicles to Sunburst.

AMENDMENT TO AGREEMENTS WITH MANOR CARE

  Prior to November 1, 1996, the Company and Franchising were wholly-owned subsidiaries of Manor Care. On November 1, 1996, Manor Care effected the Manor Care Spin-off. In connection with the Manor Care Spin-off the Company and Manor Care entered into various agreements setting forth the Company's and Manor Care's on-going responsibilities regarding various matters. See "Proposal Five: Election of Directors--Certain Relationships and Transactions." In connection with the Distribution, certain of these agreements will be amended to allocate certain of the Company's rights and responsibilities thereunder between Franchising and Sunburst.

FRANCHISE AGREEMENTS

  The Clarion, Comfort, Econo Lodge, Sleep Inn, Quality, MainStay Suites and Rodeway marks are each owned by Franchising. Each property currently owned by the Company is subject to a franchise agreement between Franchising and the Company, as franchisee (the "Franchise Agreements"). Such agreements (the material terms of which are described below) will remain in place between Sunburst and Franchising after the Distribution.

  Term. Each Franchise Agreement has an initial term of 20 years, except the agreement for Tempe, Arizona which is a year to year agreement. The Franchise Agreements have varying original dates, from 1982 through 1996. Certain Franchise Agreements allow for unilateral termination by either party on the 5th, 10th, or 15th anniversary of the Franchise Agreement.

  Termination by Sunburst. Sunburst (except with respect to one property as described below) may terminate a Franchise Agreement if Franchising defaults on its material obligations under such Franchise Agreement and fails to cure such defaults within 30 days following written notice. The Franchise Agreement with respect to the Quality Hotel--Arlington (the "Non-Standard Franchise Agreement") does not allow Sunburst to terminate such Franchise Agreement.

  Termination by Franchising. Franchising (except with respect to the Non-Standard Franchise Agreement) may suspend or terminate a Franchise Agreement at any time, if, among other things, Sunburst (a) fails to submit reports when due; (b) fails to pay amounts due under such Franchise Agreement; (c) fails to pay its debts generally as they become due; or (d) receives two or more notices of default for similar reasons for any 12 month period. Franchising (except with respect to the Non-Standard Franchise Agreement) may terminate a Franchise Agreement immediately upon notice to Sunburst if, among other things, (a) certain bankruptcy events occur with respect to Sunburst; (b) Sunburst loses possession or the right to possession of the Property; (c) Sunburst breaches transfer restrictions in the related Franchise Agreement;
(d) any action is taken to dissolve or liquidate Sunburst; or (e) there is a threat or danger to the public health and safety in the continued operation of the Property. If a Franchise Agreement is terminated by Franchising for any of the reasons discussed in the immediately preceding two sentences, Sunburst is required to pay liquidated damages equal to the product of (i) the average monthly gross room revenue for the preceding 12 months, multiplied by (ii) the royalty fee percentage (more fully described below), multiplied by
(iii) the number of months unexpired under the term of the related Franchise Agreement (in no event less than $21-$50 multiplied by the specified room count).

  The Non-Standard Franchise Agreement has termination provisions similar to those in the other Franchise Agreements. Franchising may terminate the Non-Standard Franchise Agreement immediately upon notice to Sunburst if, among other things, (a) certain bankruptcy events occur with respect to Sunburst;
(b) certain breaches of the related agreements are not remedied; (c) any action is taken to dissolve or liquidate Sunburst; or (d) legal proceedings against Sunburst are not dismissed within a certain period of time. Upon termination, the Franchise Agreement for the Rodeway Inn-Phoenix (Tempe) calls for liquidated damages of the greater of (i) $50,000 and (ii) the sum of the previous two years of fees paid by the licensee.

  Fees. The Franchise Agreements require the payment of certain fees and charges, including the following: (a) a royalty fee of between 1.93% to 5.0% of monthly gross room revenues; (b) a marketing fee of between 0.7% and 2.5% plus $0.28 per day multiplied by the specified room count; and (c) a reservation fee of 0.88% to 1.75% of monthly gross room revenues (or 1% of monthly gross room revenues plus $1.00 per room confirmed through Choice's reservation system). The marketing fee and the reservation fee are subject to reasonable increases during the term of the franchise if Franchising raises such fees uniformly among all its franchisees, generally. Late payments (i) will be a breach of the Franchise Agreement and (ii) will accrue interest from the date of delinquency at a rate of 1.5% per month or portion thereof.

  Certain Covenants. The Franchise Agreements impose certain affirmative obligations upon Franchising including: (a) to lend the Franchisor an operations manual; (b) to utilize money collected from marketing and reservation fees to promote those aspects of the franchise business; and (c) to periodically inspect the Property. The Franchise Agreements also impose affirmative obligations upon Sunburst including: (a) to participate in a specified reservation system; (b) to keep and comply with the up-to-date version of Franchising's rules and regulations for properly running the specified franchise; (c) to prepare monthly financial and other records; (d) to not interfere with the franchised mark(s) and Franchising's rights thereto, and (e) to maintain certain specified insurance policies.

  Assignments. Sunburst is prohibited from directly or indirectly selling, assigning, transferring, conveying, pledging or mortgaging its interest in the Franchise Agreement, or any equity interest in such franchise interests without the consent of Franchising except that, among other things, certain percentages of ownership interests in Sunburst may be transferred without Franchising's consent. Franchising's consent to such transfers, will not be given unless, among other things: (a) all monetary obligations due under the Franchise Agreement are paid to Franchising; (b) no defaults under the Franchise Agreement remain uncured; (c) the transferee agrees in writing to upgrade the related Property to the then-current standards; and (d) the transferee agrees to remain liable for all obligations under the Franchise Agreement so transferred.

  Franchising is permitted to assign all or any part of its rights or obligations under the Franchise Agreements. However, the Franchise Agreements (with the exception of the Non-Standard Franchise Agreement) do not permit Franchising to absolve itself from the obligations that it transfers under the Franchise Agreement. Upon the assignment of Franchising's obligations under the Non-Standard Franchise Agreement, Franchising will no longer be liable with respect to the obligations it so transfers.

NONCOMPETITION AGREEMENT

  The Company and Franchising will enter into a noncompetition agreement that defines the rights and obligations with respect to certain businesses to be operated by Sunburst and Franchising. Under the noncompetition agreement, for a period of five years from the Distribution, subject to the exceptions set forth below, Sunburst will be prohibited from conducting any business that competes with the Franchising Business. Sunburst will also be prohibited from acquiring any entity conducting a business that competes with the Franchising Business, with certain exceptions outlined below, unless, prior to such acquisition, Sunburst offers to sell such competing business to Franchising on substantially the same terms and conditions; provided, however, that Sunburst will not be required to make such an offer to Franchising where the competing business is not readily divisible from other businesses permitted to be held or acquired by Sunburst and the gross sales from such competing business for the 12 months prior to such acquisition do not exceed the greater of $1,000,000 or 5% of gross sales of the businesses to be acquired. Subject to the foregoing, however, the noncompetition agreement will not prohibit Sunburst from engaging in the following activities: (i) any activities otherwise permitted under the Strategic Alliance Agreement, (ii) the ownership of up to 5% of the equity interests of a publicly-traded entity that competes with the Franchising Business, (iii) the ownership of equity interests of any entity that competes with the Franchising Business, if (A) the competing business does not comprise such entity's primary business, (B) the gross sales of such entity for the prior 12 months attributable to such competing business does not exceed 20% of such entity's consolidated gross sales, and (C) neither the fair market value of, nor the value, if any, attributed by the acquisition agreement to, the competing business is in excess of $5,000,000 (as adjusted for increases to the Consumer Price Index during the term).

  During the term of the noncompetition agreement, subject to the exceptions set forth below, Franchising will be prohibited from conducting any business that competes with the Hotel Business. Franchising will also be prohibited from acquiring any entity conducting a business that competes with the Hotel Business, with certain exceptions outlined below, unless, prior to such acquisition, Franchising offers to sell such competing business to Sunburst on substantially the same terms and conditions; provided, however, that Franchising will not be required to make such an offer to Sunburst where the competing business is not readily divisible from other business permitted to be held or acquired by Franchising and the gross revenues from such competing business for the 12 months prior to such acquisition do not exceed the greater of $1,000,000 or 5% of gross sales of the businesses to be acquired. Subject to the foregoing, however, the noncompetition agreement will not prohibit Franchising from the following activities: (i) any activities otherwise permitted under the Strategic Alliance Agreement, (ii) the ownership of up to 5% of the equity interests of a publicly-traded entity that competes with the Hotel Business, (iii) the ownership of equity interests of any entity that competes with the Hotel Business, if (A) the competing business does not comprise such entity's primary business, (B) the gross revenue of such entity for the prior 12 months attributable to such competing business does not exceed 20% of such entity's consolidated gross sales, and (C) neither the fair market value of, nor the value, if any, attributed by the acquisition agreement to, the competing business is in excess of $5,000,000 (as adjusted for increases to the Consumer Price Index during the term).

                                   FINANCING

SUNBURST

  As part of the Distribution, it is estimated that Sunburst will be allocated approximately $250.0 million of long-term indebtedness, including (i) approximately $117.0 million of commercial mortgage backed securities, with respect to which an affiliate of Sunburst is the obligor and (ii) a Subordinated Term Note in the amount of $115.0 million to Franchising (the "Term Note"). The Term Note will not have any prepayment penalties. It is also expected that on or prior to the Distribution Date, Sunburst will enter into a revolving credit facility (the "Sunburst Credit Facility").

  Sunburst currently is negotiating a commitment from a bank lender pursuant to which such lender, together with other financial institutions, will, from and after the Distribution Date, provide Sunburst with a senior secured revolving credit facility in an aggregate principal amount of $75.0 million. The Sunburst Credit Facility will have a maturity of three years. Depending on the type of loan requested by Sunburst and upon certain specified financial ratios, interest on the loans will accrue at a rate based on LIBOR, certificate of deposit rates, prime rates or federal funds rates. A portion of the Sunburst Credit Facility not in excess of a specified percentage of the maximum borrowing base shall be available for the issuance of letters of credit. The Sunburst Credit Facility will be secured by a first priority pledge of certain of the capital stock held by Sunburst or any of its subsidiaries. Upon consummation of the Distribution, approximately $18.0 million will be drawn by Sunburst under such facility, and together with the $115.0 million of proceeds realized under the Term Note, will be used to repay $96.0 million in bank debt and the $37.0 million of Sunburst's allocable portion of the debt outstanding to an affiliate of Manor Care (the "Manor Care Note"). The remaining availability under the Sunburst Credit Facility will be used for working capital, subject to certain borrowing base availability limits, and general corporate purposes.

  The Sunburst Credit Facility is expected to contain customary covenants that will, among other things, restrict the ability of Sunburst and its subsidiaries to make certain investments, incur debt, change its line of business, dispose of assets, create liens, enter into transactions with affiliates and otherwise restrict certain corporate activities. In addition, the Sunburst Credit Facility will contain, among other financial covenants, requirements that Sunburst maintain specified financial ratios, including minimum net worth, maximum leverage and minimum interest coverage. The Sunburst Credit Facility is also expected to contain representations and warranties of Sunburst and its subsidiaries and contain conditions to funding customary in credit facilities of this type.

  In the event that Sunburst is unable to establish the credit facility, Franchising will provide Sunburst with a senior revolving credit facility on comparable terms.

  It is expected that the Term Note will have a maturity of five years, and will accrue interest at a rate equal to 500 basis points above the interest rate on a 5-year U.S. Treasury Note. The Term Note will contain restrictive covenants substantially equivalent to those contained in the Sunburst Credit Facility and will also contain subordination provisions.

FRANCHISING

  As part of the Distribution, Franchising will be allocated $125.0 million of the Company's long-term indebtedness, including approximately (i) $78.7 million of indebtedness under the Manor Care Note and (ii) $32.9 million related to foreign borrowings and other bank debt. It is expected that Franchising will repay this indebtedness, as of the Distribution, with proceeds available under a credit facility which Franchising intends to enter into on or prior to the Distribution Date (the "Franchising Credit Facility").

  Franchising currently is negotiating a commitment from a bank lender pursuant to which such lender, together with other financial institutions, will, from and after the Distribution Date, provide Franchising with a senior term loan and a senior competitive advance and multicurrency revolving credit facility in an aggregate principal amount of $300.0 million. The Franchising Credit Facility will have a maturity of five years. The term loan portion of the Franchising Credit Facility will amortize on a quarterly basis in specified annual amounts until maturity. Depending on the type of loan requested by Franchising and on certain specified financial ratios, interest on the loans will accrue at a rate based on LIBOR, certificate of deposit rates, prime rates or federal fund rates. A portion of the revolving credit facility not in excess of $10.0 million shall be available for the issuance of letters of credit. Upon consummation of the Distribution, approximately $226.6 million will be drawn under the Franchising Credit Facility, representing $115.0 million disbursed to Sunburst under the Term Note plus $111.6 million to refinance obligations allocated to Franchising. The remaining availability under the Credit Facility will be used for working capital and general corporate purposes.

  The Franchising Credit Facility is expected to contain customary covenants that will, among other things, restrict the ability of Franchising and its subsidiaries to make certain investments, incur debt, change its line of business, dispose of assets, create liens, enter into transactions with affiliates and otherwise restrict certain corporate activities. In addition, the Franchising Credit Facility will contain, among other financial covenants, requirements that Franchising maintain specified financial ratios, including minimum net worth, maximum leverage and minimum interest coverage. The Franchising Credit Facility is also expected to contain representations and warranties of Franchising and its subsidiaries and contain conditions to funding customary in credit facilities of this type.

                             ACCOUNTING TREATMENT

  The historical combined financial statements of Franchising present its financial position, results of operations and cash flows as if it were a separate entity owning and operating the Franchising Business for all periods presented. The Company's historical basis in the assets and liabilities of Franchising has been carried over.

                       POST-DISTRIBUTION DIVIDEND POLICY

  The dividend policies of Sunburst and Franchising will be determined by their respective Boards of Directors following the Distribution. The Company currently is prohibited from paying dividends pursuant to the terms of its loan agreement with MNR Finance Corp. It is expected that the Sunburst Credit Facility and the Franchising Credit Facility will restrict the ability of Sunburst and Franchising, respectively, to pay dividends. See "--Financing."

                  CERTAIN INFORMATION CONCERNING FRANCHISING

PRO FORMA FINANCIAL DATA

  The following unaudited Pro Forma Combined Statement of Income of Franchising gives effect to (i) the Manor Care Distribution and related transactions and (ii) the Distribution and related transactions as if the foregoing had occurred on June 1, 1996. The pro forma financial data is provided for information purposes only and does not purport to be indicative of the results that actually would have been obtained if the Manor Care Distribution and related transactions and the Distribution and related transactions had been effected on the date indicated or of those results that may be obtained in the future. There were no adjustments required to the Pro Forma Combined Statements as of May 31, 1997 as a result of the Distribution.

                    PRO FORMA COMBINED STATEMENT OF INCOME
                        FOR THE YEAR ENDED MAY 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      MANOR CARE
                                                     DISTRIBUTION
                                         HISTORICAL ADJUSTMENTS(A)  PRO FORMA
                                         ---------- --------------  ---------
Revenues
  Royalty fees..........................  $95,157                    $95,157
  Marketing and reservation fees........  104,216                    104,216
  Product sales.........................   23,643                     23,643
  European hotel operations.............   17,737                     17,737
  Initial franchise fees................   14,250                     14,250
  Other.................................   17,252                     17,252
                                          -------      -------       -------
    Total revenues......................  272,255                    272,255
                                          -------      -------       -------
Operating Expenses
  Marketing and reservation.............  101,421                    101,421
  Selling, general and administrative...   51,102                     51,102
  Product cost of sales.................   22,766                     22,766
  European hotel operations.............   16,166                     16,166
  Depreciation and amortization.........   10,438                     10,438
                                          -------      -------       -------
    Total operating expenses............  201,893      $ 3,400 (b)   205,293
                                          -------      -------       -------
    Operating income....................   70,362       (3,400)       66,962
                                          -------      -------       -------
OTHER
  Interest on notes payable to Manor
   Care.................................    7,083                      7,083
  Interest and other, net...............    3,704                      3,704
                                          -------      -------       -------
    Total other expenses................   10,787                     10,787
                                          -------      -------       -------
  Income before income taxes............   59,575       (3,400)       56,175
  Income taxes..........................  (24,845)       1,343 (c)   (23,502)
                                          -------      -------       -------
  Net income............................  $34,730      $(2,057)      $32,673
                                          =======      =======       =======
  Net income per share..................                             $  0.52 (d)
                                                                     =======

--------
(a) Reflects the effect of the Manor Care Distribution and related transactions.

(b) Reflects the net additional costs associated with staffing of accounting, finance, cash management, risk management, human resources and legal personnel, incremental rental costs and the payment of certain consulting fees to Manor Care.
(c) Represents the income tax impact of pro forma adjustments at statutory rates.
(d) Pro forma income per share is computed by dividing pro forma net income by the pro forma weighted average number of outstanding common shares, aggregating 62.7 million in fiscal year 1997. The pro forma weighted average number of outstanding common shares is based on Manor Care's weighted average number of outstanding common shares for the period June 1, 1996 through October 31, 1996 and the Company's weighted average number of shares for the period November 1, 1996 through May 31, 1997.

SELECTED HISTORICAL FINANCIAL DATA

  The following table presents selected historical combined financial data of Franchising for the five fiscal years ended May 31, 1997.

  The combined financial statements of Franchising include the assets and liabilities, revenues and expenses of the Franchising Business, including the ownership and operation of 14 hotel properties in France, Germany and the United Kingdom. The Franchising combined financial statements include certain allocations of overhead expenses incurred by the Company, and prior to November 1, 1996 incurred by Manor Care, that support the Franchising Business. In management's opinion, these allocations were made on a reasonable basis, however, such allocations may not be indicative of the level of expenses which will be incurred by Franchising after the Distribution. The expenses were generally allocated based upon specific identification and estimates of the relative time devoted to supporting Franchising.

  The combined income statement data for 1993 and the balance sheet data for 1993 and 1994 have been derived from unaudited combined financial statements of Franchising which, in the opinion of management, include all material adjustments necessary for those periods and were prepared as if Franchising were a separate entity for all periods presented. The historical combined financial data is not necessarily indicative of Franchising's future results of operations or financial condition. The data set forth below should be read in conjunction with the unaudited Pro Forma Financial Data and the notes thereto of Franchising; the audited Combined Financial Statements of Franchising and the notes thereto; and Management's Discussion and Analysis of Financial Condition and Results of Operations of Franchising included elsewhere in this Proxy Statement. For a discussion of the basis of presentation of the Franchising Combined Financial Statements, see the "Basis of Presentation" in the Notes to the Franchising Combined Financial Statements.

                        CHOICE HOTELS FRANCHISING, INC.

                      SELECTED HISTORICAL FINANCIAL DATA

                                        YEAR ENDED MAY 31,
                          -----------------------------------------------------
                            1997      1996        1995      1994       1993
                          --------  --------    --------  --------  -----------
                                          (IN THOUSANDS)
                                                                    (UNAUDITED)
Statement of Income Data
 Revenues................ $272,255  $250,654    $212,672  $184,866   $143,054
 Operating expenses:
  Marketing and
   reservation...........  101,421    96,246      81,545    74,149     57,631
  Selling, general and
   administrative........   51,102    45,196      45,589    49,529     46,187
  Product cost of sales..   22,766    20,709      13,882    11,977      6,999
  European hotel
   operations............   16,166    17,521      17,922    10,263        --
  Depreciation and
   amortization..........   10,438    11,839      11,768    10,825      9,182
  Provision for asset
   impairment............      --     24,760(1)      --        --         --
                          --------  --------    --------  --------   --------
   Total operating
    expenses.............  201,893   216,271     170,706   156,743    119,999
                          --------  --------    --------  --------   --------
 Operating income........   70,362    34,383      41,966    28,123     23,055
                          --------  --------    --------  --------   --------
Other
 Interest expense on
  notes payable to Manor
  Care...................    7,083     7,083       7,083     7,083      7,083
 Minority interest
  expense................      --      1,532       2,200     1,476        900
 Interest and other,
  net....................    3,704     4,791       3,672     3,591        145
                          --------  --------    --------  --------   --------
   Total other expenses..   10,787    13,406      12,955    12,150      8,128
                          --------  --------    --------  --------   --------
Income before income
 taxes...................   59,575    20,977      29,011    15,973     14,927
Income taxes.............  (24,845)   (9,313)    (12,783)   (7,372)    (6,422)
                          --------  --------    --------  --------   --------
Net Income............... $ 34,730  $ 11,664    $ 16,228  $  8,601   $  8,505
                          ========  ========    ========  ========   ========
Pro forma earnings per
 share................... $   0.55  $   0.19    $   0.26  $   0.14   $   0.15
                          ========  ========    ========  ========   ========
Balance Sheet Data
 Total assets............ $221,473  $212,803    $189,087  $173,646   $170,815
 Notes payable to Manor
  Care................... $ 78,700  $ 78,700    $ 78,700  $ 78,700   $ 78,700
 Total debt.............. $125,163  $145,315    $128,205  $126,294   $122,909
 Total liabilities....... $164,280  $182,271    $201,786  $169,237   $144,982
 Total investments and
  advances from (to)
  Parent................. $ 57,193  $ 30,532    $(12,699) $  4,409   $ 25,833

--------
(1) In 1996 Franchising recorded a pre-tax charge of $24.8 million for impairment of long lived assets associated with Franchising's European operations.
(2) Pro forma earnings per share has been calculated based on the weighted average shares outstanding of its parent Choice Hotels International, Inc. for fiscal year 1997 of 62,680,000 and its parent Manor Care, Inc. for fiscal years 1996, 1995, 1994 and 1993 of 62,628,000, 62,480,000,
    60,524,000 and 57,316,000, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Franchising is one of the largest hotel franchisors in the world with 3,344 hotels open and 820 under development representing 355,127 rooms in 33 countries. Franchising franchises hotels under the Comfort, Quality, Econo Lodge, Sleep, Clarion, Rodeway and MainStay Suites brand names.

  The principal factors that affect Franchising's results are: growth in the number of hotels under franchise; occupancies and room rates achieved by Franchising's brands; the number and relative mix of franchised hotels; and Franchising's ability to manage costs. The number of rooms at franchised properties and occupancies and room rates at those properties significantly affect Franchising's results because franchise royalty fees are based upon room revenues at franchised hotels. Increases in franchise fee revenues have a disproportionate impact on Franchising's operating margin due to the lower incremental costs associated with these revenues.

 Comparison of Fiscal Year 1997 Operating Results and Fiscal Year 1996 Operating Results

  Franchising recorded net income of $34.7 million for the year ended May 31, 1997 ("fiscal 1997"), an increase of $23.0 million, compared to net income of $11.7 million for the year ended May 31, 1996 ("fiscal 1996"). Fiscal 1996 results include a $24.8 million asset impairment charge related to Franchising's European hotel operations. Exclusive of this charge, fiscal 1996 net income was $26.7 million. The increase in net income for fiscal 1997 was primarily attributable to an increase in franchise revenue as a direct result of the addition of new licensees to the franchise system and improvements in the operating performance of franchised hotels.

  Combined revenues increased $21.6 million (or 8.6%) to $272.3 million in fiscal 1997 from $250.7 million in fiscal 1996.

  Franchise Operating Revenues. In operating the franchise business, Franchising collects marketing and reservation fees and assessments from its franchisees. Franchising is contractually obligated to disburse these fees for marketing and reservation activities to be provided on behalf of its franchisees. Management, therefore, analyzes its franchise business based on revenues net of marketing and reservation fees ("net franchise revenue") and expenses net of marketing and reservation expenses ("net franchise expenses").

  Net franchise revenues include base royalty fees, initial fees earned on contracts signed and other revenues, including strategic vendor fees. Net franchise revenues are dependent upon growth in the number of franchised properties as well as the underlying performance of franchised hotels for continued growth. The key industry standard for measuring hotel operating performance is RevPAR, which is calculated by multiplying the percentage of occupied rooms by the average daily room rate realized.

  Net franchise revenues were $126.7 million for fiscal 1997 and $110.6 million for fiscal 1996. Royalties increased $9.0 million to $95.2 million from $86.2 million in fiscal 1996, an increase of 10.4%. The increase in royalties is attributable to a net increase of 292 franchisees during the period representing an additional 21,578 rooms added to the system, an improvement in domestic RevPAR of 2.9% and an increase in the effective royalty rate of the domestic hotel system to 3.43% from 3.34%. Domestic initial fee revenue generated from franchise contracts signed increased 14.8% to $14.0 million from $12.2 million in fiscal 1996. Total franchise agreements signed in fiscal 1997 were 495, up 13.5% from the total contracts signed in fiscal 1996 of 436. Revenues generated from strategic vendor relationships increased to $6.1 million from $1.8 million in fiscal 1996. This revenue relates to agreements that provide preferred vendors access to Franchising's licensees.

  Franchise Operating Expenses. The cost to operate the franchising business is reflected in selling, general and administrative expenses. Combined selling, general and administrative expenses were $51.1 million in fiscal 1997, an increase of $5.9 million from the fiscal 1996 total of $45.2 million. $4.8 million of the increase was directly attributable to additional costs of operating as an independent company apart from Manor Care. These additional costs are primarily additional staffing, incremental rental expenses, and consulting fees as Franchising assumed certain administrative tasks previously provided by Manor Care. The remaining increases in selling, general and administrative expenses were primarily due to additional personnel to support company growth and new company initiatives. Exclusive of the $4.8 million increase resulting from the Manor Care Distribution, as a percentage of net franchise revenues, selling, general and administrative expenses declined to 36.5% in fiscal 1997 from 40.9% in fiscal 1996. The improvement in the franchising margins relates to the economies of scale generated from operating a larger franchisee base and improvements in franchised hotel performance.

  Product Sales. Sales made to franchisees through Franchising's group purchasing program increased $2.1 million to $23.6 million in fiscal 1997 from $21.6 million in fiscal 1996. The group purchasing program utilizes bulk purchases to obtain favorable pricing from third party vendors for franchisees ordering similar products. Franchising acts as a "clearing-house" between the franchisee and the vendor, and orders are shipped directly to the franchisee.

  Similarly, product cost of sales increased $2.1 million (or 9.9%) in fiscal 1997. The product services margins decreased in fiscal 1997 to 3.7% from 4.0% in fiscal 1996. This purchasing program is provided to the franchisees as a service and is not expected to be a major component of Franchising's profitability.

  European Hotel Operations. Franchising owns or operates 14 hotels in Germany, France and Great Britain. Total revenues at Franchising's owned hotel operations in Europe declined to $17.7 million in fiscal 1997 from $19.6 million in fiscal 1996. Operating margins at the hotels declined to 8.9% in fiscal 1997 from 10.6% in fiscal 1996. The decline in revenue and operating performance reflects the difficult economic and competitive climates in which a number of the European hotels operate. Franchising is pursuing strategies with the objective of improving the profitability of the hotels including, among others, divestiture, strategic alliances and joint ventures.

  Other Expenses. Depreciation and amortization decreased $1.4 million (or 11.9%) to $10.4 million in fiscal 1997 from $11.8 million in fiscal 1996. The decrease was primarily due to an asset impairment charge against European fixed assets which reduced the asset base upon which depreciation is determined.

  In fiscal 1996, Franchising recorded a charge against earnings of $24.8 million relating to impairment of certain long-lived assets related to Franchising's European hotel operations.

  In fiscal 1997, Franchising recognized $943,000 in dividend income from its investment in Friendly Hotels, PLC.

 Comparison of Fiscal Year 1996 Operating Results and Fiscal Year 1995 Operating Results

  Net income for the fiscal year ended May 31, 1996 was $11.7 million, a decrease of $4.5 million (or 27.8%) compared to net income of $16.2 million for the fiscal year ended May 31, 1995 ("fiscal 1995"). Net income in fiscal 1996 includes a one time charge of $24.8 million relating to asset impairment. Exclusive of the $24.8 million charge, net income increased to $26.7 million in fiscal 1996, a 64.8% increase over fiscal 1995.

  Combined revenues increased $38.0 million (or 17.9%) to $250.7 million in fiscal 1996 from $212.7 million in fiscal 1995.

  Franchise Operating Revenues. Net franchise revenues were $110.6 million for fiscal 1996 and $95.9 million for fiscal 1995. Royalties increased $10.8 million to $86.2 million from $75.4 million in fiscal 1996, an increase of 14.3%. The increase in royalties is attributable to a net increase of 217 domestic franchisees during the period, representing an additional 15,787 rooms added to the system, an improvement in RevPAR of 5.1% and an increase in the effective royalty rate of the domestic hotel system to 3.34% from 3.20%. Initial fee revenue generated from franchising contracts signed increased 37.8% to $13.5 million from $9.8 million in fiscal 1996. Total franchise agreements signed in fiscal 1996 were 436, up 21.4% from the total contracts signed in fiscal 1995 of 359.

  Franchise Operating Expenses. The cost to operate the franchising business is reflected in selling, general and administrative expenses. Combined selling, general and administrative costs declined to $45.2 million in fiscal 1996 from $45.6 million in fiscal 1995.

  Selling, general and administrative expenses as a percentage of net franchise revenues declined to 40.9% in fiscal 1996 from 47.7% in fiscal 1995. The improvement in the franchising margins relates to the economies of scale generated from operating a larger franchisee base and improved operating performance of the franchised hotels.

  Product Sales. Sales made to franchisees through Franchising's group purchasing program increased $7.1 million to $21.6 million in fiscal 1996 from $14.5 million in fiscal 1995.

  Similarly, product cost of sales increased $6.8 million (or 49.2%) in fiscal 1996. The product services margins were 4.0% in fiscal 1996 and fiscal 1995. This purchasing program is provided to the franchisees as a service and is not expected to be a major component of Franchising's profitability.

  European Hotel Operations. Revenues from hotel operations increased 5.2% in fiscal 1996. Operating margins increased to 10.6% in fiscal 1996 from 3.8% in fiscal 1995. The increase in fiscal 1996 is primarily due to improved performance of newly completed owned and managed hotels.

  Other Expenses. In fiscal 1996, Franchising recorded a charge against earnings of $24.8 million relating to impairment of certain long-lived assets associated with Franchising's European hotel operations.

 Liquidity and Capital Resources

  Historically, cash received by Franchising has been deposited in or combined with its parent's corporate funds as part of its parent's cash management system. Subsequent to the Distribution, Franchising will maintain its own cash balances and implement its own internal cash management system.

  The Company had $225.7 million of indebtedness payable to Manor Care as of May 31, 1996, assumed as part of the Manor Care Spin-off. The portion of this indebtedness related to acquisitions made by Franchising has been pushed down to Franchising. As of May 31, 1997 and May 31, 1996, notes payable to Manor Care by Franchising totaling $78.7 million were outstanding. Interest on the amount of the loan is payable quarterly at a rate of 9% per annum. The loan will mature on November 1, 1999 and may be prepaid in whole or in part, together with accrued interest, at Franchising's option. If the loan is repaid prior to November, 1, 1997, Franchising will be required to reimburse Manor Care on demand for any actual loss incurred or to be incurred by Manor Care (for the period up to and including November 1, 1997) in the redeployment of the funds released by any prepayment of the loan. The notes payable to Manor Care are expected to be repaid from operating cash flow or from third party financing.

  During fiscal 1996 and through November 1, 1996, the Company was a co-guarantor with Manor Care and other affiliates for a $250 million competitive advance and multi-currency revolving credit facility. On October 30, 1996 the Company entered into a $100.0 million competitive advance and multi-currency revolving credit facility provided by a group of seven banks (the "Credit Facility"). During November 1996 the Company repaid its portion of the Manor Care multi-currency credit facility, $50.1 million, with an advance from the Company's newly acquired Credit Facility. On May 5, 1997, the Company increased the size of the Credit Facility to $125 million. As of May 31, 1997, Franchising had $31.1 million in advances against the multi-currency portion of the Credit Facility outstanding. Franchising expects to obtain a new revolving credit facility prior to the Distribution to repay its portion of borrowings under the Company's Credit Facility.

  Management believes cash flows from operations and third party financing sources will be adequate to support on-going operations, capital expenditures and meet debt service requirements for the foreseeable future. Franchising expects to secure a revolving credit facility prior to the Distribution sufficient to refinance its existing obligations, loan amounts to Sunburst sufficient to support its refinancing requirements and meet working capital and business development needs.

  Net cash provided by operating activities for the fiscal year ended May 31, 1997 was $46.4 million compared to $32.7 million for the same period of the prior fiscal year. Improved cash flow resulted primarily from improved net income.

  Franchising's working capital ratio at May 31, 1997 and May 31, 1996 was .99 and .89, respectively. Franchising attempts to minimize its investments in net current assets, utilizing the Credit Facility to meet seasonal fluctuations in working capital requirements.

  Cash used in investing activities was $17.9 million, $78.5 million, and $7.7 million in fiscal years 1997, 1996 and 1995, respectively. During fiscal 1995, Franchising repurchased one-half of the 11% interest held by its management in Choice Hotels Franchising, Inc. Approximately $19.8 million was allocated to goodwill; the purchase cost of $27.4 million was paid in June and July 1995. On May 31, 1996, Franchising repurchased the remaining 5.5% minority interest in Choice Hotels Franchising, Inc. for $27.9 million. Approximately $26.4 million was allocated to goodwill. During fiscal 1996, Franchising purchased a 5% common stock interest and a preferred stock interest in Friendly Hotels, PLC, a U.K. hotel company, for approximately $17 million.

  Investment in property and equipment includes computer hardware as well as new developments and enhancements of reservation and finance systems. During the fiscal year ended May 31, 1997, capital expenditures totaled $10.6 million and related primarily to the development of a new property management system and the installation of new financial systems. Capital expenditures in prior years include amounts for computer hardware, reservation systems and European hotel capital improvements.

 Impact of Recently Issued Accounting Standards

  Franchising has adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The adoption of SFAS No. 121 did not have a material impact on Franchising's financial statements.

  Franchising plans to utilize the method under SFAS No. 123, "Accounting for Stock-Based Compensation," which provides for disclosure of the impact of stock-based compensation grants.

  Franchising is required to adopt SFAS No. 128, "Earnings Per Share," and SFAS No. 129, "Disclosure of Information about Capital Structure," no later than fiscal year 1998. The adoption of these pronouncements will not materially affect Franchising's financial statements.

  Franchising is required to adopt SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," no later than fiscal 1999. Management is still evaluating the impact that these pronouncements will have on Franchising's financial statements.

BUSINESS AND PROPERTIES

 General

  Franchising is a wholly owned subsidiary of the Company and currently conducts a significant portion of the Franchising Business. Immediately prior to the Distribution, Franchising will succeed to that portion of the Franchising Business currently conducted directly by the Company and certain other subsidiaries of the Company. The following description summarizes the current business of Franchising, as well as the business to be transferred to Franchising prior to the Distribution.

  Franchising is one of the world's largest franchisors of hotels with 3,344 properties open and operating in 33 countries at May 31, 1997. These properties principally operate under one of Franchising's brand names:
Comfort(R), Quality(R), Clarion(R), Sleep(R), Rodeway(R), Econo Lodge(R) and MainStay SuitesSM. At May 31, 1997, another 820 franchise properties with a total of 72,093 rooms were under development. As a franchisor, Franchising licenses hotel operators to use Franchising's brand names and provides to these hotel operators products and services designed to increase their revenues and profitability. Key products and services provided include nationally recognized marketing and advertising programs, access to a reservation system that delivers business to the franchisees' hotels, access to innovative products and services developed by Franchising and other support services such as training programs, purchasing discounts, operating manuals, quality standards and inspections. In return for the use of Franchising's brand names and access to Franchising's products and services, franchisees pay to Franchising fees that are generally based on a percentage of the franchise hotels' gross room revenues. Franchising's franchise operations have experienced significant growth in revenues and profitability over the last few years. Franchising's compound annual growth rate from fiscal year 1993 to fiscal year 1997 was 17.5% for revenues and 42.2% for net income.

 The Lodging Industry

  As of December 1996, there were approximately 3.4 million hotel rooms in the United States in hotels/motels containing twenty or more rooms. Of those rooms, approximately 1.2 million rooms were not affiliated with a national or regional brand, while the remaining approximately 2.2 million rooms were affiliated with a brand either through franchise or the ownership/management of a national or regional chain.

  During the late 1980s, the industry added approximately 500,000 hotel rooms to its inventory due largely to a favorable hotel lending environment, the ability of hotel operators to regularly increase room rates and the deductibility of passive tax losses, which encouraged hotel development. As a result, the lodging industry saw an oversupply of rooms and a decrease in industry performance.

  The lodging industry in recent years has demonstrated a recovery, based on year-to-year increases in room revenues, occupancy rates, revenue per available room ("RevPAR"), and lodging industry profitability. RevPAR is calculated by multiplying the percentage of occupied rooms by the average daily room rate charged. Since 1993, the lodging industry has been able to increase its average daily rate ("ADR") at a pace faster than the increase in the Consumer Price Index ("CPI"), a common measure of inflation published by the US Department of Labor. Smith Travel Research's estimates indicate that occupancy rates in 1996 increased to 65.2% from 65.1% in 1995, in part because of increases in room demand attributable to the 1996 Summer Olympics, the 1996 national political campaigns and conventions, and a continued improvement in the national economy. The following chart demonstrates the recent trends:

THE US LODGING INDUSTRY'S GROWTH TRENDS SINCE 1991

                         INCREASE IN           AVERAGE
                            ROOM                DAILY   INCREASE   INCREASE  REVENUE PER
                           REVENUE             (ROOM)    IN ADR     IN CPI    AVAILABLE                 NEW
                           VERSUS    OCCUPANCY  RATES    VERSUS     VERSUS      ROOM        PROFITS    ROOMS
YEAR                     PRIOR YEAR    RATES    (ADR)  PRIOR YEAR PRIOR YEAR  (REVPAR)   (IN BILLIONS) ADDED
----                     ----------- --------- ------- ---------- ---------- ----------- ------------- ------
1992....................     N/A       62.6%   $58.91     1.4%       2.9%      $36.87     break-even   36,000
1993....................    6.3%       63.5%   $60.53     2.7%       2.7%      $38.42        $ 2.4     40,000
1994....................    8.6%       64.7%   $62.86     3.8%       2.7%      $40.70        $ 5.5     45,000
1995....................    7.0%       65.1%   $65.81     4.7%       2.9%      $42.83        $ 8.5     64,000
1996....................     N/A       65.2%   $69.66     5.9%       2.9%      $45.47        $11.5     91,000

--------
Source: Smith Travel Research

  Franchising believes the lodging industry can be divided into three categories: luxury or upscale, middle-market and economy. Franchising believes the luxury category generally has room rates above $70 per night, the middle-market category generally has room rates between $46 and $70 per night and the economy category generally has room rates less than $46 per night.

  Service is a distinguishing characteristic in the lodging industry. Generally there are three levels of service: full-service hotels (which offer food and beverage services, meeting rooms, room service and similar guest services); limited-service hotels (which offer amenities such as swimming pools, continental breakfast, or similar services); and all-suites hotels (which usually have limited public areas, but offer guests two rooms or one room with distinct areas, and which may or may not offer food and beverage services).

  Franchising's Econo Lodge, Rodeway and Sleep brands compete primarily in the limited-service economy market; Franchising's Comfort and Quality brands compete primarily in the limited-service middle-market; Franchising's Clarion brand competes primarily in the full-service upscale market; and Franchising's MainStay Suites brand competes primarily in the all-suites middle-market.

  New hotels opened in recent years typically have been limited service hotels, as limited-service hotels are less costly to develop, enjoy higher gross margins, and tend to have better access to financing. These hotels typically operate in the economy and middle-market categories and are located in suburban or highway locations. From 1991 to 1996, the average room count in new hotels declined from 122 to 87, primarily because hotel developers found it difficult to obtain financing of more than $3 million from their primary lending sources (local banks and Small Business Administration guaranteed loan programs).

  In recent years, operators of hotels not owned or managed by major lodging companies have increasingly joined national hotel franchise chains as a means of remaining competitive with hotels owned by or affiliated with national lodging companies. Because hotels typically operate with high fixed costs, increases in revenues generated by affiliation with a franchise lodging chain can improve a hotel's financial performance. Of approximately 933 hotel properties that changed their affiliation in 1995, 77% converted from independent status to affiliation with a chain or converted from one chain to another, while only 23% canceled or were required to cancel their chain affiliation. The share of US hotel rooms affiliated with a chain was approximately 63% in 1995.

  The shift to chain membership has been most pronounced among hotels in the same categories as Franchising, i.e., the economy and middle-market categories. In 1995, 53% of all conversions to a chain from independent status or from another chain were in the economy category, 37% were in the middle-market category, and 10% were in the upscale category. Often by affiliating with a middle-market or economy brand, a hotel operator can reposition the hotel property in the price category best suited to its market.

  The large franchise chains, including Franchising, provide a number of services to hotel operators to improve the financial performance of their properties, including national reservation systems, marketing and advertising programs and direct sales programs. Franchising believes that national franchise chains with a larger number of hotels enjoy greater brand awareness among potential guests than those with fewer numbers of hotels, and that greater brand awareness can increase the desirability of a hotel to its potential guests.

  Franchising believes that hotel operators choose lodging franchisors based primarily on the perceived value and quality of each franchisor's brand and its services, and the extent to which affiliation with that franchisor may increase the franchisee's reservations and profits.

 Franchise Business

  Economics of Franchise Business. The fee and cost structure of Franchising's franchise business provides significant opportunities for Franchising to increase profits by increasing the number of franchised properties. Hotel franchisors such as Franchising derive substantially all of their revenue from franchise fees. Franchise fees are comprised of an initial fee and ongoing royalty and marketing and reservation fees charged by the franchisor as a percentage of the franchisee's gross room revenues. The royalty portion of the franchise fee is intended to cover the operating expenses of the franchisor, such as expenses incurred in quality assurance, administrative support and other franchise services and to provide the franchisor with operating profits. The marketing and reservation portion of the franchise fee is intended to reimburse the franchisor for the expenses associated with providing such franchise services as the central reservation system and national marketing and media advertising.

  Much of the variable costs associated with Franchising's activities are reimbursed by the franchisees through the marketing and reservation fees. Franchising's existing base of franchises more than covers the fixed cost of the business at its current level so that the variable costs of overhead--in such areas as quality assurance, franchise development, franchise services and administration, finance and legal--represent the bulk of incremental costs associated with the addition of franchisees. Because the variable overhead costs associated with incremental franchise system growth are substantially less than the incremental royalty fees, Franchising is able to capture a significant portion of these incremental royalty fees as operating profit.

  Strategy. Franchising's strategy is based on creating an organization that is focused on consumer and franchisee needs, optimizing the portfolio of brands, strategically growing the franchise system, improving its and its franchisees' margins, growing profitability internationally, and leveraging its separation from Choice. Key components of Franchising's strategy include:

 . Organize for Success. Franchising has created an organizational structure to focus on consumers, serve franchisees and leverage the franchise system.

    Consumer Focus--Brand management, new product development and traditional marketing and advertising are all combined under Franchising's Marketing Department to create consumer focus and to drive demand for Franchising's brand products. New product development will be based on consumer needs determined through consumer research. Franchising believes that a consumer focus will lead to greater demand for Franchising's products, which in turn will result in higher revenue from Franchising's franchise system.

    Franchisee Service--Franchise service and sales are consolidated under a regional structure made up of five regional operating teams. This structure provides each licensee one primary contact who is responsible for assessing and responding to each hotel's specialized needs. Franchising believes that its regional operating structure and the services it provides to franchisees will allow it to attract new hotels to the franchising system.

    Leveraging the Franchise System--Strategic partnerships, purchasing and other functions that leverage the scale of the franchise system are combined under the Partner Services Group. Franchising believes there is significant opportunity to leverage its size by entering into joint marketing arrangements with national and multi-national companies that want to gain exposure to the millions of guests who patronize Franchising's franchise hotels each year. In the past, these arrangements have added to Franchising's and its franchisees' revenues and profits by attracting business to its franchise hotels.

 . Optimize the Brand Portfolio. Franchising believes that each of its brands has particular attributes and strengths. Franchising's strategy is to leverage the strengths of each brand for profit growth and for identifying new niches into which the company may expand.

 . Increase Market Penetration on a Strategic Basis. Franchising will take advantage of its regional structure to analyze key markets in the U.S. and, in conjunction with its franchisees, identify the best opportunities for new development or conversion to one of Franchising's brands.

 . Improve Margins Through Increased Productivity. Franchising addresses the competitiveness of its own and its franchisees' profitability by initiating revenue generating programs and improving cost productivity. A key component of this strategy is the roll out of Franchising's proprietary property and yield management system "Profit Manager by Choice", which Franchising believes will improve the RevPAR of its franchisees.


 . Profitably Grow Internationally. During the ten fiscal years ended May 31, 1997, the number of properties in Franchising's international franchise system increased to 563 properties with 47,603 rooms, from 81 properties with 8,330 rooms. Franchising's international franchise system includes hotels in 32 countries outside the United States. Franchising plans to continue to profitably grow its brands internationally through a strategic pursuit of joint ventures, master franchising agreements and brand specific area development agreements.

  . Leverage Spin-Off From Sunburst. The separation of Franchising from Sunburst will allow a pure focus on franchising, including the potential pursuit of acquisition opportunities complementary to Franchising's core business.

 Franchise System

  Franchising's franchise hotels principally operate under one of Franchising's brand names: Comfort, Quality, Clarion, Sleep, Rodeway, Econo Lodge and MainStay Suites. The following table presents key statistics relative to Franchising's domestic franchise system over the four fiscal years ended May 31, 1997.

                      COMBINED DOMESTIC FRANCHISE SYSTEM

                                    AS OF AND FOR THE YEAR ENDED MAY 31,
                                   ------------------------------------------
                                     1994       1995       1996       1997
                                   ---------  ---------  ---------  ---------
Number of properties, end of
 period...........................     2,283      2,311      2,495      2,781
Number of rooms, end of period....   203,019    200,792    214,613    235,431
Average Royalty Rate..............       3.1%       3.2%       3.3%       3.4%
Average occupancy percentage......      62.2%      63.8%      63.8%      62.6%
Average daily room rate (ADR)..... $   45.63  $   47.13  $   49.49  $   51.92
RevPAR............................ *$  28.40  $   30.08  $   31.60  $   32.52
Royalty fees ($000s).............. $  62,590  $  71,665  $  82,239  $  91,724

--------

* Franchising's RevPAR figure for each fiscal year is an average of the RevPAR calculated for each month in the fiscal year. Franchising calculates RevPAR each month based on information actually reported by franchisees on a timely basis to Franchising. In contrast, Smith Travel Research's monthly RevPAR calculations are periodically updated to reflect information reported after Franchising's deadline for the receipt of monthly information. Smith Travel Research's RevPAR calculations also reflect information reported by Franchisees directly to Smith Travel Research but not to Franchising and Smith Travel Research's estimates of RevPAR for properties that did not report to either Franchising or Smith Travel Research at all or for the whole period. Smith Travel Research's calculations of Franchising's domestic RevPAR for fiscal years 1994, 1995, 1996 and 1997 were $28.87, $30.56, $32.30, and $32.64, respectively.

  No master franchisee or other franchisee accounted for 10% or more of Franchising's total revenues or revenues related to franchise operations during the last three fiscal years. Following the Distribution, Sunburst will be Franchising's largest franchisee.

 Brand Positioning

  Franchising's hotels are primarily limited-service hotels (offering amenities such as swimming pools and continental breakfast) or limited-to-full service (offering amenities such as food and beverage services, meeting rooms and room service).

  Comfort. Comfort Inns and Comfort Suites hotels offer rooms in the limited-service, middle market category. Comfort Inns and Comfort Suites are targeted to traditional business and leisure travelers. Principal competitor brands include Days Inn, Fairfield Inn, Hampton Inn, Holiday Express and LaQuinta. At May 31, 1997, there were 1,441 Comfort Inn properties and 120 Comfort Suite properties with a total of 113,729 and 9,935 rooms, respectively, open and operating worldwide. An additional 193 Comfort Inn properties and 119 Comfort Suite properties with a total of 17,550 and 9,671 rooms, respectively, were under development.

  Comfort properties are located in the United States and in Australia, the Bahamas, Belgium, Canada, France, Germany, India, Indonesia, Ireland, Italy, Jamaica, Mexico, Norway, Portugal, Puerto Rico, Sweden, Switzerland, Thailand, the United Kingdom and the United Arab Emirates. The following chart summarizes the Comfort system in the United States:

                            COMFORT DOMESTIC SYSTEM

                                    AS OF AND FOR THE YEAR ENDED MAY 31,
                                   ------------------------------------------
                                     1994       1995       1996       1997
                                   ---------  ---------  ---------  ---------
Number of properties, end of
 period...........................       935      1,015      1,129      1,255
Number of rooms, end of period....    82,479     87,551     94,160    102,722
Royalty fees ($000s).............. $  31,187  $  37,635  $  44,657  $  50,758
Average occupancy percentage......      68.0%      69.5%      68.7%      67.2%
Average daily room rate (ADR)..... $   46.46  $   48.24  $   51.13  $   54.17
RevPAR............................ $   31.57  $   33.54  $   35.11  $   36.39

  Quality. Certain Quality Inns and Quality Suites hotels compete in the limited service, middle market category while others compete in the full service, middle market category. Quality Inns and Quality Suites are targeted to traditional business and leisure travelers. Principal competitor brands include Best Western, Holiday Inn, Howard Johnson, Ramada Inn and Days Inn. At May 31, 1997, there were 583 Quality Inn properties with a total of 67,995 rooms, and 36 Quality Suites properties with a total of 4,999 rooms open worldwide. An additional 105 Quality Inn properties and 34 Quality Suites properties with a total of 11,173 rooms and 3,315 rooms, respectively, were under development.

  Quality properties are located in the United States and in Argentina, Australia, Canada, Chile, Costa Rica, the Czech Republic, Denmark, France, Germany, India, Indonesia, Ireland, Italy, Jamaica, Mexico, New Zealand, Norway, Portugal, Russia, Spain, Thailand, the United Kingdom and the United Arab Emirates.

  The following chart summarizes the Quality system in the United States:

                            QUALITY DOMESTIC SYSTEM

                                    AS OF AND FOR THE YEAR ENDED MAY 31,
                                   ------------------------------------------
                                     1994       1995       1996       1997
                                   ---------  ---------  ---------  ---------
Number of properties, end of
 period...........................       358        341        362        409
Number of rooms, end of period....    45,032     43,281     45,967     50,487
Royalty fees ($000s).............. $  14,890  $  15,632  $  16,606  $  17,623
Average occupancy percentage......      61.6%      63.1%      62.5%      61.3%
Average daily room rate (ADR)..... $   50.07  $   50.94  $   52.90  $   54.61
RevPAR............................ $   30.83  $   32.16  $   33.08  $   33.46

  Econo Lodge. Econo Lodge hotels operate in the limited-service, economy category of the lodging industry. Econo Lodges are targeted to the senior travel market and rely to a large extent on strong roadside name recognition. Principal competitor brands include Days Inn, Ho-Jo Inn, Motel 6, Ramada Limited, Red Carpet Inn, Red Roof Inn, Super 8 and Travelodge.

  At May 31, 1997, there were 704 Econo Lodge properties with a total of 45,718 rooms open and operating in the United States and Canada, and an additional 116 properties with a total of 8,330 rooms under development in those two countries. The following chart summarizes the Econo Lodge system in the United States:

                          ECONO LODGE DOMESTIC SYSTEM

                                    AS OF AND FOR THE YEAR ENDED MAY 31,
                                   ------------------------------------------
                                     1994       1995       1996       1997
                                   ---------  ---------  ---------  ---------
Number of properties, end of
 period...........................       677        633        641        682
Number of rooms, end of period....    46,570     42,801     42,726     44,636
Royalty fees ($000s).............. $  11,231  $  12,021  $  12,760  $  13,288
Average occupancy percentage......      56.7%      57.5%      58.0%      56.4%
Average daily room rate (ADR)..... $   37.27  $   38.31  $   39.97  $   41.33
RevPAR............................ $   21.14  $   22.04  $   23.17  $   23.30

  Clarion. Clarion Inns, Clarion Hotels, Clarion Resorts and Clarion Suites hotels are full-service properties which operate in the upscale category. Clarion hotels are targeted to traditional business and leisure travelers. Principal competitor brands include Holiday Inn, Holiday Select, Crowne Plaza, Four Points by Sheraton, Radisson, Courtyard by Marriott and Doubletree.

  At May 31, 1997, there were 110 Clarion properties with a total of 17,249 rooms open and operating worldwide and an additional 32 properties with a total of 5,022 rooms under development. The properties are located in the United States, the Bahamas, Canada, France, Guatemala, Indonesia, Ireland, Japan, Mexico, Norway, Russia, Thailand and Uruguay. The following chart summarizes the Clarion system in the United States:

                            CLARION DOMESTIC SYSTEM

                                    AS OF AND FOR THE YEAR ENDED MAY 31,
                                   ------------------------------------------
                                     1994       1995       1996       1997
                                   ---------  ---------  ---------  ---------
Number of properties, end of
 period...........................        65         63         75         92
Number of rooms, end of period....    12,211     10,420     12,817     14,721
Royalty fees ($000s).............. $   2,735  $   2,995  $   3,602  $   4,081
Average occupancy percentage......      62.0%      63.7%      63.3%      63.3%
Average daily room rate (ADR)..... $   62.47  $   63.71  $   64.36  $   67.76
RevPAR............................ $   38.75  $   40.58  $   40.74  $   42.86

  Rodeway. The Rodeway brand competes in the limited-service, economy category and is targeted to the senior travel market. Principal competitor brands include Ho-Jo Inn, Ramada Limited, Red Roof Inn, Budgetel, Shoney's Inn, Super 8 and Motel 6. At May 31, 1997, there were 216 Rodeway Inn properties with a total of 13,509 rooms, open and operating in the United States and Canada, and an additional 50 properties with a total of 3,481 rooms under development in those two countries. The following chart summarizes the Rodeway system in the United States:

                          RODEWAY DOMESTIC SYSTEM(1)

                                    AS OF AND FOR THE YEAR ENDED MAY 31,
                                   ------------------------------------------
                                     1994       1995       1996       1997
                                   ---------  ---------  ---------  ---------
Number of properties, end of
 period...........................       214        208        201        216
Number of rooms, end of period....    13,806     13,067     12,547     13,509
Royalty fees ($000s).............. $   1,941  $   2,302  $   2,506  $   2,631
Average occupancy percentage......      51.4%      50.5%      52.7%      52.7%
Average daily room rate (ADR)..... $   36.89  $   38.93  $   40.66  $   41.15
RevPAR............................ $   19.00  $   19.64  $   21.48  $   21.68

--------
(1) Includes data pertaining to the Friendship Inn system, which is being combined with the Rodeway Inn system.

  Sleep Inn. Established in 1988, Sleep Inn is a new-construction hotel brand in the limited-service, economy category. Sleep Inns are targeted to the traditional business and leisure traveler. Principal competitor brands include Days Inn, Fairfield Inn, Holiday Express, LaQuinta Inn, Ho-Jo Inn and Ramada Inn.

  At May 31, 1997, there were 133 Sleep Inn properties with a total of 9,806 rooms open and operating worldwide. An additional 150 properties with a total of 11,497 rooms were under development. The properties are located in the United States, Canada and the Cayman Islands. The following chart summarizes the Sleep system in the United States:

                             SLEEP DOMESTIC SYSTEM

                                    AS OF AND FOR THE YEAR ENDED MAY 31,
                                   ------------------------------------------
                                     1994       1995       1996       1997
                                   ---------  ---------  ---------  ---------
Number of properties, end of
 period...........................        34         51         87        131
Number of rooms, end of period....     2,921      3,672      6,396      9,635
Royalty fees ($000s).............. $     605  $   1,080  $   2,108  $   3,343
Average occupancy percentage......      64.6%      65.3%      65.5%      63.9%
Average daily room rate (ADR)..... $   39.11  $   41.89  $   45.11  $   48.11
RevPAR............................ $   25.28  $   27.37  $   29.56  $   30.75

  MainStay Suites. MainStay Suites, Franchising's newest hotel brand, is a middle market, extended-stay lodging product targeted to travelers who book hotel rooms for five or more consecutive nights. The first MainStay Suites hotel, which Sunburst owns and manages, opened in Plano, Texas, in November 1996. An additional 21 properties with 2,054 rooms were under development as of May 31, 1997.

  The MainStay Suites brand is designed to fill the gap between existing upscale and economy extended-stay lodging products. Principal competitors for the brand include Candlewood hotels, TownPlace Suites, as well as competition from all-suite hotel properties and traditional extended stay operators in both the upscale market (Residence Inn, Homewood Suites, Hawthorne Suites and Summerfield Suites) and the economy market (Extended Stay America, Studio Plus and Oakwood).

 International Franchise Operations

  Franchising's international franchise operations have traditionally been operated as a division separate from its domestic franchise operations. In some cases, international master franchisees are not required to separately report royalty results by brand, making brand results on a worldwide basis unavailable. In the past fiscal year, Franchising entered into arrangements to enter four new international markets. At May 31, 1997, Choice had 563 franchise hotels open in 32 countries outside the United States. The following table illustrates the growth of Franchising's international franchise system over the four fiscal years ended May 31, 1997. The Company does not track ADR, RevPAR or occupancy rates for international properties.

                    COMBINED INTERNATIONAL FRANCHISE SYSTEM

                                         AS OF AND FOR THE YEAR ENDED MAY 31,
                                        ---------------------------------------
                                          1994      1995      1996      1997
                                        --------- --------- --------- ---------
Number of properties, end of period....       430       524       557       563
Number of rooms, end of period.........    36,725    44,877    46,843    47,603
Royalty fees ($000s)................... $   1,667 $   1,998 $   1,586 $   1,672

  Europe. Choice is the second-largest international franchised hotel chain in Europe, with 270 hotels open in 14 countries at May 31, 1997. In a move to realign and streamline its European operations, in May 1996 Franchising, through its subsidiary, Manor Care Hotels (France) S.A., consummated a transaction with Friendly Hotels, PLC ("Friendly") whereby Franchising purchased an equity interest for approximately $17 million in Friendly to finance the development of ten new Comfort Inn or Quality Inn hotels in the United Kingdom and Ireland. Additionally, Friendly purchased from Franchising a master franchise for the United Kingdom and Ireland. Franchising closed its London office as a result of the transaction. Franchising's French and German operations were consolidated into Franchising's Paris, France office, which directly operates Franchising's business in most of Europe. There is also a master franchise arrangement in Scandinavia.

  The Middle East. In August 1995, Franchising signed a master franchise for Israel. Franchising opened its first franchised property in Dubai, United Arab Emirates, in December 1995. At May 31, 1997, there were two properties open in this region.

  Asia/Pacific. During fiscal year 1997, Company franchisees opened four hotels in Australia, four in New Zealand, three in India, one in Thailand and two in Indonesia, bringing the total number of properties open in the Asia/Pacific region at May 31, 1997 to 61.

  Caribbean. Franchising's master franchisee had 6 properties open in 4 Caribbean countries at May 31, 1997.

  Central and South America. Franchising recently signed master franchise agreements covering Brazil, Uruguay, Paraguay and Argentina. Franchising also has master franchisees operating in Guatemala, Costa Rica, Chile and Mexico. In total there were 19 open properties in this region at May 31, 1997.

  Canada. Choice Hotels Canada (a joint venture with Journey's End Corporation of Belleville, Ontario, Canada ("Journey's End")) is Canada's largest lodging organization with 205 properties open at May 31, 1997. The joint venture, owned 50% by Franchising and 50% by Journey's End, was formed in 1993 when Journey's End converted substantially all of its controlled hotels to Franchising's brands and Franchising contributed its operations in Canada to form Choice Hotels Canada.

 Owned and Operated International Hotels

  After the Distribution, Franchising, through its wholly-owned subsidiary, Quality Hotels Europe, Inc. and its affiliates, will own and operate hotels in the United Kingdom, France and Germany. These hotels are located in: Kensington, England; Troisdorf, Peine and Jena, Germany; and Moulins, Perpignan, Lormont, Montlucon, Paris, Ponte-a-Mousson, Vierzon, St. Catherine, Reims and Cherbourg, France.

 Franchise Sales

  Franchising markets franchises principally to: (i) developers of hotels, (ii) owners of independent hotels and motels, (iii) owners of hotels affiliated with other franchisors' brands, (iv) its own franchisees, who may own, buy or build other hotels which can be converted to Franchising's brands, and (iv) contractors who construct any of the foregoing. In fiscal year 1996, existing franchisees accounted for approximately one-half of Franchising's new franchise agreements. In considering hotels for conversion to one of Franchising's brands, or sites for development of new hotels, Franchising seeks properties in locations which are in close proximity to major highways, airports, tourist attractions and business centers that attract travelers.

  At May 31, 1997, Franchising employed approximately 40 sales directors, each of whom is responsible for a particular region or geographic area. Sales directors contact potential franchisees directly and receive compensation based on sales generated. Franchise sales efforts emphasize the benefits of affiliating with one of Franchising's well-known brand names, Franchising's commitment to improving RevPAR, Franchising's "celebrity in a suitcase" television advertising campaign (formerly used for the entire Choice family of brands and now used principally for its three largest brands, Comfort, Quality and Econo Lodge), Franchising's reservation system, Franchising's training and support systems, and Franchising's history of growth and profitability. Because it offers brands covering a broad spectrum of the lodging marketplace, Franchising is able to offer each prospective franchisee a brand that fits its needs, lessening the chances that the prospective franchisee would need to consider a competing franchise system.

  Because retention of existing franchisees is important to Franchising's growth strategy, existing franchisees are offered the right to object to a same-brand property within 15 miles, and are protected from the opening of a same-brand property within a specific distance, generally two to five miles, depending upon the size of the property and the market size. Franchising believes that it is the only major franchise company to routinely offer such territorial protection to its franchisees.

  During the fiscal year ended May 31, 1997, Franchising received 1,078 franchise applications, approved 874 applications, signed 715 franchise agreements and placed 390 new properties into operation in the United States under Franchising's brands. Of those placed into operation, 203 were newly constructed hotels. By comparison, during the fiscal year ended May 31, 1996, Franchising received 993 franchise applications, approved 862 applications, signed 665 franchise agreements and had 284 new U.S. properties come on line. Applications may not result in signed franchise agreements either because an applicant is unable to obtain financing or because Franchising and the applicant are unable to agree on the financial terms of the franchise agreement.

 Franchise Agreements

  A franchise agreement grants a franchisee the right to non-exclusive use of Franchising's franchise system in the operation of a single hotel at a specified location, typically for a period of 20 years, with certain rights to each of the franchisor and franchisee to terminate before the twentieth year. When the responsibility for development is sold to a master franchisee, that party has the responsibility to sell to local franchisees Franchising's brands and the master franchisee generally must manage the delivery of necessary services (such as quality assurance, reservations and marketing) to support the franchised hotels in the master franchise area. The master franchisee collects the fees paid by the local franchisee and remits an agreed share to Franchising. Master franchise agreements generally have a term of at least 10 years.

  Franchise agreements, other than master franchise agreements, can be terminated by either party prior to the conclusion of their term under certain circumstances, such as at certain anniversaries of the agreement or if a franchisee fails to bring properties into compliance with contractual quality standards within specified periods of time. Early termination options give Franchising flexibility in eliminating or re-branding properties which become weak performers for reasons other than contractual failure by the franchisee. Master franchise agreements typically contain provisions permitting Franchising to terminate the agreement for failure to meet a specified development schedule.

  Franchise fees vary among Franchising's different brands, but generally are competitive with or slightly below the industry average within their market group. Franchise fees usually have four components: an initial, one-time affiliation fee; a royalty fee; a marketing fee; and a reservation fee. Proceeds from the marketing fee and reservation fee are used exclusively to fund marketing programs and Franchising's central reservation system, respectively. Most marketing fees support brand-specific marketing programs, although Franchising occasionally contributes a portion of such fees to marketing programs designed to support all of Franchising's brands. Royalty fees and affiliation fees are the principal source of profits for Franchising.

  Under the terms of the standard franchise agreements, Franchising's franchisees are typically required to pay the following initial fees and on-going fees as a percentage of gross room revenues:

                             QUOTED FEES BY BRAND

                         INITIAL FEE  ON-GOING FEES AS A PERCENTAGE OF GROSS ROOM REVENUES
                          PER ROOM/   ---------------------------------------------------------------------
         BRAND             MINIMUM     ROYALTY FEES           MARKETING FEES             RESERVATION FEES
         -----           ------------ -----------------      -----------------          -------------------
Comfort Inn............. $300/$45,000                  5.25%                    2.1%                       1.75%
Comfort Suites.......... $300/$50,000                   5.0%                    2.1%                       1.75%
Quality Inn............. $300/$35,000                   4.0%                    2.1%                       1.75%
Quality Suites.......... $300/$50,000                   4.0%                    2.1%                       1.25%
Sleep Inn............... $300/$40,000                   4.5%                    2.1%                       1.75%
Clarion................. $300/$40,000                  2.75%                    1.0%                       1.25%
Econo Lodge............. $250/$25,000                   4.0%                    3.5%(1)                     --
MainStay Suites......... $300/$30,000                   4.5%                    2.5%(1)                     --
Rodeway.................
  Year 1................ $250/$25,000                   3.5%                   1.25%                       1.25%
  Year 2................          --                    3.0%                   1.25%                       1.25%
  Year 3................          --                    3.0%                   1.00%                       1.00%

--------
(1) Fee includes both Marketing and Reservations

  For a description of the Franchising Agreements between the Company and Franchising which will remain in effect after the Distribution between Sunburst and Franchising, see "--Relationship Between the Company and Franchising After the Distribution--Franchise Agreements."

  Franchising has increased its actual royalty rate since FY 93, primarily by raising the royalty fee for Comfort franchisees to 5.25% of annual gross room revenues ("GRR") from 4.0% of GRR in 1993, and by raising the royalty rate for franchisees in the former Friendship franchise system to 3.0% of GRR from 2.0% of GRR in 1991. For the fiscal year ended May 31, 1997, Franchising's average actual royalty rate was 3.4%. Franchising believes that its average actual royalty rate will continue to increase as older franchise agreements expire, terminate or are amended.

  At May 31, 1997, Franchising had 2,781 franchise agreements in effect in the United States and 563 franchise agreements in effect in other countries. The average age of the franchise agreements was 4 years. One hundred nineteen of the franchise agreements are scheduled to expire during the five year period beginning May 31, 1997; however, franchise agreements generally contain early termination provisions.

 Franchise Operations

  Franchising's operations are designed to improve RevPAR for Franchising's franchisees, as this is the measure of performance that most directly impacts franchisee profitability. It is Franchising's belief that by helping its franchisees to become more profitable it will enhance its ability to retain its existing franchisees and attract new franchisees. The key aspects of Franchising's franchise operations are:

  Central Reservation System. On average, approximately 22% of the room nights booked at franchisees' properties are reserved through the toll-free telephone reservation system operated by Franchising. Franchising's reservation system consists of a computer reservation system known as CHOICE 2001, five reservation centers in North America and several international reservation centers run by Franchising or its master franchisees. The CHOICE 2001 system is designed to allow trained operators to match each caller with a the Company-branded hotel meeting the caller's needs. It provides an instant data link to Franchising's franchised properties as well as to the Amadeus, Galileo, SABRE and Worldspan airline reservation systems thereby facilitating the reservation process for travel agents.

  To more sharply define the market and image for each of its brands, Franchising began advertising separate toll-free reservation numbers for all of its brands in fiscal year 1995. Franchising allows its reservation agents to cross-sell Franchising's hotel brands. If a room in the Choice hotel brand requested by a customer is not available in the location or price range that the customer desires, the agent may offer the customer a room in another Choice brand hotel that meets the customer's needs. Franchising believes that cross-selling enables Franchising and its franchisees to capture additional business.

  On-line reports generated by the CHOICE 2001 system enable franchisees to analyze their reservation patterns over time. In addition, Franchising provides and is currently improving a yield management product for its franchisees to allow them to improve the management of their mix of rates and occupancy based on current and forecasted demand on a property by property basis. Franchising also markets to its franchisees a property management product. Such products are designed to manage the financial and operations information of an individual hotel and improve its efficiency.

  Brand Name Marketing and Advertising. Franchising's marketing and advertising programs are designed to heighten consumer awareness of Franchising's brands. Marketing and advertising efforts are focused primarily in the United States and include national television and radio advertising, print advertising in consumer and trade media and promotional events, including joint marketing promotions with vendors and corporate partners.

  Franchising is recognized for its "celebrity in a suitcase" television advertisements. In fiscal year 1996, Franchising began using brand-specific marketing and largely discontinued the strategy of advertising its multiple brands under the Choice umbrella, although it continues to use its "suitcase" ads for its three largest brands, Comfort, Quality and Econo Lodge. The marketing fees generated by these brands are used, in part, to fund a national network television advertising campaign. Franchising's smaller hotel brands conduct advertising campaigns that also include cable television, radio and print.

  Franchising conducts numerous marketing programs targeting specific groups, including senior citizens, motorist club members, families, government and military employees, and meeting planners. Other marketing efforts include telemarketing and telesales campaigns, domestic and international trade show programs, publication of group and tour rate directories, direct-mail programs, discounts to holders of preferred credit cards, centralized commissions for travel agents, fly-drive programs in conjunction with major airlines, and twice yearly publication of a Travel and Vacation Directory.

  Marketing and advertising programs are directed by Franchising's Marketing Department, which utilize the services of independent advertising agencies. Franchising also employs sales personnel at its Silver Spring, Maryland, headquarters and in its Phoenix, Arizona, office. These sales personnel use telemarketing to target specific customer groups, such as potential corporate clients in areas where Franchising's franchised hotels are located, the motor coach market, and meeting planners. Most of these sales personnel sell reservations and services for all of Franchising's brands, but four are responsible exclusively for the Clarion brand.

  Franchising's regional sales directors work with franchisees to maximize RevPAR. These directors advise franchisees on topics such as how to market their hotels and how to maximize the benefits offered by Franchising's reservations system.

  Quality Assurance Programs. Consistent quality standards are critical to the success of a hotel franchise. Franchising has established quality standards for all of its franchised brands which cover housekeeping, maintenance, brand identification and level of services offered. Franchising inspects properties for compliance with its quality standards when application is made for admission to the franchise system. The compliance of existing franchisees with quality standards is monitored through scheduled and unannounced Quality Assurance Reviews conducted at least once per year at each property. Properties which fail to maintain a minimum score are reinspected on a more frequent basis until deficiencies are cured, or until such properties are terminated.

  To encourage compliance with quality standards, Franchising offers various brand-specific incentives to franchisees who maintain consistent quality standards. Franchisees who fail to meet minimum quality standards may be subject to consequences ranging from written warnings to termination of the franchisee's franchise agreement. During fiscal year 1997, Franchising terminated forty-nine properties for failure to maintain minimum quality assurance scores.

  Training. Franchising maintains a training department which conducts mandatory training programs for all franchisees and their employees. Franchising also conducts regularly scheduled regional and national training meetings for both property-level staff and managers. Training programs teach franchisees how to take advantage of Franchising's reservation system and marketing programs, and fundamental hotel operations such as housekeeping, maintenance, and inventory yield management.

  Training is conducted by a variety of methods, including group instruction seminars and video programs. Franchising is developing an interactive computer-based training system that will train hotel employees at their own pace. Franchisees will be required to purchase hardware to operate the training system, and will use software developed by Franchising.

  Research and Development. Franchising seeks to enhance RevPAR by providing to franchisees systems and products that will reduce costs and/or improve their operations. Research and development activity resulted in the launch of three new franchise products in fiscal year 1996, Choice Picks food court, MainStay Suites hotels and K-Minus food service.

  In January 1996, Franchising introduced its MainStay Suites franchise hotel brand, an extended-stay product targeted to travelers who book hotel rooms for five or more consecutive nights. See "--MainStay Suites."

  In November 1995, Franchising introduced Choice Picks food court, a customized, modular food-service system tailored to the needs of middle-market hotels. Choice Picks food courts offer hotel guests a "choice pick" of nationally known branded food items, such as Nathan's Famous hot dogs, sandwiches made with Healthy Choice(R) deli meats, Pizzeria Uno(R) pizza and calzone, Nestle Toll House(R) cookies and muffins, I Can't Believe It's Yogurt(R) desserts, and Coca-Cola(R) beverages. The typical Choice Picks food court can be operated by as few as two employees, thus providing the properties with lower operating costs than properties with conventional restaurants. Franchisees pay Franchising a one-time affiliation fee and monthly royalty fees equal to a percentage of gross revenues on Choice Picks food court sales. Franchisees must buy equipment and food service modules necessary to set up a Choice Picks food court. Franchising intends to market Choice Picks food court to larger hotel operators and other potential customers outside of Franchising's franchise system.

  In November 1995, Franchising also began to offer to its franchisees the K-Minus food service system, which eliminates expensive banquet kitchens by outsourcing food preparation and limiting on-site work to assembly and rethermalization. Compared with a traditional banquet operation, the K-Minus food service system saves labor costs and energy. Franchisees who wish to implement the K-Minus system are given design and technical assistance by Franchising. Franchising receives a one-time technical assistance fee for the provision of these services based on the scope of the project.

  Purchasing. Franchising's product services department negotiates volume purchases of various products needed by franchisees to run their hotels, including such items as furniture, fixtures, carpets and bathroom amenities. The department also helps to ensure consistency in such products across its exclusively new-construction brands, Sleep Inn and MainStay Suites brands. Sales to franchisees by Franchising were $18.1 million during the nine months ended February 28, 1997, up from $14.3 million for the same period the prior year.

  Design and Construction. Franchising maintains a design and construction department to assist franchisees in refurbishing, renovating, or constructing their properties prior to or after joining the system. Department personnel assist franchisees in meeting Franchising's brand specifications by providing technical expertise and cost-savings suggestions.

  Financial Assistance Programs. Franchising has established programs or helped franchisees obtain financing through (i) a wholly owned subsidiary;
(ii) strategic partnerships with hotel lenders and/or (iii) by referral to hotel lenders for hotel refinancing, acquisition, renovation and development. Some of the specific programs include:

    (a) Second mortgage financing for the development and construction of Quality Inn, Quality Suites, Quality Inn & Suites, Comfort Inn, Comfort Suites, Comfort Inn & Suites, MainStays and Sleep Inns. The terms of the financing will depend on each franchisee's credit worthiness, the amount of the proposed loan and the current economic conditions. Generally not more than 25% of the project will be financed. Total debt cannot exceed 75% of the fair market value.

    (b) Econo Lodge exterior renovation program. Loans up to an amount of $17,500 per property are given to franchisees for standardized exterior renovation. Franchisee participation requires, among other things, extension of the franchise agreement. The loan is forgiven at the expiration of the extended franchise agreement, assuming no defaults have occurred thereunder.

    (c) Salomon Brothers in conjunction with Suburban Capital Markets Inc. is offering a $100 million construction to permanent financing program to qualified franchisees. All Choice brands are included in this program. The construction loan will be issued for a term up to three years at a floating rate of 355 basis points over the 30-day LIBOR. The loan amount will not exceed 75% of cost. The franchisee will be responsible for cost of all third party reports and fees in the amount of 2.75% of the loan amount. A stabilized debt service coverage ratio of at least 1.4:1 is required for the permanent loans, which are issued for a 10 year term with amortization up to 25 years and a fixed interest rate of 260 basis points over the 10 year U.S. Treasury interest rate on the day of closing. The permanent loan will require a fee of 1% of the loan amount.

 Competition

  Competition among franchise lodging chains is intense, both in attracting potential franchisees to the system and in generating reservations for franchisees. In addition, hotel chains and independent hotels compete intensely for guests and for meeting and banquet business.

  Franchising's principal competitor brands at the national and international level in the economy category of the lodging industry are LaQuinta, Ho-Jo Inn, Ramada Inn, Motel 6, Ramada Limited, Red Carpet Inn, Red Roof Inn, Budgetel, Hampton Inn, Fairfield Inn, Holiday Express, Shoney's Inn, Super 8, Days Inn, and Travelodge. Franchising's principal competitor brands at the national and international level in the middle market category of the lodging industry are Days Inn, Fairfield Inn, Hampton Inn, Holiday Express, LaQuinta, Holiday Inn, Best Western, Howard Johnson and Ramada Inns. Franchising's principal competitor brands at the national and international level in the upscale category are Holiday Inn, Holiday Select, Crowne Plaza, Four Points by Sheraton, Radisson, Courtyard by Marriott and Doubletree.

  Franchising believes that hotel operators choose lodging franchisors based primarily on the perceived value and quality of each franchisor's brand and services, and the extent to which affiliation with that franchisor may increase the franchisee's reservations and profits. Hotel operators may also select a franchisor in part based on the franchisor's reputation among other franchisees, and the success of its existing franchisees.

  Choice is the second largest hotel franchiser in the world. The largest, HFS, Inc., has over 4,600 franchised hotels. Holiday Inn Worldwide has 1,240, Promus Hotel Corp. has 597, Marriott International has 394 and Carlson Hospitality Worldwide has 248.*

  Franchising's prospects for growth are largely dependent upon the ability of its franchisees to compete in the lodging market, since Franchising's franchise system revenues are based on franchisees' gross room revenues (but not directly on franchisees' profitability).

  The ability of a hotel to compete may be affected by a number of factors, including the location and quality of its property, the number and quality of competing properties nearby, its affiliation with a recognized name brand, and general regional and local economic conditions. The effect of economic conditions on Franchising's results is substantially reduced by the geographic diversity of Franchising's franchised properties, which are located in all 50 states and in 33 countries, as well as its range of products and room rates.

 Service Marks and Other Intellectual Property

  The service marks Quality Inn, Quality Suites, Comfort Inn, Comfort Suites, Clarion Hotel, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites and related logos are material to the Franchising Business. Franchising, directly and through its franchisees, actively uses these marks. All of the material marks are registered with the United States Patent and Trademark Office, except for MainStay Suites and K-Minus, which are the subject of pending applications. In addition, Franchising has registered certain of its marks with the appropriate governmental agencies in over 100 countries where it is doing business or anticipates doing business in the foreseeable future. Franchising seeks to protect its brands and marks throughout the world, although the strength of legal protection available varies from country to country.

 Non-Hotel Properties

  The principal executive offices of Franchising are located at 10750 Columbia Pike, Silver Spring, Maryland, 20901. These offices are leased from Manor Care pursuant to the Silver Spring Lease. For a description of the Silver Spring Lease and the effect of the Distribution on the Silver Spring Lease, see "-- Relationship Between the Company of Franchising after the Distribution," and "Proposal Five: Election of Directors--Certain Relationships and Transactions." Franchising owns its reservation system offices in Phoenix, AZ and Minot, ND. Franchising leases two additional reservation system offices in Grand Junction, CO, pursuant to leases that expire in 1999 and 2000, and occupies additional space in Toronto, Canada, on a month-to-month basis. In addition, Franchising leases 12 sales offices across the United States. Franchising's European headquarters, which Franchising leases pursuant to a lease that expires on December 31, 1997, is located in Paris, France. Franchising also leases one international sales offices in France pursuant to a lease that terminates in June 1998. Management believes that its executive, reservation systems and sales offices are sufficient to meet its present needs and does not anticipate any difficulty in securing additional or alternative space, as needed, on terms acceptable to Franchising.
--------
* The figures in this paragraph are with respect to U.S. hotel properties as indicated in the August 1996 issue of Lodging Hospitality.

 Seasonality

  Franchising's principal sources of revenues are franchise fees based on the gross room revenues of its franchise properties and revenues generated by its owned and managed hotels. Franchising experiences seasonal revenue patterns similar to those of the lodging industry in general. This seasonality can be expected to cause quarterly fluctuations in the revenues, profit margins and net income of Franchising.

 Regulation

  Franchising's franchisees are responsible for compliance with all laws and government regulations applicable to the hotels they own or operate. The lodging industry is subject to numerous federal, state and local government regulations, including those relating to the preparation and sale of food and beverage (such as health and liquor license laws), building and zoning requirements and laws governing a hotel owner's relationship with employees, including minimum wage requirements, overtime, working conditions and work permit requirements. The failure to obtain or retain liquor licenses or an increase in the minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect Franchising's owned hotels. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that Franchising is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. These and other initiatives could adversely affect Franchising as well as the lodging industry in general.

  The Federal Trade Commission (the "FTC") and certain other jurisdictions (including France, Province of Alberta, Canada, and Mexico and various states) regulate the sale of franchises. The FTC requires franchisors to make extensive disclosure to prospective franchisees but does not require registration. A number of states require registration or disclosure in connection with franchise offers and sales. In addition, several states have "franchise relationship laws" or "business opportunity laws" that limit the ability of the franchisor to terminate franchise agreements or to withhold consent to the renewal or transfer of these agreements. While Franchising's franchising operations have not been materially adversely affected by such regulation, Franchising cannot predict the effect of future regulation or legislation.

 Impact of Inflation and Other External Factors

  Franchising's principal sources of revenues are franchise fees. Franchise fees and revenues from owned and managed hotels can be impacted by two external factors: the supply of hotel rooms within the lodging industry relative to the demand for rooms by travelers, and inflation.

  Although industry-wide supply and demand for hotel rooms recently has been fairly balanced, any excess in supply that might develop in the future could have an unfavorable impact on room revenues at Franchising's franchised hotels either by reducing the number of rooms reserved at Franchising's properties or by restricting the rates hotel operators can charge for their rooms. In addition, an excess supply of hotel rooms may discourage potential franchisees from opening new hotels, unfavorably impacting the franchise fees received by Franchising.

  Although Franchising believes that increases in the rate of inflation will generally result in comparable increases in hotel room rates, severe inflation could contribute to a slowing of the national economy, which could result in reduced travel by both business and leisure travelers. That could lead to less demand for hotel rooms, which could result in a temporary reduction in room rates and fewer room reservations, negatively impacting revenues received by Franchising. A weak economy could also reduce demand for new hotels, negatively impacting the franchise fees received by Franchising.

  Among the other unpredictable external factors which may affect
Franchising's fee stream are wars, airline strikes and severe weather.

 Legal Proceedings

  Neither the Company nor Franchising is a party to any litigation, other than routine litigation incidental to the Franchising Business. None of such litigation, either individually or in the aggregate, is expected to be material to the business, financial condition or results of operations of Franchising.

 Employees

  Franchising employed 2,070 people as of June 30, 1997. None of Franchising's employees are represented by unions or covered by collective bargaining agreements. Franchising considers its relations with its employees to be satisfactory.

MANAGEMENT

 Board of Directors

  The current directors of Franchising are William R. Floyd, Donald J. Landry and James A MacCutcheon. In connection with the Distribution, it is expected that Messrs. Landry and MacCutcheon will resign as directors of Franchising and that, prior to the Distribution Date, the Company, as sole stockholder of Franchising, will expand the Franchising board of directors to a total of nine persons and appoint seven persons to the resulting vacancies so that the persons listed below will constitute the entire Franchising Board of Directors effective as of the Distribution Date. From and after the Distribution Date, Franchising's Board of Directors will be classified into three classes, designated Class I, Class II and Class III, each class to be as nearly equal in number of directors as possible. The term of the initial Class I directors will terminate on the date of the 1998 annual meeting of Franchising's stockholders; the term of the initial Class II directors will terminate on the date of the 1999 annual meeting of Franchising's stockholders; and the term of the initial Class III directors will terminate on the date of the 2000 annual meeting of Franchising's stockholders. At each annual meeting of Franchising's stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

  The name, age and proposed class of directorship upon consummation of the Distribution of the nine persons who are expected to be the directors of Franchising from and after the Distribution Date are set forth below.

      NAME                                                 AGE CLASS OF DIRECTOR
      ----                                                 --- -----------------
   Stewart Bainum, Jr. ...................................  51     Class II
   Stewart Bainum.........................................  78     Class I
   Barbara Bainum.........................................  52     Class III
   William R. Floyd.......................................  52     Class II
   James H. Rempe.........................................  67     Class II
   Robert C. Hazard, Jr. .................................  62     Class III
   Frederic V. Malek......................................  60     Class III
   Gerald W. Petitt.......................................  51     Class I
   Jerry E. Robertson, Ph.D...............................  64     Class I

 Background of Directors

  James H. Rempe. Senior Vice President, General Counsel and Secretary of Manor Care since August 1981 and of Franchising from February 1981 to November 1996. Director, In Home Health Inc. and Vitalink Pharmacy Services, Inc.

  For biographical information with respect to the other persons listed above, see "Proposal Five: Election of Directors."

 The Board of Directors and Committees of the Board

  Upon consummation of the Distribution, the Franchising Board of Directors is expected to consist of nine members. It is expected that the Board of Directors will hold five meetings during the fiscal year and that the standing committees of the Board of Directors will include the Audit Committee, the Finance Committee, the Compensation/Key Executive Stock Option Plan Committee and the Nominating Committee. The members of the committees are expected to be the same members of the Company's current Committees. See "Proposal Five:
Election of Directors--Board of Directors and Committees of the Board."

  The Compensation/Key Executive Stock Option Plan Committee will administer the Franchising stock option plans and grant stock options thereunder, will review compensation of officers and key management employees, will recommend development programs for employees such as training, bonus and incentive plans, pensions and retirement, and will review other employee fringe benefit programs.

  The Finance Committee will review the financial affairs of Franchising and will recommend financial objectives, goals and programs to the Board of Directors and to management.

  The Audit Committee will review the scope and results of the annual audit, will review and approve the services and related fees of Franchising's independent public accountants, will review Franchising's internal accounting controls and will review Franchising's Internal Audit Department and its activities.

  The Nominating Committee will recommend to the Board of Directors the members to serve on the Board of Directors during the ensuing year. The Committee will not consider nominees recommended by stockholders.

 Compensation of Directors

  Prior to the Distribution, it is expected that Franchising will adopt the Choice Hotels Franchising, Inc. Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan. Part A of the Plan will provide that eligible non-employee directors will be granted options to purchase 5,000 shares of Franchise Common Stock on their first date of election and will be granted options to purchase 1,000 shares on their date of election in subsequent calendar years. Part B of the Plan will provide that eligible non-employee directors may elect, prior to May 31 of each year, to defer a minimum of 25% of committee fees earned during the ensuing fiscal year. The fees which are so deferred will be used to purchase Franchise Common Stock on the open market within 15 days after December 1, February 28 and May 31 of such fiscal year. Pending such purchases, the funds will be credited to an Interest Deferred Account, which will be interest bearing. Stock which is so purchased will be deposited in a Stock Deferred Account pending distribution in accordance with the Plan.

  Directors who will be employees of Franchising will receive no separate remuneration for their services as directors. Pursuant to the Non-Employee Director Stock Compensation Plan to be adopted by Franchising prior to the Distribution, eligible non-employee directors will receive annually, in lieu of cash, restricted stock of Franchising, the fair market value of which at the time of grant will be equal to $30,000, which will represent the Board of Directors retainer and meeting fees. In addition, all non-employee directors will receive $1,610 per diem for Committee meetings attended, except where the Committee meeting is on the same day as a Board meeting, and will be reimbursed for travel expenses and other out-of-pocket costs incurred in attending meetings.

 Executive Officers

  The name, age, proposed title upon consummation of the Distribution and business background of each of the persons who are expected to become on the Distribution Date the executive officers of Franchising are set forth below. The business address of each prospective executive officer is 10750 Columbia Pike, Silver Spring, Maryland 20901, unless otherwise indicated.

      NAME               AGE                            POSITION
      ----               ---                            --------
Stewart Bainum, Jr......  51 Chairman of the Board of Directors
William R. Floyd........  52 Vice Chairman and Chief Executive Officer
James A. MacCutcheon....  45 Executive Vice President, Chief Financial Officer and Treasurer
Thomas Mirgon...........  41 Senior Vice President, Human Resources
Barry L. Smith..........  54 Senior Vice President--Marketing
Michael J. DeSantis.....  38 Senior Vice President, General Counsel and Secretary
Joseph M. Squeri........  32 Vice President--Finance and Controller
Rodney Sibley...........  48 Senior Vice President, Franchise Operations

  Rodney Sibley. Senior Vice President, Franchise Operations of the Company since June 1997; Senior Vice President, Development for the Company from June 1996 to June 1997; Regional Vice President of the Company from 1992 to June 1996.

  For biographical information with respect to the other persons listed above, see "Proposal Five: Election of Directors."

 Compensation of Executive Officers

  Summary Compensation. The following tables set forth certain information concerning the annual and long term compensation of those persons who, following the Distribution, will serve as the chairman of the board, the chief executive officer and the four other most highly compensated executive officers of Franchising (the "Franchising Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                  ANNUAL          LONG-TERM COMPENSATION
                                               COMPENSATION             RESTRICTED
                                             -----------------    ----------------------
                             FISCAL                                 STOCK   STOCK OPTION      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY   BONUS    OTHER      AWARDS($) SHARES(#)(1)   COMPENSATION(2)
---------------------------  ------ -------- -------- --------    --------- ------------   ---------------
Stewart Bainum, Jr.(3)..      1997  $656,357 $388,520      (4)          --     60,000(5)           --
 Chairman                     1996   625,102  337,555      (4)          --     60,000(5)       $33,543
                              1995   572,308  343,385      (4)          --        --             9,000
William R. Floyd(6).....      1997   270,373  146,001 $107,831(7) 1,250,000   307,693              --
 Vice Chairman and            1996       --       --       --           --        --               --
 Chief Executive Officer      1995       --       --       --           --        --               --
James A.
 MacCutcheon(8).........      1997   313,578  155,953      (4)          --     67,500(9)        18,682
 Executive Vice
  President,                  1996   301,517  135,682      (4)          --     25,000(10)       13,176
 Chief Financial Officer
  and Treasurer               1995   273,199  136,600      (4)          --        --            13,176
Barry L. Smith..........      1997   240,000  108,000      (4)          --     25,000(11)       11,086
 Sr. Vice President,
  Marketing                   1996   233,640  116,820      (4)          --     5,000(12)        10,427
                              1995   221,668  104,561      (4)          --        --             6,750
Thomas Mirgon(13).......      1997    58,477   26,315      (4)          --     40,000              --
 Senior Vice President,       1996       --       --                    --        --               --
 Human Resources              1995       --       --                    --        --               --
Rodney Sibley(14).......      1997   309,123  139,105      (4)          --     30,000(15)       27,329
 Senior Vice President,       1996   423,858      --       (4)          --        --            27,329
 Franchise Operations         1995   478,355      --       (4)          --        --            21,349

--------
 (1) For Messrs. Bainum, Jr., MacCutcheon, Smith and Sibley, represents options to purchase shares of Manor Care Common Stock granted in fiscal years 1997, 1996 and 1995. In connection with the Manor Care Spin-off, the options to purchase Manor Care Common Stock were converted, in some cases 100%, to options to purchase Company Common Stock. In all cases, however, the exercise prices were adjusted to maintain the same financial value to the option holder before and after the Manor Care Spin-off.

 (2) Represents amounts contributed by Manor Care for fiscal years 1996 and 1995 and the Company for fiscal year 1997 under their respective 401(k) Plan and Non-Qualified Savings Plan, which provide retirement and other benefits to eligible employees, including the Franchising Named Officers. The value of the amounts contributed in stock by the Company during fiscal year 1997 under the 401(k) Plan for the Franchising Named Offices were as follows: Mr. MacCutcheon, $6,240; Mr. Smith, $3,696 and Mr. Sibley, $9,000. The value of the amounts contributed in stock of the Company during fiscal year 1997 under the Non-Qualified Saving Plan for the Franchising Named Officers were as follows: Mr. MacCutcheon, $12,443; Mr. Smith $7,390 and Mr. Sibley $18,329.

 (3) For part of fiscal year 1997 and all of fiscal years 1996 and 1995, Mr. Bainum, Jr. was the Chairman and Chief Executive Officer of Manor Care and the Company. In November, 1996, he resigned as Chief Executive Officer of the Company. The compensation reflected here is the total compensation received for services rendered to both Manor Care and the Company. For the period of fiscal year 1997 after the Manor Care Spin-off, the amount of compensation paid solely by Company was $88,302 for base salary and $47,683 for bonus.

 (4) The value of perquisites and other compensation does not exceed the lesser of $50,000 or 10% of the amount of annual salary and bonus paid as to any of the Franchising Named Officers.
 (5) In connection with the Manor Care Spin-off, these options were converted on a pro rata basis into options to purchase Manor Care Common Stock and options to purchase Company Common Stock.
 (6) Mr. Floyd's employment as Chief Executive Officer of the Company commenced October 16, 1996.

 (7) Consists of relocation expenses.
 (8) For fiscal years 1996 and 1995 and part of fiscal year 1997, Mr. MacCutcheon was Senior Vice President, Chief Financial Officer and Treasurer of Manor Care and the Company. On November 1, 1996,
     Mr. MacCutcheon resigned from his position at Manor Care and assumed the position of Executive Vice President and Chief Financial Officer of the Company. The compensation reflected here is total compensation received for services rendered to both Manor Care and the Company. For the period of fiscal year 1997 after the Manor Care Spin-off, the amount of compensation paid solely by the Company was $209,052 for base salary and $103,690 for bonus.
 (9) In connection with the Manor Care Spin-off, these options were converted into options to purchase 6,563 shares of Manor Care Common Stock at an adjusted exercise price of $25.0505, 36,387 options and 136,326 options to purchase Company Common Stock at adjusted exercise prices of $14.5095 and $13.8933, respectively.
(10) In connection with the Manor Care Spin-off, these options were converted into options to purchase 50,102 shares of Company Common Stock at an adjusted exercise price of $11.1168 and 10,462 shares of Manor Care Common Stock at an adjusted exercise price of $19.1932.
(11) In connection with the Manor Care Spin-off, these options were converted into options to purchase 68,182 shares of Company Common Stock at an adjusted exercise price of $14.5095.
(12) In connection with the Manor Care Spin-off, these options were converted into options to purchase 13,633 shares of Company Common Stock at an adjusted exercise price of $11.1168.
(13) Mr. Mirgon's employment with the Company commenced March 3, 1997.
(14) Prior to fiscal year 1997, Mr. Sibley's compensation was based on commissions.
(15) In connection with the Manor Care Spin-off, such options were converted into options to purchase 81,818 shares of Company Common Stock at an adjusted exercise price of $14.5095.

  Stock Options. The following tables set forth certain information at May 31, 1997 and for the fiscal year then ended concerning options to purchase Company Common Stock granted to the Franchising Named Officers. All Common Stock figures and exercise prices have been adjusted to reflect stock dividends and stock splits effective in prior fiscal years. In connection with the Manor Care Spin-off, existing Manor Care stock options were subject to certain adjustments or conversion into options to purchase Company Common Stock.

                      STOCK OPTION GRANTS IN FISCAL 1997

                               INDIVIDUAL GRANTS

                                               PERCENTAGE OF                             POTENTIAL REALIZABLE
                                               TOTAL OPTIONS                           VALUE OF ASSUMED RATE OF
                                               GRANTED TO ALL                          STOCK PRICE APPRECIATION
                                    NUMBER OF   EMPLOYEES IN  EXERCISE BASE               FOR OPTION TERM(2)
                                     OPTIONS    FISCAL YEAR       PRICE     EXPIRATION ------------------------
          NAME             COMPANY* GRANTED(1)      1997        PER SHARE      DATE       5%(3)       10%(4)
          ----             -------- ---------- -------------- ------------- ---------- ----------- ------------
Stewart Bainum, Jr.(5)...   CHI       60,000        (6)         $14.5095     07/01/06  $   547,494 $  1,387,464
                            MNR       60,000        (6)         $25.0505     07/01/06      945,246    2,395,440
                                     -------                                           ----------- ------------
                            Total    120,000                                             1,492,740    3,782,904
William R. Floyd(5)......   CHI      307,693        (6)         $ 14.625     11/04/06    2,830,037    7,171,862
                            MNR            0        --               --           --           --           --
                                     -------                                           ----------- ------------
                            Total    307,693                                             2,830,087    7,171,862
James A. MacCutcheon(5)..   CHI       36,387        (6)         $14.5095     07/01/06      332,028      841,428
                            CHI      136,326        (6)         $13.8933     09/30/06    1,191,135    3,018,571
                            MNR        6,563        (6)         $25.0505     07/01/06      103,394      262,021
                                     -------                                           ----------- ------------
                            Total    179,276                                             1,626,557    4,122,020
Barry L. Smith(5)........   CHI       68,182        (6)         $14.5095     07/01/06      622,154    1,576,668
                            MNR            0        --               --           --           --           --
                                     -------                                           ----------- ------------
                            Total     68,182                                               622,154    1,576,668
Thomas Mirgon(5).........   CHI       40,000        (6)         $ 15.625     02/25/07      393,060      996,088
                            MNR            0        --               --           --           --           --
                                     -------                                           ----------- ------------
                            Total     40,000                                               393,060      996,088
Rodney Sibley(5).........   CHI       81,818        (6)         $14.5095     07/01/06      746,581    1,891,992
                            MNR            0        --               --           --           --           --
                                     -------                                           ----------- ------------
                            Total     81,818                                               746,581    1,891,992

--------
*  References to "CHI" are to the Company and "MNR" are to Manor Care.

(1) Options granted to Messrs. Bainum, Jr., MacCutcheon, Smith and Sibley were granted prior to the Manor Care Spin-off and were thus granted as options to purchase Manor Care Common Stock. In connection with the Manor Care Spin-off, these options to purchase Manor Care Common Stock were converted, in some cases 100%, and in some cases partially to options to purchase Company Common Stock. In all cases, however, the exercise prices were adjusted to maintain the same financial value to the option holder before and after the Manor Care Spin-off. The number of options set forth in the table represent the number of Company and Manor Care options and the adjusted exercise prices after the conversion.
(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the stock price. Since options are granted at market price, a zero percent gain in the stock price will result in no realizable value to the optionees.
(3) A 5% per year appreciation in stock price from $13.8933 per share yields $22.6307, from $14.5095 per share yields $23.6344, from $14.625 per share yields $23.8226, from $25.0505 per share yields $40.8046, and from $15.625 per share yields $25.4515.
(4) A 10% per year appreciation in stock price from $13.8933 per share yields $36.0356, from $14.5095 per share yields $37.6339, from $14.625 per share yields $37.9335, from $25.0505 per share yields $64.9745, and from $15.625 per share yields $40.5272.

(5) The options granted to the officers vest at the rate of 20% per year on the first through the fifth anniversaries of the date of the stock option grant.
(6) Information with respect to the total options granted to all Manor Care employees is unavailable. With respect to the Company, the only options granted by the Company during the fiscal year were the grants to Messrs. Floyd and Mirgon as identified in the table and grants aggregating 25,000 options to purchase Company Common Stock to two additional new employees. All other options to purchase Company Common Stock issued to employees were issued as a result of the conversion of Manor Care options in the Manor Care Spin-off.

                   AGGREGATE OPTION EXERCISES IN FISCAL 1997
                         AND YEAR-END OPTION VALUES(1)

                                                                                      VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED          IN-THE-MONEY
                                    SHARES                OPTIONS AS MAY 31, 1997  OPTIONS AT MAY 31, 1997(2)
                                  ACQUIRED ON   VALUE    ------------------------- -----------------------------
          NAME           COMPANY*  EXERCISE#  REALIZED$  EXERCISABLE UNEXERCISABLE EXERCISABLE    UNEXERCISABLE
          ----           -------- ----------- ---------- ----------- ------------- -------------  --------------
Stewart Bainum, Jr......   CHI      465,000   $3,105,452   239,000      221,000       $2,758,324      $1,334,863
                           MNR      293,791    2,318,180   174,000      221,000        3,633,404       2,749,771
William R. Floyd........   CHI          --           --          0      307,693              --          346,154
                           MNR          --           --          0            0              --              --
James A. MacCutcheon....   CHI          --           --    162,639      335,408        1,858,096       1,708,638
                           MNR          --           --     91,362       46,563        1,962,041         704,946
                                                                                         117,676       1,000,544
Barry L. Smith..........   CHI       39,537      156,324     9,815      166,336
                           MNR          --           --          0            0              --              --
Thomas Mirgon...........   CHI          --           --          0       40,000              --            5,000
                           MNR          --           --          0            0
Rodney Sibley...........   CHI          --           --     13,633       81,818          108,466         101,495
                           MNR          --           --          0            0              --              --

--------
*  References to "CHI" are to the Company and "MNR" are to Manor Care.
(1) Options granted to Messrs. Bainum, Jr., MacCutcheon, Smith and Sibley were granted prior to the Manor Care Spin-off and were thus granted as options to purchase Manor Care Common Stock. In connection with the Manor Care Spin-off, these options to purchase Manor Care Common Stock, were converted, in some cases 100%, to options to purchase Company Common Stock. In all cases, however, the exercise prices were adjusted to maintain the same financial value to the option holder before and after the Manor Care Spin-off. The number of options set forth in the table represent the number of Company and Manor Care options and the adjusted exercise prices after the conversion.

(2) The closing prices of Company Common Stock and Manor Care Common Stock as reported by the New York Stock Exchange on May 30, 1997 were $15.75, and $28.625, respectively. The value is calculated on the basis of the difference between the option exercise price and such closing price multiplied by the number of shares of Company Common Stock or Manor Care Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

  Effective upon the Distribution Date, Franchising is expected to enter into an employment agreement with Stewart Bainum, Jr., providing for Mr. Bainum, Jr.'s employment as Chairman of the Board of Franchising. The agreement will have a term of three years. Either Franchising or Mr. Bainum may terminate the agreement upon 30 days' prior written notice on the first and second anniversary dates of the agreement. The agreement will provide that Mr. Bainum, Jr. will devote 12.5% of his professional time to the affairs of Franchising, 12.5% of his professional time to the affairs of the Company and the remaining 75% of his professional time to the affairs of Manor Care. The agreement provides for a base salary of $82,044 per annum for services to Franchising and a maximum bonus of 60% of Mr. Bainum, Jr.'s base compensation based upon the performance of Franchising.

  Effective upon the Distribution Date, Franchising is expected to assume an employment agreement between the Company and William R. Floyd. The agreement has a term of five years from October 21, 1996 and provides for a base salary of $425,000 per annum, subject to annual adjustments and an annual bonus of up to 60% of his base compensation, based on performance (including a customer satisfaction component). Pursuant to the employment agreement, the Company granted to Mr. Floyd 85,470 shares of restricted Company Common Stock and options to purchase 307,693 shares of Company Common Stock, of which 34,188 of the options are incentive stock options granted under the Company 1997 Long Term Incentive Plan. The remainder of the options are non-qualified stock options. Upon assumption of the Employment Agreements by Franchising, such restricted stock and options will be adjusted and converted into Franchising Common Stock and options. See

"Relationship Between the Company and Franchising after the Distribution-- Employee Benefits Allocation Agreement." Mr. Floyd's employment agreement further provides that, with respect to Mr. Floyd's participation in the Choice Hotels International, Inc. Supplemental Executive Retirement Plan (the "SERP"), (i) Mr. Floyd's normal retirement age will be 62 and (ii) no minimum years of services for benefit eligibility will be applicable.

  Effective upon the Distribution Date, Franchising is expected to assume an employment agreement between the Company and Mr. MacCutcheon. The agreement has a term of five years from November 1, 1996 and provides for a base salary of $313,576 per annum, subject to annual adjustments and an annual bonus of up to 55% of his base compensation, based on the Company's performance (including a customer satisfaction component).

  Effective upon the Distribution Date, Franchising is expected to assume an employment agreement between the Company and Thomas Mirgon. The agreement has a term of five years from March 3,1997 and provides for a base salary of $230,000 per annum, subject to annual adjustments and an annual bonus of up to 50% of his base compensation, based on the Franchising's performance. The agreement also provides for (i) a one-time cash payment of $50,000, payable in two equal installments: the first within 30 days of March 3, 1997 and the second within 30 days of March 3, 1998; and (ii) a grant of 30,000 non-qualified options and 10,000 incentive stock options.

RETIREMENT PLANS

  Franchising will adopt the SERP. Participants are selected by the Board of Directors or any designated committee and must be at the level of Senior Vice President or above.

  Participants in the SERP receive a monthly benefit for life based upon final average salary and years of service. Final average salary is the average of the monthly base salary, excluding bonuses or commissions, earned in a 60 month period which produces the highest average out of the 120 months of employment, prior to the first occurring of the early retirement date or the normal retirement date. The normal retirement age is 65, and participants must have a minimum of 15 years of service. Participants may retire at age 60 and may elect to receive reduced benefits commencing prior to age 65, subject to Board approval. All of the Named Officers who will be participants are age 55 or younger, so that none of their compensation reported above would be included in the final average salary calculation. See "Certain Information Concerning Franchising--Employment Agreements" for a discussion of the terms applicable to Mr. Floyd's participation in the SERP.

  Assuming that the following officers continue to be employed by Franchising until they reach age 65, their credited years of service would be as follows:

                                                  CURRENT YEARS YEARS OF SERVICE
    NAME OF INDIVIDUAL                             OF SERVICE      AT AGE 65
    ------------------                            ------------- ----------------
   Stewart Bainum, Jr.,..........................     22.5             38
   James A. MacCutcheon..........................        9             30
   Thomas Mirgon.................................        0             24
   Barry L. Smith................................        7             18

  The table below sets forth estimated annual benefits payable upon retirement to persons in specified compensation and years of service classifications. These benefits are straight life annuity amounts, although participants have the option of selecting a joint and 50% survivor annuity or ten-year certain payments. The benefits are not subject to offset for social security and other amounts.

                          YEARS OF SERVICE/BENEFIT AS
                      PERCENTAGE OF FINAL AVERAGE SALARY

                                                                         25 OR
   REMUNERATION                                        15/15%  20/22.5% MORE/30%
   ------------                                        ------- -------- --------
   $300,000........................................... $45,000 $ 67,500 $ 90,000
    350,000...........................................  52,500   78,750  105,000
    400,000...........................................  60,000   90,000  120,000
    450,000...........................................  67,500  101,250  135,000
    500,000...........................................  75,000  112,500  150,000
    600,000...........................................  90,000  135,000  180,000

  It is expected that upon the Distribution, Franchising will establish the Choice Hotels Franchising, Inc. Retirement Savings and Investment Plan (the "Franchising 401(k) Plan"). The Franchising 401(k) Plan will be a defined contribution retirement, savings and investment plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and will include a cash or deferred arrangement under Section 401(k) of the Code. All employees age 21 or over and who have worked for Franchising (or the Company) for a twelve month period during which such employee completed at least 1,000 hours will be eligible to participate. Subject to certain non-discrimination requirements, each employee will be able to contribute an amount to the Franchising 401(k) Plan on a pre-tax basis up to 15% of the employee's salary, but not more than the current federal limit of $9,500. Franchising will match contributions made by its employees subject to certain limitations. The amount of the match will be equal to a percentage of the amount of salary reduction contribution made on behalf of a participant during the plan year based upon a formula that involves the profits of Franchising (or, prior to the Distribution, the Company) for the year and the number of years of service of the participant. Amounts contributed by the Company pursuant to its 401(k) Plan for the Franchising Named Officers are included in the Summary Compensation Table under the column headed "All Other Compensation."

  It is expected that upon the Distribution, Franchising will adopt the Choice Hotels Franchising, Inc. Non-Qualified Retirement Savings and Investment Plan ("Franchising Non-Qualified Savings Plan"). Certain select highly compensated members of management of Franchising will be eligible to participate in the Franchising Non-Qualified Savings Plan. The Franchising Non-Qualified Savings Plan is structured so as to provide the participants with a pre-tax savings vehicle to the extent that pre-tax savings are limited under the 401(k) Plan as a result of various governmental regulations, such as non-discrimination testing. Amounts contributed by the Company under its Non-Qualified Savings Plan for fiscal year 1997 for the Franchising Named Officers are included in the Summary Compensation Table under the column headed "All Other Compensation."

  The Franchising match under the Franchising 401(k) Plan and the Franchising Non-Qualified Savings Plan will be limited to a maximum aggregate of 6% of the annual salary of a participant. Likewise, participant contributions under the two plans will not exceed the aggregate of 15% of the annual salary of a participant.

  For a discussion of the Franchising Incentive Plan and Franchising Stock Purchase Plans, see "Proposal Four: Ratification of Adoption by Franchising of Certain Franchising Benefit Plans."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Upon consummation of the Distribution, certain management employees of Franchising and of the Company will hold options to purchase shares of Company Common Stock. See "--Relationship Between the Company and Franchising After the Distribution--Employee Benefits Allocation Agreement."

  For a discussion of certain contracts to be executed between the Company and Franchising as of the Distribution Date, see "--Relationship Between the Company and Franchising After the Distribution." For a discussion of the historical financial relationship between the Company and Franchising, see "-- Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources."

SECURITY OWNERSHIP

  The following table sets forth the amount of Franchising Common Stock expected to be beneficially owned by (i) each director and director nominee of Franchising, (ii) the chief executive officer of Franchising and the other Franchising Named Officers, (iii) all officers and directors of Franchising as a group and (iv) all persons who are expected to own beneficially more than 5% of Franchising Common Stock, based on Company Common Stock beneficially owned by such persons on July 8, 1997. Unless otherwise specified, the address for each of them is 10750 Columbia Pike, Silver Spring, Maryland 20901. On the Distribution Date, the holders of Company Common Stock as of the Distribution Record Date will be entitled to receive one share of Franchising Common Stock for each share of Company Common Stock. For purposes of the following table, it is assumed that all options to purchase shares of Company Common Stock held by the persons specified will be converted into options to purchase Franchising Common Stock. For a discussion of the treatment of outstanding options to purchase Company Common Stock in connection with the Distribution, see "--Relationship Between the Company and Franchising After the Distribution--Employee Benefits Allocation Agreement."

                                   TOTAL SHARES OF      PERCENT OF SHARES
                                 COMPANY COMMON STOCK      OUTSTANDING
                                    EXPECTED TO BE        EXPECTED TO BE
    NAME OF BENEFICIAL OWNER      BENEFICIALLY OWNED  BENEFICIALLY OWNED (1)
    ------------------------     -------------------- ----------------------
Stewart Bainum, Jr.............       16,003,408(2)           26.48%
Stewart Bainum.................       10,462,320(3)           17.39%
Barbara Bainum.................        5,520,867(4)            9.18%
William R. Floyd...............           85,570(5)               *
Robert C. Hazard, Jr...........           40,756(6)               *
James A. MacCutcheon...........          181,910(7)               *
Frederic V. Malek..............            5,510(8)               *
Thomas Mirgon..................                0                  *
Gerald W. Petitt...............           86,281(9)               *
James H. Rempe.................                 (10)              *
Jerry E. Robertson, Ph.D.......           20,824(11)              *
Barry L. Smith.................          244,292(12)              *
Rodney Sibley..................           38,234(13)              *
All Directors and Officers as a
 Group (15 persons)............       21,592,499(14)          35.46%
Bruce Bainum...................        5,512,302(15)           9.16%
Ronald Baron...................       14,159,613(16)          22.68%

--------
*   Less than 1% of class.
 (1) Percentages are based on 60,163,298 shares outstanding on July 8, 1997 plus, for each person, the shares which would be issued assuming that such person exercises all options it holds which are exercisable on such date or become exercisable within 60 days thereafter.
 (2) Includes 549,152 shares owned directly by the Stewart Bainum, Jr. Declaration of Trust dated March 13, 1996, the sole trustee and beneficiary of which is the reporting person. Also includes 5,417,761 shares owned by Bainum Associates Limited Partnership ("Bainum Associates") and 4,415,250 shares owned by MC Investments Limited Partnership ("MC Investments"), in both of which Mr. Bainum, Jr. is managing general partner with the sole right to dispose of the shares; 3,567,869 shares held directly by Realty Investment Company, Inc. ("Realty"), a real estate management and investment company in which Mr. Bainum, Jr. has shared voting authority; 1,779,628 shares owned by Mid Pines Associates Limited Partnership ("Mid Pines"), in which Mr. Bainum, Jr. is managing general partner and has shared voting authority and 10,600 shares owned by the Foundation for Maryland's Future, in which Mr. Bainum, Jr. is the sole director. Also includes 263,000 shares which Mr. Bainum, Jr. has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after July 8, 1997, and 148 shares which Mr. Bainum, Jr. has the right to receive upon termination of his employment with the Company pursuant to the terms of the Choice Hotels International, Inc. Non-Qualified Retirement Savings and Investment Plan ("Non- Qualified Savings Plan").

 (3) Includes 3,906,278 shares held directly by the Stewart Bainum Declaration of Trust, of which Mr. Bainum is the sole trustee and beneficiary, his joint interest in 943,923 shares owned by Bainum Associates and 1,170,723 shares owned by MC Investments, each of which is a limited partnership in which Mr. Bainum has joint ownership with his wife as a limited partner and as such has the right to acquire at any time a number of shares equal in value to the liquidation preference of their limited partnership interests; 3,567,869 shares held directly by Realty, in which Mr. Bainum and his wife have shared voting authority; and 70,305 shares held by the Commonweal Foundation of which Mr. Bainum is Chairman of the Board of Directors and has shared voting authority. Also includes 798,711 shares held by the Jane L. Bainum Declaration of Trust, the sole trustee and beneficiary of which is Mr. Bainum's wife, and 1,667 shares which Mr. Bainum has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after July 8, 1997. Also includes 2,844 shares of restricted stock granted by the issuer to Mr. Bainum which are not vested but which Mr. Bainum has the right to vote.

 (4) Includes 101,013 shares owned directly by Ms. Bainum. Also includes 1,779,628 shares owned by Mid Pines, in which Ms. Bainum's trust is a general partner and has shared voting authority, 3,567,869 shares owned by Realty, in which Ms. Bainum's trust has voting stock and shares voting authority and 70,305 shares owned by the Commonweal Foundation, in which Ms. Bainum is President and Director and has shared voting authority. Also includes 2,052 shares of restricted stock issued to Ms. Bainum under the Choice Hotels International, Inc. Non-Employee Director Stock Compensation Plan (the "Non-Employee Director Stock Compensation Plan") which shares are not vested, but which Ms. Bainum has the right to vote.

 (5) Consists of restricted shares granted pursuant to Mr. Floyd's employment agreement which are not yet vested, but which Mr. Floyd has the right to vote.

 (6) Includes 37,304 shares owned directly by Mr. Hazard; 2,844 restricted shares granted under the Non-Employee Director Stock Compensation Plan, which are not yet vested, but which Mr. Hazard has the right to vote, and 113 shares and 415 shares, respectively, which Mr. Hazard has the right to receive upon termination of his employment pursuant to the terms of the Choice Hotels International, Inc. Retirement Savings and Investment Plan ("401(k) Plan") and Non-Qualified Savings Plan.

 (7) Includes 180,311 shares which Mr. MacCutcheon has the right to acquire pursuant to stock options which are presently exercisable or exercisable within 60 days of July 8, 1997 and 664 and 935 shares, respectively, which Mr. MacCutcheon has the right to receive upon termination of his employment with the Company pursuant to the terms of the 401(k) Plan and Non-Qualified Savings Plan.

 (8) Includes 1,666 shares which Mr. Malek has the right to acquire pursuant to stock options which are presently exercisable and 2,844 restricted shares granted under the Non-Employer Director Stock Compensation Plan which are not vested, but which Mr. Malek has the right to vote.

 (9) Includes 74,776 shares held directly by Mr. Petitt and 8,661 shares held in trust for minor children for which Mr. Petitt is trustee. Beneficial ownership of such shares is disclaimed. Also includes 2,844 restricted shares granted under the Non-Employee Director Stock Compensation Plan which are not yet vested, but which Mr. Petitt has the right to vote.

(10) [To be added.]

(11) Includes 15,500 shares owned by the JJ Robertson Limited Partnership, of which Mr. Robertson and his wife are the general partners with shared voting authority and 2,844 restricted shares granted under the Non-Employee Director Stock Compensation Plan which are not yet vested, but which Mr. Robertson has the right to vote. Also includes 1,666 shares which Mr. Robertson has the right to acquire pursuant to stock options which are presently exercisable and 814 shares acquired pursuant to the Choice Hotels International, Inc. Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan.

(12) Includes 243,483 shares which Mr. Smith has the right to acquire pursuant to stock options which are presently exercisable or exercisable within 60 days of July 8, 1997 and 254 shares and 555 shares, respectively, which Mr. Smith has the right to receive upon termination of his employment pursuant to the terms of the 401(k) Plan and the Non-Qualified Savings Plan.
(13) Includes 5,800 shares held directly by Mr. Sibley, 29,996 shares which Mr. Sibley has the right to acquire pursuant to stock options which are presently exercisable or exercisable within 60 days of July 8, 1997, and 963 and 1,475 shares, respectively, which Mr. Sibley has the right to receive upon termination of his employment pursuant to the terms of the 401(k) Plan and Nonqualified Savings Plan.
(14) Includes a total of 721,789 shares which the officers and directors included in the group have the right to acquire pursuant to stock options which are presently exercisable, or exercisable within 60 days of July 8, 1997, and a total of 1,994 shares and 3,528 shares, respectively, which such directors and officers have the right to receive upon termination of their employment with the Company pursuant to the terms of the 401(k) Plan and the Non-Qualified Savings Plan.

(15) Includes 94,500 shares owned directly by Mr. Bainum. Also includes 1,779,628 shares owned by Mid Pines, in which Mr. Bainum is a general partner and has shared voting authority, 3,568,869 shares owned by Realty in which Mr. Bainum's trust has voting stock and shares voting authority and 70,305 shares owned by the Commonwealth Foundation, in which Mr. Bainum is a Director and has shared voting authority. Mr. Bainum's address is 8737 Colesville Road, Suite 800, Silver Spring, Maryland, 20910.

(16) As of July 12, 1997, based on a Schedule 13-D, as amended, filed by Mr. Baron with the Securities and Exchange Commission (the "Commission"). Mr. Baron's address is 450 Park Avenue, Suite 2800, New York, New York 10022.

DESCRIPTION OF FRANCHISING CAPITAL STOCK

  Under the Restated Certificate of Incorporation of Franchising (the "Franchising Certificate"), which is attached as Annex A to this Proxy Statement, the total number of shares of capital stock that Franchising has authority to issue is 165,000,000, consisting of 160,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock (the "Preferred Stock"), par value $.01 per share.

  Based on the number of shares of Company Common Stock outstanding on July 8, 1997, it is expected that approximately 60,163,298 shares of Franchising Common Stock will be issued to stockholders of the Company in the Distribution. All of the shares Franchising Common Stock to be distributed to the Company stockholders in the Distribution will be fully paid and non-assessable.

 Common Stock

  The Franchising Certificate authorizes common stock consisting of 160,000,000 shares. Holders of Franchising Common Stock are entitled to receive, subject to preferences that may be applicable from time to time with respect to any outstanding Preferred Stock, such dividends as are declared by the Board of Directors of Franchising, one vote for each share at all meetings of stockholders, and, subject to preferences that may be applicable from time to time with respect to any outstanding Preferred Stock, the remaining assets of Franchising upon liquidation, dissolution or winding up of Franchising. Franchising may issue additional shares of common stock without further stockholder approval, up to the maximum authorized number of shares, except as may be otherwise required by applicable law or stock exchange regulations.

  Shares of common stock may be issued from time to time in one or more classes or series. With respect to the issuance of common shares of any class or series, the Board of Directors of Franchising is authorized to determine, without any further action by the holders of Franchising's Common Stock, among other things, the dividend rights, dividend rate, conversion rights, voting rights and rights and terms of redemption, as well as the number of shares constituting such class or series. Should the Board of Directors of Franchising elect to exercise its authority, the rights and privileges of holders of Franchising's Common Stock could be made subject to rights and privileges of any such other series of common stock. The Company has no present plans to issue any common stock of a class or series other than Franchising's Common Stock.

  See "--Post-Distribution Dividend Policy" for a description of the dividend policy of Franchising after the Distribution.

 Preferred Stock

  Franchising's Board of Directors is authorized to issue up to 5,000,000 shares of Preferred Stock without further stockholder approval (except as may be required by applicable law or stock exchange regulations) and to fix from time to time, by resolution or resolutions, the relative powers, preferences and rights and the qualifications, limitations or restrictions of any class or series of Preferred Stock, as well as the number of shares constituting such class or series and the designation thereof.

 Preemptive Rights

  Holders of shares of Company Common Stock have no preemptive rights.

PURPOSES AND ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE FRANCHISING CERTIFICATE AND BYLAWS

  Prior to the Distribution Date, the Franchising Certificate and the Bylaws of Franchising (the "Franchising Bylaws") will be amended by the Company as sole stockholder of Franchising to make the Franchising Certificate and the Franchising Bylaws substantially similar to the Company Certificate and the Company Bylaws as currently in effect. Such amendment to the Franchising Certificate and Franchising Bylaws may have an antitakeover effect with respect to Franchising, deter an offer with a substantial premium to the then-current trading price of Franchising Common Stock or hinder a potential transaction that may be attractive to stockholders.

 Franchising Certificate and Bylaws

  The Franchising Certificate contains several provisions that will make difficult an acquisition of control of Franchising, by means of a tender offer, open market purchase, a proxy fight or otherwise, that is not approved by the Franchising Board of Directors. The Franchising Bylaws also contain provisions that could have an antitakeover effect.

  The purposes of the relevant provisions of the Franchising Certificate and the Franchising Bylaws are to discourage certain types of transactions, described below, which may involve an actual or threatened change of control of Franchising and to encourage persons seeking to acquire control of Franchising to consult first with the Board of Directors to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of Franchising to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to stockholders of Franchising or an unsolicited proposal for the restructuring or sale of all or part of Franchising. The Company and Franchising believe that, as a general rule, such proposals would not be in the best interests of Franchising and its stockholders.

  There has been a history of the accumulation of substantial stock positions in public companies by third parties as a prelude to proposing a takeover or a restructuring or sale of all or part of the company or another similar extraordinary corporate action. Such actions are often undertaken by the third-party without advance notice to, or consultation with, the management or board of directors of the target company. In many cases, the purchaser seeks representation on the company's board of directors in order to increase the likelihood that its proposal will be implemented by the target company. If the company resists the efforts of the purchaser to obtain representation on the company's board, the purchaser may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser may not truly be interested in taking over the company, but may use the threat of a proxy fight and/or a bid to take over the company as a means of forcing the company to repurchase its equity position at a substantial premium over market price.

  The Company and Franchising believe that the imminent threat of removal of Franchising's management or Board of Directors in such situations would severely curtail the ability of management or the board of directors to negotiate effectively with such purchasers. The management or the Franchising Board of Directors would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving Franchising which may ultimately be undertaken. If the real purpose of a takeover bid were to force Franchising to repurchase an accumulated stock interest at a premium price, management or the Board of Directors would face the risk that, if it did not repurchase the purchaser's stock interest, Franchising's business and Franchising's management would be disrupted, perhaps irreparably.

  Certain provisions of the Franchising Certificate and Bylaws, in the view of the Company and Franchising, will help ensure that the Franchising Board of Directors, if confronted by a surprise proposal from a third-party which has acquired a block of stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of the stockholders. In addition, certain other provisions of the Franchising Certificate are designed to prevent a purchaser from utilizing two-tier pricing and similar inequitable tactics in the event of an attempt to take over Franchising.

  These provisions, individually and collectively, will make difficult and may discourage a merger, tender offer or proxy fight, even if such transaction or occurrence may be favorable to the interests of the stockholders, and may delay or frustrate the assumption of control by a holder of a large block of Franchising Common Stock and the removal of incumbent management, even if such removal might be beneficial to the stockholders. Furthermore, these provisions may deter or could be utilized to frustrate a future takeover attempt which is not approved by the incumbent Board of Directors, but which the holders of a majority of the Franchising Common Stock may deem to be in their best interests or in which stockholders may receive a substantial premium for their stock over prevailing market prices of such stock. By discouraging takeover attempts, these provisions may have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of the stock which often result from actual or rumored takeover attempts.

  Set forth below is a description of all such material provisions in the Franchising Certificate and Bylaws. Such description is intended as a summary only and is qualified in its entirety by reference to the Franchising Certificate and Bylaws, the forms of which are attached to this Proxy Statement as Annexes A and B, respectively.

  Classified Board of Directors. The Franchising Certificate provides for the Franchising Board of Directors to be divided into three classes serving staggered terms so that directors' initial terms will expire either at the 1998, 1999 or 2000 annual meeting of stockholders. Starting with the 1998 annual meeting of Franchising stockholders, one class of directors will be elected each year for three-year terms. See "--Management--Board of Directors."

  The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Franchising Board of Directors in a relatively short period of time. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Franchising Board of Directors. Such a delay may help ensure that the Franchising Board of Directors, if confronted by a holder attempting to force a stock repurchase at a premium above market prices, a proxy contest or an extraordinary corporate transaction, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes are the best interests of the stockholders.

  The classified board provision could have the effect of discouraging a third-party from making a tender offer or otherwise attempting to obtain control of Franchising, even though such an attempt might be beneficial to Franchising and its stockholders. The classified board provision could thus increase the likelihood that incumbent directors will retain their positions. In addition, since the classified board provision is designed to discourage accumulations of large blocks of Franchising stock by purchasers whose objective is to have such stock repurchased by Franchising at a premium, the classified board provision could tend to reduce the temporary fluctuations in the market price of Franchising's stock that could be caused by accumulations of large blocks of such stock. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

  The Company and Franchising believe that a classified board of directors will help to assure the continuity and stability of the Franchising Board of Directors and Franchising's business strategies and policies as determined by the Board of Directors, because generally a majority of the directors at any given time will have had prior experience as directors of Franchising. The classified board provision will also help assure that the Franchising Board of Directors, if confronted with an unsolicited proposal from a third-party that has acquired a block of the voting stock of Franchising, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders.

  Removal; Filling Vacancies. The Franchising Certificate provides that only a majority of the Board of Directors then in office shall have the authority to fill any vacancies on the Board of Directors, including vacancies created by an increase in the number of directors. In addition, the Franchising Certificate provides that a new director elected to fill a vacancy on the Board of Directors will serve for the remainder of the full term of his or her class and that no decrease in the number of directors shall shorten the term of an incumbent. These provisions relating to removal and filling of vacancies on the Board of Directors will preclude stockholders from enlarging the Board of Directors or removing incumbent directors and filling the vacancies with their own nominees.

  Limitations on Stockholder Action By Written Consent; Special Meetings. The Franchising Certificate and Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and prohibit stockholder action by written consent in lieu of a meeting. The Franchising Certificate and Bylaws provide that special meetings of stockholders can be called only by the Chairman or Vice Chairman of Franchising's Board of Directors or by the Secretary of Franchising within 10 calendar days after receipt of the written request of a majority of the total number of directors Franchising would have if there were no vacancies. Stockholders are not permitted to call a special meeting or to require that the Board of Directors call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by or at the direction of the Board of Directors.

  The provisions of the Franchising Certificate and Bylaws restricting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by a majority of the entire Board of Directors. These provisions would also prevent the holders of a majority of the voting power of the voting stock from using the written consent procedure to take stockholder action and from taking action by consent without giving all the stockholders of Franchising entitled to vote on a proposed action the opportunity to participate in determining such proposed action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the Franchising Board of Directors by calling a special meeting of stockholders prior to the time the Board of Directors believed such consideration to be appropriate.

  The Company and Franchising believe that such limitations on stockholder action will help to assure the continuity and stability of the Franchising Board of Directors and Franchising's business strategies and policies as determined by the Board of Directors, to the benefit of all of Franchising's stockholders. If confronted with an unsolicited proposal from stockholders of Franchising, the Board of Directors will have sufficient time to review such proposal and to seek the best available result for all stockholders, before such proposal is approved by such stockholders by written consent in lieu of a meeting or through a special meeting of stockholders.

  Nominations of Directors and Stockholder Proposals. The Franchising Bylaws establish an advance notice procedure with regard to the nomination other than by or at the direction of the Board of Directors of candidates for election as directors and with regard to stockholder proposals to be brought before an annual meeting of stockholders. Specifically, Franchising's Bylaws require that stockholders desiring to bring any business, including nominations for directors, before an annual meeting of stockholders deliver advance written notice thereof to the Secretary of Franchising. The Bylaws further require that the notice by the stockholder set forth a description of the business to be brought before the meeting and information concerning the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, including their names and addresses, the class and number of shares of Franchising that are owned beneficially and of record by each of them, and any material interest of either of them in the business proposed to be brought before the meeting.

  The purpose of the advance notice provision is to provide the Franchising Board of Directors the opportunity to inform stockholders, prior to an annual meeting of stockholders, of any business propose to be conducted at such meeting (including any recommendation as to the Board's position with respect to any action to be taken). In the case of the advance notice nomination procedures, the Franchising Board of Directors is afforded a meaningful opportunity to consider and inform directors and stockholders of the qualifications of the proposed nominees.

  Although the Franchising Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or any other proposal submitted by stockholders, the Franchising Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular stockholder meeting if the proper procedures are not followed, and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Franchising, even if the conduct of such solicitation or such attempt might be beneficial to Franchising and its stockholders.

  Supermajority Vote for Business Combinations. The affirmative vote of holders of shares representing not less than two-thirds of the voting power of the Franchising is required for the approval of any proposal to merge or consolidate with any other entity (other than an entity 90% owned by Franchising) or sell, lease or exchange all or substantially all of Franchising's assets. Likewise, the Franchising Certificate and Bylaws provide that any change or repeal of this provision requires the same vote of shares representing two-thirds of the voting power of Franchising. Although an effective impediment to unwanted takeovers, these provisions may also make desired alliances with other business more difficult and time consuming to implement.

  Issuance of Preferred Stock. The Franchising Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock without stockholder approval and to fix by resolution the relative powers, preferences and rights and the qualifications, limitations or restrictions of any class or series of preferred stock. Such action by the Franchising Board of Directors could effectively dilute the voting power of any potential suitor of Franchising, making a takeover substantially more difficult.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Elimination of Liability in Certain Circumstances. Pursuant to authority conferred by Delaware General Corporation Law Section 102, the Franchising Certificate provides that no director of Franchising shall be liable to Franchising or its stockholders for monetary damages for breach of fiduciary duty as a director except for breach of the director's duty of loyalty to Franchising or the stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of dividends, unlawful stock redemptions or repurchases and for any transaction from which the director derived an improper personal benefit. This provision is intended to eliminate the risk that a director might incur personal liability to

Franchising or its stockholders for breach of the duty of care. The Franchising Certificate also provides that if Delaware law is amended to further limit the liability of directors, then the liability of a director of the Company shall be further limited to the fullest extent permitted by Delaware law as so amended.

  Indemnification and Insurance. Delaware General Corporation Law Section 145 contains provisions permitting and, in some situations, requiring Delaware corporations, such as Franchising, to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. The Restated Certificate contains provisions requiring indemnification by Franchising of its directors and officers to the fullest extent permitted by law. Among other things, the Franchising Certificate provides indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advancement and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

                    CERTAIN INFORMATION CONCERNING SUNBURST

PRO FORMA FINANCIAL DATA

  The following unaudited pro forma combined statement of income illustrate the estimated effects on Sunburst of the Distribution and related transactions. The pro forma balance sheet is based on the May 31, 1997 balance sheet of the Company and assumes that the Distribution was consummated on that date. The pro forma income statement is based on the income statement of the Company for the fiscal year ended May 31, 1997, and assumes that the Distribution was consummated on June 1, 1996. The pro forma financial data are provided for informational purposes only and do not purport to be indicative of the results that actually would have been obtained if the Distribution and related transactions had been effected on the dates indicated or of those results that may be obtained in the future.

                     SUNBURST HOSPITALITY CORPORATION

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MAY 31, 1997

                                     CHOICE HOTELS     DISTRIBUTION  PRO FORMA
                                  INTERNATIONAL, INC. ADJUSTMENTS(A) SUNBURST
                                  ------------------- -------------- ---------
             ASSETS
Current Assets
  Cash and cash equivalents......      $  10,825        $   (4,167)  $   6,658
  Receivables (net of allowance
   for doubtful accounts)........         31,981           (24,472)      7,509
  Deferred taxes receivable......          1,219               --        1,219
  Other current assets...........         10,579            (5,676)      4,903
                                       ---------        ----------   ---------
    Total current assets.........         54,604           (34,315)     20,289
Property and equipment, at cost,
 net of accumulated
 depreciation....................        370,244           (43,377)    326,867
Lodging franchise rights, net of
 accumulated amortization........         50,503           (50,503)        --
Goodwill, net of accumulated
 amortization....................         69,939           (69,939)        --
  Other long term assets.........         29,044           (23,339)      5,705
                                       ---------        ----------   ---------
                                       $ 574,334        $ (221,473)  $ 352,861
                                       =========        ==========   =========
     LIABILITIES AND EQUITY
Current liabilities
  Current portion of mortgages
   and long-term debt............      $  27,955        $      (36)  $  27,919
  Accounts payable...............         42,489           (20,412)     22,077
  Accrued expenses...............         26,932           (10,965)     15,967
  Income tax payable.............          3,318            (3,318)        --
                                       ---------        ----------   ---------
    Total current liabilities....        100,694           (34,731)     65,963
                                       ---------        ----------   ---------
Mortgages and other long-term
 debt............................        228,325           (46,427)    181,898
Notes payable to Manor Care......        115,723           (78,700)     37,023
Deferred income taxes and other
 liabilities.....................          5,105            (4,422)        683
Equity...........................        124,487           (57,193)     67,294
                                       ---------        ----------   ---------
                                       $ 574,334        $ (221,473)  $ 352,861
                                       =========        ==========   =========

                     SUNBURST HOSPITALITY CORPORATION

               PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE FISCAL YEAR ENDED MAY 31, 1997

                            CHOICE HOTELS     DISTRIBUTION     OTHER       PRO FORMA
                         INTERNATIONAL, INC. ADJUSTMENTS(A) ADJUSTMENTS    SUNBURST
                         ------------------- -------------- -----------    ---------
REVENUES
  Franchise.............      $244,176         $(254,518)    $ 10,342 (B)  $    --
  Hotel operations......       185,753           (17,737)         --        168,016
                              --------         ---------     --------      --------
    Total revenues......       429,929          (272,255)      10,342       168,016
                              --------         ---------     --------      --------
OPERATING EXPENSES
  Franchise.............       183,769          (183,769)         --            --
  Hotel operations......       148,250           (18,124)      10,342 (B)   140,468
                                   --                --         3,955 (C)     3,955
                              --------         ---------     --------      --------
    Total operating
     expenses...........       332,019          (201,893)      14,297       144,423
                              --------         ---------     --------      --------
INCOME BEFORE OTHER
 EXPENSES AND INCOME
 TAXES..................        97,910           (70,362)      (3,955)(C)    23,593
OTHER EXPENSES
  Interest expense on
   Notes payable to
   Manor Care...........        18,568            (7,083)      (8,815)(D)     2,670
  Other interest and
   other expenses, net..         7,118            (3,704)       8,309 (D)    11,723
                              --------         ---------     --------      --------
    Total other
     expenses...........        25,686           (10,787)        (506)       14,393
                              --------         ---------     --------      --------
Income before income
 taxes..................        72,224           (59,575)      (3,449)        9,200
                              --------         ---------     --------      --------
Income taxes............       (30,200)           24,845        1,380 (E)    (3,975)
                              --------         ---------     --------      --------
Net income before
 extraordinary item.....      $ 42,024         $ (34,730)    $ (2,069)     $  5,225
                              ========         =========     ========      ========
Pro forma earnings per
 share..................                                                        .25(F)
                                                                           ========

                                   SUNBURST

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS

A. Represents adjustment to reflect the Distribution.

B. Represents the adjustment to record franchise fee revenue, franchise fee expense, and intercompany product sales on Sunburst-owned hotels previously eliminated in consolidation.

C. Represents the net additional costs associated with staffing of accounting, finance, cash management, risk management, human resources and legal personnel and directors' costs to operate Sunburst on a stand alone basis.

D. Represents incremental interest expense in deferred financing amortization relating to Sunburst's refinancing of $110 million of notes payable to Manor Care with $117.5 million of commercial backed mortgage securities in April 1997.

E. Represents the income tax impact of pro forma adjustments at statutory rates.

F. Represents pro forma earnings per share based on pro forma Sunburst Net Income divided by the pro forma weighted average share of the Company of 62,680 adjusted for the proposed one-for-three stock split.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF SUNBURST PRO FORMA FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

  Sunburst is a leading national hotel company with a portfolio of 71 hotels containing 10,330 rooms located in 25 states as of May 31, 1997. Each hotel is branded with one of the Choice franchise brands.

  Sunburst's strategy is to (i) optimize the operating performance and value of its existing portfolio of hotels through the consistent application of high quality sales, marketing and operating programs; (ii) capitalize on the under-served, high growth, mid-priced, extended-stay all-suite segment with the development of 20 MainStay Suite hotels; (iii) develop other high quality, consumer focused hotels such as Sleep Inns; and (iv) pursue the opportunistic acquisition of existing hotels whereby substantial value can be created.

  The following discussion should be read in conjunction with the preceding Pro Forma Condensed Combined Balance Sheet and the Pro Forma Condensed Combined Statement of Income.

 Comparison of Fiscal Year 1997 Pro Forma Operating Results and Pro Forma Fiscal Year 1996 Operating Results

  Sunburst's hotel operations revenue consists principally of guest room revenue, meeting room revenue and food-and-beverage revenue from owned and operated hotels. The pro forma revenues for Sunburst are derived from the Company's audited financial statements as follows:

                                              FISCAL YEAR 1997 FISCAL YEAR 1996
                                              ---------------- ----------------
                                               (IN MILLIONS)    (IN MILLIONS)
   Company reported hotel operations
    revenue.................................      $185,753         $154,625
   Less: European hotel operations revenue..       (17,737)         (19,609)
                                                  --------         --------
   Total Sunburst pro-forma hotel operations
    revenue.................................      $168,016         $135,016
                                                  ========         ========

  Sunburst's revenues were $168.0 million for fiscal year 1997, up 24.4% from $135.0 million for fiscal year 1996. The increases in revenue were primarily the result of additional rooms achieved through hotel acquisitions and the construction of new hotels. Overall average daily room rates increased 6.5% from fiscal year 1996 to fiscal year 1997, and occupancy increased 3.2% over the corresponding period. Revenue per available room, or RevPAR, increased to $40.96 from $37.28, an improvement of 9.9%. Increases in food-and-beverage sales of $2.2 million in fiscal year 1997 also contributed to revenue growth.

  Sunburst's hotel operating expenses are derived from the Company's audited financial statements as follows:

                                              FISCAL YEAR 1997 FISCAL YEAR 1996
                                              ---------------- ----------------
                                               (IN MILLIONS)    (IN MILLIONS)
   Company reported hotel operations
    expense.................................      $127,599         $116,481
   Less: European hotel operations expense..       (16,166)         (17,521)
   Add: Franchise fees paid to Franchising..        10,342            7,500
     Pro-forma "spin-off" costs.............         3,955            3,955
     Allocable depreciation and
      amortization..........................        18,693           14,223
                                                  --------         --------
   Total Sunburst pro-forma hotel operations
    expense.................................      $144,423         $124,638
                                                  ========         ========

  Hotel operations expenses increased $19.8 million or 15.9% in fiscal year 1997 resulting primarily from the addition of six hotels during the year and to a lesser extent a $1.3 million increase in food-and-beverage costs. Pro forma fiscal year 1996 expense excludes an $8.6 million one time charge for restructuring costs associated with the Manor Care Spin-off. The increase in franchise fees paid to Franchising results from the increase in hotel operations revenue. Franchise fees paid are determined based on total revenues multiplied by franchise fee rates. These rates vary based on the type of hotel franchised. Depreciation expense increased 31.4% in fiscal year 1997 as a result of the addition of new hotels and renovations of existing hotel properties during fiscal years 1997 and 1996.

  Hotel operating margins (before depreciation and amortization) increased to 25.2% in fiscal year 1997 from 18.2% in fiscal year 1996 due primarily to a 9.9% increase in RevPAR.

OTHER EXPENSES

  Interest expense for the Company increased $2.3 million or 9.6% in fiscal year 1997 as a result of increased borrowings to support the stock repurchase program. Pro forma interest expense for Sunburst was $15.3 million in fiscal year 1997, an increase of $2.9 million from pro forma interest expense of $12.4 million in fiscal year 1996. The increase in interest expense relates to additional borrowings under the Company's credit facility for stock repurchases. Certain amounts related to the incremental borrowings incurred to finance the stock repurchase program have been allocated to Sunburst. See "-- Liquidity and Capital Resources."

LIQUIDITY AND CAPITAL RESOURCES

  Sunburst is currently considering options, including renegotiating its credit facility, to secure long-term financing to meet the debt requirements in fiscal 1998 as well as working capital and business development needs. Management expects to have adequate financing secured prior to the distribution date to finance the Company's near-term financing requirements and development objectives.

  On a pro-forma basis, Sunburst has $246.8 million of long-term debt, $27.9 million of which is payable in fiscal year 1998. Pro-forma earnings before interest, taxes, depreciation and amortization and non-cash asset writedowns ("EBITDA") was $43.2 million in fiscal year 1997. This represents an increase of 75.6% from the $24.6 million of pro-forma EBITDA in fiscal year 1996. EBITDA, while not a term defined by generally accepted accounting principles, is often used by investors and other users of financial statements, to determine Sunburst's ability to meet debt service, fund capital expenditures and expand its business. Cash expenditures (including nondiscretionary expenditures) for various long-term assets, interest expense and income taxes have been and will be incurred which are not reflected in EBITDA and therefore EBITDA does not represent funds available for Sunburst's discretionary use.

  On April 23, 1997, the Company, through its indirect subsidiary, First Choice Properties, completed an offering of $117.5 million multi-class mortgage pass-through certificates, which are non-recourse and collateralized by 36 hotel properties with a net book value of $146.7 million owned by the Company. The certificates bear a 7.8% interest rate, and have a final maturity of May 5, 2012. The Company used the proceeds to repay $110.0 million of the $225.7 million 9% long-term note payable to Manor Care. The mortgage pass-through certificates have been allocated to Sunburst and are reflected on the accompanying pro-forma balance sheet of Sunburst.

  On October 30, 1996, the Company entered into a $100.0 million competitive advance and multi-currency revolving credit facility provided by a group of seven banks. This facility provides that up to $75.0 million is available for borrowings in foreign currencies. On May 5, 1997, the Company increased the size of this facility from $100.0 million to $125.0 million. Borrowings under the additional $25.0 million are due on December 31, 1997, and accordingly $25 million is classified as current on the Company's consolidated balance sheet. The Company has $121.6 million drawn at May 31, 1997 under the facility. Sunburst has been allocated $90.5 million of this bank debt.

  Total pro-forma capital expenditures for Sunburst were $79.7 million in fiscal year 1997 versus $96.6 million in fiscal year 1996. The number of hotel properties brought on-line in fiscal year 1997 was six versus 17 in fiscal year 1996. The Company plans capital expenditures for development of Sleep Inn and MainStay Suites hotels of $69.0 million and $32.0 million in fiscal years 1998 and 1999, respectively. These amounts include expected capital expenditures relating to the construction of seven Sleep Inn hotels and 19 MainStay Suites hotels over the next two fiscal years. Planned capital expenditures for routine maintenance and renovation of existing properties are $13.5 million and $14.4 million for fiscal years 1998 and 1999, respectively. Sunburst's management will also pursue additional acquisitions of significantly under-valued hotel properties.

BUSINESS AND PROPERTIES

  Sunburst will operate the Hotel Business as previously operated by the Company.

  Sunburst will be a leading national hotel company with a portfolio of 71 hotels containing 10,330 rooms located in 25 States as of May 31, 1997. Each hotel is branded with one of the Choice franchise brands and Sunburst will be Franchising's largest franchisee. Sunburst's hotels operate in one of three principal segments of the lodging industry: all-suite, full service and limited service. The majority of Sunburst's hotels have been acquired by the Company since 1992 at prices below their replacement cost. All of these hotels have benefited from the investment of capital to improve the renovated hotels. Since June 1992, the Company has spent $260.4 million to buy and renovate 54 hotel properties. More recently, the Company shifted its development efforts to the construction of Sleep Inn hotels and MainStay Suite hotels.

  Sunburst's strategy is to: (i) optimize the operating performance and value of its existing portfolio of hotels through the consistent application of high quality sales, marketing and operating programs; (ii) capitalize on the under-served, high growth, mid-priced, extended-stay all-suite segment with the development of 20 MainStay Suite hotels; (iii) develop other high quality, consumer focused hotels such as Sleep Inns; and (iv) pursue the opportunistic acquisition of existing hotels whereby substantial value can be created.

  The Company's performance is a beneficiary of the operating leverage inherent in the lodging industry and is further supported by the substantial discount to replacement cost of its existing portfolio. The 54 hotels acquired since 1992 have an investment basis of approximately 55.3% of current estimated replacement cost. In addition to the initial renovation of acquired hotels, Sunburst has spent approximately 5% of revenue for ongoing improvements to the hotels, thereby maintaining the physical assets to optimize competitive advantages in each local market.

  Sunburst's strategy to build 20 MainStay Suites hotels is intended to provide it with hotels positioned to benefit from the demand/supply imbalance in the mid-priced, extended stay all-suite segment which should produce higher than average return on investment.

  Sunburst's historical existing hotel acquisition program and the current MainStay Suite hotel development program are illustrative of management's capabilities to timely ascertain market trends, conceive of strategies and to implement those strategies.

 Historical Acquisition Strategy

  The primary focus of Sunburst from 1992 through 1995 was the acquisition of existing hotels at prices below their replacement cost with the intent to increase their value through (i) the investment of capital to improve the hotels and (ii) the installation of professional management and marketing teams to operate the renovated hotels. Since June 1992, Sunburst has spent $260.4 million to buy and renovate 54 hotels containing 7,809 rooms. In fiscal year 1997, Sunburst acquired two hotels and is in the process of renovating them, one of which (located in Charlotte, NC) Sunburst is in the process of converting to a Clarion Hotel from a senior assisted living facility.

  In addition to the acquired hotels, Sunburst owns and operates 8 hotels developed or acquired prior to 1992, 7 Sleep Inn hotels and 1 MainStay Suites hotel developed by Sunburst since 1994.

                                        SUNBURST EXISTING HOTEL ACQUISITIONS
                                       ---------------------------------------
                                                     FISCAL YEAR
                                       ---------------------------------------
                                        1993    1994    1995    1996    1996
                                       ------- ------- ------- ------- -------
Total acquisitions....................       7      13      16      16       2
Total number of rooms acquired........   1,276   1,933   2,336   1,940     324
Total cost of acquisitions (in
 millions) (including initial
 improvements)........................ $  30.9 $  55.8 $  83.3 $  71.8 $  17.9
Average cost per room................. $24,216 $28,867 $35,659 $37,010 $55,246

  Net operating income for the seven hotels purchased in fiscal year 1993 increased from $8.0 million in fiscal 1996 to $9.4 million in fiscal 1997, a 17% improvement. For the 13 hotels purchased in fiscal year 1994, net operating income increased 14.4% to $11.5 million in fiscal year 1997 from $10.0 million in fiscal year 1996. Net operating income for the 16 hotels acquired in fiscal year 1995 was $12.8 million in fiscal year 1996, a 91% increase over the $6.7 million achieved in fiscal year 1996. The following chart summarizes occupancy improvements for original portfolio hotels, and fiscal 1993, 1994, 1995, 1996 and 1997 acquisitions. Occupancy rates for the year acquired reflect only the period during which the properties were owned by the Company. Because many of the recently acquired and developed hotels have not yet reached stabilized levels of operating performance, the Company believes that revenues and gross profit at these hotels will continue to grow.

                                                SUNBURST HOTELS OCCUPANCY
                                              ---------------------------------
                                                       FISCAL YEAR
                                              ---------------------------------
                                              1993   1994   1995   1996   1997
                                              -----  -----  -----  -----  -----
Original Domestic Portfolio.................. 62.27% 64.16% 67.19% 68.02% 71.63%
Fiscal 1993 Acquisitions..................... 56.17  63.20  73.68  76.17  75.02
Fiscal 1994 Acquisitions.....................   --   66.09  70.71  73.76  73.68
Fiscal 1995 Acquisitions.....................   --     --   48.96  58.49  66.27
Fiscal 1996 Acquisitions.....................   --     --     --   53.23  61.16
Fiscal 1997 Acquisitions.....................   --     --     --     --   54.65

 The Hotel Properties

  Sunburst's hotel properties serve three primary segments of the lodging industry; all-suites, full service and limited service. Each hotel, except for one hotel in Miami Beach which is under physical renovation, is branded with one of the Choice franchise flags.

  All-Suites Hotels. Sunburst has 6 hotels in the all-suite segment open and 13 hotels under construction or in the development process. Sunburst's all-suite hotel properties compete in the moderate and upscale price segments. The table below identifies Sunburst's all-suite hotels by brand and price segment.

                                ALL-SUITE HOTELS

                                                     NUMBER    NUMBER    PRICE
BRAND                                               OF HOTELS OF ROOMS  SEGMENT
-----                                               --------- -------- ---------
Quality Suites.....................................      3      345      upscale
Comfort Suites.....................................      2      232    mid-price
MainStay Suites....................................      1       96    mid-price

  As of May 31, 1997, Sunburst had an additional 10 MainStay Suites hotels under construction with 970 rooms.

  Full-Service Hotels. Sunburst has 16 hotels in the full service segment. Sunburst's full service hotels compete in the mid-price and upscale price segments. The table below identifies Sunburst's full service hotels by brand and price segment.

                              FULL SERVICE HOTELS

                                               NUMBER    NUMBER       PRICE
                    BRAND                     OF HOTELS OF ROOMS     SEGMENT
                    -----                     --------- -------- ---------------
Clarion Hotels & Inns........................     11     2,114   upper mid-price
Quality Hotel & Inns.........................      5     1,327         mid-price

  Limited Service Hotels. Sunburst has 49 hotels in the limited service segment open and six hotels under construction or in the development process. Sunburst's limited service hotel properties compete in the mid-price and economy price segments. The table below identifies Sunburst's limited service hotels by brand and price segment.

                            LIMITED SERVICE HOTELS

                                                     NUMBER    NUMBER    PRICE
                       BRAND                        OF HOTELS OF ROOMS  SEGMENT
                       -----                        --------- -------- ---------
Comfort Inn........................................     31     4,074   mid-price
Quality Inns.......................................      8     1,014   mid-price
Sleep Inns.........................................      7       757   mid-price
Econo Lodge........................................      1       120     economy
Rodeway Inns.......................................      1       101     economy
Independent........................................      1       150     economy

  As of May 31, 1997, Sunburst had an additional 4 Sleep Inns under construction with 453 rooms.

 External Development

  Sunburst's focus on external development is geared to (i) capitalize on the under-served, high-growth, mid-priced extended stay all-suite segment, and
(ii) the development of other high-quality, consumer-focused hotels.

  To effect these strategies, Sunburst maintains a Real Estate Development and Construction Department staff. This staff effects the identification of target markets, specific site identification, negotiation, due diligence, planning, zoning and other approval requirements, design and construction of new hotels. The Real Estate Development staff have served in the past as the focal point to effect Sunburst's historical acquisition strategy. This dual capacity to acquire existing hotels or build new hotels allows Sunburst to be responsive to changing market conditions.

  The following is a list of the new hotels developed by Sunburst since 1994 or currently under development:

                                                                    CALENDAR
                        MARKET                           HOTEL   YEAR OF OPENING
                        ------                          -------- ---------------
Dallas/Plano, TX....................................... Sleep         1994
San Antonio, TX........................................ Sleep         1995
Baton Rouge, LA........................................ Sleep         1996
Houston/Airport, TX.................................... Sleep         1996
Austin/Round Rock, TX.................................. Sleep         1996
Dallas/Plano, TX....................................... MainStay      1996
Raleigh, NC............................................ Sleep         1997
Dallas/Arlington, TX................................... Sleep         1997
Kansas City/Airport, MO(1)............................. Sleep         1997
Charlotte, NC(1)....................................... Sleep         1997
Rockville, MD(1)....................................... Sleep         1997
Providence/Airport, RI(1).............................. MainStay      1997
Cincinnati/Blue Ash, OH(1)............................. MainStay      1997
Kansas City/Airport, MO(1)............................. MainStay      1997
Indianapolis, IN(1).................................... MainStay      1997
Louisville, KY(1)...................................... MainStay      1997
Denver/Tech Center, CO(1).............................. MainStay      1998
Orlando/Lake Mary, FL(1)............................... MainStay      1998
Jacksonville, FL(1).................................... MainStay      1998

                                                                    CALENDAR
                        MARKET                           HOTEL   YEAR OF OPENING
                        ------                          -------- ---------------
Greenville, SC(1)...................................... MainStay      1998
Nashville/Brentwood, TN(1)............................. MainStay      1998
Miami/Airport, FL(2)................................... MainStay      1998
Denver/Airport, CO(1).................................. Sleep         1998
Miami/Airport, FL(2)................................... Sleep         1998
Ft. Lauderdale/Cypress Creek, FL(2).................... MainStay      1998
Pittsburgh/Airport, PA(2).............................. MainStay      1998
Fishkill/Poughkeepsie, NY(2)........................... MainStay      1998

--------
(1) Hotel under construction
(2) Sunburst has acquired the land and is in final planning stages prior to start of construction.

  Sunburst's focus on the development of MainStay Suites is based on the sector-wide demand/supply imbalance as evidenced by numerous industry studies. According to industry studies, demand for extended stay lodging far exceeds supply. Demand in the mid-price market is very high, yet supply additions have been minimal. The extended stay, all-suite segment, defined as stays of five or more nights, consists of 228 million room nights annually, or 27% of total U.S. industry demand, according to industry sources. Only 1.5% of total room supply is dedicated extended stay rooms. Sunburst believes that it can utilize its real estate development expertise to locate attractive markets for and build MainStay extended stay hotels. Sunburst also believes that it can successfully operate these hotels based on its experience operating other limited services hotels.

  MainStay Suites has been created by the Company with a unique product design and service package which enhances property level appeal, productivity and profitability. Two of these unique features of the MainStay product are the use of an automatic check-in kiosk (which allows guests to check in without assistance) and optional daily light touch housekeeping with full housekeeping every five days. These features allow a MainStay Suites hotel to operate with fewer full time equivalent employees than a similar size limited service hotel that has 24-hour front desk coverage and provides full housekeeping daily. Sunburst believes that MainStay Suites projects will produce a stabilized unleveraged pre-tax property level return on investment of 15% or higher. This return is supported by the experiences at the first MainStay Suites opened by Sunburst in Plano, Texas and by projections for the MainStay Suites under development which are based on rate and occupancy generated internally by Sunburst and by external feasibility consultants, internal operating guidelines, land cost and projected construction cost. However, there can be no assurance that the projected return will be achieved or that actual results will not differ materially. See "--Risk Factors--Forward Looking Information is Subject to Risk and Uncertainty."

  Sunburst's initial development of 20 MainStay Suites combined with Franchising's efforts to franchise MainStay Suites is intended to result in a brand with national recognition.

  Sunburst's MainStay Suites hotel properties will average approximately 100 suites and be developed on 2.5 to 3.0 acres of land in suburban office parks or locations proximate to major employers, restaurants and retail amenities. MainStay Suites feature high quality, interior corridor building construction with amenities and features demanded by consumers. All suites feature a bedroom area, living room area with a pull-out couch or recliner, private bathroom and fully furnished kitchen. The kitchen area includes a full-size refrigerator, dishwasher, microwave, stove, coffee maker, toaster and all cooking and serving utensils. Each suite features an over-sized counter serving as an eating or working center, along with two ergonomic chairs. Suite alternatives include a studio suite or one-bedroom suite. Each suite includes two direct dial phone lines, voice mail and other automated phone services.

  Sunburst and Franchising have developed a state-of-the-art automated check-in/out property management system which enables guests with reservations to obtain their key from the kiosk unassisted. This feature allows transaction time to be shortened and provides operating efficiencies while enhancing guest satisfaction.

  Based on experience from the first MainStay Suites opened by Sunburst in Plano, Texas, guest satisfaction is very high. Financial results to-date have met or exceeded Sunburst's expectations.

 Operations

  Each of Sunburst's owned and managed hotels operates under one of the Choice brand names. The following table illustrates the growth of Sunburst over the four fiscal years ended May 31, 1997.

                                                   FISCAL YEAR
                                        --------------------------------------
                                         1993    1994    1995    1996    1997
                                        ------  ------  ------  ------  ------
Number of properties, end of period....     19      32      48      65      71
Number of rooms, end of period.........  3,686   5,605   7,941   9,713  10,330
Average occupancy percentage...........  61.36%  64.18%  67.10%  66.61%  68.70%
Average daily room rate (ADR).......... $49.53  $49.15  $51.28  $55.97  $59.62
RevPAR................................. $30.39  $31.54  $34.40  $37.28  $40.96

  Operating Systems and Procedures. Sunburst's hotels take advantage of the same systems and services available to franchisees with respect to a particular brand. The hotels participate in the central reservation system, marketing and advertising efforts and volume purchasing discounts and are subject to the same quality assurance program. In addition, Sunburst has instituted the following systems in each of the hotels it operates.

  . Yield Management. An automated yield management program has been installed at hotels which allows the local management to take advantage of the supply and demand conditions in their marketplace. The system is automated to the point that it performs calculations and suggests pricing strategies to the local hotel management. The program continues to update information based on the availability of room supply and reservation volume within each hotel.

  . Training. Sunburst has developed a training system for all guest services representatives that teaches the basic sales techniques. A computerized guest comment system was developed to solicit the comments of guests and the experiences they had at the hotel while providing management with immediate guest feedback.

  . Accounting Systems. Each of the Sunburst-operated hotels has a computerized front desk and accounting system. This system allows key financial indicators (such as daily occupancy and revenue) to be immediately gathered from each hotel and electronically transmitted to the key operating officers and managers of Sunburst. This instant access to information allows management to quickly spot trends and make corrections and changes where necessary. The system is completely computerized and allows for cost savings in the accounting and bookkeeping departments of each hotel. In addition, control over operational and capital expenditures is provided by a dedicated group of financial controllers in the corporate office. This group works with the hotel operations group to maintain expense standards as well as established operating procedures.

  . Time and Attendance System. Each hotel maintains an automated time and attendance system that is tied into a central payroll system at the corporate headquarters. This computerized method of tracking time allows management to make quick decisions on controlling labor costs and provides immediate information on projected costs.

  . Food and Beverage. The food and beverage efforts are headed by a vice president of food and beverage. The department is responsible for the daily food and beverage activities of the various hotels, as well as the development of new food concepts. This group was responsible for the development, testing and implementation of the Choice Picks food court concept. Recently, Sunburst opened a new food and beverage concept called "Classic Sports Food, Drink and Memories" in its Richardson, Texas hotel. A sports theme restaurant, this concept has been developed jointly with the Classic Sports Network, a national cable television service. This agreement allows for the use of certain trademarks at Sunburst's locations. Additional "Classic Sports Food, Drink and Memories" are planned for three other Sunburst hotels.

  . Annual Business Planning Process. Each hotel prepares a zero-based annual business plan which incorporates historical performance and market conditions. The plan, which is reviewed and approved by senior management, provides detailed strategies in the key operating areas of marketing, guest services and food and beverage. The plan also includes a comprehensive capital expenditures process which serves to maintain the physical plant in optimal condition based on market conditions and operating strategies. The annual plan serves as a fundamental measurement of management's performance.

 Properties

  The following chart lists by market segment Sunburst's hotels at May 31, 1997:

                                                                       YEAR
                                                                   CONSTRUCTED/
                                                            NO. OF  LAST MAJOR
    HOTEL                               MARKET              ROOMS   RENOVATION
    -----                               ------              ------ ------------
ALL SUITE
  Upscale
  Quality Suites
   Deerfield.............. Fort Lauderdale, Florida          107    1991/1995
  Quality Suites.......... Raleigh, North Carolina           114    1988/1994
  Quality Suites Shady
   Grove.................. Rockville, Maryland               124    1978/1996
  Mid-Price
  Comfort Suites
   Haverhill.............. Boston, Massachusetts             131    1989/1997
  Comfort Suites
   Deerfield.............. Fort Lauderdale, Florida          101    1991/1995
  MainStay Suites
   Plano(6)............... Dallas, Texas                      96         1996
  MainStay Suites
   Warwick(1)............. Providence, Rhode Island           94         1997
  MainStay Suites Blue
   Ash(1)................. Cincinnati, Ohio                  100         1997
  MainStay Suites
   Airport(1)............. Kansas City, Missouri              88         1998
  MainStay Suites
   Northwest(1)........... Indianapolis, Indiana              88         1997
  MainStay Suites(1)...... Louisville, Kentucky              100         1998
  MainStay Suites Tech
   Center(1).............. Denver, Colorado                  100         1998
  MainStay Suites Lake
   Mary(1)................ Orlando, Florida                  100         1998
  MainStay Suites South
   Pointe(1).............. Jacksonville, Florida             100         1998
  MainStay Suites(1)...... Greenville, South Carolina        100         1998
  MainStay Suites
   Brentwood(1)........... Nashville, Tennessee              100         1998
FULL SERVICE
  Upscale
  Clarion Hotel
   Baltimore.............. Baltimore, Maryland               103    1927/1996
  Clarion Hotel
   Worthington............ Columbus, Ohio                    232    1975/1996
  Clarion Hotel
   Richardson............. Dallas, Texas                     296    1982/1995
  Clarion on the Lake..... Hot Springs, Arkansas             151    1965/1997
  Clarion Hotel Miami
   Airport................ Miami, Florida                    103    1970/1996
  Clarion Hotel Hollywood
   Beach.................. Miami-Ft. Lauderdale, Florida     309    1972/1996
  Clarion Hotel........... Mobile, Alabama                   250    1979/1994
  Clarion Hotel Virginia
   Beach.................. Norfolk-Virginia Beach, Virginia  149    1985/1995
  Clarion Hotel Roanoke... Roanoke, Virginia                 148    1981/1997
  Clarion Hotel
   Springfield............ Springfield, Missouri             199    1974/1997
  Clarion Hotel(2)........ Charlotte, North Carolina         174    1974/1997
  Mid-Price
  Quality Inn South
   Point.................. Jacksonville, Florida             184    1988/1994
  Quality Hotel Airport... Los Angeles, California           278    1971/1994
  Quality Hotel Maingate
   Anaheim(4)............. Los Angeles, California           284    1970/1995
  Quality Inn & Suites
   Hampton................ Norfolk-Virginia Beach, Virginia  190    1972/1995
  Quality Hotel
   Arlington.............. Washington, DC                    391    1962/1997

                                                                       YEAR
                                                                   CONSTRUCTED/
                                                            NO. OF  LAST MAJOR
    HOTEL                                 MARKET            ROOMS   RENOVATION
    -----                                 ------            ------ ------------
LIMITED SERVICE
  Mid-Price
  Comfort Inn Albuquerque...... Albuquerque, New Mexico      114    1985/1996
  Quality Inn Anderson......... Anderson, South Carolina     121    1988/1995
  Comfort Inn Norcross......... Atlanta, Georgia             110    1987/1996
  Comfort Inn N.W.
   Pikesville(5)............... Baltimore, Maryland          186    1964/1994
  Comfort Inn University....... Baton Rouge, Louisiana       150    1972/1994
  Comfort Inn Danvers(6)....... Boston, Massachusetts        136    1972/1997
  Comfort Inn Brooklyn......... Brooklyn, New York            67    1926/1997
  Comfort Inn Canton........... Canton, Ohio                 124    1989/1994
  Comfort Inn Airport.......... Charleston, South Carolina   122    1986/1994
  Comfort Inn Charlotte(6)..... Charlotte, North Carolina    150    1985/1996
  Quality Inn & Suites--Crown
   Point....................... Charlotte, North Carolina    100    1988/1996
  Comfort Inn.................. Cincinnati, Ohio             117    1984/1996
  Comfort Inn Middleburg
   Heights..................... Cleveland, Ohio              136         1989
  Comfort Inn College Station.. College Station, Texas       114    1984/1995
  Comfort Inn Columbia......... Columbia, South Carolina      98    1987/1996
  Comfort Inn DFW Airport...... Dallas-Fort Worth, Texas     152    1986/1995
  Quality Inn Plymouth......... Detroit, Michigan            123    1989/1996
  Comfort Inn Deerfield Beach.. Fort Lauderdale, Florida      69    1975/1997
  Comfort Inn Hershey.......... Hershey, Pennsylvania        125    1990/1997
  Comfort Inn Hilton Head...... Hilton Head, South Carolina  150    1988/1996
  Quality Inn & Suites
   Indianapolis................ Indianapolis, Indiana        116    1982/1996
  Quality Inn Lincoln.......... Lincoln, Nebraska            108    1969/1996
  Quality Inn & Suites
   Lumberton................... Lumberton, North Carolina    120    1974/1996
  Comfort Inn Collierville..... Memphis, Tennessee            94    1984/1996
  Comfort Inn & Suites, Miami
   Springs..................... Miami, Florida               165    1970/1996
  Comfort Inn Miami Springs.... Miami, Florida               110    1986/1996
  Miami Beach Hotel(3)(6)...... Miami, Florida               150    1952/1997
  Comfort Inn--Lee Road........ Orlando, Florida             145    1985/1994
  Comfort Inn--Turf Paradise... Phoenix, Arizona             155    1981/1995
  Comfort Inn--North........... Phoenix, Arizona             153    1986/1997
  Comfort Inn Portland......... Portland, Maine              126    1984/1996
  Quality Inn Richmond......... Richmond, Virginia           194    1985/1997
  Quality Inn Midvalley........ Salt Lake City, Utah         132    1972/1995
  Comfort Inn by the Bay....... San Francisco, California    135    1971/1996
  Comfort Inn Westport......... St. Louis, Missouri          170    1971/1995
  Comfort Inn Sturgis.......... Sturgis, Michigan             83    1965/1997
  Comfort Inn Traverse City.... Traverse City, Michigan       96    1989/1996
  Comfort Inn Tyson's.......... Washington, D.C              250    1982/1995
  Comfort Inn West Palm Beach.. West Palm Beach, Florida     158    1974/1995
  Comfort Inn Wichita.......... Wichita, Kansas              114    1985/1997
  Mid-Price
  Sleep Inn Round Rock(6)...... Austin, Texas                107         1996
  Sleep Inn Six Flags(6)....... Dallas-Fort Worth, Texas     124         1997
  Sleep Inn Baton Rouge........ Baton Rouge, Louisiana       101         1996
  Sleep Inn Plano.............. Dallas, Texas                104         1994
  Sleep Inn Intercontinental... Houston, Texas               107         1996
  Econo Lodge Tolleson......... Phoenix, Arizona             120    1988/1997
  Rodeway Inn Tempe............ Phoenix, Arizona             101         1989

                                                                        YEAR
                                                                    CONSTRUCTED/
                                                             NO. OF  LAST MAJOR
    HOTEL                                   MARKET           ROOMS   RENOVATION
    -----                                   ------           ------ ------------
  Sleep Inn Raleigh(6)............ Raleigh, North Carolina    107       1996
  Sleep Inn San Antonio........... San Antonio, Texas         107       1995
  Sleep Inn University(1)......... Charlotte, North Carolina  120       1997
  Sleep Inn Airport(1)............ Denver, Colorado           119       1997
  Sleep Inn Airport(1)............ Kansas City, Missouri      107       1998
  Sleep Inn Rockville(1).......... Washington, D.C.           107       1997

--------
(1) Hotel under construction
(2) Hotel closed for renovation
(3) Hotel under renovation
(4) Leased property
(5) Hotel on leased land
(6) Partial year results only

  The following chart shows operating statistics for fiscal year 1997 for Sunburst's hotels that have been operated by the Company for twelve months or longer:

      ADR............................................................... $59.97
      Occupancy.........................................................  69.32%
      RevPAR............................................................ $41.57

EMPLOYEES

  Assuming the Distribution had occurred on June 30, 1997, Sunburst employed approximately 3,380 people full-time. Less than 5% of Sunburst's employees are represented by unions. All of Sunburst's employees covered by collective bargaining agreements are employed at Comfort Inn By the Bay, San Francisco, California which has four collective bargaining agreements covering laundry workers, front desk workers, housekeeping and food service and maintenance workers. Such agreements expire between August 1997 and December 1997. Sunburst considers its relations with its employee to be satisfactory.

MANAGEMENT

 Board of Directors

  Immediately prior to the Distribution, six of the nine current members of the Company's Board of Directors will resign and Donald J. Landry, the Chief Executive Officer of Sunburst, and Carole Y. Prest are expected to be appointed to fill two vacancies on the Sunburst Board of Directors.

  At the time of the Distribution, the Sunburst Board of Directors will consist of up to seven directors. The name, age and proposed class of five of the persons who are expected to be directors of Sunburst as of the Distribution Date are set forth below. The Company's Board of Directors will select candidates to fill the remaining two vacancies on the Sunburst Board of Directors. The remaining vacancies will be filled by persons who are not Sunburst employees or directors or employees of Franchising.

      NAME                                                         AGE POSITION
      ----                                                         --- ---------
      Stewart Bainum, Jr..........................................  50 Class II
      Donald J. Landry............................................  48 Class III
      Frederic V. Malek...........................................  60 Class III
      Paul A. Gould...............................................  50 Class II
      Carole Y. Prest.............................................  46 Class I

  DONALD J. LANDRY. President of Choice since January 1995; President of Manor Care Hotel Division ("MCHD") since March 1992; various executive positions with Richfield Hotel Management, Inc. and its predecessors for more than 20 years, including President of MHM Corporation; Director, Friendly Hotels PLC, since 1996.

  CAROLE Y. PREST. Vice President, Corporate Strategic Planning of Manor Care since September 1995; Vice President and General Manager and various other
positions at Gen Rad, Inc. from May 1985 to     1994.

  For biographical information with respect to the other persons listed above, see "Proposal Five: Election of Directors."

 The Board of Directors and Committees of the Board

  It is expected that the Sunburst Board of Directors will hold five meetings during the fiscal year and will retain the standing committees of the Company's Board of Directors which will include the Audit Committee, the Finance Committee, the Compensation/Key Executive Stock Option Plan Committee and the Nominating Committee.

  The Compensation/Key Executive Stock Option Plan Committee administers Sunburst's stock option plans and grants stock options thereunder, reviews compensation of officers and key management employees, recommends development programs for employees such as training, bonus and incentive plans, pensions and retirement, and reviews other employee fringe benefit programs.

  The Finance Committee reviews the financial affairs of Sunburst and recommends financial objectives, goals and programs to the Board of Directors and to management.

  The Audit Committee reviews the scope and results of the annual audit, will review and approve the services and related fees of Sunburst's independent public accountants, review Sunburst's internal accounting controls and review Sunburst's Internal Audit Department and its activities.

  The Nominating Committee recommends to the Board of Directors the members to serve on the Board of Directors during the ensuing year. The Committee does not consider nominees recommended by stockholders.

 Compensation of Directors

  The Company has previously adopted the Choice Hotels International, Inc. Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan. Part A of the Plan provides that eligible non-employee directors will be granted options to purchase 5,000 shares of Sunburst Common Stock on their first date of election and will be granted options to purchase 1,000 shares on their date of election in subsequent calendar years. Part B of the Plan provides that eligible non-employee directors may elect, prior to May 31 of each year, to defer a minimum of 25% of committee fees earned during the ensuing fiscal year. The fees which are so deferred will be used to purchase Sunburst Common Stock on the open market within 15 days after December 1, February 28 and May 31 of such fiscal year. Pending such purchases, the funds will be credited to an Interest Deferred Account, which will be interest bearing. Stock which is so purchased will be deposited in a Stock Deferred Account pending distribution in accordance with the Plan.

  Directors who will be employees of Sunburst will receive no separate remuneration for their services as directors. Pursuant to the Non-Employee Director Stock Compensation Plan to be adopted by Sunburst prior to the Distribution, eligible non-employee directors will receive annually, in lieu of cash, restricted stock of Sunburst, the fair market value of which at the time of grant will be equal to $30,000, which will represent the Board of Directors retainer and meeting fees. In addition, all non-employee directors will receive $1,610 per diem for Committee meetings attended, except where the Committee meeting is on the same day as a Board of Directors meeting, and will be reimbursed for travel expenses and other out-of-pocket costs incurred in attending meetings.

 Executive Officers

  The name, age, proposed title upon consummation of the Distribution and business background of each of the persons who are expected on the Distribution Date to be the executive officers of Sunburst are set forth below.

The Company is currently seeking candidates for the positions of Senior Vice President, Chief Financial Officer and Treasurer and Vice President- Finance and Controller. The business address of each prospective executive officer is 10750 Columbia Pike, Silver Spring, Maryland 20901, unless otherwise indicated.

  NAME                 AGE                       POSITION
  ----                 ---                       --------
Stewart Bainum, Jr....  51 Chairman of the Board of Directors
Donald J. Landry......  48 Vice Chairman and Chief Executive Officer
Antonio DiRico........  44 President and Chief Operating Officer
Kevin P. Hanley.......  39 Senior Vice President, Real Estate and Development
Edward A. Kubis.......  38 Senior Vice President, General Counsel and Secretary

  Kevin P. Hanley. Vice President, Real Estate and Development of the Company since December 1994; Vice President, Real Estate and Development of MCHD from December 1994 to November 1996; Executive Vice President of Hospitality Investment Trust from September 1994 to November 1994; Senior Vice President, Development and Acquisitions of Motel 6, L.P. from May 1992 to September 1994; various other positions with Motel 6, L.P. since January 1987.

  Edward A. Kubis. Senior Vice President and General Counsel of Choice Management and Realty Services, a division of the Company, since June 1997; Senior Vice President, General Counsel and Secretary of Choice from November 1996 to June 1997; Assistant General Counsel and Assistant Secretary, Manor Care from December 1993 to November 1996; Senior Attorney, Real Estate, from December 1990 to December 1993; Staff Attorney, Real Estate from June 1987 to December 1990.

  For biographical information with respect to the other persons listed above, see "Proposal Five: Election of Directors."

             PROPOSAL TWO: AMENDMENTS TO THE RESTATED CERTIFICATE
                        OF INCORPORATION OF THE COMPANY

  In connection with the Distribution, Company stockholders are being asked, as part of the Distribution Proposals, and pursuant to Delaware law, to consider and vote upon amendments to the Restated Certificate of Incorporation of the Company to (i) change the name of the Company to Sunburst Hospitality Corporation, (ii) decrease the number of authorized shares of Company Common Stock from 160,000,000 to 60,000,000 and (iii) effect a one-for-three reverse stock split of Company Common Stock whereby every three shares of Company Common Stock would be aggregated into one share of Sunburst Common Stock. Under the DGCL, the amendments to the Company's Restated Certificate of Incorporation described herein require the approval of a majority of the outstanding Company Common Stock.

  Proposal Two is one of the Distribution Proposals and, therefore, the effectiveness of Proposal Two is conditioned upon the approval of all of the Distribution Proposals. Accordingly, failure of Company stockholders to approve Proposal Two will result in the ineffectiveness of all the Distribution Proposals.

  The Board of Directors unanimously recommends that the stockholders vote FOR all of the Distribution Proposals.

NAME CHANGE

  The purpose and principal effect of the proposed amendment to the Restated Certificate of Incorporation of the Company to change the name of the Company to Sunburst Hospitality Corporation is to permit Financing to adopt the name Choice Hotels International, Inc. after the Distribution, to minimize confusion to the public and to investors and to reflect that the principal business of the Company after the Distribution will emphasize the ownership of hotels and other lodging-related properties. This amendment should not have any adverse effect on the Company shareholders.

REVERSE STOCK SPLIT AND REDUCTION IN NUMBER OF AUTHORIZED SHARES

  Purposes of the Reverse Stock Split. In order to enable Sunburst to maintain an acceptable trading range for Sunburst Common Stock after the Distribution while also retaining sufficient liquidity for Sunburst Common Stock, the Company has proposed that, following the Distribution, the Company's Restated Certificate of Incorporation be amended to effect a one-for-three reverse stock split pursuant to which each three shares of Company Common Stock will be exchanged for one share of Sunburst Common Stock (i.e. common stock of the Company following the Distribution). As of July 8, 1998, the Company had outstanding 60,163,298 shares of Company Common Stock (not including shares issuable upon exercise of options to purchase Company Common Stock) and had reserved for issuance under the 1996 Incentive Plan 6,732,307 shares of Company Common Stock. After giving effect to the Reverse Stock Split, such numbers would be 20,054,432 and 2,244,102 respectively.

  Purposes of the Reverse Stock Split. The Board of Directors, after considering the effects of the Distribution on the price per share of the Company Common Stock, believes that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders as a means of enhancing the liquidity and marketability of Company Common Stock. The reduction in the number of issued and outstanding shares of the Company Common Stock as a result of the Reverse Stock Split is expected to increase the market price of the Company Common Stock, thereby reducing any negative attributes traditionally associated with a low per share market price.

  A low per share market price often adversely effects the marketability of a stock. Certain institutional investors have internal policies preventing the purchase of low-priced stocks and many brokerage houses do not permit low-priced stock to be used as collateral for margin accounts or to be purchased on margin. Further, certain brokerage houses have adopted time-consuming practices and procedures which act to discourage individual brokers from dealing in low-priced stocks because such practices and procedures make the handling of low-priced stocks economically unattractive. A low stock price also has the effect of increasing the amount and percentage of transaction costs paid by individual investors. Because brokers' commission on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, a low stock price can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case with stock with a higher share price. The Board of Directors believes that the expected increase in the share price of the Company Common Stock resulting from the Reverse Stock Split should reduce the effect of these negative attributes traditionally associated with a low per share price, thereby enhancing the acceptability of the Company Common Stock with the financial community and investing public and resulting in a broader market for the Company Common Stock than currently exists.

  There can be no assurance that the Reverse Stock Split will increase the current market price per share, or that any increase in market price of the Company Common Stock after the Reverse Stock Split will be maintained. The Reverse Stock Split could result in an increase in the market price for Company Common Stock which is proportionately less than the decease in the number of shares outstanding. Additionally, there can be no assurances that any of the effects described above will be achieved.

  Certain Effects of the Reverse Stock Split. A holder of Company Common Stock will be entitled to receive a whole number of shares plus a fraction of a share if the number of shares of Company Common Stock held by him prior to the Reverse Stock Split is not evenly divisable by three. However, no certificate or scrip representing fractional shares of Company Common Stock will be issued. In lieu of fractional shares, the Transfer Agent of the Common Stock on behalf of all persons otherwise entitled to receive fractional shares (including individual beneficial owners of shares held by a nominee holder) will, promptly following the effective time of the Reverse Stock Split, aggregate such fractional shares and sell the resulting whole shares of Company Common Stock for the accounts of those persons in open market transactions on the NYSE. Those persons will thereafter be entitled to receive their allocable portion of the net proceeds of the sale thereof upon surrender of their Company Common Stock certificates as described below.

  If approved, the Reverse Stock Split may result in some stockholders owning "odd-lots" of less than 100 shares of Company Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

  Stockholders have no right under Delaware law or the Company's Amended and Restated Certificate of Incorporation or By-Laws to dissent from the Reverse Stock Split.

  The Company Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Company Common Stock under the Exchange Act.

  Exchange of Stock Certificates. If the Reverse Stock Split is approved as part of the Distribution Proposals, the Company will, after consummation of the Distribution, file an amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company will notify holders of Company Common Stock of the effectiveness of the Reverse Stock Split and will furnish the holders of record of shares of Company Common Stock at the close of business on such effective date with a letter of transmittal for use in exchanging certificates. The holders of Company Common Stock will be required to promptly mail their certificates representing shares of Company Common Stock to the transfer agent, in order that new certificates giving effect to the Reverse Stock Split may be issued and the proceeds of any fractional shares may be distributed. Commencing with the effective date of the Reverse Stock Split, previously outstanding certificates representing shares of Company Common Stock will be deemed for all purposes to represent one-third of the number of shares previously represented thereby.

  Decreased Number of Authorized Shares. The Company has authorized 160,000,000 shares of Company Common Stock, of which approximately 60,163,298 are issued and outstanding as of July 8, 1997. In connection with the Reverse Stock Split, the outstanding shares of Company Common Stock will be reduced to approximately 20,054,433. To reflect this reduction in the number of shares outstanding, it is proposed to amend the Company's Restated Certificate of Incorporation to decrease the total number of shares of Company Common Stock authorized by the Company from 160,000,000 to 60,000,000.

      PROPOSAL THREE: RATIFICATION OF THE FRANCHISING BOARD OF DIRECTORS

  In connection with the Distribution, Company stockholders are being asked as part of the Distribution Proposals to consider and vote upon the ratification of the election by the Company, as sole stockholder of Franchising, of Stewart Bainum, Jr., Stewart Bainum, Barbara Bainum, William R. Floyd, Robert C. Hazard, Jr., Frederic V. Malek, Gerald W. Petitt, James H. Rempe and Jerry E. Robertson, Ph.D (collectively the "Franchising Directors") as directors of Franchising who will be divided into three classes, the initial terms of which will expire in 1998, 1999 and 2000.

  Certain information with respect to the Franchising Board of Directors and the Franchisors Directors is set forth in "Proposal One: Ratification of the Distribution--The Distribution--Certain Information Concerning Franchising-- Management"; and "--Certain Relationships and Related Transactions."

  Each Franchising Director will be elected to the Franchising Board of Directors by the Company prior to the Distribution and will hold office as a director for the term indicated for such person in "Proposal One: Ratification of the Distribution--The Distribution--Certain Information Concerning Franchising--Management."

  Proposal Three is one of the Distribution Proposals and, therefore, the effectiveness of Proposal Three is conditioned upon the approval of all of the Distribution Proposals. Accordingly, failure of Company stockholders to approve Proposal Three will result in the ineffectiveness of all of the Distribution Proposals.

  The Board of Directors unanimously recommends that the stockholders vote FOR all of the Distribution Proposals.

       PROPOSAL FOUR: RATIFICATION OF CERTAIN FRANCHISING BENEFIT PLANS

  In connection with the Distribution, Company stockholder are being asked, as part of the Distribution Proposals, to ratify the adoption by Franchising of the Choice Hotels Franchising, Inc. 1997 Long-Term Incentive Plan (the "Franchising Incentive Plan") and the Choice Hotels Franchising, Inc. Employee Stock Purchase Plan (the "Franchising Stock Purchase Plan").

  Proposal Four is one of the Distribution Proposals and, therefore, the effectiveness of Proposal Four is conditioned upon the approval of all of the Distribution Proposals. Accordingly, failure of Company stockholders to approve Proposal Four will result in the ineffectiveness of all of the Distribution Proposals.

  The Board of Directors unanimously recommends that the stockholders vote FOR all of the Distribution Proposals.

FRANCHISING INCENTIVE PLAN

  General. The continuing growth and development and financial success of Franchising and its subsidiaries are dependent upon ensuring the best possible management. The Franchising Board of Directors believes the Franchising Incentive Plan will be an important aid to Franchising in attracting and retaining individuals of outstanding abilities and in rewarding them for the continued profitable performance of Franchising and its subsidiaries.

  The types of awards that may be granted under the Franchising Incentive Plan are restricted shares, incentive stock options, nonqualified stock options, stock appreciation rights and performance shares. The Franchising Incentive Plan provides that over the next ten years restricted shares, incentive stock options, nonqualified stock options, stock appreciation rights, and/or performance shares involving up to 7.1 million shares (subject to adjustment for stock splits and similar capital changes) of Franchising Common Stock may be granted. Franchising Common Stock issued under the Franchising Incentive Plan may be authorized and unissued stock, treasury stock or stock purchased on the open market (including in private transactions). To the extent that an award lapses or the rights of a participant to whom it was granted terminate, any shares of Franchising Common Stock subject to the award will again be available for awards under the Franchising Incentive Plan. The following description of the Franchising Incentive Plan is qualified in its entirety by reference to the Choice Hotels Franchising, Inc. Long-Term Incentive Plan, a copy of which is attached as Exhibit D-1 to this Proxy Statement. The amount of compensation that will accrue to the participants pursuant to the Franchising Incentive Plan, if ratified by the stockholders at the Annual Meeting, is not currently determinable.

  Administration. The Franchising Incentive Plan provides that it will be administered by one or more Key Executive Stock Option Plan Committee(s) of the Board of Directors (the "Committee"), which establishes the conditions of each grant made under the Franchising Incentive Plan and determines which key employees will receive awards as well as the type and amount of each award.

  Eligibility. Key employees of Franchising and its subsidiaries (including employees who are members of the Franchising Board of Directors, but excluding directors who are not employees) who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of Franchising or one of its subsidiaries are eligible to be granted awards under the Franchising Incentive Plan. Subject to the provisions of the Franchising Incentive Plan, the Committee shall from time to time select from such eligible persons those to whom awards shall be granted and determine the number of shares to be granted. Because eligibility is determined by these subjective criteria, it is not possible at this time to determine either the number of employees eligible to participate in the Franchising Incentive Plan or the amount of awards which will be made.

  In connection with the Distribution, options to purchase Company Common Stock held by Company employees will be converted into options to purchase Franchising Common Stock and Sunburst Common Stock. Such converted options to purchase Franchising Common Stock will be deemed to be governed by the Franchising Incentive Plan but are not deemed to be issued under the Franchising Incentive Plan. All of such awards will vest at the rate of twenty percent per year for the first five years, and expire ten years after the date of the award.

  Restricted Shares. Restricted share awards are shares of Franchising Common Stock bearing restrictive legends prohibiting their sale, transfer, pledge or hypothecation until the expiration of a restriction period of not more than ten years set at the time of grant. In addition or in lieu of a restriction period, the Committee may establish a performance goal which must be achieved as a condition to retention of the award. The recipient of an award is entitled to receive dividends and vote the restricted shares, unless forfeited.

  Stock Options. Options granted under the Franchising Incentive Plan may be either Incentive Stock Options, as defined in the Internal Revenue Code, as amended, or options which do not so qualify ("nonqualified options"). At the time an option is granted, the Committee determines the number of shares of Franchising Common Stock subject to each stock option, the manner and time of exercise, and the vesting schedule. No options granted under the Franchising Incentive Plan may be exercised more than 10 years after date of grant; however, Incentive Stock Options granted to a Ten Percent Shareholder (as defined) may not be exercised more than 5 years after the date of grant. The option price per share for stock options will be set in the grant, but will be equal to or greater than the fair market value of a share of Franchising Common Stock on the date of grant, except with respect to an Incentive Stock Option granted to a Ten Percent Shareholder (as defined) shall be at least 110% of the fair market value on the date of grant. The option exercise price may be paid with cash and/or shares of Franchising Common Stock. Options will be evidenced by stock option agreements in a form approved by the Committee and are not transferable except by will or the laws of descent and distribution. Under the Franchising Incentive Plan, no Covered Employee (as defined in Section 162(m)(3) of the Internal Revenue Code) may be granted stock options for more than 100,000 shares during any calendar year. With respect to Incentive Stock Options granted to any employee, the aggregate fair market value determined on the date of grant with respect to which any Incentive Stock Option is first exercisable shall not exceed $100,000.

  The granting of an option does not entitle the participant to any dividends, voting or other rights of a stockholder, unless and until the participant receives stock upon exercise of the option. The Committee may limit an option by restricting its exercise in whole or in part for specified periods.

  Stock Appreciation Rights. An SAR is the right to receive payment for the appreciation in value of one share of Franchising Common Stock over a specified price. An SAR may be granted either in tandem with a stock option award or independently. If the SAR is granted in tandem with a stock option award, the payment is measured by the excess of the fair market value of Franchising Common Stock at the time of exercise over the option price (which cannot be less than the fair market value of the stock at the time of grant). If the SAR is granted independent of a stock option, the Committee will specify whether the award is a "regular" SAR or whether the award is a "book value" SAR. If the award is a "regular" SAR, the payment is measured by the excess of the fair market value of the stock at the time of exercise over the fair market value at the time of grant. If the award is a "book value" SAR, the payment is measured by the excess of the book value of Franchising Common Stock at the time of exercise over the book value of Franchising Common Stock at the time of grant.

  Stock appreciation payments, at the election of the participant, may be made in cash or Franchising Common Stock or a combination of both. The Committee must approve any election to receive cash.

  An SAR issued pursuant to an option cannot be exercised less than six months after the grant; an SAR issued independently is subject to the terms and conditions established on grant. SARs are deemed to be exercised on the last day of the Exercise Period, if not previously exercised, which may not extend more than ten years beyond the date of grant. The Committee may impose such restrictions on transferability of SARs as it may determine.

  The granting of an SAR does not entitle the participant to any dividend, voting or other rights of a stockholder, unless and until the participant receives stock upon the exercise of an SAR. SARs which are not exercisable immediately upon being granted may be made immediately exercisable upon the occurrence of retirement or disability, as determined by the Committee in its sole discretion. Under the Franchising Incentive Plan, no Covered Employee (as defined in Section 162(m)(3) of the Internal Revenue Code) may be granted more than 100,000 SARs during any calendar year.

  Performance Shares. A performance share award involves the grant of a right to receive a specified number of shares of Franchising Common Stock upon satisfaction of certain performance-related objectives specified in the granting instrument. The performance-related objectives may relate to the individual, Franchising, a department or a division of Franchising and/or a group or class of participants. The measuring period used to establish the performance criteria will be specified by the Committee at the time of grant and may be subsequently waived or reduced, or the performance criteria may be adjusted, upon the occurrence of events determined by the Committee in its sole discretion to justify such waiver, reduction or adjustment. Under the Franchising Incentive Plan, no Covered Employee (as defined in Section 162(m)(3) of the Internal Revenue Code) may be granted more than 100,000 Performance Shares during any calendar year.

  Retirement or Disability. The Committee may, in its discretion, waive the forfeiture, termination or lapse of an award in the event of retirement or disability of the participant.

  Income Tax Consequences. The Federal income tax consequences of an award under the Franchising Incentive Plan depend on the type of award, as discussed below. The grant of a restricted share award or a performance share award does not immediately produce taxable income to a recipient or a tax deduction to Franchising. However, at the time the restrictions expire or the performance objectives have been achieved, as the case may be, a recipient will recognize taxable ordinary income in an amount equal to the fair market value of the stock on the date the restrictions expire or the performance criteria are achieved and Franchising will be entitled to a corresponding income tax deduction. In the case of a restricted share award, during the restriction period, a recipient will be taxed on the dividends received from the restricted shares as additional compensation, and Franchising will be entitled to a corresponding compensation deduction.

  Generally, a recipient of an incentive stock option will not recognize taxable income at the time of grant or exercise and Franchising will not be entitled to an income tax deduction. Provided the minimum holding periods are satisfied, any gain on a disposition of stock acquired through an incentive stock option will be taxable to a recipient as long-term capital gain. If the minimum holding periods are not satisfied, a recipient will recognize ordinary income in the amount of the excess of the fair market value of the stock on the date the option is exercised over the option price, and Franchising will be entitled to a corresponding income tax deduction.

  The grant of a nonqualified stock option does not result in taxable income to a recipient or a tax deduction for Franchising. Upon exercise, a recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the option price, and Franchising will be entitled to a corresponding income tax deduction.

  A recipient of a stock appreciation right will not recognize taxable income at the time the right is granted, and Franchising will not be entitled to a tax deduction. However, ordinary taxable income will be recognized by a recipient and a corresponding deduction will be taken by Franchising, at the time of exercise, in an amount equal to the cash and the fair market value of the stock received.

  Amendment and Termination. The Franchising Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Franchising Incentive Plan in whole or in part, except (i) any such action affecting options granted or to be granted under the Franchising Incentive Plan which are intended to qualify as Incentive Stock Options shall be subject to stockholder approval to the extent such stockholder approval is required pursuant to Section 422 of the Internal Revenue Code and (ii) without the consent of the participant to whom any award has been granted, no such action may be taken which adversely affects the rights of such participant concerning such award, except as such termination or amendment of the Franchising Incentive Plan is required by statute, or rules and regulations promulgated thereunder.

  The Franchising Incentive Plan terminates in October, 2007. Awards may be granted under the Franchising Incentive Plan at any time and from time to time prior to the termination of the Franchising Incentive Plan. Any award outstanding at the time the Franchising Incentive Plan is terminated shall remain in effect until said award is exercised or expires.

FRANCHISING STOCK PURCHASE PLAN

  General. The purposes of the Franchising Stock Purchase Plan are to build a proprietary interest among employees of Franchising and to assist Franchising in its goal of recruiting and retaining highly qualified employees at all levels of the organization.

  The following description of the Franchising Stock Purchase Plan is qualified in its entirety by reference to the Choice Hotels International, Inc. 1997 Employee Stock Purchase Plan, a copy of which is attached as Exhibit D-2 to this Proxy Statement. The amount of compensation that will accrue to the employees pursuant to the Franchising Stock Purchase Plan, if approved by the stockholders, is not currently determinable.

  The Franchising Stock Purchase Plan authorizes the purchase of a maximum of 1,000,000 shares (subject to adjustment for stock splits and similar capital changes) of Franchising Common Stock by eligible employees.

  Eligibility. Each employee of Franchising and its subsidiaries having at least one year of continuous service on the first day of each January, April, July and October (an "Offering Date"), beginning January 1, 1998, is eligible to participate in the Franchising Stock Purchase Plan. All employees will be eligible to participate after completing one year of employment. Any employee who immediately after the grant of a right owns 5% or more of the Franchising Common Stock, however, would not be eligible to participate.

  Administration. The Franchising Stock Purchase Plan will be administered by the Franchising Board of Directors.

  Rights will be granted quarterly on each Offering Date, and are exercisable effective on the succeeding last trading day of March, June, September and December, respectively. Eligible employees may purchase shares of Franchising Common Stock through accumulation of payroll deductions (of not less than 2% nor more than 10% of compensation, as defined in the Franchising Stock Purchase Plan). No Participant shall have the right to purchase shares of Franchising Common Stock under the Plan at a rate of more than $25,000 in value in any calendar year, such value to be based on the fair market value of the Franchising Common Stock as of the Offering Date on which the Participant becomes eligible to purchase Franchising Common Stock in such year under the terms of the Plan. At the end of each three month Offering Period, Franchising will contribute cash equal to one-ninth of the employee payroll deductions to the Franchising Stock Purchase Plan, and the aggregate employee payroll deductions and Franchising contribution will be used either by Franchising to sell Franchising Common Stock to the participants or by Franchising's designated agent to purchase Franchising Common Stock in the open market. The agent will allocate the purchased Franchising Common Stock among the employee accounts in proportion to their payroll deductions. Franchising will pay the administrative expenses for the purchase of the Franchising Common Stock, including broker's commissions, transfer fees and similar costs.

  Amendment and Termination. The Franchising Board of Directors may at any time amend or terminate the Franchising Stock Purchase Plan except that no action may be made without the approval of stockholders to the extent such approval is required pursuant to Section 423 of the Internal Revenue Code.

  Federal Income Tax Consequences. Generally, a recipient of stock acquired through the Franchising Stock Purchase Plan will not recognize taxable income (and Franchising will not be entitled to an income tax deduction) until such recipient disposes of the stock. Provided the minimum holding periods are satisfied, upon disposition of stock acquired through the Franchising Stock Purchase Plan, the lesser of (1) the excess of the fair market value of the stock on the date of purchase over the price paid, or (2) the excess of the fair market value of the stock at the time of disposition over the price paid, will be taxable to a recipient as ordinary income (compensation), and Franchising will not be entitled to a corresponding income tax deduction. Any additional gain will be taxable to such recipient as long-term capital gain. If the minimum holding periods are not satisfied, a recipient will recognize ordinary income (compensation) in the amount of the excess of the fair market value of the stock on the date of purchase over the price paid, and Franchising will be entitled to a corresponding income tax deduction. Any additional gain will be taxable to such recipient as long-term capital gain.

                     PROPOSAL FIVE: ELECTION OF DIRECTORS

 Election of Directors at the Annual Meeting

  At the Annual Meeting, stockholders will elect three directors to hold office until the 2000 Annual Meeting of stockholders and until their successors are elected and qualified.

  The names of the nominees for election as directors at the Annual Meeting and the present directors whose terms of office do not expire in 1997 are set forth in the following table. The Company has no reason to believe that any nominee for election will not be able to serve as a director. However, should any nominee become unavailable to serve, the proxies solicited hereby may be voted for election of such other person as may be nominated by the Board of Directors.

  It is expected that in connection with the consummation of the Distribution, Stewart Bainum, Barbara Bainum, William R. Floyd, Robert C. Hazard, Jr., Gerald W. Petitt, Jerry E. Robertson, Ph.D. and Paul A. Gould will each resign as director of the Company effective as of the Distribution Date and become directors of Franchising. For a discussion of the Board of Directors of the Company after the Distribution, see "Proposal One: Ratification of the Distribution--The Distribution--Certain Information Concerning Sunburst-- Management." For a discussion of the Board of Directors of Franchising after the Distribution, see "Proposal One: Ratification of the Distribution--Certain Information Concerning Franchising--Management."

PRESENT BOARD OF DIRECTORS INCLUDING NOMINEES FOR RE-ELECTION:

                                                                       TERM TO
        NAME                                 AGE       POSITION        EXPIRE
        ----                                 ---       --------        -------
Nominees for terms expiring in 2000:
  Barbara Bainum*........................... 52        Director         2000
  Robert C. Hazard, Jr...................... 62        Director         2000
  Frederic V. Malek......................... 60        Director         2000
Directors whose terms expire after 1997 and
 who are not currently nominees for re-
 election:
  Stewart Bainum*........................... 78        Director         1998
  Gerald W. Petitt.......................... 51        Director         1998
  Jerry E. Robertson, Ph.D.................. 64        Director         1998
  Stewart Bainum, Jr.*...................... 51  Chairman of the Board  1999
                                                     and Director
  William R. Floyd.......................... 52        Director         1999
  Paul A. Gould............................. 50        Director         1999

--------
* Mr. Bainum is the father of Mr. Bainum, Jr. and Ms. Bainum, who are siblings.

  Stewart Bainum, Jr. Chairman of the Board of the Company since November 1996; Chairman of the Board of Choice Hotels from March 1987 to June 1990; Chairman of the Board and Chief Executive Officer of Manor Care and Manor Care Health Services, Inc. ("MCHS") since March 1987; Chief Executive Officer of Manor Care since March 1987 and President since June 1989; Vice Chairman of the Board of Vitalink Pharmacy Services, Inc. ("Vitalink") since December 1994; Vice Chairman of the Board of Manor Care and subsidiaries from June 1982 to March 1987; Director of Manor Care since August 1981, of Vitalink since September 1991, of MCHS since 1976 and of Choice Hotels since 1977; Chief Executive Officer of MCHS since June 1989 and President from May 1990 to May 1991; Chairman of the Board and Chief Executive Officer of Vitalink from September 1991 to February 1995 and President and Chief Executive Officer from March 1987 to September 1991.

  Stewart Bainum. Vice Chairman of the Board of Manor Care and subsidiaries since March 1987; Chairman of the Board of Manor Care from August 1981 to March 1987, Chief Executive Officer from July 1985 to March 1987, President from May 1982 to July 1985; Chairman of the Board of MCHS from 1968 to March 1987 and a Director since 1968; Director of Vitalink from September 1991 to September 1994; Chairman of the Board of Choice Hotels from 1972 to March 1987 and a Director since 1963; Chairman of the Board of Realty Investment Company, Inc. since 1965.

  Barbara Bainum. President, Secretary and Director of the Commonweal Foundation since December 1990, December 1984 and December 1994, respectively; Secretary and Director of Realty Investment Company, Inc. since July 1989 and March 1982, respectively; Family Services Agency, Gaithersburg, Maryland, Clinical Social Work since September 1994; Department of Social Services, Rockville, Maryland, Social Work Case Management from September 1992 to May 1993; member of the Boards of Trustees of Columbia Union College (September 1987 to May 1991) and Atlantic Union College (September 1985 to May 1987).

  William R. Floyd. Chief Executive Officer of the Company since October 1996; Chief Operating Officer of Taco Bell Corp. (a subsidiary of PepsiCo) from July 1995 to October 1996, Chief Operating Officer of KFC (a subsidiary of PepsiCo) from August 1994 to July 1995; National Vice President of Taco Bell Company Operations from July 1992 to August 1994, Vice President of Taco Bell Eastern Operations from December 1990 to January 1992; Director, Friendly Hotels PLC since 1996.

  Paul A. Gould. Managing Director of Allen & Company Incorporated (investment banking firm) for more than five years and other positions at Allen & Company Incorporated since 1973. Director: Telecommunications International, Inc., United Video Satellite Group, Inc. and National Patent Development Corporation; Board of Trustees: The New School, The Hackley School and The Holderness School.

  Robert C. Hazard, Jr. Hotel Developer. Co-Chairman of Choice Hotels from January 1995 to November 1996 and a Director since December 1980; Chairman from June 1990 to January 1995 and Chief Executive Officer from December 1980 to January 1995; President from December 1980 to June 1990. Advisory Board Outrigger Hotels.

  Frederic V. Malek. Co-Chairman of CB Commercial Real Estate Group, since April 1989; Chairman of Thayer Capital Partners since March 1993; Campaign Manager for Bush-Quayle '92 from January 1992 to November 1992; Vice Chairman of NWA, Inc. (airlines), July 1990 to December 1991; Director: Manor Care, Inc., American Management Systems, Inc., Automatic Data Processing Corp., FPL Group, Inc. (an affiliate of Florida Power and Light--power company), ICF Kaiser International, Inc., Intrav, Inc. (travel and leisure services), National Education Corporation, Northwest Airlines and various Paine Webber mutual funds.

  Gerald W. Petitt. Hotel Developer, Co-Chairman of Choice Hotels from January 1995 to November 1996 and a Director since December 1980; President from June 1990 to January 1995 and Chief Operating Officer from December 1980 to January 1995.

  Jerry E. Robertson, Ph.D. Retired; Executive Vice President, 3M Life Sciences Sector and Corporate Services from November 1986 to March 1994;
Director: Manor Care, Inc., Allianz Life Insurance Company of North America, Health, Inc., Coherent, Inc., Haemonetics Corporation, Life Technologies, Inc., Medwave, Inc., Project Hope and Steris Corporation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL THE NOMINEES NAMED HEREIN.

 Board of Directors and Committees of the Board

  From November 1, 1996 (the date the Manor Care Spin-off was consummated), the Board of Directors has consisted of nine directors, four whom were not officers or employees of the Company. For the fiscal year ended May 31, 1997, each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which such director served.

  The standing committees of the Board of Directors include the Audit Committee, the Finance Committee, the Compensation/Key Executive Stock Option Plan Committee, the Compensation/Key Executive Stock Option Plan Committee No. 2, and the Nominating Committee, the current members of which are as follows:

  Compensation/Key Executive Stock          Finance Committee
  Option Plan Committee                       Stewart Bainum, Chairman
   Jerry E. Robertson, Chairman               Stewart Bainum, Jr.
   Stewart Bainum                             Paul A. Gould
   Frederic V. Malek                          Frederic V. Malek
   Barbara Bainum                             William R. Floyd


  Compensation/Key Executive Stock          Audit Committee
  Option Plan Committee No. 2                 Jerry E. Robertson, Chairman
   Jerry E. Robertson, Chairman               Paul A. Gould
   Frederic V. Malek                          Gerald W. Pettit
   Barbara Bainum

  Nominating Committee
   Gerald W. Pettit
   Robert C. Hazard, Jr.

  The Compensation/Key Executive Stock Option Plan Committees administer the Company's stock option plans and grant stock options thereunder, reviews compensation of officers and key management employees, recommends development programs for employees such as training, bonus and incentive plans, pensions and retirement, and reviews other employee fringe benefit programs.

  The Finance Committee reviews the financial affairs of the Company and recommends financial objectives, goals and programs to the Board of Directors and to management.

  The Audit Committee reviews the scope and results of the annual audit, reviews and approves the services and related fees of the Company's independent public accountants, reviews the Company's internal accounting controls and reviews the Company's Internal Audit Department and its activities.

  The Nominating Committee recommends to the Board of Directors the members to serve on the Board of Directors during the ensuing year. The Committee will not consider nominees recommended by stockholders.

 Compensation of Directors

  In connection with the Manor Care Spin-off, the Company adopted the Choice Hotels International, Inc. Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan. Part A of the Plan provides that eligible non-employee directors will be granted options to purchase 5,000 shares of Common Stock on their first date of election and will be granted options to purchase 1,000 shares on their date of re-election in subsequent calendar years. Part B of the Plan provides that eligible non-employee directors may elect, prior to May 31 of each year, to defer a minimum of 25% of committee fees earned during the ensuing fiscal year. The fees which are so deferred will be used to purchase Common Stock on the open market within 15 days after December 1, February 28 and May 31 of such fiscal year. Pending such purchases, the funds will be credited to an Interest Deferred Account, which will be interest bearing. Stock which is so purchased will be deposited in a Stock Deferred Account pending distribution in accordance with the Plan.

  Directors who are employees of the Company will receive no separate remuneration for their services as directors. Pursuant to the Non-Employee Director Stock Compensation Plan, eligible non-employee directors will receive annually, in lieu of cash, restricted stock of the Company, the fair market value of which at the time of grant will be equal to $30,000, which will represent the Board of Directors retainer and meeting fees. In addition, all non-employee directors will receive $1,610 per diem for Committee meetings attended, except where the Committee meeting is on the same day as a Board of Directors meeting, and will be reimbursed for travel expenses and other out-of-pocket costs incurred in attending meetings.

 Executive Officers

  The name, age, title and business background of each executive officer of the Company are set forth below. The business address of each executive officer of the Company is 10750 Columbia Pike, Silver Spring, Maryland 20901, unless otherwise indicated.

      NAME                AGE                     POSITION
      ----                ---                     --------
Stewart Bainum, Jr....... 51  Chairman of the Board of Directors
William R. Floyd......... 52  Vice Chairman and Chief Executive Officer
Donald J. Landry......... 48  President and Chief Operating Officer
James A. MacCutcheon..... 45  Executive Vice President, Chief Financial Officer
                               and Treasurer
Antonio DiRico........... 44  Senior Vice President--Hotel Operations
Thomas Mirgon............ 41  Senior Vice President, Human Resources
Barry L. Smith........... 54  Senior Vice President--Marketing
Michael J. DeSantis...... 38  Senior Vice President, General Counsel
                               and Secretary
Joseph M. Squeri......... 32  Vice President, Finance and Controller

  Donald J. Landry. President of Choice since January 1995; President of MCHD since March 1992; various executive positions with Richfield Hotel Management, Inc. and its predecessors for more than 20 years, including President of MHM Corporation; Director, Friendly Hotels PLC, since 1996.

  James A. MacCutcheon. Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 1996; Senior Vice President, Chief Financial Officer and Treasurer of the Company's predecessor (together with the Company, "Choice Hotels") since September 1993; Senior Vice President, Chief Financial Officer and Treasurer of Manor Care from September 1993 to November 1996; Senior Vice President--Finance and Treasurer of Manor Care from October 1987 to September 1993; Treasurer of Vitalink from September 1992 to January 1997 and a Director since September 1994.

  Thomas Mirgon. Senior Vice President, Human Resources of the Company since March 1997; Vice President, Administration of Interim Services from August 1993 to February 1997; employed by Taco Bell Corp. from January 1986 to August 1993, last serving as Senior Director, Field Human Resources from February 1992 to August 1993.

  Antonio DiRico. Senior Vice President, Hotel Operations of the Company since November 1996; Senior Vice President, Hotel Operations of MCHD from May 1992 to November 1996; Senior Vice President of Richfield Hotel Management, Inc., and its predecessor, MHM Corporation; Director, Friendly Hotels PLC, since 1996.

  Barry L. Smith. Senior Vice President--Marketing of Choice Hotels since February 1989.

  Michael J. DeSantis. Senior Vice President, General Counsel and Secretary of the Company since June 1997; Senior Attorney for the Company from November 1996 to June 1997; Senior Attorney for Manor Care from January 1996 to October 1996; Vice President, Associate General Counsel and Assistant Secretary for Caterair International Corporation from April 1994 to December 1995; Assistant General Counsel of Caterair International from May 1990 to March 1994.

  Joseph M. Squeri. Vice President, Finance and Controller of the Company since March 1997; Director of Investment Funds, The Carlyle Group, from November 1994 to February 1997; various positions with Arthur Andersen LLP from July 1987 to November 1994, most recently as Manager.

 Compensation of Executive Officers

  Summary Compensation. The following tables set forth certain information concerning the annual and long term compensation of the chairman of the board and the four other most highly compensated executive officers of the Company (the "Named Officers") who were employed by the Company at May 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                             ---------------------------------    -----------------------
                                                                  RESTRICTED
                             FISCAL                                 STOCK    STOCK OPTION      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY   BONUS    OTHER      AWARDS($)  SHARES(#)(1)   COMPENSATION(2)
---------------------------  ------ -------- -------- --------    ---------- ------------   ---------------
Stewart Bainum, Jr.(3)..      1997  $656,357 $388,520   (4)             --      60,000(5)           --
 Chairman                     1996   625,102  337,555   (4)             --      60,000(5)       $33,543
                              1995   572,308  343,385   (4)             --         --             9,000
William R. Floyd(6).....      1997   270,373  146,001 $107,831(7) 1,250,000    307,693              --
 Vice Chairman and            1996       --       --       --           --         --               --
 Chief Executive Officer      1995       --       --       --           --         --               --
Donald J. Landry........      1997   404,250  200,508   (4)             --     100,000(8)         6,035
 President                    1996   366,702  201,686   (4)             --         --             5,000
                              1995   311,635  171,399   (4)             --      40,000(9)         2,250
James A. MacCutcheon
 (10)...................      1997   313,578  155,953   (4)             --      67,500(11)       18,682
 Senior Vice President,       1996   301,517  135,682   (4)             --      25,000(12)       13,176
 Chief Financial Officer      1995   273,199  136,600   (4)             --         --            13,176
  and Treasurer
Barry L. Smith..........      1997   240,000  108,000   (4)             --      25,000(13)       11,086
 Sr. Vice President,
  Marketing                   1996   233,640  116,820   (4)             --       5,000(14)       10,427
                              1995   221,668  104,561   (4)             --         --             6,750
Antonio DiRico..........      1997   196,200   86,524   (4)             --      25,000(13)        3,043
 Senior Vice President        1996   179,904   71,961   (4)             --       8,000(14)        2,225
 Hotel Operations             1995   133,719   50,813   (4)             --         --             2,163

--------

 (1) For Messrs. Bainum, Jr., MacCutcheon, Smith, Landry and DiRico, represents options to purchase shares of Manor Care Common Stock granted in fiscal years 1997, 1996 and 1995. In connection with the Manor Care Spin-off, the options to purchase Manor Care Common Stock were converted, in some cases 100%, and in some cases partially, to options to purchase Company Common Stock. In all cases, however, the exercise prices were adjusted to maintain the same financial value to the option holder before and after the Manor Care Spin-off.
 (2) Represents amounts contributed by Manor Care for fiscal years 1996 and 1995 and the Company for fiscal year 1997 under their respective 401(k) Plan and the Non-Qualified Savings Plan, which provide retirement and other benefits to eligible employees, including the Named Officers. The value of the amounts contributed in stock by the Company during fiscal year 1997 under the 401(k) Plan for the Named Offices were as follows:
     Mr. MacCutcheon, $6,240; Mr. Landry, $2,375; Mr. Smith, $3,696 and Mr. DiRico, $966. The value of the amounts contributed in stock of the Company during fiscal year 1997 under the Non-Qualified Saving Plan for the Named Officers were as follows: Mr. MacCutcheon, $12,443; Mr. Landry, $3,660; Mr. Smith $7,390 and Mr. DiRico, $2,077.

 (3) For part of fiscal year 1997 and all of fiscal years 1996 and 1995, Mr. Bainum, Jr. was the Chairman and Chief Executive Officer of Manor Care and the Company. In November, 1996, he resigned as Chief Executive Officer of the Company. The compensation reflected here is the total compensation received for services rendered to both Manor Care and the Company. For the period of fiscal year 1997 after the Manor Care Spin-off, the amount of compensation paid solely by Company was $88,302 for base salary and $47,683 for bonus.
 (4) The value of perquisites and other compensation does not exceed the lesser of $50,000 or 10% of the amount of annual salary and bonus paid as to any of the Named Officers.
 (5) In connection with the Manor Care Spin-off, these options were converted on a pro rata basis into options to purchase Manor Care Common Stock and options to purchase Company Common Stock.
 (6) Mr. Floyd's employment as Chief Executive Officer of the Company commenced October 16, 1996.

 (7) Consists of relocation expenses.
 (8) In connection with the Manor Care Spin-off, these options were converted into options to purchase 272,727 shares of Company Common Stock at an adjusted exercise price of $14.5095.
 (9) In connection with the Manor Care Spin-off, these options were converted into options to purchase 109,061 shares of Company Common Stock at an adjusted exercise price of $10.5007.
(10) For fiscal years 1996 and 1995 and part of fiscal year 1997, Mr. MacCutcheon was Senior Vice President, Chief Financial Officer and Treasurer of Manor Care and the Company. On November 1, 1996, Mr. MacCutcheon resigned from his position at Manor Care and assumed the position of Executive Vice President and Chief Financial Officer of the Company. The compensation reflected here is total compensation received for services rendered to both Manor Care and the Company. For the period of fiscal year 1997 after the Manor Care Spin-off, the amount of compensation paid solely by the Company was $209,052 for base salary and $103,690 for bonus.
(11) In connection with the Manor Care Spin-off, these options were converted into options to purchase 6,563 shares of Manor Care Common Stock at an adjusted exercise price of $25.0505, 36,387 options and 136,326 options to purchase Company Common Stock at adjusted exercise prices of $14.5095 and $13.8933, respectively.
(12) In connection with the Manor Care Spin-off, these options were converted into options to purchase 50,102 shares of Company Common Stock at an adjusted exercise price of $11.1168 and 10,462 shares of Manor Care Common Stock at an adjusted exercise price of $19.1932.
(13) In connection with the Manor Care Spin-off, these options were converted into options to purchase 68,182 shares of Company Common stock at an adjusted exercise price of $14.5095.
(14) In connection with the Manor Care Spin-off, these options were converted into options to purchase 13,633 shares of Company Common Stock at an adjusted exercise price of $11.1168.
(15) In connection with the Manor Care Spin-off, these options were converted into options to purchase 68,182 shares of Company Common Stock at an adjusted exercise price of $14.5095.
(16) In connection with the Manor Care Spin-off, these options were converted into options to purchase 21,811 shares of Company Common Stock at an adjusted exercise price of $11.1168.

  Stock Options. The following tables set forth certain information at May 31, 1997 and for the fiscal year then ended concerning options to purchase Manor Care Common Stock granted to the Named Officers. All Common Stock figures and exercise prices have been adjusted to reflect stock dividends and stock splits effective in prior fiscal years. In connection with the Manor Care Spin-off, existing Manor Care stock options, which are shown here, were converted, in some cases 100%, to options to purchase Company Common Stock.

                      STOCK OPTION GRANTS IN FISCAL 1997

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE OF ASSUMED
                                                                                       RATE OF STOCK PRICE
                                                                                        APPRECIATION FOR
                                         INDIVIDUAL GRANTS                               OPTION TERM(2)
                          ------------------------------------------------            ---------------------
                                              PERCENTAGE OF
                                              TOTAL OPTIONS
                                              GRANTED TO ALL
                                   NUMBER OF   EMPLOYEES IN  EXERCISE BASE
                                    OPTIONS    FISCAL YEAR       PRICE     EXPIRATION
     NAME                 COMPANY* GRANTED(1)      1997        PER SHARE      DATE      5%(3)      10%(4)
     ----                 -------- ---------- -------------- ------------- ---------- ---------- ----------
Stewart Bainum, Jr.(5)..    CHI      60,000        (6)         $14.5095     07/01/06     547,494  1,307,464
                            MNR      60,000        (6)         $25.0505     07/01/06     945,246  2,395,440
                                    -------                                           ---------- ----------
                           Total    120,000                                            1,492,740  3,782,904
William R. Floyd(5).....    CHI     307,693        (6)         $14.6250     11/04/06   2,830,037  7,171,862
                            MNR           0         --              --        --             --         --
                                    -------                    --------               ---------- ----------
                           Total    307,693                                            2,830,037  7,171,862
Donald J. Landry(5).....    CHI     272,727        (6)         $14.5095     07/01/06   2,488,607  6,306,648
                            MNR           0         --              --        --             --         --
                                    -------                    --------               ---------- ----------
                           Total    272,727                                            2,488,607  6,306,648
James A.
 MacCutcheon(5).........    CHI      36,387        (6)         $14.5095     07/01/06     332,028    841,428
                            CHI     136,326        (6)         $13.8933     09/30/06   1,191,135  3,018,571
                            MNR       6,563        (6)         $25.0505     07/01/06     103,394    262,021
                                    -------                                           ---------- ----------
                           Total    179,276                                            1,626,557  4,122,020
Barry L. Smith(5).......    CHI      68,182        (6)         $14.5095     07/01/06     622,154  1,576,668
                            MNR           0         --              --        --             --         --
                                    -------                                           ---------- ----------
                           Total     68,182                                              622,154  1,576,668
Antonio DiRico(5).......    CHI      68,182        (6)         $14.5095     07/01/06     622,154  1,576,668
                            MNR           0         --              --        --             --         --
                                    -------                                           ---------- ----------
                           Total     68,182                                              622,154  1,576,688

--------
*  References to "CHI" are to the Company and "MNR" are to Manor Care.

(1) Options granted to Messrs. Bainum, Jr., Landry, MacCutcheon, Smith, and DiRico were granted prior to the Manor Care Spin-off and were thus granted as options to purchase Manor Care Common Stock. In connection with the Manor Care Spin-off, these options to purchase Manor Care Common Stock were converted, in some cases 100%, and in some cases partially, to options to purchase Company Common Stock. In all cases, however, the exercise prices were adjusted to maintain the same financial value to the option holder before and after the Manor Care Spin-off. The number of options set forth in the table represent the number Company and Manor Care options and the adjusted exercise prices after the conversion. In the Distribution, the options will be further adjusted.
(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the stock price. Since options are granted at market price, a zero percent gain in the stock price will result in no realizable value to the optionees.

(3) A 5% per year appreciation in stock price from $13.8933 per share yields $22.6307, from $14.5095 per share yields $23.6344, from $14.625 per share yields $23.8226, from $25.0505 per share yields $40.8046, and from $15.625 per share yields $25.4515.
(4) A 10% per year appreciation in stock price from $13,8933 per share yields $36.0356, from $14.5095 per share yields $37.6339, from $14.625 per share yields $37.9335, from $25.0505 per share yields $64.9745, and from $15.625 per share yields $40.5272.

(5) The options granted to the officers vest at the rate of 20% per year on the first through the fifth anniversaries of the date of the stock option grant.

(6) Information with respect to the total options granted to all Manor Care employees is unavailable. With respect to the Company, the only options granted by the Company during the fiscal year were the grants to Messrs. Floyd and Mirgon as identified in the table and grants aggregating 25,000 options to purchase Company Common Stock to two additional new employees. All other options to purchase Company Common Stock issued to employees were issued as a result of the conversion of Manor Care options in the Manor Care Spin-off.

                   AGGREGATE OPTION EXERCISES IN FISCAL 1997
                         AND YEAR-END OPTION VALUES(1)

                                                                                      VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED          IN-THE-MONEY
                                    SHARES                OPTIONS AT MAY 31, 1997  OPTIONS AT MAY 31, 1997(2)
                                  ACQUIRED ON   VALUE    ------------------------- ----------------------------
    NAME                 COMPANY*  EXERCISE#  REALIZED$  EXERCISABLE UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
    ----                 -------- ----------- ---------- ----------- ------------- ------------- --------------
Stewart Bainum, Jr......   CHI      465,000   $3,105,452   239,000      221,000    $   2,758,324  $   1,334,863
                           MNR      293,791    2,318,180   174,000      221,000        3,633,404      2,749,771
William R. Floyd........   CHI          --           --          0      307,693              --         346,154
                           MNR          --           --          0            0              --             --
Donald J. Landry........   CHI          --           --    151,321      625,810        1,376,894      2,897,138
                           MNR          --           --          0            0              --             --
James A. MacCutcheon....   CHI          --           --    162,639      335,408        1,858,096      1,708,638
                           MNR          --           --     91,362       46,563        1,962,041        704,946
Barry L. Smith..........   CHI       39,537      156,324     9,815      166,336          117,676      1,000,544
                           MNR          --           --          0            0              --             --
Antonio DiRico..........   CHI          --           --     11,179      106,080           73,421        255,362
                           MNR          --           --          0            0              --             --

--------
(1) Options granted to Messrs. Bainum, Jr., Landry, MacCutcheon, Smith and DiRico were granted prior to the Manor Care Spin-off and were thus granted as options to purchase Manor Care Common Stock. In connection with the Manor Care Spin-off, these options to purchase Manor Care Common Stock, were converted, in some cases 100%, to options to purchase Company Common Stock. In all cases, however, the exercise prices were adjusted to maintain the same financial value to the option holder before and after the Manor Care Spin-off. The number of options set forth in the table represent the number Company and Manor Care options and the adjusted exercise prices after the conversion. In the Distribution, the options will be adjusted.
(2) The closing prices of Company Common Stock and Manor Care's Common Stock as reported by the New York Stock Exchange on May 30, 1997 were $15.75 and $28.625, respectively. The value is calculated on the basis of the difference between the option exercise price and such closing price multiplied by the number of shares of Company Common Stock or Manor Care Common Stock underlying- the option.

EMPLOYMENT AGREEMENTS

  The Company has entered into an employment agreement with Stewart Bainum, Jr., effective November 1, 1996, providing for Mr. Bainum, Jr.'s employment as Chairman of the Board of Directors of the Company. The agreement has a term of three years. Either the Company or Mr. Bainum may terminate the agreement upon thirty days' prior written notice on the first and second anniversary dates of the agreement. The agreement provides that Mr. Bainum, Jr. will devote 25% of his professional time to the affairs of the Company, and the remaining 75% of his professional time to the affairs of Manor Care. The agreement provides for a base salary of $164,088 per annum for services to the Company and a maximum bonus of 60% of Mr. Bainum, Jr.'s base compensation based upon the performance of the Company.

  Under the terms of the current agreement for Mr. Landry, Mr. Landry's annual salary is presently $424,462 with annual cost-of-living increases. The agreement extends through November 30, 1999. The agreement provides for an annual bonus of up to 55% of his base compensation based in part on the performance of the Company. Effective upon the Distribution Date, a new employment agreement between the Company and Mr. Landry will become effective. The new agreement provides for his employment as Chief Executive Officer for a term of three years, with automatic successive one-year renewals unless one year prior written notice to terminate is given by either party. It also provides for an annual base salary of $424,462, an annual bonus of up to 60% of his base compensation and a grant of options to purchase shares of Company Common Stock, of which options to purchase shares shall terminate if the Distribution does not occur on or before May 31, 1998.

  For a description of employment agreements for Messrs. Floyd, MacCutcheon and Mirgon, see "Proposal One: Ratification of the Distribution--Certain Information Concerning Franchising--Management--Employment Agreements."

CERTAIN RELATIONSHIPS AND TRANSACTIONS

  In connection with the Manor Care Spin-off, the Company entered into certain agreements with Manor Care, of which Mr. Bainum is a director and Mr. Bainum, Jr. is Chairman of the Board and Chief Executive Officer and each beneficially owns approximately 17.39% and 26.60% respectively, of the outstanding Manor Care Common Stock.

 Manor Care Lease Agreements

  The Company and Manor Care entered into a lease agreement with respect to the complex in Silver Spring, Maryland at which the Company's principal executive offices are located (the "Silver Spring Lease"). Pursuant to the Silver Spring Lease, the Company leases from Manor Care for a period of 30 months certain office space (approximately 30% of the complex initially, with provisions to allow the Company to use additional square footage as needed) at a monthly rental rate equal to one-twelfth of the operating expenses (as defined therein) of the complex net of third party rental income paid to Manor Care by other tenants of the complex, less a pro rata portion of the operating expenses attributable to the space occupied by Manor Care (initially approximately 29% of the complex). At the beginning of each fiscal year following the November 1, 1996 (the date of the Manor Care Spin-off), Manor Care's occupancy percentage is redetermined. Operating expenses include all of the costs associated with operating and maintaining the complex including, without limitation, supplies and materials used to maintain the complex, wages and salaries of employees who operate the complex, insurance for the complex, costs of repairs and capital improvements to the complex, the fees of the property manager (which may be Manor Care), costs and expenses associated with leasing space at the complex and renovating space rented to tenants, costs of environmental inspection, testing or cleanup, principal and interest payable on indebtedness secured by mortgages against the complex, or any portion thereof, and charges for utilities, taxes and facilities services. The Company and Manor Care also entered into (i) a sublease agreement with respect to certain office space in Gaithersburg, Maryland (the "Gaithersburg Lease") pursuant to which the Company is obligated to rent from Manor Care, on terms similar to the Silver Spring Lease, certain additional space as such space becomes available during the 30 month period following the date of the Manor Care Spin-off and (ii) a sublease agreement with respect to the Comfort Inn N.W., Pikesville, Maryland, pursuant to which the Company subleases the property from Manor Care on the same terms and conditions that govern Manor Care's rights and interests under the lease relating to such property.

  For a description of the modifications to the Silver Spring Lease and the Gaithersburg Lease contemplated in connection with the Distribution, see "Proposal One: Ratification of the Distribution--Certain Information Concerning Franchising--Management--Employment Agreements."

 The Manor Care Loan Agreement

  On November 1, 1996, the Company and a subsidiary of Manor Care entered into a loan agreement (the "Loan Agreement"), governing the repayment by the Company of an aggregate of $225.7 million previously advanced to the Company by Manor Care. The Loan Agreement contains a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to make certain investments, incur debt, change its line of business, dispose of assets, create liens and enter into transactions with affiliates, and which otherwise restrict certain corporate activities. The Loan Agreement also restricts the Company's ability to pay dividends. In addition, the Loan Agreement contains, among other financial covenants, requirements that the Company maintain specified financial ratios, including minimum net worth, maximum leverage and minimum interest coverage. Interest on the amount of the loan is payable semiannually at a rate of 9% per annum. The loan will mature on November 1, 1999 and may be prepaid in whole or in part, together with accrued interest, at the option of the Company. If prepayment is made on or before November 1, 1997, the Company will pay a penalty equal to the difference between the stated interest rate and the annualized interest rate on a U.S. Treasury Note for a relevant period until November 1, 1997. If prepayment is made after November 1, 1997, there is no penalty.

  On April 23, 1997, the Company, through its wholly-owned subsidiary First Choice Properties, completed an offering of the Mortgage Securities. The net proceeds of $110 million from the offering were used to prepay a portion of the loan. A total yield maintenance payment of $1.9 million will be made to Manor Care as a result of the prepayment.

  At or prior to the Distribution, the Company will repay the remaining portion of the loan with the proceeds from the Term Note and the Credit Agreement.

 Corporate Services Agreement

  The Company and Manor Care entered into the Corporate Services Agreement (the "Corporate Services Agreement") which provides for the provision, by Manor Care, of certain corporate services, including administrative, accounting, systems and, for a fixed annual fee of $1.0 million, certain consulting services.

 Time Sharing Agreement

  On October 10, 1996, the Company entered into a Time Sharing Agreement with Manor Care under which the Company has the right to lease from time to time a Cessna Citation VI owned by Wilderness Investment Company, Inc., a corporation which is solely owned by Stewart Bainum, at the rate of $1,150 per flight hour. During the 1997 fiscal year, the Company incurred a total of $155,615 for aircraft usage pursuant to the Lease.

  In the opinion of management, the foregoing transactions were on terms at least as advantageous to the Company as could have been obtained from non-affiliated persons.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth the amount of Company Common Stock beneficially owned as of July 8, 1997 by (i) each director of the Company ,
(ii) the chief executive officer of the Company and the Named Officers, (iii) all officers and directors of the Company as a group and (iv) all persons who own beneficially more than 5% of the Company Common Stock. Unless otherwise specified, the address for each of them is 10750 Columbia Pike, Silver Spring, Maryland 20901. On the Distribution Date, the holders of Company Common Stock as of the Distribution Record Date will be entitled to receive one share of Franchising Common Stock for each share of Company Common Stock.

                                         TOTAL SHARES OF    PERCENT OF SHARES
                                       COMPANY COMMON STOCK    OUTSTANDING
NAME OF BENEFICIAL OWNER                BENEFICIALLY OWNED  BENEFICIALLY OWNED
------------------------               -------------------- ------------------
Stewart Bainum, Jr. ..................      16,003,408(2)         26.48%
Stewart Bainum........................      10,462,320(3)         17.39%
Barbara Bainum........................       5,520,867(4)          9.18%
William R. Floyd......................          85,570(5)           *
Paul A. Gould.........................           2,844(6)           *
Robert C. Hazard, Jr. ................          40,756(7)           *
Donald J. Landry......................         208,752(8)           *
James A. MacCutcheon..................         181,910(9)           *
Frederic V. Malek.....................           5,510(10)          *
Gerald W. Petitt......................          86,281(11)          *
Jerry E. Robertson, Ph.D. ............          20,824(12)          *
Barry L. Smith........................         244,292(13)          *
Antonio DiRico........................          33,519(14)          *
All Directors and Officers as a Group
 (17 persons).........................      21,592,499(15)        35.46%
Bruce Bainum..........................       5,512,302(16)         9.16%
Ronald Baron..........................      14,159,613(17)        22.68%

--------
*   Less than 1% of class.

 (1) Percentages are based on 60,163,298 shares outstanding on July 8, 1997 plus, for each person, the shares which would be issued assuming that such person exercises all options it holds which are exercisable on such date or become exercisable within 60 days thereafter.

 (2) Includes 549,152 shares owned directly by the Stewart Bainum, Jr. Declaration of Trust dated March 13, 1996, the sole trustee and beneficiary of which is the reporting person. Also includes 5,417,761 shares owned by Bainum Associates Limited Partnership ("Bainum Associates") and 4,415,250 shares owned by MC Investments Limited Partnership ("MC Investments"), in both of which Mr. Bainum, Jr. is managing general partner with the sole right to dispose of the shares; 3,567,869 shares held directly by Realty Investment Company, Inc. ("Realty"), a real estate management and investment company in which Mr. Bainum, Jr. has shared voting authority; 1,779,628 shares owned by Mid Pines Associates Limited Partnership ("Mid Pines"), in which Mr. Bainum, Jr. is managing general partner and has shared voting authority and 10,600 shares owned by the Foundation for Maryland's Future, in which Mr. Bainum, Jr. is the sole director. Also includes 263,000 shares which Mr. Bainum, Jr. has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after July 8, 1997, and 148 shares which Mr. Bainum, Jr. has the right to receive upon termination of his employment with the Company pursuant to the terms of the Choice Hotels International, Inc. Non-Qualified Retirement Savings and Investment Plan ("Non-Qualified Savings Plan").

 (3) Includes 3,906,278 shares held directly by the Stewart Bainum Declaration of Trust, of which Mr. Bainum is the sole trustee and beneficiary, his joint interest in 943,923 shares owned by Bainum Associates and 1,170,723 shares owned by MC Investments, each of which is a limited partnership in which Mr. Bainum has joint ownership with his wife as a limited partner and as such has the right to acquire at any time a number of shares equal in value to the liquidation preference of their limited partnership interests;

    3,567,869 shares held directly by Realty, in which Mr. Bainum and his wife have shared voting authority; and 70,305 shares held by the Commonweal Foundation of which Mr. Bainum is Chairman of the Board of Directors and has shared voting authority. Also includes 798,711 shares held by the Jane
    L. Bainum Declaration of Trust, the sole trustee and beneficiary of which is Mr. Bainum's wife, and 1,667 shares which Mr. Bainum has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after July 8, 1997. Also includes 2,844 shares of restricted stock granted by the issuer to Mr. Bainum which are not vested but which Mr. Bainum has the right to vote.

 (4) Includes 101,013 shares owned directly by Ms. Bainum. Also includes 1,779,628 shares owned by Mid Pines, in which Ms. Bainum's trust is a general partner and has shared voting authority, 3,567,869 shares owned by Realty, in which Ms. Bainum's trust has voting stock and shares voting authority and 70,305 shares owned by the Commonweal Foundation, in which Ms. Bainum is President and Director and has shared voting authority. Also includes 2,052 shares of restricted stock issued to Ms. Bainum under the Choice Hotels International, Inc. Non-Employee Director Stock Compensation Plan ("Non-Employee Director Stock Compensation Plan") which shares are not vested, but which Ms. Bainum has the right to vote.
 (5) Consists of restricted shares granted pursuant to Mr. Floyd's employment agreement which are not vested, but which Mr. Floyd has the right to vote.
 (6) Consists of restricted shares granted pursuant to the Non-Employee Director Stock Compensation Plan, which are not yet vested, but which Mr. Gould has the right to vote.

 (7) Includes 37,304 shares owned directly by Mr. Hazard, 2,844 restricted shares granted under the Company Non-Employee Director Stock Compensation Plan which are not yet vested, but which Mr. Hazard has the right to vote; and 113 shares and 415 shares, respectively, which Mr. Hazard has the right to receive upon termination of his employment pursuant to the terms of the Choice Hotels International, Inc. Retirement Savings and Investment Plan ("401(k) Plan") and the Non-Qualified Savings Plan.
 (8) Includes 1,612 shares owned directly by Mr. Landry, 205,866 shares which Mr. Landry has the right to acquire pursuant to stock options which are presently exercisable or become exercisable within 60 days of July 8, 1997 and 264 shares and 1,010 shares, respectively, which Mr. Landry has the right to receive upon termination of his employment pursuant to the terms of the 401(k) Plan and the Non-Qualified Savings Plan.
 (9) Includes 180,311 shares which Mr. MacCutcheon has the right to acquire pursuant to stock options which are presently exercisable or become exercisable within 60 days of July 8, 1997 and 664 and 935 shares, respectively, which Mr. MacCutcheon has the right to receive upon termination of his employment with the Company pursuant to the terms of the 401(k) Plan and the Non-qualified Savings Plan.
(10) Includes 1,666 shares which Mr. Malek has the right to acquire pursuant to stock options which are presently exercisable and 2,844 restricted shares granted under the Non-Employee Director Stock Compensation Plan which are not yet vested, but which Mr. Malek has the right to vote.

(11) Includes 74,776 shares held directly by Mr. Petitt and 8,661 shares held in trust for minor children for which Mr. Petitt is trustee. Beneficial ownership of such shares is disclaimed. Also includes 2,844 restricted shares granted under the Non-Employee Director Stock Compensation Plan which are not yet vested, but which Mr. Petitt has the right to vote.

(12) Includes 15,500 shares owned by the JJ Robertson Limited Partnership, of which Mr. Robertson and his wife are general partners with shared voting authority, 2,844 restricted shares granted under the Non-Employee Director Stock Plan, 1,666 shares which Mr. Robertson has the right to acquire pursuant to stock options which are presently exercisable and 814 shares acquired pursuant to the Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan.
(13) Includes 243,483 shares which Mr. Smith has the right to acquire pursuant to stock options which are presently exercisable or become exercisable within 60 days of July 8, 1997 and 254 shares and 555 shares, respectively, which Mr. Smith has the right to receive upon termination of his employment with the Company pursuant to the terms of the 401(k) Plan and the Non-Qualified Savings Plan.
(14) Includes 214 shares owned directly by Mr. DiRico, 29,227 shares which Mr. DiRico has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days of July 8, 1997, and 1,265 and 2,813 shares, respectively, which Mr. DiRico has the right to receive upon termination of his employment with the Company pursuant to the terms of the 401(k) Plan and Nonqualified Savings Plan.

(15) Includes a total of 939,180 shares which the officers and directors included in the group have the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days of July 8, 1997 and a total of 1,896 shares and 5,876 shares, respectively, which such directors and officers have the right to receive upon termination of their employment with the Company pursuant to the terms of the 401(k) Plan and the Non-Qualified Savings Plan.

(16) Includes 94,500 shares owned directly by Mr. Bainum. Also includes 1,779,628 shares owned by Mid Pines, in which Mr. Bainum is a general partner and has shared voting authority, 3,568,869 shares owned by Realty in which Mr. Bainum's trust has voting stock and shares voting authority and 70,305 shares owned by the Commonweal Foundation, in which Mr. Bainum is a Director and has shared voting authority. Mr. Bainum's address is 8737 Colesville Road, Suite 800, Silver Spring, Maryland, 20910.

(17) As of July 12, 1997, based on a Schedule 13-D, as amended, filed by Mr. Baron with the Securities and Exchange Commission (the "Commission"). Mr. Baron's address is 450 Park Avenue, Suite 2800, New York, New York, 10022.

APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of Choice has appointed the firm of Arthur Andersen LLP to serve as independent auditors of the Company for the Company's fiscal year ending May 31, 1998. Arthur Andersen LLP is considered by the management of the Company to be well qualified. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity, if they so desire, to make a statement and will be available to respond to questions.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of any equity securities of the Company. The Company believes that during the year ended May 31, 1997, its executive officers and directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

  THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  There are currently two compensation committees for the Company, the Compensation/Key Executive Stock Option Plan Committee and the Compensation/Key Executive Stock Option Plan Committee No. 2 ("Committee No. 2") (collectively, the "Committee"). The role of Committee No. 2, which is comprised of "outside directors" as defined in Section 162(m)(3) of the Code, is to approve awards under the 1996 Incentive Plan to the Chief Executive Officer and the Named Officers. The current members of the Committee, Messrs. Robertson (Chairman), Bainum (not a member of Committee No. 2), Malek and Ms. Bainum, were appointed effective November 25, 1996.

  As a wholly-owned subsidiary of Manor Care prior to the Manor Care Spin-off, most of the decisions and actions pertaining to the executive officers of the Company for fiscal year 1997 were either approved by the Compensation Committee of the board of Manor Care or by an executive officer of Manor Care. However, the current members of the Company's Compensation Committee, except for Barbara Bainum, were also members of Manor Care's Compensation Committee during fiscal year 1997.

  As a newly public company, the Committee recognizes that a transition period is necessary to establish fully its long-range compensation philosophy and objectives. Nevertheless, the following philosophy and principles have been set forth as a framework within which the Committee will operate.

COMPENSATION COMMITTEE PHILOSOPHY AND GUIDING PRINCIPLES

 .  Attract and retain talented management;

 . Closely align management's interests and actions with those of shareholders through the establishment of appropriate award vehicles;

 . Reward employees for enhancing shareholder value through sustained improvement in earnings per share;

 . Position base pay at market so that the Company can vary total compensation costs with financial results by means of variable pay; and

 . Recognize the concept that executive officers individually, and as a group, should have a significant ownership stake in the Company.

EXECUTIVE COMPENSATION POLICIES

 Compensation Levels

  The Committee relates total compensation levels for the Company's executive officers to the total compensation paid to similarly situated executives based on various independently published compensation surveys, primarily conducted and evaluated by independent consultants. Summary data on companies of similar size in the service sector are used as the primary comparison and companies in the hotel industry are used as a secondary comparison. Total compensation is targeted to approximate the median of the competitive market data and comparison companies. However, because of the performance-oriented nature of the incentive programs, total compensation may exceed market norms when the Company's targeted performance goals are exceeded. Similarly, total compensation may lag the market when performance goals are not achieved.

  One of the comparison companies, Marriott International, Inc., was not included as part of the Peer Group Index (defined below) for the performance graph, see "--Performance Graph", because most of Marriott International's hotel brands are not in the same market category as the Company's brands. However, it was included as a comparison company for compensation purposes because it is also located in the Washington, D.C. metropolitan area.

 Policy with Respect to Qualifying Compensation for Deductibility

  The Company's policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of nondeductible compensation if it deems that is appropriate. In connection with William R. Floyd's employment agreement, Mr. Floyd was granted 85,470 non-performance based restricted shares of Company Common Stock which vest in three equal annual installments beginning November 4, 1997. Additionally, the employment agreement provides for options to purchase 207,693 shares of Company Common Stock which were granted outside of the 1996 Incentive Plan and which vest in five equal monthly installments beginning November 4, 1997. Upon the exercise of such options by Mr. Floyd during any fiscal year, his gain (the difference between the fair market value on the date of exercise and the exercise price) will be included in calculating the compensation for that fiscal year for which the federal income tax deduction is disallowed. The Committee intends to monitor the Company's compensation programs with respect to such laws.

 Annual Compensation

  With the exception of Messrs. Mirgon and Squeri, base salaries and annual cash compensation for the executive officers in fiscal year 1997 were established while the Company was a controlled subsidiary of Manor Care. Accordingly, decisions were approved either by the Manor Care Compensation Committee or an executive officer of Manor Care.

  The base salary pay practice as previously adopted by the Manor Care Compensation Committee was to pay at the 55th percentile of the market range among the comparison groups for a particular position.

  Awards under the annual cash bonus program for fiscal year 1997 were based on certain performance measurements, which were based 60% on achieving targeted gross operating profits, 20% on licensee/customer satisfaction goals and 20% on RevPAR. For fiscal year 1997, actual performance exceeded the measurement goals for each component. For fiscal year 1998, the Committee has proposed revising the performance measurements to focus heavily on management's responsibility to deliver earnings per share based on earnings per share from continuing operations at established annual targets. For executive officers other than the Chief Executive Officer, the proposal also includes specific performance measurements directly accountable to the executive officer. These performance measurements, where applicable, would include licensee/customer satisfaction and RevPAR and would incorporate each executive officer's accountability for the successful execution of key initiatives tied to achievement of the Company's strategic plan.

 Long-Term Incentives

  The Company will award long-term incentives under the 1996 Incentive Plan. The plan gives the Compensation Committee the latitude of awarding Incentive Stock Options, non-qualified stock options, restricted stock, and other types of long-term incentive awards. The recommended awards were developed by analyzing peer group average market data and the Company's past practice. In July 1996, the Manor Care Compensation Committee reviewed and approved a Stock Option Guide Chart for both Manor Care and the Company's executives. The Stock Option Guide Chart utilized a market based salary multiple to establish a competitive range of stock options from which executive awards could be determined.

  In accordance with common competitive practice, many of the stock option grants to Company executive officers in fiscal year 1997 by the Manor Care Compensation Committee prior to the Manor Care Spin-off were larger than competitive annual grants in contemplation of the spin-off.

 Compensation of the Vice Chairman and Chief Executive Officer

  The actions taken with respect to Mr. Floyd's fiscal year 1997 total compensation and the employment agreement entered into with him were approved by the Manor Care Board of Directors. The employment agreement provided that, upon the Manor Care Spin-off, Mr. Floyd would receive a grant of restricted stock, a significant grant of stock options and a one-time bonus. These grants were intended in part to make Mr. Floyd whole for certain incentive and bonus compensation which he forfeited from his previous employer when he commenced employment at the Company as well as to significantly align him with shareholder interests. The terms of the employment agreement are discussed in more detail under the caption "The Distribution Proposals--Certain Information Concerning Franchising--Management."

                          THE COMPENSATION COMMITTEE

                         JERRY E. ROBERTSON, CHAIRMAN

             STEWART BAINUM (NOT A MEMBER OF COMMITTEE NO. 2)
                               FREDERIC V. MALEK
                                BARBARA BAINUM

PERFORMANCE GRAPH

  The following graph compares the performance of Choice Common Stock with the performance of the New York Stock Exchange Composite Index ("NYSE Composite Index") and a peer group index (the "Peer Group Index") by measuring the changes in common stock prices from November 4, 1996, plus assumed reinvested dividends. The Commission's rules require that Choice select a peer group in good faith with which to compare its stock performance by selecting a group of companies in lines of business similar to its own. Accordingly, Choice has selected a peer group that includes companies which are actively traded on the New York Stock Exchange and the NASDAQ Stock Market and which own and operate hotels similar to those owned and operated by Choice. The common stock of the following companies have been included in the Peer Group Index: Doubletree Corporation, LaQuinta Hotel Corporation, Promus Hotel Corporation, Red Lion Inns Limited Partnership and HFS, Inc.

  The graph assumes that $100 was invested on November 4, 1996, in each of Choice Common Stock, the NYSE Composite Index and the Peer Group Index, and that all dividends were reinvested. In addition, the graph weighs the constituent companies on the basis of their respective capitalization, measured at the beginning of each relevant time period.

                COMPANY, NYSE COMPOSITE INDEX, PEER GROUP INDEX
                    COMPARISON OF CUMULATIVE TOTAL RETURNS


                           [LINE GRAPH APPEARS HERE]


              Choice Common Stock     Peer Group Index     NYSE Composite Index
11/04/97             $100                     $100                 $100
02/25/97             $105.1                   $96.0                $111.6
05/30/97             $107.7                   $86.0                $119.1

          PROPOSAL SIX: APPROVAL OF CHOICE HOTELS INTERNATIONAL, INC.
                         1996 LONG-TERM INCENTIVE PLAN

  General. On October 11, 1996, the Board of Directors adopted the Choice Hotels International, Inc. 1996 Long-Term Incentive Plan (the "1996 Incentive Plan") for key employees (including officers) of the Company and its subsidiaries subject to approval of the 1996 Incentive Plan by the affirmative vote of the holders of a majority of the number of shares of Company Common Stock present in person or by proxy at the Annual Meeting. The 1996 Incentive Plan authorizes the awarding of a maximum of 7.1 million shares (subject to adjustment for stock splits and similar capital changes) of Company Common Stock to eligible employees as described in greater detail below.

  The continuing growth and development and financial success of the Company and its subsidiaries are dependent upon ensuring the best possible management. The Board of Directors believes the 1996 Incentive Plan will be an important aid to the Company in attracting and retaining individuals of outstanding abilities and in rewarding them for the continued profitable performance of the Company and its subsidiaries.

  The types of awards that may be granted under the 1996 Incentive Plan are restricted shares, incentive stock options, nonqualified stock options, stock appreciation rights and performance shares. The 1996 Incentive Plan provides that over the next ten years restricted shares, incentive stock options, nonqualified stock options, stock appreciation rights, and/or performance shares involving up to 7.1 million shares (subject to adjustment for stock and similar capital changes) of Company Common Stock may be granted. Company Common Stock issued under the 1996 Incentive Plan may be authorized and unissued stock, treasury stock or stock purchased on the open market (including in private transactions). To the extent that an award lapses or the rights of a participant to whom it was granted terminate, any shares of Company Common Stock subject to the award will again be available for awards under the 1996 Incentive Plan. The following description of the 1996 Incentive Plan is qualified in its entirety by reference to the Choice Hotels International, Inc. 1996 Long-Term Incentive Plan, a copy of which is attached as Exhibit E-1 to this Proxy Statement. The amount of compensation that will accrue to the participants pursuant to the 1996 Incentive Plan, if approved by the stockholders at the Annual Meeting, is not currently determinable.

  The 1996 Incentive Plan was drafted to obtain the benefits of the exemption from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") provided by Rule 16b-3. Section 16(b) of the Exchange Act provides, among other things, that an officer who purchases and sells the stock of the corporation which employs him within a six month period is liable to the corporation for the amount by which the sales price exceeds the purchase price. Rule 16b-3 promulgated under the Exchange Act provides that the acquisition of stock by an officer of the corporation under an 1996 Incentive Plan, pursuant to certain requirements, does not constitute a "transaction" subject to Section 16(b) of the Exchange Act.

  Administration. The 1996 Incentive Plan provides that it will be administered by one or more Key Executive Stock Option Plan Committee(s) of the Board of Directors (the "Committee"), which establishes the conditions of each grant made under the 1996 Incentive Plan and determines which key employees will receive awards as well as the type and amount of each award. Members of at least one of the Committees shall be non-employee directors as defined in Rule 16b-3 and are not eligible to receive awards under the 1996 Incentive Plan.

  Eligibility. Key employees of the Company and its subsidiaries (including employees who are members of the Board of Directors, but excluding directors who are not employees) who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of the Company or one of its subsidiaries are eligible to be granted awards under the 1996 Incentive Plan. Subject to the provisions of the 1996 Incentive Plan, the Committee shall from time to time select from such eligible persons those to whom awards shall be granted and determine the number of shares to be granted. Because eligibility is determined by these subjective criteria, it is not possible at this time to determine either the number of employees eligible to participate in the 1996 Incentive Plan or the amount of awards which will be made.

  In connection with the Manor Care Spin-off, Manor Care options held by Company employees and some Manor Care employees were converted into options to purchase Company Common Stock. Such converted options are deemed to be governed by the 1996 Incentive Plan but are not deemed to be issued under the 1996 Incentive Plan. On March 4, 1996, the Company granted to William R. Floyd under the 1996 Incentive Plan 85,470 shares of restricted Company Common Stock, including 34,188 shares pursuant to Incentive Stock Options. On February 25, 1997, the Company granted to Thomas Mirgon under the 1996 Incentive Plan options to purchase 40,000 shares of Company Common Stock, including 10,000 shares pursuant to Incentive Stock Options, and to Joseph Squeri, options to purchase 20,000 shares of Company Common Stock, including 5,000 shares pursuant to Incentive Stock Options. All of such awards will vest at the rate of twenty percent per year for the first five years, and expire ten years after the date of the award.

  Restricted Shares. Restricted share awards are shares of Company Common Stock bearing restrictive legends prohibiting their sale, transfer, pledge or hypothecation until the expiration of a restriction period of not more than ten years set at the time of grant. In addition or in lieu of a restriction period, the Committee may establish a performance goal which must be achieved as a condition to retention of the award. The recipient of an award is entitled to receive dividends and vote the restricted shares, unless forfeited.

  Stock Options. Options granted under the 1996 Incentive Plan may be either Incentive Stock Options, as defined in the Internal Revenue Code, as amended, or options which do not so qualify ("nonqualified options"). At the time an option is granted, the Committee determines the number of shares of Company Common Stock subject to each stock option, the manner and time of exercise, and the vesting schedule. No options granted under the 1996 Incentive Plan may be exercised more than 10 years after date of grant; however, Incentive Stock Options granted to a Ten Percent Shareholder (as defined) may not be exercised more than 5 years after the date of grant. The option price per share for stock options will be set in the grant, but will be equal to or greater than the fair market value of a share of Company Common Stock on the date of grant, except with respect to an Incentive Stock Option granted to a Ten Percent Shareholder (as defined) shall be at least 110% of the fair market value on the date of grant. The option exercise price may be paid with cash and/or shares of Company Common Stock. Options will be evidenced by stock option agreements in a form approved by the Committee and are not transferable except by will or the laws of descent and distribution. Under the 1996 Incentive Plan, no Covered Employee (as defined in Section 162(m)(3) of the Internal Revenue Code) may be granted more than 100,000 shares during any calendar year. With respect to Incentive Stock Options granted stock options for any employee, the aggregate fair market value determined on the date of grant with respect to which any Incentive Stock Option is first exercisable shall not exceed $100,000.

  The granting of an option does not entitle the participant to any dividends, voting or other rights of a stockholder, unless and until the participant receives stock upon exercise of the option. The Committee may limit an option by restricting its exercise in whole or in part for specified periods.

  Stock Appreciation Rights. An SAR is the right to receive payment for the appreciation in value of one share of Company Common Stock over a specified price. An SAR may be granted either in tandem with a stock option award or independently. If the SAR is granted in tandem with a stock option award, the payment is measured by the excess of the fair market value of the Company Common Stock at the time of exercise over the option price (which cannot be less than the fair market value of the stock at the time of grant). If the SAR is granted independent of a stock option, the Committee will specify whether the award is a "regular" SAR or whether the award is a "book value" SAR. If the award is a "regular" SAR, the payment is measured by the excess of the fair market value of the stock at the time of exercise over the fair market value at the time of grant. If the award is a "book value" SAR, the payment is measured by the excess of the book value of the Company Common Stock at the time of exercise over the book value of the Company Common Stock at the time of grant.

  Stock appreciation payments, at the election of the participant, may be made in cash or Company Common Stock or a combination of both. The Committee must approve any election to receive cash.

  An SAR issued pursuant to an option cannot be exercised less than six months after the grant; an SAR issued independently is subject to the terms and conditions established on grant. SARs are deemed to be exercised on the last day of the Exercise Period, if not previously exercised, which may not extend more than ten years beyond the date of grant. The Committee may impose such restrictions on transferability of SARs as it may determine.

  The granting of an SAR does not entitle the participant to any dividend, voting or other rights of a stockholder, unless and until the participant receives stock upon the exercise of an SAR. SARs which are not exercisable immediately upon being granted may be made immediately exercisable upon the occurrence of retirement or disability, as determined by the Committee in its sole discretion. Under the 1996 Incentive Plan, no Covered Employee (as defined in Section 162(m)(3) of the Internal Revenue Code) may be granted more than 100,000 SARs during any calendar year.

  Performance Shares. A performance share award involves the grant of a right to receive a specified number of shares of the Company Common Stock upon satisfaction of certain performance-related objectives specified in the granting instrument. The performance-related objectives may relate to the individual, the Company, a department or a division of the Company and/or a group or class of participants. The measuring period used to establish the performance criteria will be specified by the Committee at the time of grant and may be subsequently waived or reduced, or the performance criteria may be adjusted, upon the occurrence of events determined by the Committee in its sole discretion to justify such waiver, reduction or adjustment. Under the 1996 Incentive Plan, no Covered Employee (as defined in Section 162(m)(3) of the Internal Revenue Code) may be granted more than 100,000 Performance Shares during any calendar year.

  Retirement or Disability. The Committee may, in its discretion, waive the forfeiture, termination or lapse of an award in the event of retirement or disability of the participant.

  Income Tax Consequences. The Federal income tax consequences of an award under the 1996 Incentive Plan depend on the type of award, as discussed below. The grant of a restricted share award or a performance share award does not immediately produce taxable income to a recipient or a tax deduction to the Company. However, at the time the restrictions expire or the performance objectives have been achieved, as the case may be, a recipient will recognize taxable ordinary income in an amount equal to the fair market value of the stock on the date the restrictions expire or the performance criteria are achieved and the Company will be entitled to a corresponding income tax deduction. In the case of a restricted share award, during the restriction period, a recipient will be taxed on the dividends received from the restricted shares as additional compensation, and the Company will be entitled to a corresponding compensation deduction.

  Generally, a recipient of an incentive stock option will not recognize taxable income at the time of grant or exercise and the Company will not be entitled to an income tax deduction. Provided the minimum holding periods are satisfied, any gain on a disposition of stock acquired through an incentive stock option will be taxable to a recipient as long-term capital gain. If the minimum holding periods are not satisfied, a recipient will recognize ordinary income in the amount of the excess of the fair market value of the stock on the date the option is exercised over the option price, and the Company will be entitled to a corresponding income tax deduction.

  The grant of a nonqualified stock option does not result in taxable income to a recipient or a tax deduction for the Company. Upon exercise, a recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the option price, and the Company will be entitled to a corresponding income tax deduction.

  A recipient of a stock appreciation right will not recognize taxable income at the time the right is granted, and the Company will not be entitled to a tax deduction. However, ordinary taxable income will be recognized by a recipient and a corresponding deduction will be taken by the Company, at the time of exercise, in an amount equal to the cash and the fair market value of the stock received.

  Amendment and Termination. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the 1996 Incentive Plan in whole or in part, except (i) any such action affecting options granted or to be granted under the 1996 Incentive Plan which are intended to qualify as Incentive Stock Options shall be subject to stockholder approval to the extent such stockholder approval is required pursuant to Section 422 of the Internal Revenue Code and (ii) without the consent of the participant to whom any award has been granted, no such action may be taken which adversely affects the rights of such participant concerning such award, except as such termination or amendment of the 1996 Incentive Plan is required by statute, or rules and regulations promulgated thereunder.

  The 1996 Incentive Plan terminates on October 11, 2006. Awards may be granted under the 1996 Incentive Plan at any time and from time to time prior to the termination of the 1996 Incentive Plan. Any award outstanding at the time the 1996 Incentive Plan is terminated shall remain in effect until said award is exercised or expires.

  PROPOSAL SEVEN: APPROVAL OF CHOICE HOTELS INTERNATIONAL, INC.1996 EMPLOYEE
                              STOCK PURCHASE PLAN

  General. On October 11, 1997, the Board of Directors unanimously approved the Choice Hotels International, Inc. 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan") subject to approval of the Stock Purchase Plan by a majority of the shares of Company Common Stock present in person or by proxy at the Annual Meeting.

  The purposes of the Stock Purchase Plan are to build a proprietary interest among employees of the Company and to assist the Company in its goal of recruiting and retaining highly qualified employees at all levels of the organization.

  The following description of the Stock Purchase Plan is qualified in its entirety by reference to the Choice Hotels International, Inc. 1997 Employee Stock Purchase Plan, a copy of which is attached as Exhibit E-2 to this Proxy Statement. The amount of compensation that will accrue to the employees pursuant to the Stock Purchase Plan, if approved by the stockholders, is not currently determinable.

  The Stock Purchase Plan authorizes the purchase of a maximum of 1,000,000 shares (subject to adjustment for stock splits and similar capital changes) of Company Common Stock by eligible employees.

  Eligibility. Each employee of the Company and its subsidiaries having at least one year of continuous service on the first day of each January, April, July and October (an "Offering Date"), beginning January 1, 1997, is eligible to participate in the Stock Purchase Plan. All employees will be eligible to participate after completing one year of employment. Any employee who immediately after the grant of a right owns 5% or more of the Company Common Stock, however, would not be eligible to participate. At June 30, 1997, the Company employed approximately 5,450 persons, of whom approximately 2,970 meet the eligibility requirements set forth above.

  Administration. The Stock Purchase Plan is administered by the Board of Directors.

  Rights will be granted quarterly on each Offering Date, and are exercisable effective on the succeeding last trading day of March, June, September and December, respectively. Eligible employees may purchase shares of Company Common Stock through accumulation of payroll deductions (of not less than 2% nor more than 10% of compensation, as defined in the Stock Purchase Plan). No Participant shall have the right to purchase shares of Company Common Stock under the Plan at a rate of more than $25,000 in value in any calendar year, such value to be based on the fair market value of the Company Common Stock as of the Offering Date on which the Participant becomes eligible to purchase Company Common Stock in such year under the terms of the Plan. At the end of each three month Offering Period, the Company will contribute cash equal to one-ninth of the employee payroll deductions to the Stock Purchase Plan, and the aggregate employee payroll deductions and the Company contribution will be used either by the Company to sell Company Common Stock to the participants or by the Company's designated agent to purchase Company Common Stock in the open market. The agent will allocate the purchased Company Common Stock among the employee accounts in proportion to their payroll deductions. The Company will pay the administrative expenses for the purchase of the Company Common Stock, including broker's commissions, transfer fees and similar costs.

  Amendment and Termination. The Board of Directors may at any time amend or terminate the Stock Purchase Plan except that no action may be made without the approval of stockholders to the extent such approval is required pursuant to Section 423 of the Internal Revenue Code.

  Federal Income Tax Consequences. Generally, a recipient of stock acquired through the Stock Purchase Plan will not recognize taxable income (and the Company will not be entitled to an income tax deduction) until such recipient disposes of the stock. Provided the minimum holding periods are satisfied, upon disposition of stock acquired through the Stock Purchase Plan, the lesser of (1) the excess of the fair market value of the stock on the date of purchase over the price paid, or (2) the excess of the fair market value of the stock at the time of disposition over the price paid, will be taxable to a recipient as ordinary income (compensation), and the Company will not be entitled to a corresponding income tax deduction. Any additional gain will be taxable to such recipient as long-term capital gain. If the minimum holding periods are not satisfied, a recipient will recognize ordinary income (compensation) in the amount of the excess of the fair market value of the stock on the date of purchase over the price paid, and the Company will be entitled to a corresponding income tax deduction. Any additional gain will be taxable to such recipient as long-term capital gain.

                        STOCKHOLDERS PROPOSALS FOR 1998

  Under the rules of the Commission, any stockholder proposal intended for inclusion in the proxy material for the annual meeting of stockholders to be held in 1998 must be received by the Company by April 18, 1997 to be eligible for inclusion in such proxy material. Proposals should be addressed to Michael
J. DeSantis, Secretary, Choice Hotels International, Inc., 10750 Columbia Pike, Silver Spring, Maryland 20901. Proposals must comply with the proxy rules of the Commission relating to stockholder proposals in order to be included in the proxy materials.

                                    GENERAL

  The Company's Annual Report for 1997, including consolidated financial statements and other information (the "Company 1997 Annual Report"), accompanies copies of this Proxy Statement being mailed to the Company stockholders but does not form a part of the proxy soliciting materials. A complete list of the stockholders entitled to vote at the Company Annual Meeting will be open and available for examination by any stockholder, for any purpose germane to the Company Annual Meeting, between 9:00 a.m. and 5:00 p.m. at the Company's offices at 10750 Columbia Pike, Silver Spring, Maryland 20901 from September 5, 1997 through September 15, 1997 and at the time and the place of the Company annual meeting.

  The Company will provide each of the stockholders, without charge, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 (the "Company 1997 10-K"), including the financial statements and the financial statement schedules required to be filed with the Commission pursuant to the rules promulgated under the Exchange Act. Exhibits to the Company 1997 10-K will not be supplied unless specifically requested, for which there may be a reasonable charge. Those stockholders wishing to obtain a copy of the Company 1997 Form 10-K should submit a written request to Michael J. DeSantis, Secretary, Choice Hotels International, Inc., 10750 Columbia Pike, Silver Spring, Maryland 20901.

  In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by directors and by officers and other regular employees of the Company. The Company has also retained ChaseMellon Shareholder Services, LLP to act as solicitation agent on behalf of the Company for a fee not to exceed $7,500. All expenses in connection with the preparation of proxy material and the solicitation of proxies will be borne by the Company.

                         INDEX TO FINANCIAL STATEMENTS

  Choice Hotels Franchising, Inc.

Report of Independent Public Accountants................................... F-2
Combined Balance Sheets as of May 31, 1997 and May 31, 1996................ F-3
Combined Statements of Income for the fiscal years ended May 31, 1997, May
 31, 1996 and
 May 31, 1995.............................................................. F-4
Combined Statements of Cash Flows for the fiscal years ended May 31, 1997,
 May 31, 1996 and
 May 31, 1995.............................................................. F-5
Notes to Combined Financial Statements..................................... F-6

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Choice Hotels Franchising, Inc.:

  We have audited the accompanying combined balance sheets of Choice Hotels Franchising, Inc., as defined under "Basis of Presentation" in the Notes to Combined Financial Statements, as of May 31, 1997 and 1996, and the related combined statements of income and cash flows for each of the three years in the period ended May 31, 1997. These combined financial statements are the responsibility of Franchising's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Choice Hotels Franchising, Inc. as of May 31, 1997 and 1996, and the combined results of their operations and their combined cash flows for each of the three years in the period ended May 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.,
June 24, 1997

                        CHOICE HOTELS FRANCHISING, INC.
                          (SEE BASIS OF PRESENTATION)

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                   MAY 31,
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
                           ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................. $  4,167 $  3,812
  Receivables (net of allowance for doubtful accounts of
   $6,159 and $4,515, respectively)..........................   24,472   21,875
  Prepaid expenses...........................................      599    2,793
  Other......................................................    5,077    3,429
                                                              -------- --------
    Total current assets.....................................   34,315   31,909
                                                              -------- --------
PROPERTY AND EQUIPMENT, AT COST, NET OF ACCUMULATED
 DEPRECIATION................................................   43,377   38,305
                                                              -------- --------
GOODWILL, NET OF ACCUMULATED AMORTIZATION....................   69,939   65,377
                                                              -------- --------
FRANCHISE RIGHTS, NET OF ACCUMULATED AMORTIZATION............   50,503   53,138
                                                              -------- --------
INVESTMENT IN FRIENDLY HOTELS, PLC...........................   17,161   17,069
                                                              -------- --------
OTHER ASSETS.................................................    6,178    7,005
                                                              -------- --------
                                                              $221,473 $212,803
                                                              ======== ========
                   LIABILITIES AND EQUITY
CURRENT LIABILITIES
  Current portion of long term debt.......................... $     36 $     57
  Accounts payable...........................................   20,412   18,338
  Accrued expenses...........................................   10,965   15,184
  Income taxes payable.......................................    3,318    2,257
                                                              -------- --------
    Total current liabilities................................   34,731   35,836
                                                              -------- --------
LONG TERM DEBT...............................................   46,427   66,558
                                                              -------- --------
NOTES PAYABLE TO MANOR CARE..................................   78,700   78,700
                                                              -------- --------
DEFERRED INCOME TAXES ($3,498 AND $427, RESPECTIVELY) AND
 OTHER LIABILITIES...........................................    4,422    1,177
                                                              -------- --------
INVESTMENTS AND ADVANCES FROM PARENT.........................   57,193   30,532
                                                              -------- --------
                                                              $221,473 $212,803
                                                              ======== ========


 The accompanying notes are an integral part of these combined balance sheets.

                        CHOICE HOTELS FRANCHISING, INC.
                          (SEE BASIS OF PRESENTATION)

                         COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      YEAR ENDED MAY 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
REVENUES
  Royalty fees................................... $ 95,157  $ 86,173  $ 75,402
  Marketing and reservation fees.................  104,216    98,906    83,645
  Product sales..................................   23,643    21,570    14,461
  European hotel operations......................   17,737    19,609    18,638
  Initial franchise fees.........................   14,250    13,520     9,837
  Other..........................................   17,252    10,876    10,689
                                                  --------  --------  --------
    Total revenues...............................  272,255   250,654   212,672
                                                  --------  --------  --------
OPERATING EXPENSES
  Marketing and reservation......................  101,421    96,246    81,545
  Selling, general and administrative............   51,102    45,196    45,589
  Product cost of sales..........................   22,766    20,709    13,882
  European hotel operations......................   16,166    17,521    17,922
  Depreciation and amortization..................   10,438    11,839    11,768
  Provision for asset impairment.................      --     24,760       --
                                                  --------  --------  --------
    Total operating expenses.....................  201,893   216,271   170,706
                                                  --------  --------  --------
    Operating income.............................   70,362    34,383    41,966
                                                  --------  --------  --------
OTHER
  Minority interest expense......................      --      1,532     2,200
  Interest on notes payable to Manor Care........    7,083     7,083     7,083
  Interest and other, net........................    3,704     4,791     3,672
                                                  --------  --------  --------
    Total other expenses.........................   10,787    13,406    12,955
                                                  --------  --------  --------
Income before income taxes.......................   59,575    20,977    29,011
Income taxes.....................................  (24,845)   (9,313)  (12,783)
                                                  --------  --------  --------
NET INCOME....................................... $ 34,730  $ 11,664  $ 16,228
                                                  ========  ========  ========
Pro forma weighted average shares outstanding....   62,680    62,628    62,480
                                                  ========  ========  ========
Pro forma earnings per share..................... $   0.55  $   0.19  $   0.26
                                                  ========  ========  ========


  The accompanying notes are an integral part of these combined statements of income.

                        CHOICE HOTELS FRANCHISING, INC.
                          (SEE BASIS OF PRESENTATION)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                      YEAR ENDED MAY 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income....................................... $ 34,730  $ 11,664  $ 16,228
  Reconciliation of net income to net cash pro-
   vided by operating activities:
    Depreciation and amortization................   10,438    11,839    11,768
    Provision for bad debts......................    2,238       685       692
    Increase (decrease) in deferred taxes........    3,171   (13,527)       68
    Provision for asset impairment...............      --     24,760       --
    Change in assets and liabilities:
      Change in receivables......................   (4,835)   (7,533)   (3,000)
      Change in prepaid expenses and other cur-
       rent assets...............................    1,615      (990)    1,524
      Change in current liabilities..............   (2,145)    4,050     3,694
      Change in income taxes payable.............    1,061      (265)      158
      Change in other liabilities................      175     2,059     6,719
                                                  --------  --------  --------
      NET CASH PROVIDED BY OPERATING ACTIVITIES..   46,448    32,742    37,851
                                                  --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in property and equipment...........  (10,630)   (6,506)  (13,611)
  Purchase of minority interest..................   (2,494)  (55,269)      --
  Investment in Friendly Hotels, PLC.............      --    (17,069)      --
  Other items, net...............................   (4,747)      345     5,878
                                                  --------  --------  --------
NET CASH UTILIZED IN INVESTING ACTIVITIES........  (17,871)  (78,499)   (7,733)
                                                  --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from mortgages and other long-term
   debt..........................................   31,107    17,296    15,567
  Principal payments of debt.....................  (51,260)     (350)  (13,492)
  Cash transfers (to) from Parent, net...........   (8,069)   31,567   (33,336)
                                                  --------  --------  --------
      NET CASH (UTILIZED IN) PROVIDED BY
       FINANCING ACTIVITIES......................  (28,222)   48,513   (31,261)
                                                  --------  --------  --------
Net change in cash and cash equivalents..........      355     2,756    (1,143)
Cash and cash equivalents at beginning of peri-
 od..............................................    3,812     1,056     2,199
                                                  --------  --------  --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD....... $  4,167  $  3,812  $  1,056
                                                  ========  ========  ========


  The accompanying notes are an integral part of these combined statements of cash flows.

                        CHOICE HOTELS FRANCHISING, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  On March 7, 1996, Manor Care, Inc. ("Manor Care") announced its intention to proceed with the separation of its lodging business ("Choice Hotels International, Inc." or the "Company") from its health care business through a spin-off of its lodging business (the "Manor Care Distribution"). On September 30, 1996 the Board of Directors of Manor Care declared a special dividend to its shareholders of one share of common stock of the Company for each share of Manor Care stock, and the Board of Directors set the Record Date and the Distribution Date. The Manor Care Distribution was made on November 1, 1996 to holders of record of Manor Care's Common Stock on October 10, 1996.

  The Manor Care Distribution separated the lodging and health care businesses of Manor Care into two public corporations. The operations of the Company consist principally of the hotel franchise operations and the owned and managed hotel operations formerly conducted by Manor Care directly or through its subsidiaries (the "Lodging Business").

  On November 1, 1996, concurrent with the Manor Care Distribution, the Company changed its name from Choice Hotels Holdings, Inc. to Choice Hotels International, Inc., and the Company's franchising subsidiary, formerly named Choice Hotels International, Inc., changed its name to Choice Hotels Franchising, Inc.

  On April 29, 1997, Choice Hotels International, Inc. announced its intention to proceed with the separation of its domestic lodging business from its franchising and European hotel business through a spin-off of its franchising business (the "Distribution"). The Company's Board of Directors voted to approve, in principle, the Distribution subject to receipt of other approvals and consents and satisfactory implementation of the arrangements for the Distribution. The Company intends to consummate the Distribution in the second quarter of fiscal year 1998 through a special dividend to its stockholders of one share of common stock of Choice Hotels Franchising, Inc. ("Franchising") for each share of Company common stock. The Distribution is conditional upon certain matters, including declaration of the special dividend by the Company's Board of Directors, receipt of a ruling from the Internal Revenue Service that the Distribution will be tax-free and approval by the Company's shareholders of the special dividend and of the proposed reverse stock split of the Company post-Distribution. It is anticipated that upon the Distribution, the Company will change its corporate name to Sunburst Hospitality Corporation ("Sunburst") and Choice Hotels Franchising, Inc. will change its name to Choice Hotels International, Inc.

  As of May 31, 1997, Franchising had franchise agreements with 3,344 hotels operating in 33 countries under the following brand names: Comfort, Clarion, Sleep, Quality, Rodeway, Econo Lodge and MainStay Suites. Franchising also owns or manages 14 hotels in Germany, France and England. The operations of Franchising will consist principally of the hotel franchise operations and the hotel operations in Europe formerly conducted by the Company.

  The combined financial statements present the financial position, results of operations and cash flows of Franchising as if it were formed as a separate entity of Manor Care which conducted the hotel franchising business and European hotel operations of Manor Care through November 1, 1996 and as if Franchising were a separate company for all periods presented. Manor Care's and the Company's historical basis in the assets and liabilities of Franchising has been carried over to the combined financial statements. All material intercompany transactions and balances between Franchising and its subsidiaries have been eliminated. Changes in the Investments and advances from Parent represent the net income of Franchising plus the net change in cash transferred between Franchising and Manor Care through November 1, 1996 and the Company through May 31, 1997.

                        CHOICE HOTELS FRANCHISING, INC.

  An analysis of the activity in the "Investments and advances from Parent" account for the three years ended May 31, 1997 is as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
   Balance, May 31, 1994.........................................    $  4,409
   Cash transfers to Parent, net.................................     (33,336)
   Net income....................................................      16,228
                                                                     --------
   Balance, May 31, 1995.........................................     (12,699)
   Cash transfers from Parent, net...............................      31,567
   Net income....................................................      11,664
                                                                     --------
   Balance, May 31, 1996.........................................      30,532
   Cash transfers to Parent, net.................................      (8,069)
   Net income....................................................      34,730
                                                                     --------
   Balance, May 31, 1997.........................................    $ 57,193
                                                                     ========

  The average balance of the Investments and advances from Parent was $43.9 million, $8.9 million and ($4.1) million for fiscal years 1997, 1996 and 1995, respectively.

RECLASSIFICATIONS

  Certain reclassifications have been made to the prior year combined financial statements to conform to the current year presentation.

PRO FORMA INCOME PER SHARE (UNAUDITED)

  The pro forma income per common share is computed by dividing net income by the pro forma weighted average number of outstanding common shares, aggregating 62.7 million, 62.6 million and 62.5 million in fiscal years 1997, 1996 and 1995, respectively. The pro forma weighted average number of outstanding common shares is based on the Company's weighted average number of outstanding common shares for the period November 1, 1996 through May 31, 1997 and Manor Care's weighted average number of outstanding common shares for the period June 1, 1996 through October 31, 1996 and for fiscal years 1996 and 1995.

CASH AND CASH EQUIVALENTS

  Franchising considers all highly liquid investments purchased with a maturity of three months or less at the date of purchase to be cash equivalents.


PROPERTY AND EQUIPMENT

  The components of property and equipment in the combined balance sheets were:

                                                                  MAY 31,
                                                              -----------------
                                                               1997      1996
                                                              -------  --------
                                                               (IN THOUSANDS)
   Land...................................................... $ 3,033  $  3,124
   Building and improvements.................................  27,409    29,274
   Furniture, fixtures and equipment.........................  30,526    25,181
                                                              -------  --------
                                                               60,968    57,579
   Less: Accumulated depreciation............................ (17,591)  (19,274)
                                                              -------  --------
                                                              $43,377  $ 38,305
                                                              =======  ========

                        CHOICE HOTELS FRANCHISING, INC.

  Depreciation has been computed for financial reporting purposes using the straight-line method. A summary of the ranges of estimated useful lives upon which depreciation rates have been based follows:

   Building and improvements........................................ 10-40 years
   Furniture, fixtures and equipment................................  3-20 years

MINORITY INTEREST

  Prior to May 31, 1996, certain former members of the Company's management had a minority ownership interest in Choice Hotels Franchising, Inc., a majority owned subsidiary. Amounts reflected as minority interest represent the minority owners' share of income in Choice Hotels Franchising, Inc. As of May 31, 1997, the Company had repurchased all of the outstanding minority ownership interest.

GOODWILL

  Goodwill primarily represents an allocation of the excess purchase price of the stock of Choice Hotels Franchising, Inc. over the recorded minority interest. Goodwill is being amortized on a straight-line basis over 40 years. Such amortization amounted to $1.9 million in the year ended May 31, 1997, $1.1 million in the year ended May 31, 1996, and $598,000 in the year ended May 31, 1995. Goodwill is net of accumulated amortization of $5.0 million and $3.1 million at May 31, 1997 and 1996, respectively.

FRANCHISE RIGHTS

  Franchise rights are an intangible asset and represent an allocation in purchase accounting for the value of long-term franchise contracts. The majority of the balance resulted from the Econo Lodge and Rodeway acquisitions made in fiscal year 1991. Franchise rights acquired are amortized over an average life of twenty-six years. Amortization expense for the fiscal years ended May 31, 1997, 1996 and 1995 amounted to $2.9 million, $2.6 million and $2.6 million, respectively. Franchise rights are net of accumulated amortization of $14.0 million and $11.1 million at May 31, 1997 and 1996, respectively.

SELF-INSURANCE PROGRAM

  Subsequent to the Manor Care Distribution, Franchising maintained its own self-insurance program for certain levels of general and professional liability, automobile liability and workers' compensation coverage. The estimated costs of these programs are accrued at present values based on actuarial projections for known and anticipated claims.

  Prior to the Manor Care Distribution, Franchising participated in Manor Care's self-insurance program for certain levels of general and professional liability, automobile liability and workers' compensation coverage. The estimated costs of these programs are accrued at present values based on actuarial projections for known and anticipated claims. All accrued self-insurance costs through November 1, 1996 were assumed by Manor Care and have been treated as paid to Manor Care, and as such, amounts paid to Manor Care up to November 1, 1996 have been charged directly to Investments and advances from Parent.

REVENUE RECOGNITION

  Franchising enters into numerous franchise agreements committing to provide licensees with various marketing services, a centralized reservation system and limited rights to utilize Franchising's registered tradenames. These agreements are typically for a period of twenty years, with certain rights to the franchisee to terminate after 5, 10 or 15 years.

  Initial franchise fees are recognized upon sale, because the initial franchise fee is non-refundable and Franchising has no continuing obligations related to the franchisee.

                        CHOICE HOTELS FRANCHISING, INC.

  Royalty fees, primarily based on gross room revenues of each franchisee, are recorded when earned. Reserves for uncollectible accounts are charged to bad debt expense and included in selling, general and administrative expenses in the accompanying combined statements of income.

  Franchising assesses franchisees monthly fees related to marketing and reservations which are expended for national advertising, marketing, and selling activities and the operation of a centralized reservation system.

IMPAIRMENT POLICY

  Franchising evaluates the recoverability of long lived assets, including franchise rights and goodwill, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured based on net, undiscounted expected cash flows. Assets are considered to be impaired if the net, undiscounted expected cash flows are less than the carrying amount of the assets. Impairment charges are recorded based upon the difference between the carrying value of the asset and the expected net cash flows, discounted at an appropriate interest rate.

CAPITALIZATION POLICIES

  Major renovations and replacements are capitalized to appropriate property and equipment accounts. Upon sale or retirement of property, the cost and related accumulated depreciation are eliminated from the accounts and the related gain or loss is taken into income. Maintenance, repairs and minor replacements are charged to expense.

FOREIGN OPERATIONS

  Franchising accounts for foreign currency translation in accordance with SFAS No. 52, "Foreign Currency Translation." Revenues generated by foreign operations for the fiscal years ended May 31, 1997, 1996 and 1995 were $27.5 million, $29.9 million and $29.2 million, respectively. Losses were generated by foreign operations for the fiscal years ended May 31, 1997, 1996 and 1995 of $1.8 million, $19.4 million and $5.7 million, respectively. Losses generated by foreign operations for fiscal year 1996 include a $15.0 million net of tax charge relating to a provision for asset impairment. The majority of the revenues and losses of foreign operations relate to Franchising's European business operations. Total assets relating to foreign operations were $48.8 million and $56.8 million at May 31, 1997 and 1996, respectively. Translation gains and losses are recorded in the cumulative translation adjustment account included in Investments and advances from Parent in the accompanying combined balance sheets as follows:

                                                                 (IN THOUSANDS)
                                                                 --------------
   Balance, May 31, 1994........................................    $    (31)
   Net adjustments..............................................         740
                                                                    --------
   Balance, May 31, 1995........................................         709
   Net adjustments..............................................      (2,459)
                                                                    --------
   Balance, May 31, 1996........................................      (1,750)
   Net adjustments..............................................      (5,268)
                                                                    --------
   Balance, May 31, 1997........................................    $ (7,018)
                                                                    ========

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                        CHOICE HOTELS FRANCHISING, INC.

                                 INCOME TAXES

  Franchising is included in the consolidated federal income tax returns of Manor Care and the Company. The income tax provision included in these combined financial statements reflects the historical income tax provision and temporary differences attributable to the operations of Franchising on a separate return basis. Deferred taxes are recorded for the tax effect of temporary differences between book and tax income.

  Income before income taxes for the fiscal years ended May 31, 1997, 1996 and 1995 were derived from the following:

                                                       1997     1996     1995
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
   Income before income taxes
     Domestic operations............................. $62,641  $52,801  $38,385
     Foreign operations..............................  (3,066) (31,824)  (9,374)
                                                      -------  -------  -------
   Combined income before income taxes............... $59,575  $20,977  $29,011
                                                      =======  =======  =======

  Income before income taxes for domestic operations and foreign operations for fiscal year 1996 includes a pretax provision of $24.8 million for asset impairment.

  The provisions for income taxes follows for the fiscal years ended May 31:

                                                       1997     1996     1995
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
   Current tax (benefit) expense
     Federal......................................... $19,421  $20,097  $14,169
     Federal benefit of foreign operations...........  (1,213)  (2,792)  (3,703)
     State...........................................   3,950    3,754    2,292
   Deferred tax (benefit) expense
     Federal.........................................   2,293      125       58
     Federal benefit of foreign operations...........     --    (9,778)     --
     State...........................................     394   (2,093)     (33)
                                                      -------  -------  -------
                                                      $24,845  $ 9,313  $12,783
                                                      =======  =======  =======

  Deferred tax assets (liabilities) are comprised of the following at May 31:

                                                      1997     1996      1995
                                                     -------  -------  --------
                                                          (IN THOUSANDS)
   Depreciation and amortization.................... $(5,145) $(1,637) $(12,755)
   Prepaid expenses.................................    (856)  (1,550)   (1,386)
   Other............................................  (2,799)  (1,542)   (2,165)
                                                     -------  -------  --------
   Gross deferred tax liabilities...................  (8,800)  (4,729)  (16,306)
                                                     -------  -------  --------
   Foreign operations...............................   2,271    1,931     1,086
   Accrued expenses.................................   3,181    2,065     1,343
   Net operating loss...............................     609      820     1,031
   Other............................................     310      655        61
                                                     -------  -------  --------
   Gross deferred tax assets........................   6,371    5,471     3,521
                                                     -------  -------  --------
   Net deferred tax (liability) asset............... $(2,429) $   742  $(12,785)
                                                     =======  =======  ========

                        CHOICE HOTELS FRANCHISING, INC.

  A reconciliation of income tax expense at the statutory rate to income tax expense included in the accompanying combined statements of income follows:

                                                    1997     1996      1995
                                                  --------  -------- --------
                                                    (IN THOUSANDS, EXCEPT
                                                  FEDERAL INCOME TAX RATE)
   Federal income tax rate.......................       35%      35%       35%
   Federal taxes at statutory rate...............  $20,853   $7,345   $10,154
   State income taxes, net of Federal tax bene-
    fit..........................................    2,824    1,080     1,468
   Minority interest.............................      --       536       770
   Other.........................................    1,168      352       391
                                                  --------  -------  --------
   Income tax expense............................ $ 24,845  $ 9,313  $ 12,783
                                                  ========  =======  ========

  Cash paid for state income taxes was $1.3 million, $1.4 million and $549,000 for the years ended May 31, 1997, 1996 and 1995, respectively. Federal income taxes were paid by Manor Care for the years ended May 31, 1995 and May 31, 1996 and the period from June 1, 1996 through October 31, 1996. Federal income taxes were paid by the Company for the short period beginning November 1, 1996 and ending May 31, 1997.

  Consistent with the existing Company tax sharing policy, all current Federal provision amounts have been treated as paid to, or received from, the Company, and as such, there are no current tax provision balances due to the Company at May 31, 1997 or to Manor Care at May 31, 1996. Differences between amounts paid to or received from Manor Care and the Company have been charged or credited directly to Investments and advances from Parent.

                               ACCRUED EXPENSES

  Accrued expenses at May 31, 1997 and 1996 were as follows:

                                                              1997    1996
                                                             ------- -------
                                                               (IN THOUSANDS)
   Payroll.................................................. $ 7,950 $ 7,041
   Other....................................................   3,015   8,143
                                                             ------- -------
                                                             $10,965 $15,184
                                                             ======= =======

                       LONG TERM DEBT AND NOTES PAYABLE

  Debt consisted of the following at May 31, 1997 and 1996:

                                                                 1997     1996
                                                               -------- --------
                                                                (IN THOUSANDS)
   $250 million competitive advance and multi-currency
    revolving credit facility with an average rate of 5.69%
    at May 31, 1996..........................................  $     -- $ 50,557
   $125 million competitive advance and multi-currency
    revolving credit facility with an average rate of 6.28%
    at May 31, 1997..........................................    31,107      --
   Notes payable to Manor Care, Inc. with a rate of 9% at May
    31, 1997 and 1996, respectively..........................    78,700   78,700
   Capital lease obligations.................................    13,531   13,951
   Other notes with an average rate of 5.94% and 6.33% at May
    31, 1997 and 1996, respectively..........................     1,825    2,107
                                                               -------- --------
   Total indebtedness........................................  $125,163 $145,315
                                                               ======== ========

                        CHOICE HOTELS FRANCHISING, INC.

  Maturities of debt at May 31, 1997 were as follows:

   FISCAL YEAR                                                    (IN THOUSANDS)
   -----------                                                    --------------
   1998..........................................................    $     36
   1999..........................................................          87
   2000..........................................................     110,012
   2001..........................................................         210
   2002..........................................................         215
   Thereafter....................................................      14,603
                                                                     --------
                                                                     $125,163
                                                                     ========

  During fiscal year 1996 and through November 1, 1996, the Company was a co-guarantor with Manor Care and other affiliates for a $250 million competitive advance and multi-currency revolving credit facility. The facility provided that up to $75.0 million was available in foreign currency borrowings under the foreign currency portion of the facility. Franchising's borrowings under this facility amounted to $50.6 million at May 31, 1996. Franchising was charged interest for amounts borrowed under the foreign currency portion of the facility at one of several interest rates, including LIBOR plus 26.25 basis points. Subsequent to the Manor Care Distribution, the Company utilized its new credit facility, as described below, to repay Franchising's portion of borrowings under Manor Care's foreign currency portion of the facility, and the Company was released from all liabilities and guarantees relating to the Manor Care credit facility.

  On October 30, 1996, the Company entered into a $100.0 million competitive advance and multi-currency revolving credit facility provided by a group of seven banks. As a subsidiary of the Company, Franchising's cash requirements and related borrowings were provided by the Company. This facility provides that up to $75.0 million is available for borrowings in foreign currencies. Borrowings under the facility are, at the option of the borrower, at one of several rates including LIBOR plus from 20.0 to 62.5 basis points, based upon a defined financial ratio and the loan type. In addition, the Company has the option to request participating banks to bid on loan participation at lower rates than those contractually provided by the facility. The facility presently requires the Company to pay annual fees of 1/10 of 1% to 1/4 of 1%, based upon a defined financial ratio, of the total loan commitment. The facility will terminate on October 30, 1999. On May 5, 1997, the Company increased the size of the facility from $100 million to $125 million. The Company has $121.6 million outstanding under the facility at May 31, 1997 of which $31.1 million has been allocated to Franchising. In connection with the Distribution, Franchising intends to secure financing to repay its portion of borrowings under the Company's foreign currency portion of the facility as well as to provide for seasonal cash requirements.

  The Company has $115.7 million payable to Manor Care as of May 31, 1997 assumed as part of the Manor Care Distribution. The portion of this indebtedness related to Franchising acquisitions has been pushed down to Franchising and is reflected as Notes payable to Manor Care in the accompanying combined balance sheets totaling $78.7 million at May 31, 1997 and 1996, respectively. The loan will mature on November 1, 1999 and may be prepaid in whole or in part, together with accrued interest, at the Company's option. If the loan is prepaid prior to November 1, 1997, the Company will be required to reimburse Manor Care on demand for any actual loss incurred or to be incurred by Manor Care (for the period up to and including November 1, 1997) in the redeployment of the funds released by a prepayment of the loan. The Notes payable to Manor Care are expected to be repaid with the proceeds from operating cash flow or with third-party financing. Interest expense on those notes for each of the years ended May 31, 1997, 1996 and 1995 was $7.1 million. Interest on the amount of the loan is payable quarterly at an annual rate of 9%.

  Cash paid for interest was $11.6 million, $11.8 million and $10.8 million for fiscal years 1997, 1996 and 1995, respectively.

                        CHOICE HOTELS FRANCHISING, INC.

                                    LEASES

  Franchising operates certain property and equipment under operating leases that expire at various dates through 2001. Future minimum lease payments total approximately $280,000. Rental expense under non-cancellable operating leases was $171,000 in 1997, $231,000 in 1996 and $400,000 in 1995. No amounts have been included in minimum lease payments for office rent because Franchising is not subject to a rental agreement. Franchising paid office rent of $4.0 million to the Company in 1997 based on the portion of total space occupied by Franchising. Subsequent to the Distribution, Franchising will sublease office space from Sunburst.

                         ACQUISITIONS AND DIVESTITURES

  On May 31, 1995, Franchising repurchased one-half of the 11% interest held by its management in Choice Hotels Franchising, Inc. Approximately $19.8 million was allocated to goodwill; the purchase cost of $27.4 million was paid in June and July 1995. On May 31, 1996, Franchising repurchased the remaining 5.5% minority interest in Choice Hotels Franchising, Inc. for $27.9 million. Approximately $26.4 million was allocated to goodwill.

  On May 31, 1996, Franchising invested approximately $17.1 million in the capital stock of Friendly Hotels, PLC ("Friendly"). In exchange for the $17.1 million investment, Franchising received 750,000 shares of common stock and 10,000,000 newly issued immediately convertible preferred shares. In addition, Franchising granted to Friendly a Master Franchise Agreement for the United Kingdom and Ireland in exchange for 333,333 additional shares of common stock. At May 31, 1997, Franchising owned approximately 5% of the outstanding shares of Friendly which would increase to approximately 27% if Franchising's preferred stock were converted. The preferred shares carry a 5.75% dividend payable in cash or in stock, at the Company's option. The dividend accrues annually with the first dividend paid on the earlier of the third anniversary of completion or on a conversion date. The proceeds of the investment received by Friendly are to be used to support the construction of 10 Quality or Comfort hotels. As a condition to the investment, Franchising has the right to appoint two directors to the board of Friendly. Franchising is accounting for the common stock investment under the equity method.

  Franchising recognized $943,000 in preferred dividend income from the Friendly investment during 1997.

                          TRANSACTIONS WITH SUNBURST

  Franchising participates in a cash concentration system with the Company and as such maintains no significant cash balances or banking relationships. Substantially all cash received by Franchising has been immediately deposited in and combined with the Company's corporate funds through its cash management system. Similarly, operating expenses, capital expenditures and other cash requirements of Franchising have been paid by the Company and charged to Franchising. The net result of all of these intercompany transactions are reflected in Investments and advances from Parent.

  Since the Manor Care Distribution, Franchising has provided certain services to the Company including, among others, executive management, human resources, legal, accounting, tax, information systems and certain administrative services, as required. Also since the Manor Care Distribution, the Company has provided services to Franchising, either directly or through the Corporate Services Agreement with Manor Care, including, among others, cash management, payroll and payables processing, employee benefits plans, insurance, accounting and certain administrative services, as required. Costs associated with the Manor Care Corporate Services Agreement as well as costs of services provided by the Company to Franchising or provided by Franchising to the Company

                        CHOICE HOTELS FRANCHISING, INC.

have been allocated between the entity providing the services and the entity receiving the services in the accompanying financial statements. As a result, future administrative and corporate expenses are expected to vary from historical results. However, Franchising has estimated that general and administrative expenses incurred annually will not materially change after the Distribution.

  For purposes of providing an orderly transition after the Distribution, the Company and Franchising will enter into various agreements, including, among others, a Distribution Agreement, Tax Sharing Agreement, Corporate Services Agreement and Employee Benefits Allocation Agreement. Effective at the Distribution, these agreements will provide, among other things, that Franchising (i) will receive and/or provide certain corporate and support services, such as accounting, tax and computer systems support, (ii) will establish pension, profit sharing and incentive plans similar to those in place at the Company, (iii) will receive certain risk management services and other miscellaneous administrative services and (iv) will adjust outstanding options to purchase shares of Company Common Stock held by Company employees, Franchising employees and employees of Manor Care. These agreements will extend for a maximum period of 30 months from the Distribution date or until such time as Franchising and the Company have arranged to provide such services in-house or through another unrelated provider of such services.

  On or prior to the Distribution date, the Company and Franchising will enter into a strategic alliance agreement. Among other things, the agreement will provide for (i) a right of first refusal to Franchising to franchise lodging properties to be acquired or developed by the Company, (ii) certain commitments by the Company for the development of Sleep Inns and MainStay Suites hotels, (iii) continued cooperation of both parties with respect to matters of mutual interest, such as new product and concept testing, (iv) continued cooperation with respect to third party vendor arrangements and (v) certain limitations on competition in each others' line of business. The strategic alliance agreement extends for a term of 20 years with mutual rights of termination on the 5th, 10th and 15th anniversaries.

  During the periods presented, Sunburst operated substantially all of its hotels pursuant to franchise agreements with Franchising. Total fees paid to Franchising included in the accompanying financial statements for franchising royalty, marketing and reservation fees were $9.5 million, $7.5 million, and $5.3 million for the years ended May 31, 1997, 1996 and 1995, respectively.

                         COMMITMENTS AND CONTINGENCIES

  Franchising is a defendant in a number of lawsuits arising in the ordinary course of business. In the opinion of management and general counsel to Franchising, the ultimate outcome of such litigation will not have a material adverse effect on Franchising's business, financial position or results of operations.

                  PENSION, PROFIT SHARING AND INCENTIVE PLANS

  Bonuses accrued for key executives of Franchising under incentive compensation plans were $1.4 million in 1997, $1.1 million in 1996 and $1.4 million in 1995.

  Employees of Franchising participate in retirement plans sponsored by the Company, and prior to the Manor Care Distribution employees participated in retirement plans sponsored by Manor Care. Costs allocated to Franchising are based on the size of its payroll relative to the sponsor's payroll. Costs allocated to Franchising were approximately $1.4 million in 1997, $817,000 in 1996 and $776,000 in 1995.

                        CHOICE HOTELS FRANCHISING, INC.

                      FAIR VALUE OF FINANCIAL INSTRUMENTS

  Franchising is required to disclose the fair value of its financial instruments in accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Fair values of material balances were determined by using market rates currently available.

  The balance sheet carrying amount of cash, cash equivalents and receivables approximate fair value due to the short term nature of these items. Long term debt consist of bank loans and Notes payable to Manor Care. Interest rates on bank loans adjust frequently based on current market rates; accordingly, the carrying amount of bank loans is equivalent to fair value. The carrying amounts for long-term debt approximate fair market values.

                        PROVISION FOR ASSET IMPAIRMENT

  During fiscal year 1996, Franchising began restructuring its European operations. This restructuring effort included the purchase of an equity interest in Friendly Hotels, PLC and a reevaluation of key geographic markets in Europe. In connection with this restructuring, Franchising performed a review of its European operations and in May 1996 recognized a $15.0 million non-cash charge (net of a $9.8 million income tax benefit) against earnings related to the impairment of assets associated with certain European hotel operations.

                IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  Franchising has adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The adoption of SFAS No. 121 did not have a material impact on Franchising's financial statements.

  Franchising plans to utilize the method under SFAS No. 123, "Accounting for Stock-Based Compensation," which provides for disclosure of the impact of stock-based compensation grants.

  Franchising is required to adopt SFAS No. 128, "Earnings Per Share," and SFAS No. 129, "Disclosure of Information about Capital Structure," no later than fiscal year 1998. The adoption of these pronouncements will not materially affect Franchising's financial statements. Franchising is required to adopt SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," no later than fiscal 1999. Management is still evaluating the impact that these pronouncements will have on Franchising's financial statements.

                                                                        ANNEX A

                                    FORM OF

                  RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                        CHOICE HOTELS FRANCHISING, INC.

  Choice Hotels Franchising, Inc. (the "Corporation"), a corporation incorporated on December 12, 1980 and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies as follows:

  FIRST: The board of directors of the Corporation (the "Board of Directors") adopted a resolution proposing and declaring advisable the following amendments to and restatement of the Certificate of Incorporation of the Corporation.

  SECOND: This Restated Certificate of Incorporation was duly adopted by the sole stockholder of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the GCL.

  THIRD: The text of the Certificate of Incorporation is hereby amended and restated as herein set forth in full:

    1. The name of the Corporation is CHOICE HOTELS INTERNATIONAL, INC. (the "Corporation").

    2. The address of the Corporation's registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

    3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

    4. The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is One Hundred Sixty-Five Million (165,000,000), of which One Hundred Sixty Million (160,000,000) shares having a par value of One Cent ($.01) per share shall be common stock, and Five Million (5,000,000) shares having a par value of One Cent ($.01) per share shall be preferred stock.

  Shares of common stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of common stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of common stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

  Without limiting the generality of the foregoing, shares of a series of common stock consisting of Seventy Five Million (75,000,000) shares, or such larger number of shares as the Board of Directors shall from time to time fix by resolution or resolutions, may be issued from time to time by the Board of Directors. Shares of this series shall be designated, and are hereinafter called "Common Stock."

  The holders of record of the Common Stock shall be entitled to the following rights:

    (a) subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, to vote at all meetings of stockholders of the

  Corporation, and at all such meetings such holders shall have one vote in respect of each share of Common Stock held of record by them;

    (b) subject to the rights of any holders of any class or series of capital stock having a preference with respect to dividends, to receive when, if and as declared by the Board of Directors out of the assets of the Corporation legally available therefor, such dividends as may be declared by the Corporation from time to time to holders of Common Stock; and

    (c) subject to the rights of any holders of any class or series of capital stock having a preference with respect to distribution of assets upon liquidation or dissolution, to receive the remaining assets of the Corporation upon liquidation, dissolution or winding-up.

  Shares of preferred stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of preferred stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

  Subject to the rights of any holders of any class or series of capital stock, as specified in the resolution providing for such class or series of capital stock, the holders of Common Stock are expressly denied the preemptive right to subscribe to any or all additional shares of capital stock of the Corporation or any or all classes or series thereof.

    5. The Corporation expressly elects not to be governed by Section 203 of the GCL.

    6. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, any action required to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders in lieu of a meeting.

  Special meetings of the stockholders of the Corporation may be called only by (i) the Chairman or Vice Chairman of the Board of Directors or (ii) the Secretary of the Corporation within 10 calendar days after receipt of the written request of a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

    7. A. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than 3 nor more than 12 directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Whole Board. The directors shall be divided into three classes, designated Class I, Class II and Class
  III. Each Class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Whole Board. The initial term of the Class I directors shall expire upon the election and qualification of their successors at the 1998 annual meeting of stockholders; the initial term of the Class II directors shall expire upon the election and qualification of their successors at the 1999 annual meeting of stockholders; and the initial term of the Class III directors shall expire upon the election and qualification of their successors at the 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning with the 1998 annual meeting, successors to the Class of directors whose term expires at that annual meeting shall be elected for a three-year term and shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

    B. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Increases or decreases in the number of directors shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such Class shall hold office for a term that shall coincide with the remaining term of that Class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

    C. The election of directors need not be by written ballot unless the Bylaws shall so provide.

    D. Notwithstanding the foregoing, whenever the holders of any one or more class or series of capital stock shall have the right, voting separately as a class or series, to elect directors, the election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article 6, Section A, unless expressly provided by such terms.

    8. The affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power (as defined) of the Corporation shall be required for the approval of any proposal for the Corporation to dissolve, liquidate, merge, or consolidate with any other entity (other than an entity 90% of the Voting Power of which is owned by the Corporation), or sell, lease or exchange all or substantially all of its property and assets, including its goodwill and its corporate franchises. "Voting Power" means the total number of votes that may be cast by holders of capital stock in the election of directors.

    9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power of the Corporation shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, Article 8 of this Restated Certificate of Incorporation. The Board of Directors shall have the power to make, adopt, alter, amend, change or repeal the Bylaws by resolution adopted by the affirmative vote of a majority of the Whole Board. Stockholders may not make, adopt, alter, amend, change or repeal the Bylaws except upon the affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power of the Corporation and no Bylaws hereafter adopted by the stockholders or otherwise shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

    10. A. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the GCL is amended hereafter to further limit the liability of a director, then the liability of a director of the Corporation shall be further limited to the fullest extent permitted by the GCL, as so amended.

    B. The Corporation shall indemnify each person who is or was or has agreed to become a director or officer of the Corporation, and may indemnify other employees and agents of the Corporation, to the fullest extent permitted by Section 145 of the GCL, as the same may be amended or supplemented, against all expenses and liabilities (including, but not limited to, counsel fees) reasonably incurred by or imposed upon such person in connection with any proceeding to which he or she may be made a party, or in which he or she may become involved, by reason of his or her being or having been a director, officer, employee or agent of the Corporation, or any settlement thereof, whether or not he or she is a director, officer, employee or agent at the time such expenses are incurred or liability incurred, except in such cases where the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article 10 or the GCL and the foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, employee or agent may be entitled.

    C. The Corporation may purchase insurance on behalf of any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted by him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this
  Article 10.

    11. The Board of Directors, each committee of the Board of Directors and each individual director, in discharging their respective duties under applicable law and this Restated Certificate of Incorporation and in determining what they each believe to be in the best interests of the Corporation and its stockholders, may consider the effects, both short-term and long-term, of any action or proposed action taken or to be taken by the Corporation, the Board of Directors or any committee of the Board of Directors on the interests of (i) the employees, franchisees, licensees, customers, suppliers and/or creditors of the Corporation and its subsidiaries and (ii) the communities in which the Corporation and its subsidiaries own or lease property or conduct business, all to the extent that the Board of Directors, any committee of the Board of Directors or any individual director deems pertinent under the circumstances; provided, however, that the provisions of this Article 11 shall not limit in any way the right of the Board of Directors to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term and long-term, or any action or proposed action on the Corporation or its stockholders directly; and provided further that this
  Article 11 shall be deemed solely to grant discretionary authority to the Board of Directors, each committee of the Board of Directors and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.

    12. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

  IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be duly executed in its corporate name.

Dated:     , 1997

                                          -------------------------------------
                                          Name:   Stewart Bainum, Jr.
                                                  Chairman

                                                                        ANNEX B

                                    FORM OF

                             AMENDED AND RESTATED

                                   BYLAWS OF

                       CHOICE HOTELS INTERNATIONAL, INC.
             (FORMERLY KNOWN AS "CHOICE HOTELS FRANCHISING, INC."
               AND HEREINAFTER REFERRED TO AS THE "CORPORATION")

                   AS AMENDED AND RESTATED,       1997

                                   ARTICLE I

                                    OFFICES

  Section 1. Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

  Section 2. Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

  Section 1. Time and Place. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

  Section 2. Annual Meeting. Annual meetings of stockholders shall be held on any date in the month of September or October in each year at 9:00 a.m. or at such other [time and such] date and time as shall be designated, from time to time, by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting in accordance with Section 7 of this Article II.

  Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and time thereof shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting.

  Section 4. List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held (other than the place of the meeting), which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

  Section 5. Notice of Special Meeting. Written notice of a special meeting stating the place, date and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting.

  Section 6. Stockholder Proposals. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder entitled to vote thereon. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. For purposes of calculating the first such notice period following adoption of this Restated Certificate of Incorporation. the first anniversary of the 1997 annual meeting
shall be deemed to be    , 1998. Each such notice shall set forth as to each
matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the name and address of the beneficial owner on whose behalf the proposal is being made, (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder or by the beneficial owner on whose behalf the proposal is being made, (d) any material interest of the stockholder, or the beneficial owner on whose behalf the proposal is being made, in such business, (e) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, and (f) a description of all arrangements or understandings between the stockholder, the beneficial owner on whose behalf the proposal is being made, or any other person or persons (naming such person or persons) relating to the matter being proposed.

  To be properly brought before a special meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors,

  No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article II, Section 6. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article II, Section 6 and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Section 7. Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, or, if he is not present, by the Vice Chairman, or, if he is not present, by the Chief Executive Officer, or if he is not present, by the President or, if he is not present, by such person who may have been chosen by the Board of Directors or, if none of such persons is present, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or by proxy. The Secretary of the Corporation or, if he is not present, an Assistant Secretary or, if he is not present, such person who may have been chosen by the Board of Directors, shall act as secretary of meetings of stockholders, but if none of such persons is present the stockholders owning a majority of the Voting Power of the Corporation and who are present in person or by proxy shall choose any person present to act as secretary of the meeting. "Voting Power" means the total number of votes that may be cast by holders of capital stock in the election of directors.

  Section 8. Quorum. The holders of a majority of the Voting Power of the Corporation, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a quorum shall not be present in person or by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present in person or by proxy. At any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. until a date which is not more than 30 days after the date of the original meeting. At such adjourned meeting, at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

  Section 9. Voting.

    (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation or a resolution of the Board of Directors creating a series or class of capital stock of the Corporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.

    (b) All elections shall be determined by a plurality vote, and except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the Voting Power present in person or by proxy and voting, on such other matters.

                                  ARTICLE III

                                   DIRECTORS

  Section 1. General Powers: Number: Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors constituting the whole Board of Directors shall be not less than 3 nor more than 12. The first Board of Directors shall consist of 9 directors. Thereafter, within the limits above specified, the number of directors shall be determined by the Board of Directors. The directors shall be elected and shall hold office as specified in the Certificate of Incorporation. Directors need not be stockholders. Directors, other than Stewart Bainum, Sr., shall retire from the Board of Directors as of the annual meeting of stockholders next following the date they attain the age of seventy (70) years.

  Section 2. Nomination of Directors. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only pursuant to the Corporation's notice of such meeting or if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. For purposes of calculating the first such notice period following adoption of this Restated Certificate of Incorporation, the first
anniversary of the 1997 annual meeting, shall be deemed to be      1998. Each
such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and the name, age, business address, residence address and principal occupation of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming, such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder's notice; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange
Commission: and (f) the consent of each nominee to serve as a director of the Corporation if so elected.

  In addition, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only pursuant to the Corporation's notice of meeting or if written notice of such stockholder's intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth day prior to such special meeting or (ii) the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by the Corporation, whichever comes first.

  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article III, Section 2. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article III, Section 2; and if he or she should so determine, the defective nomination shall be disregarded.

  Section 3. Vacancies: Resignations.

    (a) If any vacancies occur in the Board of Directors, or if any new directorships are created, they shall be filled solely by a majority of the directors then in office, whether or not less than a quorum. Each director so chosen shall hold office until the expiration of the term of the class into which such director was elected and until his successor is duly elected and qualified. If there are no directors in office a special meeting of stockholders shall be called in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

    (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

  Section 4. Place of Meeting. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

  Section 5. First Meeting. The first regular meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

  Section 6. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors.

  Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or, in the event of his disability, by the Vice Chairman, on 2 days' notice to each director in accordance with Article V. Special meetings shall be called by the Chairman of the Board, Vice Chairman, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of 4 directors or one-half ( 1/2) of the number of directors. whichever is less.

  Section 8. Quorum. At all meetings of the Board of Directors one-half ( 1/2) of the number of directors then in office, or such greater number as equals one-third ( 1/3) of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

  Section 9. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

  Section 10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

                                  ARTICLE IV

                                  COMMITTEES

  Section 1. Executive Committee. The Board of Directors may appoint Executive
Committee consisting of not less than    directors, one of whom shall be
designated as Chairman of the Executive Committee.

  Section 2. Powers. The Executive Committee shall have and may exercise those powers of the Board of Directors as may from time to time be granted to it by the Board of Directors.

  Section 3. Procedure, Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules. The Executive Committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors.

  The Chairman of the Executive Committee, or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee and another member thereof chosen by the Executive Committee shall act as Secretary of the Executive Committee.

  Section 4. Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee.

  Section 5. Other Committees. The Board of Directors may appoint such other committee or committees as it shall deem advisable and with such functions and duties as the Board of Directors shall prescribe.

  Section 6. Vacancies: Changes: Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge, any such committee.

  Section 7. Compensation. Members of any committee shall be entitled to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting.

  Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting, if written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

                                   ARTICLE V

                                    NOTICES

  Section 1. Form; Delivery. Whenever, under the provisions of law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given by regular or overnight mail, addressed to such director or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Notices given by regular mail shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director may also be given personally, by telegram sent to his address as it appears on the records of the Corporation, by facsimile (with a machine generated confirmation) or by telephone.

  Section 2. Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting prior to the conclusion of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting, prior to the commencement of the meeting such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                  ARTICLE VI

                                   OFFICERS

  Section 1. Designations. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, Vice Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Executive or Senior Vice Presidents, one or more additional vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers and agents as it shall deem necessary. All officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

  Section 2. Term of Office, Removal. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman, a Vice Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers as the Board of Directors shall deem appropriate. The officers of the Corporation shall hold office until their successors are chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

  Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

  Section 4. The Chairman of the Board.

    (a) The Chairman of the Board shall have general direction of the business affairs of the Corporation, subject to the control of the Board of Directors. The Chairman shall preside at all meetings of stockholders and the Board of Directors which he shall attend. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to execute all certificates, contracts, bonds, mortgages and other instruments of the Corporation.

    (b) Unless otherwise prescribed by the Board of Directors, the Chairman shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting, the Chairman shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

  Section 5. Vice Chairman. The Vice Chairman shall, in the absence of the Chairman of the Board or in the event of his disability, preside at all meetings of the Board of Directors and stockholders and perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

  Section 6. Chief Executive Officer. The Chief Executive Officer shall be the chief administrator of the Corporation and shall have general direction of administration of the business affairs of the Corporation, subject to the direction of the Board of Directors, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

  Section 7. The President. The President shall be the chief operations officer of the Corporation and shall have general direction of the operation of the Corporation, subject to the direction of the Chief Executive Officer and the Board of Directors, and shall perform such other duties and shall have such other powers as may from time to time be prescribed by the Board of Directors.

  Section 8. The Vice Presidents. The Vice President (or in the event there by more than one, the Vice Presidents in the order designated, or in the absence of any designation, then in order of their election) shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

  Section 9. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

  Section 10. The Assistant Secretary. The Assistant Secretary (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, then in the order of their election) shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

  Section 11. The Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board or the President, and the Board of Directors at regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

  Section 12. The Assistant Treasurer. The Assistant Treasurer (or in the event there be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, then in the order of their election) shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

                                  ARTICLE VII

         INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

  Section 1. Action Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or that, being or having been such a director, officer, employee or agent, he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding--whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent -- shall not, of itself, create a presumption that the person did not act in good faith and in manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

  Section 2. Action by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed juridical action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Agent (as defined above) against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense, settlement or appeal of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

  Section 3. Determination of Right of Indemnification. No indemnification under Section 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum or (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his or her conduct was unlawful.

  Section 4. Indemnification Against Expenses of Successful
Party. Notwithstanding the other provisions of this Article, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding or in defense of any, claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all expenses actually and reasonably incurred in connection therewith.

  Section 5. Advances of Expenses. Except as limited by Section 6 of this Article, expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or investigation or any appeal therein shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of disinterested directors, or (if there are no such directors or such directors so direct) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, such person did not act in good faith and in a manner that such person believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his or her conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its shareholders.

  Section 6. Right of Agent to Indemnification Upon Application; Procedure Upon Application. Any indemnification under Sections 1, 2, or 4. or advance under Section 5 of this Article, shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless with respect to applications under Sections 1, 2 or 5, a determination is reasonably and promptly be made by the Board of Directors by a majority vote of disinterested directors that such Agent acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event there are no such disinterested directors, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

  Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Article is held by a court of competent jurisdiction to be unavailable to an indemnitee in whole or part, the Corporation, shall, in such an event, after taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to indemnification agreements or otherwise, and in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Agent, contribute to the payment of Agent's losses to the extent that, after other contributions are taken into account, such losses exceed: (i) in the case of a director of the Corporation or any of its subsidiaries who is not an officer of the Corporation or any of such subsidiaries, the amount of fees paid to him or her for serving as a director during the 12 months preceding the commencement of the suit, proceeding, or investigation; or (ii) in the case of a director of the Corporation or any of its subsidiaries who is also an officer of the Corporation or any of such Subsidiaries, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to said director for such office(s) during the 12 months preceding the commencement of the suit, proceeding, or investigation; or (iii) in the case of an officer of the Corporation or any of its subsidiaries, 5% of the aggregate cash compensation paid to such officer for service in such office(s) during the 12 months preceding the commencement of such suit, proceeding or investigation.

  Section 8. Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity, at any time while these Bylaws and other relevant provisions of the General Corporation Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

  Section 9. Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

  Section 10. Constituent Corporations. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or trustee of such a constituent corporation or who, being or having been such a director, officer, employee or trustee, is or was serving at the request of such constituent corporation as a director, officer, employee, trustee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

  Section 11. Other Enterprises, Fines, and Serving at Corporation's
Request. References to "other enterprises" in Sections 1, 7 and 10 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as director, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

  Section 12. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

                                 ARTICLE VIII

                              STOCK CERTIFICATES

  Section 1. Form: Signatures.

    (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board or the Chief Executive Officer and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, exhibiting the number, and class (and series, if any), of shares owned by him, and bearing the seal of the Corporation. Such seal may be a facsimile. Where a certificate is manually signed (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

    (b) All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions, may have imprinted thereon a notation to such effect, as shall be determined by the Board of Directors.

  Section 2. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

  Section 3. Registered Stockholders.

    (a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of capital stock to receive dividends or other distributions and to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

    (b) Stockholders are responsible for giving written notice to the Corporation or the transfer agent and registrar, if any, of any change of name or address, and failure to do so shall relieve the Corporation, its directors, officers and agents, and its transfer agent and registrar, if any, of liability for failure to send notices or pay dividends or other distributions to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation or by the transfer agent and registrar, if any.

  Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost. stolen or destroyed certificate. or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                  ARTICLE IX

                              GENERAL PROVISIONS

  Section 1. Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property, or in shares of the Corporation's capital stock.

  Section 2. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase or diminish any such fund in its absolute judgment and discretion.

  Section 3. Fiscal Year. The fiscal year of the Corporation shall begin on June 1 in each calendar year and end on May 31 in the following calendar year.

  Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware."

                                                                      ANNEX C-1

                        CHOICE HOTELS FRANCHISING, INC.

                         1997 LONG-TERM INCENTIVE PLAN

                               SECTION ONE

                     Designation and Purpose of Plan

  The purpose of the Choice Hotels Franchising, Inc. 1997 Long-Term Incentive Plan (the "Plan") is to increase the ownership of Company Stock by those officers, professional staff and other key employees who are mainly responsible for the continued growth and development and financial success of the Company and its subsidiaries. Such stock ownership gives such employees a proprietary interest in the Company which induces them to continue in its employ. The Plan also enables the Company to attract and retain such employees and reward them for the continued profitable performance of Choice Hotels Franchising, Inc.

                               SECTION TWO

                               Definitions

  The following definitions are applicable herein:

  A. "Award"--Individually or collectively, Options, Stock Appreciation Rights, Performance Shares or Restricted Stock granted hereunder.

  B. "Award Period"--the period of time during which a Stock Appreciation Right which has not been granted pursuant to an Option may be exercised. The Award Period shall be set forth in the document issuing the Stock Appreciation Right to the selected Eligible Employee.

  C. "Board"--the Board of Directors of the Company.

  D. "Book Value"--the book value of a share of Stock determined in accordance with the Company's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section Nine D.

  E. "Code"--the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

  F. "Committee"--the Key Executive Stock Option Plan Committee appointed to administer the Plan pursuant to Section Four.

  G. "Company"--Choice Hotels Franchising, Inc., including any present or future "subsidiary corporation" as such term is defined in Section 424(f) of the 1986 Internal Revenue Code, as amended.

  H. "Covered Employee"--an individual described in Section 162(m)(3) of the Code.

  I. "Date of Grant"--the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

  J. "Eligible Employee"--any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section Six.

                                     C-I-1

  K. "Exercise Period"--the period or periods during which a Stock Appreciation Right is exercisable as described in Section Nine B.

  L. "Fair Market Value"--the fair market value of the Stock as determined in accordance with Section Eight D.

  M. "Incentive Stock Option"--an incentive stock option within the meaning of
Section 422 of the Code.

  N. "Option" or "Stock Option"--either a nonqualified stock option or an Incentive Stock Option granted under Section Eight. It also means any Option which remains after a Participant has exercised his Option with respect to part of the shares covered by a Stock Option Agreement as described in Section Eight B.

  O. "Option Period" or "Option Periods"--the period or periods during which an Option is exercisable as described in Section Eight E.

  P. "Option Price"--the price, expressed on a per share basis, for which the Company Stock can be acquired by the holder of an Option pursuant to the exercise of such Option.

  Q. "Participant"--an Eligible Employee of the Company or a Subsidiary who has been granted an Option, a Stock Appreciation Right, a Performance Share Award or a Restricted Stock Award under this Plan.

  R. "Performance Share"--an Award granted under Section Ten.

  S. "Restricted Stock"--an Award granted under Section Seven.

  T. "Stock" and "Company Stock"--the common stock of the Company.

  U. "Stock Appreciation Right"--an Award granted under Section Nine.

  V. "Subsidiary"--any corporation of which fifty percent (50%) or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

  W. "Ten Percent Shareholder"--a Participant who, at the Date of Grant, owns directly or indirectly (within the meaning of Section 424(d) of the Internal Revenue Code) stock possessing more then ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary thereof.

  X. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

                              SECTION THREE

            Effective Date, Duration and Stockholder Approval

  A. Effective Date and Stockholder Approval. Subject to the approval of the Plan by a majority of the outstanding shares of Stock, the Plan shall be
effective as of [   ], 1997.

  B. Period for Grant of Awards. Awards may be made as provided herein for a
period of ten (10) years after [   ],1997.

                               SECTION FOUR

                              Administration

  A. Appointment of Committee. The Board of Directors shall appoint one or more Key Executive Stock Option Plan Committees which shall consist of not less than two (2) members of such Board of Directors and


                                     C-I-2
which members shall be Non-Employee Directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or such greater number of members which may be required by said Rule 16b-3). In addition, such Board of Directors shall designate a member of the Committee to act as Chairman of the Committee, and such Board of Directors may remove any member of the Committee at any time and appoint any director to fill any vacancy on the Committee.

  B. Committee Meetings. The Committee shall hold its meetings at such times and places as specified by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by all of the members of the meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.

  C. Committee Powers. Subject to the provisions of this Plan, the Committee shall have full authority in its discretion to (i) designate the Participants to whom Awards shall be granted, (ii) determine the number of shares to be made available under each such Award, (iii) determine the period or periods in which the Participant may exercise such Award, (iv) determine the date when such Award expires, (v) determine the price for Stock under such Award, and
(vi) determine the grounds of forfeiture of an Award. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to interpret this Plan and resolve all questions arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee deems appropriate.

                               SECTION FIVE

                           Grant of Awards and

             Limitation of Number of Shares Subject to Award

  The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided that (i) subject to any adjustment pursuant to Section Eleven, the aggregate number of shares of Stock subject to Stock Options, Stock Appreciation Rights, Performance Share Awards or Restricted Stock Awards under this Plan may not exceed 7,100,000 shares; (ii) to the extent that a Stock Option, Stock Appreciation Right, Performance Share Award or Restricted Stock Award lapses or the rights of the Participant to whom it was granted terminate, expire or are cancelled for any other reason, in whole or in part, shares of Stock (or remaining shares) subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) Shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of Awards, the Committee shall take into account the responsibility level, performance, potential, and cash compensation level of a Participant, and the Fair Market Value of the Stock at the time of Awards, as well as such other considerations it deems appropriate.

                               SECTION SIX

                               Eligibility

  Key employees of the Company and its Subsidiaries (including employees who are members of the Board, but excluding directors who are not employees) who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of the Company or one or more of its Subsidiaries shall be eligible to be granted Awards under the Plan. Subject to the provisions of the Plan, the Committee may from time to time select from such eligible persons those to whom Awards shall be granted and determine the nature and amount of each Award. No employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan. A member of the Committee shall not be eligible for any Award hereunder.

                                     C-I-3

  Notwithstanding any provision to the contrary contained herein, Options shall be granted under this Plan to persons, including without limitation, employees of Manor Care, Inc., its subsidiaries, and affiliated companies in substitution for prior Options under plans of Manor Care, Inc. in accordance with the terms of the Employee Benefits and other Employee Matters Allocation Agreement between Manor Care, Inc. and the Company.

                              SECTION SEVEN

                         Restricted Stock Awards

  A. Grants of Shares of Restricted Stock. An Award made pursuant to this Section Seven shall be granted in the form of shares of Stock, restricted as provided in this Section Seven. Shares of the Restricted Stock shall be issued to the Participant without the payment of consideration by the Participant. The shares of Restricted Stock shall be issued in the name of the Participant and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the shares of Restricted Stock until the expiration of the restriction period.

  The Committee may also impose such other restrictions and conditions on the shares of Restricted Stock as it deems appropriate.

  B. Restriction Period. At the time a Restricted Stock Award is made, the Committee may establish a restriction period applicable to such Award which shall not be more than ten (10) years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Committee. In addition to or in lieu of a restriction period, the Committee may establish a performance goal which must be achieved as a condition to the retention of the Restricted Stock. The performance goal may be based on the attainment of specified types of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of participants. Any such performance goals, together with the ranges of Restricted Stock Awards for which the Participants may be eligible shall be set from time to time by the Committee and shall be timely communicated to the Eligible Employees in advance of the commencement of the performance of services to which such performance goals relate. The total number of shares of Restricted Stock which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  C. Forfeiture or Payout of Award. In the event a Participant ceases employment during a restriction period, or in the event performance goals attributable to a Restricted Stock Award are not achieved, subject to the terms of each particular Restricted Stock Award, and subject to discretionary action by the Committee as set forth below in Section Thirteen, a Restricted Stock Award is subject to forfeiture of the shares of stock which had not previously been removed from restriction under the terms of the Award.

  Any shares of Restricted Stock which are forfeited will be transferred to the Company.

  Upon completion of the restriction period and satisfaction of any performance-goal criteria, all restrictions upon the Award will expire and new certificates representing the Award will be issued without the restrictive legend described in Section Seven A. As a condition precedent to receipt of the new certificates, the Participant (or the designated beneficiary or personal representative of the Participant) will agree to make payment to the Company in the amount of any taxes, payable by the Participant, which are required to be withheld with respect to such shares of Stock.

                              SECTION EIGHT

                              Stock Options

  A. Grant of Option. One or more Options may be granted to any Eligible Employee. Upon the grant of an Option to an Employee, the Committee shall specify whether the Option is intended to constitute a non-

                                     C-I-4
qualified stock option or an Incentive Stock Option. The total number of shares of Stock subject to Options which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  B. Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a written "Stock Option Agreement" between the Company and the Participant containing such terms and conditions as the Committee determines, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code. Such agreements shall incorporate the provisions of this Plan by reference. The date of granting an Option is the date specified in the written Stock Option Agreement which is signed by the Participant and the Company.

  C. Determination of Option Price. The Option price for Stock shall be not less than 100% of the fair market value of the Stock on the date of grant. Notwithstanding the foregoing, in the case of an Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a Ten Percent Shareholder, the Option Price shall not be less than 110% of such fair market value.

  D. Determination of Fair Market Value. The fair market value of the Stock on the date of granting an Option shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of Stock occurred on such date, the fair market value of the Stock shall be determined by the Committee in accordance with applicable Regulations of the Internal Revenue Service.

  E. Term of Option. The term of an Option may vary within the Committee's discretion; provided, however, that the term of an Option shall not exceed ten
(10) years from the date of granting the Option to the Participant, and, to this end, all Options granted pursuant to this Plan must provide that each such Option cannot be exercised after the expiration of ten (10) years from the date each such Option is granted. Notwithstanding the foregoing, in the case of any Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a Ten Percent Shareholder, the term of such Option may not exceed five (5) years from the date of grant of such Option.

  F. Limitation on Exercise of Option. The Committee may limit an Option by restricting its exercise in whole or in part for specified periods.

  G. Method of Exercising an Option. Subject to the terms of a particular Option, a Participant may exercise it in whole or in part by written notice to the Secretary of the Company stating in such written notice the number of shares of Stock such Participant elects to purchase under his Option.

  H. No Obligation to Exercise Option. A Participant is under no obligation to exercise an Option or any part thereof.

  I. Payment for Option Stock. Stock purchased pursuant to an Option shall be paid in full at the time of purchase. Payment may be made (a) in cash, (b) with the approval of the Committee, by delivery to the Company of shares of Stock having an aggregate fair market value equal to the exercise price, or (c) a combination of (a) and (b). Payment may also be made, in the discretion of the Committee, by delivery (including by facsimile transmission) to the Company or its designated agent of an executed irrevocable Option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price. Upon receipt of payment and subject to paragraph J of this Section Eight, the Company shall, without transfer or issue tax to the Participant or other person entitled to exercise the Option, deliver to the Participant (or other person entitled to exercise the Option) a certificate or certificates for such shares.

  J. Delivery of Stock to Participant. The Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Plan. Such delivery, however, may be postponed, at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any government agency, stock exchange or regulatory authority.

                                     C-I-5

  K. Failure to Accept Delivery of Stock. If a Participant refuses to pay for Stock which he has elected to purchase under his Option, in accordance with the terms of payment, which had previously been agreed upon, his Option shall thereupon, at the sole discretion of the Committee, terminate, and such funds previously paid for unissued Stock shall be refunded. Stock which has been previously issued to the Participant and been fully paid for shall remain the property of the Participant and shall be unaffected by such termination.

  L. Non-Transferability of Options. During the lifetime of a Participant, an Incentive Stock Option granted to him may be exercised only by him. It may not be sold, assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution. In the case of Options which are not Incentive Stock Options, the Committee may impose such restrictions on transferability, if any, as it may in its sole discretion determine.

  M. Purchase for Investment

    (a) Written Agreement by Participants. Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon exercise of his Option, a Participant shall acquire the Stock he receives upon exercise of his Option for investment and not for resale or distribution and he shall furnish the Company with a written statement to that effect when he exercises his Option and a reference to such investment warranty shall be inscribed on the Stock certificate(s).

    (b) Registration Requirement. Each Option shall be subject to the requirement that, if at any time the Board determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

  N. Special Limitations on Exercise of Incentive Stock Options. The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Stock with respect to which any Incentive Stock Option is first exercisable during any calendar year shall not exceed $100,000.

                               SECTION NINE

                        Stock Appreciation Rights

  A. Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the time of grant or by amendment or may be separately awarded. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. However, the total number of Stock Appreciation Rights which may be granted to a single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  B. Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option shall be exercisable to the extent the Option is exercisable. A Stock Appreciation Right issued independent of an Option shall be exercisable pursuant to such terms and conditions established in the grant.

  C. Automatic Redemption of Unexercised Stock Appreciation Rights. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Award Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised such Stock Appreciation Right, then such Stock Appreciation Right shall be automatically redeemed by the Company for an amount equal to the payment that would otherwise have been made to the Participant if the Participant had chosen to exercise the Stock Appreciation Right on the last day of the Option Period or the specified Award Period, as the case may be.

                                     C-I-6

  D. Rights Upon Exercise. An exercisable Stock Appreciation Right granted pursuant to an Option shall entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right a payment (in cash or Stock or a combination thereof as described below) equal to the Fair Market Value of one share of Stock at the date of exercise minus the Option Price times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. With respect to the issuance of Stock Appreciation Rights which are not granted pursuant to an Option, the Committee shall specify upon the Date of the Grant of the Stock Appreciation Right whether the Stock Appreciation Right is a "regular" Stock Appreciation Right or a "book value" Stock Appreciation Right. Upon the exercise of a regular Stock Appreciation Right, the Participant will receive a payment equal to the Fair Market Value of one share of Stock at the date of exercise minus the Fair Market Value of one share of Stock as of the Date of Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. Upon the exercise of a book value Stock Appreciation Right, the Participant will receive a payment equal to the Book Value of one share of Stock at the date of exercise minus the Book Value of one share of Stock as of the Date of the Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised.

  The value of any Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on such date of exercise. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

  E. Transferability. The Committee may impose such restrictions on transferability of Stock Appreciation Rights, if any, as it may in its sole discretion determine.

                               SECTION TEN

                            Performance Shares

  A. Grant of Performance Share Units. Awards made pursuant to this Section Ten shall be granted in the form of Performance Shares, subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. Performance Shares shall be issued to the Participant without the payment of consideration by the Participant. Awards shall be based on the attainment of specified types and combination of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of Participants. Such criteria, together with the ranges of Performance Shares from which employees may be eligible shall be set from time to time by the Committee and shall be communicated to the Eligible Employees. The total number of Performance Shares which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  B. Performance Period. The measuring period to establish the performance criteria set forth in a Performance Share Award shall be determined by the Committee. A Performance Share Award may initially provide, or the Committee may at any time thereafter, but no more frequently than once in any six (6) month period, amend it to provide, for waiver or reduction of the measuring period and, if appropriate, for adjustment of the performance criteria set forth in the Performance Share Award, upon the occurrence of events determined by the Committee in its sole discretion to justify such waiver, reduction or adjustment.

  C. Form of Payment. Upon the completion of the applicable measuring period, a determination shall be made by the Committee in accordance with the Award as to the number of shares of Stock to be awarded to the Participant. The appropriate number of shares of Stock shall thereupon be issued to the Participant in accordance with the Award in satisfaction of such Performance Share Award.

                                     C-I-7

                              SECTION ELEVEN

                  Changes in Capital Structure or Shares

  In the event any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of the Company, the Committee shall make adjustments, determined by the Committee in its discretion to be appropriate, as to the number and kind of securities subject to this Plan and specified in Section Five of this Plan and as to the number and kind of securities covered by each outstanding Award and, where applicable, the price per share thereunder; provided, however, that with respect to Incentive Stock Options, such adjustments shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise.

                              SECTION TWELVE

                 Corporate Reorganization or Dissolution

  A. Discontinuation of the Plan. The Plan shall be discontinued in the event of the dissolution or liquidation of the Company or in the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization and no plan or agreement respecting the Reorganization is established which specifically provides for the continuation of the Plan and the change, conversion, or exchange of the stock relating to existing Awards under this Plan for securities of another corporation. Upon the dissolution of the Plan in connection with an event described in this Paragraph A, all Awards shall become fully vested and all outstanding Options and Stock Appreciation Rights shall become immediately exercisable by the holder thereof. Any Options or Stock Appreciation Rights granted under the Plan may be terminated as of a date fixed by the Committee, provided that no less than fifteen (15) days written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to exercise all or any portion of such Options or Stock Appreciation Rights. Any Stock Appreciation Rights not so exercised shall be redeemed.

  B. Continuation of the Plan Upon a Reorganization. In the event of a Reorganization (as hereinafter defined) (i) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, and (ii) with respect to which there is a reorganization agreement which undertakes to continue the Plan and to provide for the change, conversion or exchange of the Stock attributable to outstanding Awards for securities of another corporation, then the Plan shall continue and the Committee shall adjust the shares under such outstanding Awards (and shall adjust the shares remaining under the Plan which are then to be available for the grant of additional Awards under the Plan, if the reorganization agreement makes specific provisions therefor), in a manner not inconsistent with the provisions of the reorganization agreement and this Plan for the adjustment, change, conversion or exchange of such Awards.

  The term "Reorganization" as used in this Section Twelve shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

  C. Adjustments and Determinations. Adjustments and determinations under this Section Twelve shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.


                                     C-I-8

                             SECTION THIRTEEN

                         Retirement and Disability

  The Committee may, in its discretion, waive the forfeiture, termination, or lapse of an Award in the event of retirement or disability of a Participant (each as determined by the Committee, in its discretion). Exercise of such discretion by the Committee in any individual case, however, shall not be deemed to require, or to establish a precedent suggesting such exercise in any other case.

                             SECTION FOURTEEN

                         Miscellaneous Provisions

  A. Nontransferability. The Committee may impose such restrictions on the transferability of an Award, if any, as it may in its sole discretion determine.

  B. No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer or employee of the Company or any of its Subsidiaries.

  C. Tax Withholding. Either the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as it deems to be required by law to be withheld with respect to such cash payments. In the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. The Committee may from time to time establish procedures for withholding of Stock.

  D. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

  E. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

  F. Severance. Subject to the provision of Paragraph B of this Section Fourteen, in the event a Participant's employment with the Company terminates, his rights under any Award which constitutes an Option or a Stock Appreciation Right terminate one (1) month from the date of such termination of employment. Such rights shall be exercisable only to the extent the Participant was entitled to exercise such rights under the Award on the date of such termination of employment.

  G. Death. If a Participant dies prior to the full exercise of his Option and/or Stock Appreciation Right, his Option to purchase Stock under such Option and/or Stock Appreciation Right may be exercised to the extent, if any, that Participant would be entitled to exercise it at the date of the death of the Participant by the person to whom the Option and/or Stock Appreciation Right shall pass by will or by the laws of descent and distribution within twelve
(12) months of the death of the Participant or the expiration of the term of the Option and/or Stock Appreciation Right whichever date is sooner.

  H. Limitation. In no event may an Option be exercised by anyone after the expiration date provided for in Section Eight of the Plan.

                                     C-I-9

  I. Limits on Discretion. Anything in this Plan to the contrary notwithstanding, if the Award so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such discretion would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

  J. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to its principles of conflict of laws.

  K. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

                             SECTION FIFTEEN

                            Amendment of Plan

  A. Discretion of the Board. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) any such action affecting Options granted or to be granted under this Plan which are intended to qualify as Incentive Stock Options shall be subject to stockholder approval to the extent such stockholder approval is required pursuant to Section 422 of the Internal Revenue Code and (ii) no such action may be taken without the consent of the Participant to whom any Award shall theretofore have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder.

  B. Automatic Termination. This Plan shall terminate on [   ], 2007. Awards
may be granted under this Plan at any time and from time to time prior to the termination of the Plan. Any Award outstanding at the time the Plan is terminated shall remain in effect until said Award is exercised or expires.

                                    C-I-10

                                                                      ANNEX C-2

                        CHOICE HOTELS FRANCHISING, INC.

                    1997 EMPLOYEE STOCK PURCHASE PLAN

SECTION ONE. PURPOSES.

  The 1997 Employee Stock Purchase Plan of Choice Hotels Franchising, Inc. (the "Plan") is intended to provide a method whereby employees of Choice Hotels Franchising, Inc. and its Subsidiaries (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. Such stock ownership induces such employees to continue in the employ of the Company. The Plan also enables the Company to attract and retain such employees. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

SECTION TWO. DEFINITIONS.

  (a) AGENT. The term "Agent" shall have the meaning set forth in Section 13 hereof.

  (b) BOARD OF DIRECTORS. The term "Board of Directors" shall mean the Board of Directors of the Company or any individual or committee to which the Board of Directors has delegated authority to act with respect to a specific activity.

  (c) CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (d) COMMON STOCK. The term "Common Stock" shall mean the $1.00 par value Common Stock of the Company.

  (e) COMPANY. The term "Company" shall mean Choice Hotels Franchising, Inc., a Delaware corporation.

  (f) COMPENSATION. The term "Compensation" shall mean basic cash compensation, before any payroll deductions for taxes or any other purposes, including regular commissions paid by the Company or a Subsidiary to a Participant in respect of the service of such Participant to the Company or a Subsidiary during an Offering Period increased by any amounts with respect to which the Participant has elected to defer or reduce remuneration for federal income tax purposes (i) under the Choice Hotels Franchising, Inc. Retirement Savings and Investment Plan, (ii) under the Choice Hotels Franchising, Inc. Nonqualified Retirement Savings and Investment Plan, or (iii) under any "cafeteria plan" (as described in Section 125 of the Code) maintained by the Company or a Subsidiary. Compensation shall not include any amounts paid to the Participant as (i) bonuses, (ii) overtime pay, (iii) any amounts paid during that Offering Period on account of the Participant under any other employee pension benefit plan (as defined in Section 3(2) of ERISA), and (iv) except as otherwise provided in the preceding sentence, any amounts which are not includible in the income of the Participant for federal income tax purposes.

  (g) CONTINUOUS SERVICE. The term "Continuous Service" as of any date shall mean the period determined by the Company, on a uniform basis for employees similarly situated, to represent the then unbroken period of service of an employee as an employee of the Company or of a Subsidiary designed by the Board of Directors to participate in the Plan; provided, however, that in the case of such a Subsidiary, Continuous Service shall not include service prior to the date of its affiliation with the Company, unless the Board of Directors otherwise provides for recognition of such service. A break in Continuous Service shall be deemed to have occurred whenever an employee voluntarily or involuntarily ceases to be an employee. The transfer by an employee from one corporation to another corporation participating in the Plan shall not affect the Continuous Service of the employee.

                                    C-II-1

  (h) DESIGNATED SUBSIDIARY. The term "Designated Subsidiary" shall mean a Subsidiary designated by the Board of Directors to participate in the Plan.

  (i) ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  (j) MARKET PRICE. The term "Market Price" shall mean the price at which the Agent purchases Common Stock in accordance with Section 13 hereof.

  (k) NOMINEE. The term "Nominee" shall have the meaning as set forth in
Section 7 hereof.

  (l) OFFERING DATE. The term "Offering Date" shall mean the first day of each
January, April, July and October, commencing [    ], 1997.

  (m) OFFERING PERIOD. The term "Offering Period" shall mean a three-month period commencing with an Offering Date and ending with the following Purchase Date.

  (n) OPTION. The term "Option" shall mean the right of a Participant to acquire Common Stock pursuant to the provisions of the Plan.

  (o) PARTICIPANT. The term "Participant" shall mean an eligible employee who has authorized payroll deductions for the purchase of Common Stock under the Plan in accordance with Section 4 hereof.

  (p) PURCHASE DATE. The term "Purchase Date" shall mean the last trading day
of each March, June, September, and December, commencing [    ], 1997 or if a
pay period ends on the last day of a calendar quarter, the next trading day.

  (q) RETIREMENT. The term "Retirement" shall mean termination of employment of a Participant on or after the sixty-fifth birthday of the Participant.

  (r) SUBSIDIARY. The term "Subsidiary" shall mean a Subsidiary corporation of the Company as defined by Section 424(f) of the Code.

  (s) Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

SECTION THREE. ELIGIBILITY.

  All employees of the Company, or Designated Subsidiaries of the Company, who shall have completed one year of Continuous Service as of any Offering Date, shall be eligible to participate in the Plan, provided that (i) no employee shall be eligible who, immediately after any Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (applying the rules of Section 424(d) of the Code in determining stock ownership), (ii) no Director of the Company or of any Subsidiary, who is not an officer or other employee of any thereof, shall participate in the Plan and (iii) no employee shall be eligible whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months in any calendar year.

SECTION FOUR. METHOD OF PURCHASE.

  (a) On each Offering Date, each Participant shall be deemed to have been granted the right to purchase such number of shares of Common Stock as may be purchased, as provided herein, by a sum equal to (i) the amount of the Compensation of the Participant determined in accordance with the following Section during an Offering Period and (ii) the amount of the Participant's share of the contribution of the Company during such Offering Period.

                                    C-II-2

  An eligible employee shall become a Participant in the Plan by authorizing payroll deductions for the purchase of Common Stock under the Plan prior to an Offering Date with instructions for the purchase of Common Stock under the Plan. At the time a Participant files his or her authorization, the Participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a Participant at a rate not less than 2% and not in excess of 10% in whole percentages of his or her Compensation. All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payment into such account. No interest will be paid on funds in the account of a Participant.

  A Participant shall be deemed to have continued his or her most recent election to participate in the Plan for the next Offering Period unless he or she notifies the Company on or before the twentieth day of the month preceding the beginning of the next Offering Period that he or she elects not to participate in the Plan for the next Offering Period. Such notice may not be revoked. Similarly, a Participant may elect to increase or decrease the amount of his or her payroll deduction on or before the twentieth day of the month preceding the beginning of the next Offering Period, such increase or decrease to be effective at the beginning of the next Offering Period.

  On or before each Purchase Date, the Company shall contribute to the Agent an amount equal to ten-ninths (10/9ths) of all contributions of the Participants for such Offering Period (so as to have the effect of the Company contributing ten percent (10%) of the purchase price of the Common Stock). The Agent shall cause all the proceeds received from contributions of the Participant and the contribution of the Company to be applied to the open market purchase of Common Stock. The account of each Participant shall be credited with the number of shares of Common Stock equal to the sum of the contributions of the Participant and the share of the Participant of the contribution of the Company applied by the Agent to the purchase of Common Stock divided by the average price per share of Common Stock purchased by the Agent. Unless the Company otherwise directs, the Agent may, but shall not be obligated to allocate fractional shares of Common Stock for any Participant or purchase shares of Common Stock in odd lots. Upon termination of an account, any fractional shares in the Participant's account will be sold, and the proceeds therefrom shall be delivered to such Participant. In the event fractional shares are not allocated to the accounts of Participants under the Plan, any accumulated payroll deductions which would have been used to purchase fractional shares shall remain in the accounts of Participants. No interest will be paid on such funds in accounts of Participants and shall be deemed to be a payroll deduction of the next Offering Period.

  (b) No Participant shall have the right to purchase Common Stock under the Plan at a rate of more than $25,000 in value thereof in any calendar year, such value to be based on the fair market value per share of the Common Stock as of the Offering Date on which a Participant becomes eligible to purchase Common Stock in such year under the terms of the Plan.

  (c) A Participant may not increase or reduce the amount of his or her payroll deduction during an Offering Period, provided, however, that a Participant may reduce the amount of his or her payroll deduction to zero at any time during the Offering Period in which case the employee may not participate again in the Plan until the following Offering Period. A Participant shall be deemed to have elected to purchase all of the shares which his or her authorized payroll deductions and share of the contribution of the Company would purchase on a Purchase Date.

  (d) If at any time the number of shares as to which Options have been granted shall exceed the remaining number of shares authorized for purchase under the Plan, the number of shares which may be purchased by each Participant shall be reduced proportionately.

  (e) At any time prior to a Purchase Date the Board of Directors may terminate the Plan without any obligation whatsoever to the Participants, other than to refund to each Participant, without interest, any sum accumulated for him or her by payroll deductions.


                                    C-II-3

SECTION FIVE. WITHDRAWALS.

  A Participant may withdraw funds in his or her account under the Plan only by withdrawal from the Plan; in the event of the withdrawal of the Participant, he or she shall not be eligible to participate in the Plan until the next Offering Date.

SECTION SIX. TERMINATION OF EMPLOYMENT.

  Upon termination of the employment of a Participant for any reason, excluding death while in the employ of the Company or a Designated Subsidiary or Retirement, the Common Stock and/or cash credited to his or her account and not used to purchase shares will be returned to the Participant within 60 days after the end of the then current Offering Period or as soon as administratively practicable thereafter. As an alternative to a distribution of Common Stock, a Participant may request that the Agent sell the Common Stock in the account of a Participant and forward the net proceeds to such person or persons.

  Upon termination of the employment of a Participant because of (i) death, or
(ii) Retirement, his or her beneficiary (as defined in Section 9), or the Participant, as the case may be, shall have the right to elect, by written notice given to the Secretary of the Company prior to the expiration of the period of 30 days commencing with the date of the death of the Participant, or Retirement of the Participant, as the case may be, either

  (i) to withdraw all of the payroll deductions credited to the account of the Participant under the Plan or

  (ii) to exercise the Option of the Participant on the Purchase Date next following the date of the death of the Participant or Retirement of the Participant, as the case may be, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the account of the Participant at the date of the death of the Participant or Retirement of the Participant, as the case may be, and the proportionate share of the contribution of the Company, will purchase at the applicable Purchase Price, and any excess in such account will be returned to said beneficiary or Participant, as the case may be.

  In the event that no such written notice of election shall be duly received by the office of the Secretary of the Company, the beneficiary or Participant, as the case may be, shall automatically be deemed to have elected to withdraw the payroll deductions credited to the account of the Participant at the date of the death or Retirement of the Participant, as the case may be, and the same will be paid promptly to the said beneficiary or Participant after the end of the current Offering Period.

  In addition, upon termination of the employment of a Participant because of
(i) death, or (ii) Retirement, the Common Stock and/or cash (except as otherwise provided in this Section Six) shall be distributed to the Participant or to the person or persons entitled thereto under Section Nine within sixty (60) days after the end of the current Offering Period or as soon as administratively practicable thereafter. As an alternative to a distribution of Common Stock, a Participant or such person or persons entitled to receive the account of a Participant under Section Nine may request that the Agent sell the Common Stock in the account of a Participant and forward the net proceeds to the Participant or such person or persons.

SECTION SEVEN. STOCK

  Subject to adjustment upon changes in capitalization of the Company as provided in Section 10, the maximum number of shares of Common Stock which shall be made available for purchase under the Plan is 1,000,000 shares.

  Shares purchased pursuant to an Option will initially be registered in the name of a Nominee designated by the Company, as custodian for the account of the Participant entitled thereto. Stock certificates will not be issued to Participants for shares held in the name of the Nominee, but all rights accruing to an owner of record of such shares (including voting rights) will belong to the Participant for whose account such shares are held. Notwithstanding the foregoing, each Participant may elect to have some or all of the full shares of Common Stock previously purchased and registered in the name of the Nominee on his or her behalf registered in the name of such Participant. Written notice of such an election must be given by the Participant to the Nominee,

                                    C-II-4
specifying the number of full shares of Common Stock to be registered in the name of such Participant. The specified number of shares of Common Stock will be transferred to and registered in the name of the notifying Participant as soon as administratively practicable.

  The Board of Directors may, in its discretion, require as a condition to the grant of the right to purchase hereunder that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly authorized for trading on a national securities exchange and that either

  (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

  (ii) the Participant shall have represented in form and substance satisfactory to the Company that it is the intention of the Participant to purchase such shares for investment.

SECTION EIGHT. NONASSIGNABILITY.

  Neither payroll deductions credited to the account of a Participant nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 5.

SECTION NINE. DESIGNATION OF BENEFICIARY.

  A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the Participant prior to the delivery of such shares or cash to Participant. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Secretary of the Company. Within 30 days after the death of the Participant, the beneficiary may, as provided in Section 6, elect to exercise the Option of the Participant when it becomes exercisable on the Purchase Date next following the date of the death of the Participant. Upon the death of a Participant and upon receipt by the Company of proof of the identity and survivorship of a beneficiary validly designated by the Participant under the Plan, and notice of election of the beneficiary to exercise the Option, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such death of a Participant, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant within 60 days after the end of the current Offering Period, or as soon as administratively practicable thereafter, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the Participant under the Plan.

SECTION TEN. RECAPITALIZATION.

  In the event any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock split, stock dividend, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of stock of the Company, the Board of Directors shall make adjustments, determine by the Board of Directors in its discretion to be appropriate, as to the number and kind of securities subject to this Plan and specified in Section Seven of this Plan and as to the number and kind of securities covered by each outstanding option, and, where applicable, the price per share thereunder.

SECTION ELEVEN. RIGHTS AS A STOCKHOLDER.

  An employee shall have no rights as a stockholder with respect to any shares offered hereunder until completion of payment therefor. Participants will not be issued stock certificates unless requested. All Common Stock purchased under the Plan during an Offering Period will be held by the Nominee for at least two years

                                    C-II-5
from the Offering Date of the Offering Period. Common Stock may be sold during this two-year period, but may not be transferred to another agent or nominee. Notwithstanding the foregoing, a Participant must sell a minimum of 50 shares of Common Stock each time he or she elects to sell Common Stock or such fewer whole shares of Common Stock in the account of the Participant upon termination of employment.

SECTION TWELVE. STATUS OF PLAN FUNDS.

  All amounts held by the Company under the Plan shall be added to the general funds of the Company and shall be used for such purposes as the Company shall from time to time determine. The Company shall not be obligated to segregate such payroll deductions.

SECTION THIRTEEN. ADMINISTRATION.

  The Plan shall be administered by the Board of Directors. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Board of Directors. Determinations made by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all Participants, their heirs or legal representatives. Any rule or regulation adopted by the Board of Directors shall remain in full force and effect unless and until altered, amended, or repealed by the Board of Directors.

  The Board of Directors may delegate to a committee any authority of the Board of Directors under this Plan.

  An Agent may be appointed by the Board of Directors to perform the functions and have the responsibilities assigned to the Agent in this Section 13 with respect to the purchase of Common Stock. The Board of Directors shall have the right to change the Agent at any time.

  Notwithstanding any other provision to the contrary contained herein, the Agent shall have all authority to determine the times of such purchases, the prices at which such purchases are made, the manner of such purchases and the selection of brokers or dealers (which may include the Agent) to make such purchases. If Common Stock is purchased at varying Market Prices, an average price will be allocated to the account of each Participant.

  All costs and expenses incurred in administering the Plan shall be paid by the Company, excluding (i) costs associated with requests for the issuing of stock certificates to Participants or to the person or persons entitled to receive the same under Section 9 hereof, (ii) the costs of the sale of Common Stock and (iii) the costs associated with a Participant terminating or withdrawing from the Plan.

SECTION FOURTEEN. AMENDMENT OR TERMINATION.

  Subject to Section 4(e), the Board of Directors may at any time terminate or amend the Plan, except any such action shall be subject to stockholder approval to the extent such stockholder approval is required pursuant to
Section 423 of the Internal Revenue Code.

SECTION FIFTEEN. NOTICES.

  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been given when received by the Secretary of the Company.

SECTION SIXTEEN. APPROVAL OF STOCKHOLDERS

  The effectiveness of this Plan is subject to its approval by the stockholders of the Company within 12 months after the date it is adopted by the Board of Directors.


                                    C-II-6

SECTION SEVENTEEN. REGISTRATION AND QUALIFICATION OF THE PLAN UNDER APPLICABLE SECURITIES LAWS.

  No Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Option under the applicable state and federal securities laws to the extent required by such laws.


                                    C-II-7

                                                                        ANNEX D

                                 AMENDMENTS TO


                  RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                     CHOICE HOTELS INTERNATIONAL, INC.



  Paragraph 1 of Article THIRD of the Certificate of Incorporation shall be amended to read as follows:

    1. The name of the corporation is SUNBURST HOSPITALITY CORPORATION (the "Corporation").

  Paragraph 4 of Article Third of the Certificate of Incorporation shall be amended to read as follows:


    4. The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is Sixty-Five Million (65,000,000), of which Sixty Million (60,000,000) shares having a par value of One Cent ($.01) per share shall be common stock, and Five Million (5,000,000) shares having a par value of One Cent ($.01) per share shall be preferred stock. Upon the date of the effectiveness of the amendment of this Article, (the "Effective Date"), each three (3) shares of Common Stock issued and outstanding and held in the treasury of the Corporation shall be converted into one (1) share of Common Stock. No fractional shares shall be issued pursuant to such conversion. The Corporation shall pay to each stockholder who would otherwise be entitled to a fractional share as a result of such conversion the cash value of such fractional share determined by reference to the average of the high and low closing bid and asked prices of the Common Stock for a period of ten trading days immediately preceding the Effective Date, as reported in the principal market for the Corporation's Common Stock. Each certificate for Common Stock shall thereupon and thereafter evidence such number of shares of Common Stock, and/or the right to receive cash into which such shares have been converted, and may be surrendered to the Corporation for cancellation in exchange for new certificates representing such number of shares and/or cash.

  Shares of common stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of common stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of common stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

  Without limiting the generality of the foregoing, shares of a series of common stock consisting of Seventy Five Million (25,000,000) shares, or such larger number of shares as the Board of Directors shall from time to time fix by resolution or resolutions, may be issued from time to time by the Board of Directors. Shares of this series shall be designated, and are hereinafter called "Common Stock."

  The holders of record of the Common Stock shall be entitled to the following rights:

    (a) subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, to vote at all meetings of stockholders of the Corporation, and at all such meetings such holders shall have one vote in respect of each share of Common Stock held of record by them;

    (b) subject to the rights of any holders of any class or series of capital stock having a preference with respect to dividends, to receive when, if and as declared by the Board of Directors out of the assets of the

                                                                   Annex D

                                 AMENDMENTS TO

                        CHOICE HOTELS FRANCHISING, INC.

                             RESTATED CERTIFICATE

                               OF INCORPORATION


Existing Article THIRD of the Certificate of Incorporation:

           THIRD: The text of the Certificate of Incorporation is hereby amended and restated as herein set forth in full:

           1. The name of the corporation is CHOICE HOTELS INTERNATIONAL, INC. (the "Corporation").

           2. The address of the Corporation's registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

           3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

           4. The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is One Hundred Sixty-Five Million (165,000,000), of which One Hundred Sixty Million (160,000,000) shares having a par value of One Cent ($.01) per share shall be common stock, and Five Million (5,000,000) shares having a par value of One Cent ($.01) per share shall be preferred stock.

           Shares of common stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of common stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of common stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

           Without limiting the generality of the foregoing, shares of a series of common stock consisting of Seventy Five Million (75,000,000) shares, or such larger number of shares as the Board of Directors shall from time to time fix by resolution or resolutions, may be issued from time to time by the Board of Directors. Shares of this series shall be designated, and are hereinafter called "Common Stock."

           The holders of record of the Common Stock shall be entitled to the following rights:

           (a) subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, to vote at all meetings of stockholders of the Corporation, and at all such meetings such holders shall have one vote in respect of each share of Common Stock held of record by them;

           (b) subject to the rights of any holders of any class or series of capital stock having a preference with respect to dividends, to receive when, if and as declared by the Board of Directors out of the assets of the

  Corporation legally available therefor, such dividends as may be declared by the Corporation from time to time to holders of Common Stock; and

    (c) subject to the rights of any holders of any class or series of capital stock having a preference with respect to distribution of assets upon liquidation or dissolution, to receive the remaining assets of the Corporation upon liquidation, dissolution or winding-up.

  Shares of preferred stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of preferred stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

  Subject to the rights of any holders of any class or series of capital stock, as specified in the resolution providing for such class or series of capital stock, the holders of Common Stock are expressly denied the preemptive right to subscribe to any or all additional shares of capital stock of the Corporation or any or all classes or series thereof.

  Upon this Restated Certificate of Incorporation becoming effective pursuant to the GCL (the "Effective Time"), each share of the Corporation's common stock, par value $.01 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represents shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the sum obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one-third.

Corporation legally available therefor, such dividends as may be declared by the Corporation from time to time to holders of Common Stock; and

           (c) subject to the rights of any holders of any class or series of capital stock having a preference with respect to distribution of assets upon liquidation or dissolution, to receive the remaining assets of the Corporation upon liquidation, dissolution or winding-up.

           Shares of preferred stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of preferred stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

           Subject to the rights of any holders of any class or series of capital stock, as specified in the resolution providing for such class or series of capital stock, the holders of Common Stock are expressly denied the preemptive right to subscribe to any or all additional shares of capital stock of the Corporation or any or all classes or series thereof.

           Upon this Restated Certificate of Incorporation becoming effective pursuant to the GCL (the "Effective Time"), each share of the Corporation's common stock, par value $.01 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represents shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the sum obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one.

           5. The Corporation expressly elects not to be governed by Section 203 of the GCL.

           6. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, any action required to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders in lieu of a meeting.

           Special meetings of the stockholders of the Corporation may be called only by (i) the Chairman or Vice Chairman of the Board of Directors or (ii) the Secretary of the Corporation within 10 calendar days after receipt of the written request of a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

           Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

           7. A. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than 3 nor more than 12 directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Whole Board. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each Class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Whole Board. The initial term of the

           Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

           7     A. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than 3 nor more than 12 directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Whole Board. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each Class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Whole Board. The initial term of the Class I directors shall expire upon the election and qualification of their successors at the 1997 annual meeting of stockholders; the initial term of the Class II directors shall expire upon the election and qualification of their successors at the 1998 annual meeting of stockholders; and the initial term of the Class III directors shall expire upon the election and qualification of their successors at the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning with the 1997 annual meeting, successors to the Class of directors whose term expires at that annual meeting shall be elected for a three-year term and shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

           B. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Increases or decreases in the number of directors shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such Class shall hold office for a term that shall coincide with the remaining term of that Class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

           C. The election of directors need not be by written ballot unless the Bylaws shall so provide.

           D. Notwithstanding the foregoing, whenever the holders of any one or more series of capital stock shall have the right, voting separately as a class or series, to elect directors, the election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to
Article 6, Section A, unless expressly provided by such terms.

           8. The affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power (as defined) of the Corporation shall be required for the approval of any proposal for the Corporation to dissolve, liquidate, merge, or consolidate with any other entity (other than an entity 90% of the Voting Power of which is owned by the Corporation), or sell, lease or exchange all or substantially all of its property and assets, including its goodwill and its corporate franchises. "Voting Power" means the total number of votes that may be cast by holders of capital stock in the election of directors.

           9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power of the Corporation shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent

Class I directors shall expire upon the election and qualification of their successors at the 1997 annual meeting of stockholders; the initial term of the Class II directors shall expire upon the election and qualification of their successors at the 1998 annual meeting of stockholders; and the initial term of the Class III directors shall expire upon the election and qualification of their successors at the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning with the 1997 annual meeting, successors to the Class of directors whose term expires at that annual meeting shall be elected for a three-year term and shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

           B. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Increases or decreases in the number of directors shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such Class shall hold office for a term that shall coincide with the remaining term of that Class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

           C. The election of directors need not be by written ballot unless the Bylaws shall so provide.

           D. Notwithstanding the foregoing, whenever the holders of any one or more series of capital stock shall have the right, voting separately as a class or series, to elect directors, the election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to
Article 6, Section A, unless expressly provided by such terms.

           8. The affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power (as defined) of the Corporation shall be required for the approval of any proposal for the Corporation to dissolve, liquidate, merge, or consolidate with any other entity (other than an entity 90% of the Voting Power of which is owned by the Corporation), or sell, lease or exchange all or substantially all of its property and assets, including its goodwill and its corporate franchises. "Voting Power" means the total number of votes that may be cast by holders of capital stock in the election of directors.

           9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power of the Corporation shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, Article 8 of this Restated Certificate of Incorporation. The Board of Directors shall have the power to make, adopt, alter, amend, change or repeal the Bylaws by resolution adopted by the affirmative vote of a majority of the Whole Board. Stockholders may not make, adopt, alter, amend, change or repeal the Bylaws except upon the affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power of the Corporation and no Bylaws hereafter adopted by the stockholders or otherwise shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

           10. A. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or with, Article 8 of this Restated Certificate of Incorporation. The Board of Directors shall have the power to make, adopt, alter, amend, change or repeal the Bylaws by resolution adopted by the affirmative vote of a majority of the Whole Board. Stockholders may not make, adopt, alter, amend, change or repeal the Bylaws except upon the affirmative vote of the holders of the outstanding shares of capital stock representing not less than two-thirds of the Voting Power of the Corporation and no Bylaws hereafter adopted by the stockholders or otherwise shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

           10. A. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the GCL is amended hereafter to further limit the liability of a director, then the liability of a director of the Corporation shall be further limited to the fullest extent permitted by the GCL, as so amended.

           B. The Corporation shall indemnify each person who is or was or has agreed to become a director or officer of the Corporation, and may indemnify other employees and agents of the Corporation, to the fullest extent permitted by Section 145 of the GCL, as the same may be amended or supplemented, against all expenses and liabilities (including, but not limited to, counsel fees) reasonably incurred by or imposed upon such person in connection with any proceeding to which he or she may be made a party, or in which he or she may become involved, by reason of his or her being or having been a director, officer, employee or agent of the Corporation, or any settlement thereof, whether or not he or she is a director, officer, employee or agent at the time such expenses are incurred or liability incurred, except in such cases where the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article 10 or the GCL and the foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, employee or agent may be entitled.

           C. The Corporation may purchase insurance on behalf of any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted by him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article 10.

           11. The Board of Directors, each committee of the Board of Directors and each individual director, in discharging their respective duties under applicable law and this Restated Certificate of Incorporation and in determining what they each believe to be in the best interests of the Corporation and its stockholders, may consider the effects, both short-term and long-term, of any action or proposed action taken or to be taken by the Corporation, the Board of Directors or any committee of the Board of Directors on the interests of (i) the employees, franchisees, licensees, customers, suppliers and/or creditors of the Corporation and its subsidiaries and (ii) the communities in which the Corporation and its subsidiaries own or lease property or conduct business, all to the extent that the Board of Directors, any committee of the Board of Directors or any individual director deems pertinent under the circumstances; provided, however, that the provisions of this Article 11 shall not limit in any way the right of the Board of Directors to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the GCL is amended hereafter to further limit the liability of a director, then the liability of a director of the Corporation shall be further limited to the fullest extent permitted by the GCL, as so amended.

           B. The Corporation shall indemnify each person who is or was or has agreed to become a director or officer of the Corporation, and may indemnify other employees and agents of the Corporation, to the fullest extent permitted by Section 145 of the GCL, as the same may be amended or supplemented, against all expenses and liabilities (including, but not limited to, counsel fees) reasonably incurred by or imposed upon such person in connection with any proceeding to which he or she may be made a party, or in which he or she may become involved, by reason of his or her being or having been a director, officer, employee or agent of the Corporation, or any settlement thereof, whether or not he or she is a director, officer, employee or agent at the time such expenses are incurred or liability incurred, except in such cases where the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article 10 or the GCL and the foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, employee or agent may be entitled.

           C. The Corporation may purchase insurance on behalf of any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted by him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article 10.

           11. The Board of Directors, each committee of the Board of Directors and each individual director, in discharging their respective duties under applicable law and this Restated Certificate of Incorporation and in determining what they each believe to be in the best interests of the Corporation and its stockholders, may consider the effects, both short-term and long-term, of any action or proposed action taken or to be taken by the Corporation, the Board of Directors or any committee of the Board of Directors on the interests of (i) the employees, franchisees, licensees, customers, suppliers and/or creditors of the Corporation and its subsidiaries and (ii) the communities in which the Corporation and its subsidiaries own or lease property or conduct business, all to the extent that the Board of Directors, any committee of the Board of Directors or any individual director deems pertinent under the circumstances; provided, however, that the provisions of this Article 11 shall not limit in any way the right of the Board of Directors to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term and long-term, or any action or proposed action on the Corporation or its stockholders directly; and provided further that this Article 11 shall be deemed solely to grant discretionary authority to the Board of Directors, each committee of the Board of Directors and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.

           12. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of and long-term, or any action or proposed action on the Corporation or its stockholders directly; and provided further that this Article 11 shall be deemed solely to grant discretionary authority to the Board of Directors, each committee of the Board of Directors and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.

           12. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                                                      ANNEX E-1

                       CHOICE HOTELS INTERNATIONAL, INC.

                      1996 LONG-TERM INCENTIVE PLAN

                               SECTION ONE

                     Designation and Purpose of Plan

  The purpose of the Choice Hotels International, Inc. 1996 Long-Term Incentive Plan (the "Plan") is to increase the ownership of Company Stock by those officers, professional staff and other key employees who are mainly responsible for the continued growth and development and financial success of the Company and its subsidiaries. Such stock ownership gives such employees a proprietary interest in the Company which induces them to continue in its employ. The Plan also enables the Company to attract and retain such employees and reward them for the continued profitable performance of Choice Hotels International, Inc.

                               SECTION TWO

                               Definitions

  The following definitions are applicable herein:

  A. "Award"--Individually or collectively, Options, Stock Appreciation Rights, Performance Shares or Restricted Stock granted hereunder.

  B. "Award Period"--the period of time during which a Stock Appreciation Right which has not been granted pursuant to an Option may be exercised. The Award Period shall be set forth in the document issuing the Stock Appreciation Right to the selected Eligible Employee.

  C. "Board"--the Board of Directors of the Company.

  D. "Book Value"--the book value of a share of Stock determined in accordance with the Company's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section Nine D.

  E. "Code"--the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

  F. "Committee"--the Key Executive Stock Option Plan Committee appointed to administer the Plan pursuant to Section Four.

  G. "Company"--Choice Hotels International, Inc., including any present or future "subsidiary corporation" as such term is defined in Section 424(f) of the 1986 Internal Revenue Code, as amended.

  H. "Covered Employee"--an individual described in Section 162(m)(3) of the Code.

  I. "Date of Grant"--the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

  J. "Eligible Employee"--any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section Six.

                                     E-I-1

  K. "Exercise Period"--the period or periods during which a Stock Appreciation Right is exercisable as described in Section Nine B.

  L. "Fair Market Value"--the fair market value of the Stock as determined in accordance with Section Eight D.

  M. "Incentive Stock Option"--an incentive stock option within the meaning of
Section 422 of the Code.

  N. "Option" or "Stock Option"--either a nonqualified stock option or an Incentive Stock Option granted under Section Eight. It also means any Option which remains after a Participant has exercised his Option with respect to part of the shares covered by a Stock Option Agreement as described in Section Eight B.

  O. "Option Period" or "Option Periods"--the period or periods during which an Option is exercisable as described in Section Eight E.

  P. "Option Price"--the price, expressed on a per share basis, for which the Company Stock can be acquired by the holder of an Option pursuant to the exercise of such Option.

  Q. "Participant"--an Eligible Employee of the Company or a Subsidiary who has been granted an Option, a Stock Appreciation Right, a Performance Share Award or a Restricted Stock Award under this Plan.

  R. "Performance Share"--an Award granted under Section Ten.

  S. "Restricted Stock"--an Award granted under Section Seven.

  T. "Stock" and "Company Stock"--the common stock of the Company.

  U. "Stock Appreciation Right"--an Award granted under Section Nine.

  V. "Subsidiary"--any corporation of which fifty percent (50%) or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

  W. "Ten Percent Shareholder"--a Participant who, at the Date of Grant, owns directly or indirectly (within the meaning of Section 424(d) of the Internal Revenue Code) stock possessing more then ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary thereof.

  X. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

                              SECTION THREE

            Effective Date, Duration and Stockholder Approval

  A. Effective Date and Stockholder Approval. Subject to the approval of the Plan by a majority of the outstanding shares of Stock, the Plan shall be effective as of November 1, 1996.

  B. Period for Grant of Awards. Awards may be made as provided herein for a period of ten (10) years after November 1, 1996.

                                     E-I-2

                               SECTION FOUR

                              Administration

  A. Appointment of Committee. The Board of Directors shall appoint one or more Key Executive Stock Option Plan Committees which shall consist of not less than two (2) members of such Board of Directors and which members shall be Non-Employee Directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or such greater number of members which may be required by said Rule 16b-3). In addition, such Board of Directors shall designate a member of the Committee to act as Chairman of the Committee, and such Board of Directors may remove any member of the Committee at any time and appoint any director to fill any vacancy on the Committee.

  B. Committee Meetings. The Committee shall hold its meetings at such times and places as specified by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by all of the members of the meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.

  C. Committee Powers. Subject to the provisions of this Plan, the Committee shall have full authority in its discretion to (i) designate the Participants to whom Awards shall be granted, (ii) determine the number of shares to be made available under each such Award, (iii) determine the period or periods in which the Participant may exercise such Award, (iv) determine the date when such Award expires, (v) determine the price for Stock under such Award, and
(vi) determine the grounds of forfeiture of an Award. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to interpret this Plan and resolve all questions arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee deems appropriate.

                               SECTION FIVE

                             Grant of Awards

             Limitation of Number of Shares Subject to Award

  The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided that (i) subject to any adjustment pursuant to Section Eleven, the aggregate number of shares of Stock subject to Stock Options, Stock Appreciation Rights, Performance Share Awards or Restricted Stock Awards under this Plan may not exceed 7,100,000 shares; (ii) to the extent that a Stock Option, Stock Appreciation Right, Performance Share Award or Restricted Stock Award lapses or the rights of the Participant to whom it was granted terminate, expire or are cancelled for any other reason, in whole or in part, shares of Stock (or remaining shares) subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) Shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of Awards, the Committee shall take into account the responsibility level, performance, potential, and cash compensation level of a Participant, and the Fair Market Value of the Stock at the time of Awards, as well as such other considerations it deems appropriate.

                               SECTION SIX

                               Eligibility

  Key employees of the Company and its Subsidiaries (including employees who are members of the Board, but excluding directors who are not employees) who, in the opinion of the Committee, are mainly responsible

                                     E-I-3
for the continued growth and development and financial success of the business of the Company or one or more of its Subsidiaries shall be eligible to be granted Awards under the Plan. Subject to the provisions of the Plan, the Committee may from time to time select from such eligible persons those to whom Awards shall be granted and determine the nature and amount of each Award. No employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan. A member of the Committee shall not be eligible for any Award hereunder.

  Notwithstanding any provision to the contrary contained herein, Options shall be granted under this Plan to persons, including without limitation, employees of Manor Care, Inc., its subsidiaries, and affiliated companies in substitution for prior Options under plans of Manor Care, Inc. in accordance with the terms of the Employee Benefits and other Employee Matters Allocation Agreement between Manor Care, Inc. and the Company.

                              SECTION SEVEN

                         Restricted Stock Awards

  A. Grants of Shares of Restricted Stock. An Award made pursuant to this Section Seven shall be granted in the form of shares of Stock, restricted as provided in this Section Seven. Shares of the Restricted Stock shall be issued to the Participant without the payment of consideration by the Participant. The shares of Restricted Stock shall be issued in the name of the Participant and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the shares of Restricted Stock until the expiration of the restriction period.

  The Committee may also impose such other restrictions and conditions on the shares of Restricted Stock as it deems appropriate.

  B. Restriction Period. At the time a Restricted Stock Award is made, the Committee may establish a restriction period applicable to such Award which shall not be more than ten (10) years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Committee. In addition to or in lieu of a restriction period, the Committee may establish a performance goal which must be achieved as a condition to the retention of the Restricted Stock. The performance goal may be based on the attainment of specified types of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of participants. Any such performance goals, together with the ranges of Restricted Stock Awards for which the Participants may be eligible shall be set from time to time by the Committee and shall be timely communicated to the Eligible Employees in advance of the commencement of the performance of services to which such performance goals relate. The total number of shares of Restricted Stock which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  C. Forfeiture or Payout of Award. In the event a Participant ceases employment during a restriction period, or in the event performance goals attributable to a Restricted Stock Award are not achieved, subject to the terms of each particular Restricted Stock Award, and subject to discretionary action by the Committee as set forth below in Section Thirteen, a Restricted Stock Award is subject to forfeiture of the shares of stock which had not previously been removed from restriction under the terms of the Award.

  Any shares of Restricted Stock which are forfeited will be transferred to the Company.

  Upon completion of the restriction period and satisfaction of any performance-goal criteria, all restrictions upon the Award will expire and new certificates representing the Award will be issued without the restrictive legend described in Section Seven A. As a condition precedent to receipt of the new certificates, the Participant (or the designated beneficiary or personal representative of the Participant) will agree to make payment to the Company in the amount of any taxes, payable by the Participant, which are required to be withheld with respect to such shares of Stock.

                                     E-I-4

                              SECTION EIGHT

                              Stock Options

  A. Grant of Option. One or more Options may be granted to any Eligible Employee. Upon the grant of an Option to an Employee, the Committee shall specify whether the Option is intended to constitute a non-qualified stock option or an Incentive Stock Option. The total number of shares of Stock subject to Options which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  B. Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a written "Stock Option Agreement" between the Company and the Participant containing such terms and conditions as the Committee determines, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code. Such agreements shall incorporate the provisions of this Plan by reference. The date of granting an Option is the date specified in the written Stock Option Agreement which is signed by the Participant and the Company.

  C. Determination of Option Price. The Option price for Stock shall be not less than 100% of the fair market value of the Stock on the date of grant. Notwithstanding the foregoing, in the case of an Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a Ten Percent Shareholder, the Option Price shall not be less than 110% of such fair market value.

  D. Determination of Fair Market Value. The fair market value of the Stock on the date of granting an Option shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of Stock occurred on such date, the fair market value of the Stock shall be determined by the Committee in accordance with applicable Regulations of the Internal Revenue Service.

  E. Term of Option. The term of an Option may vary within the Committee's discretion; provided, however, that the term of an Option shall not exceed ten
(10) years from the date of granting the Option to the Participant, and, to this end, all Options granted pursuant to this Plan must provide that each such Option cannot be exercised after the expiration of ten (10) years from the date each such Option is granted. Notwithstanding the foregoing, in the case of any Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a Ten Percent Shareholder, the term of such Option may not exceed five (5) years from the date of grant of such Option.

  F. Limitation on Exercise of Option. The Committee may limit an Option by restricting its exercise in whole or in part for specified periods.

  G. Method of Exercising an Option. Subject to the terms of a particular Option, a Participant may exercise it in whole or in part by written notice to the Secretary of the Company stating in such written notice the number of shares of Stock such Participant elects to purchase under his Option.

  H. No Obligation to Exercise Option. A Participant is under no obligation to exercise an Option or any part thereof.

  I. Payment for Option Stock. Stock purchased pursuant to an Option shall be paid in full at the time of purchase. Payment may be made (a) in cash, (b) with the approval of the Committee, by delivery to the Company of shares of Stock having an aggregate fair market value equal to the exercise price, or
(c) a combination of (a) and (b). Payment may also be made, in the discretion of the Committee, by delivery (including by facsimile transmission) to the Company or its designated agent of an executed irrevocable Option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price. Upon receipt of payment and subject to paragraph J of this Section Eight, the Company shall, without transfer or issue tax to the Participant or other person entitled to exercise the Option, deliver to the Participant (or other person entitled to exercise the Option) a certificate or certificates for such shares.

                                     E-I-5

  J. Delivery of Stock to Participant. The Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Plan. Such delivery, however, may be postponed, at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any government agency, stock exchange or regulatory authority.

  K. Failure to Accept Delivery of Stock. If a Participant refuses to pay for Stock which he has elected to purchase under his Option, in accordance with the terms of payment, which had previously been agreed upon, his Option shall thereupon, at the sole discretion of the Committee, terminate, and such funds previously paid for unissued Stock shall be refunded. Stock which has been previously issued to the Participant and been fully paid for shall remain the property of the Participant and shall be unaffected by such termination.

  L. Non-Transferability of Options. During the lifetime of a Participant, an Incentive Stock Option granted to him may be exercised only by him. It may not be sold, assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution. In the case of Options which are not Incentive Stock Options, the Committee may impose such restrictions on transferability, if any, as it may in its sole discretion determine.

  M. Purchase for Investment

    (a) Written Agreement by Participants. Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon exercise of his Option, a Participant shall acquire the Stock he receives upon exercise of his Option for investment and not for resale or distribution and he shall furnish the Company with a written statement to that effect when he exercises his Option and a reference to such investment warranty shall be inscribed on the Stock certificate(s).

    (b) Registration Requirement. Each Option shall be subject to the requirement that, if at any time the Board determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

  N. Special Limitations on Exercise of Incentive Stock Options. The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Stock with respect to which any Incentive Stock Option is first exercisable during any calendar year shall not exceed $100,000.

                               SECTION NINE

                        Stock Appreciation Rights

  A. Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the time of grant or by amendment or may be separately awarded. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. However, the total number of Stock Appreciation Rights which may be granted to a single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  B. Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option shall be exercisable to the extent the Option is exercisable. A Stock Appreciation Right issued independent of an Option shall be exercisable pursuant to such terms and conditions established in the grant.

  C. Automatic Redemption of Unexercised Stock Appreciation Rights. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Award Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised

                                     E-I-6
such Stock Appreciation Right, then such Stock Appreciation Right shall be automatically redeemed by the Company for an amount equal to the payment that would otherwise have been made to the Participant if the Participant had chosen to exercise the Stock Appreciation Right on the last day of the Option Period or the specified Award Period, as the case may be.

  D. Rights Upon Exercise. An exercisable Stock Appreciation Right granted pursuant to an Option shall entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right a payment (in cash or Stock or a combination thereof as described below) equal to the Fair Market Value of one share of Stock at the date of exercise minus the Option Price times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. With respect to the issuance of Stock Appreciation Rights which are not granted pursuant to an Option, the Committee shall specify upon the Date of the Grant of the Stock Appreciation Right whether the Stock Appreciation Right is a "regular" Stock Appreciation Right or a "book value" Stock Appreciation Right. Upon the exercise of a regular Stock Appreciation Right, the Participant will receive a payment equal to the Fair Market Value of one share of Stock at the date of exercise minus the Fair Market Value of one share of Stock as of the Date of Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. Upon the exercise of a book value Stock Appreciation Right, the Participant will receive a payment equal to the Book Value of one share of Stock at the date of exercise minus the Book Value of one share of Stock as of the Date of the Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised.

  The value of any Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on such date of exercise. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

  E. Transferability. The Committee may impose such restrictions on transferability of Stock Appreciation Rights, if any, as it may in its sole discretion determine.

                               SECTION TEN

                            Performance Shares

  A. Grant of Performance Share Units. Awards made pursuant to this Section Ten shall be granted in the form of Performance Shares, subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. Performance Shares shall be issued to the Participant without the payment of consideration by the Participant. Awards shall be based on the attainment of specified types and combination of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of Participants. Such criteria, together with the ranges of Performance Shares from which employees may be eligible shall be set from time to time by the Committee and shall be communicated to the Eligible Employees. The total number of Performance Shares which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  B. Performance Period. The measuring period to establish the performance criteria set forth in a Performance Share Award shall be determined by the Committee. A Performance Share Award may initially provide, or the Committee may at any time thereafter, but no more frequently than once in any six (6) month period, amend it to provide, for waiver or reduction of the measuring period and, if appropriate, for adjustment of the performance criteria set forth in the Performance Share Award, upon the occurrence of events determined by the Committee in its sole discretion to justify such waiver, reduction or adjustment.


                                     E-I-7

  C. Form of Payment. Upon the completion of the applicable measuring period, a determination shall be made by the Committee in accordance with the Award as to the number of shares of Stock to be awarded to the Participant. The appropriate number of shares of Stock shall thereupon be issued to the Participant in accordance with the Award in satisfaction of such Performance Share Award.

                              SECTION ELEVEN

                  Changes in Capital Structure or Shares

  In the event any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of the Company, the Committee shall make adjustments, determined by the Committee in its discretion to be appropriate, as to the number and kind of securities subject to this Plan and specified in Section Five of this Plan and as to the number and kind of securities covered by each outstanding Award and, where applicable, the price per share thereunder; provided, however, that with respect to Incentive Stock Options, such adjustments shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise.

                              SECTION TWELVE

                 Corporate Reorganization or Dissolution

  A. Discontinuation of the Plan. The Plan shall be discontinued in the event of the dissolution or liquidation of the Company or in the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization and no plan or agreement respecting the Reorganization is established which specifically provides for the continuation of the Plan and the change, conversion, or exchange of the stock relating to existing Awards under this Plan for securities of another corporation. Upon the dissolution of the Plan in connection with an event described in this Paragraph A, all Awards shall become fully vested and all outstanding Options and Stock Appreciation Rights shall become immediately exercisable by the holder thereof. Any Options or Stock Appreciation Rights granted under the Plan may be terminated as of a date fixed by the Committee, provided that no less than fifteen (15) days written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to exercise all or any portion of such Options or Stock Appreciation Rights. Any Stock Appreciation Rights not so exercised shall be redeemed.

  B. Continuation of the Plan Upon a Reorganization. In the event of a Reorganization (as hereinafter defined) (i) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, and (ii) with respect to which there is a reorganization agreement which undertakes to continue the Plan and to provide for the change, conversion or exchange of the Stock attributable to outstanding Awards for securities of another corporation, then the Plan shall continue and the Committee shall adjust the shares under such outstanding Awards (and shall adjust the shares remaining under the Plan which are then to be available for the grant of additional Awards under the Plan, if the reorganization agreement makes specific provisions therefor), in a manner not inconsistent with the provisions of the reorganization agreement and this Plan for the adjustment, change, conversion or exchange of such Awards.

  The term "Reorganization" as used in this Section Twelve shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with

                                     E-I-8
the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

  C. Adjustments and Determinations. Adjustments and determinations under this Section Twelve shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

                             SECTION THIRTEEN

                        Retirement and Disability

  The Committee may, in its discretion, waive the forfeiture, termination, or lapse of an Award in the event of retirement or disability of a Participant (each as determined by the Committee, in its discretion). Exercise of such discretion by the Committee in any individual case, however, shall not be deemed to require, or to establish a precedent suggesting such exercise in any other case.

                             SECTION FOURTEEN

                         Miscellaneous Provisions

  A. Nontransferability. The Committee may impose such restrictions on the transferability of an Award, if any, as it may in its sole discretion determine.

  B. No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer or employee of the Company or any of its Subsidiaries.

  C. Tax Withholding. Either the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as it deems to be required by law to be withheld with respect to such cash payments. In the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. The Committee may from time to time establish procedures for withholding of Stock.

  D. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

  E. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

  F. Severance. Subject to the provision of Paragraph B of this Section Fourteen, in the event a Participant's employment with the Company terminates, his rights under any Award which constitutes an Option or a Stock Appreciation Right terminate one (1) month from the date of such termination of employment. Such rights shall be exercisable only to the extent the Participant was entitled to exercise such rights under the Award on the date of such termination of employment.


                                     E-I-9

  G. Death. If a Participant dies prior to the full exercise of his Option and/or Stock Appreciation Right, his Option to purchase Stock under such Option and/or Stock Appreciation Right may be exercised to the extent, if any, that Participant would be entitled to exercise it at the date of the death of the Participant by the person to whom the Option and/or Stock Appreciation Right shall pass by will or by the laws of descent and distribution within twelve (12) months of the death of the Participant or the expiration of the term of the Option and/or Stock Appreciation Right whichever date is sooner.

  H. Limitation. In no event may an Option be exercised by anyone after the expiration date provided for in Section Eight of the Plan.

  I. Limits on Discretion. Anything in this Plan to the contrary notwithstanding, if the Award so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such discretion would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

  J. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to its principles of conflict of laws.

  K. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

                             SECTION FIFTEEN

                            Amendment of Plan

  A. Discretion of the Board. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) any such action affecting Options granted or to be granted under this Plan which are intended to qualify as Incentive Stock Options shall be subject to stockholder approval to the extent such stockholder approval is required pursuant to Section 422 of the Internal Revenue Code and (ii) no such action may be taken without the consent of the Participant to whom any Award shall theretofore have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder.

  B. Automatic Termination. This Plan shall terminate on November 1, 2006. Awards may be granted under this Plan at any time and from time to time prior to the termination of the Plan. Any Award outstanding at the time the Plan is terminated shall remain in effect until said Award is exercised or expires.

                                    E-I-10

                                                                       ANNEX E-2

                       CHOICE HOTELS INTERNATIONAL, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

SECTION ONE. PURPOSES.

  The 1997 Employee Stock Purchase Plan of Choice Hotels International, Inc. (the "Plan") is intended to provide a method whereby employees of Choice Hotels International, Inc. and its Subsidiaries (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. Such stock ownership induces such employees to continue in the employ of the Company. The Plan also enables the Company to attract and retain such employees. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

SECTION TWO. DEFINITIONS.

  (a) AGENT. The term "Agent" shall have the meaning set forth in Section 13 hereof.

  (b) BOARD OF DIRECTORS. The term "Board of Directors" shall mean the Board of Directors of the Company or any individual or committee to which the Board of Directors has delegated authority to act with respect to a specific activity.

  (c) CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (d) COMMON STOCK. The term "Common Stock" shall mean the $1.00 par value Common Stock of the Company.

  (e) COMPANY. The term "Company" shall mean Choice Hotels International, Inc., a Delaware corporation.

  (f) COMPENSATION. The term "Compensation" shall mean basic cash compensation, before any payroll deductions for taxes or any other purposes, including regular commissions paid by the Company or a Subsidiary to a Participant in respect of the service of such Participant to the Company or a Subsidiary during an Offering Period increased by any amounts with respect to which the Participant has elected to defer or reduce remuneration for federal income tax purposes (i) under the Choice Hotels International, Inc. Retirement Savings and Investment Plan, (ii) under the Choice Hotels International, Inc. Nonqualified Retirement Savings and Investment Plan, or (iii) under any "cafeteria plan" (as described in Section 125 of the Code) maintained by the Company or a Subsidiary. Compensation shall not include any amounts paid to the Participant as (i) bonuses, (ii) overtime pay, (iii) any amounts paid during that Offering Period on account of the Participant under any other employee pension benefit plan (as defined in Section 3(2) of ERISA), and (iv) except as otherwise provided in the preceding sentence, any amounts which are not includible in the income of the Participant for federal income tax purposes.

  (g) CONTINUOUS SERVICE. The term "Continuous Service" as of any date shall mean the period determined by the Company, on a uniform basis for employees similarly situated, to represent the then unbroken period of service of an employee as an employee of the Company or of a Subsidiary designed by the Board of Directors to participate in the Plan; provided, however, that in the case of such a Subsidiary, Continuous Service shall not include service prior to the date of its affiliation with the Company, unless the Board of Directors otherwise provides for recognition of such service. A break in Continuous Service shall be deemed to have occurred whenever an employee voluntarily or involuntarily ceases to be an employee. The transfer by an employee from one corporation to another corporation participating in the Plan shall not affect the Continuous Service of the employee.

                                     E-II-1

  (h) DESIGNATED SUBSIDIARY. The term "Designated Subsidiary" shall mean a Subsidiary designated by the Board of Directors to participate in the Plan.

  (i) ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  (j) MARKET PRICE. The term "Market Price" shall mean the price at which the Agent purchases Common Stock in accordance with Section 13 hereof.

  (k) NOMINEE. The term "Nominee" shall have the meaning as set forth in
Section 7 hereof.

  (l) OFFERING DATE. The term "Offering Date" shall mean the first day of each January, April, July and October, commencing January 1, 1997.

  (m) OFFERING PERIOD. The term "Offering Period" shall mean a three-month period commencing with an Offering Date and ending with the following Purchase Date.

  (n) OPTION. The term "Option" shall mean the right of a Participant to acquire Common Stock pursuant to the provisions of the Plan.

  (o) PARTICIPANT. The term "Participant" shall mean an eligible employee who has authorized payroll deductions for the purchase of Common Stock under the Plan in accordance with Section 4 hereof.

  (p) PURCHASE DATE. The term "Purchase Date" shall mean the last trading day of each March, June, September, and December, commencing November 1, 1996 or if a pay period ends on the last day of a calendar quarter, the next trading day.

  (q) RETIREMENT. The term "Retirement" shall mean termination of employment of a Participant on or after the sixty-fifth birthday of the Participant.

  (r) SUBSIDIARY. The term "Subsidiary" shall mean a Subsidiary corporation of the Company as defined by Section 424(f) of the Code.

  (s) Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

SECTION THREE. ELIGIBILITY.

  All employees of the Company, or Designated Subsidiaries of the Company, who shall have completed one year of Continuous Service as of any Offering Date, shall be eligible to participate in the Plan, provided that (i) no employee shall be eligible who, immediately after any Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (applying the rules of Section 424(d) of the Code in determining stock ownership), (ii) no Director of the Company or of any Subsidiary, who is not an officer or other employee of any thereof, shall participate in the Plan and (iii) no employee shall be eligible whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months in any calendar year.

SECTION FOUR. METHOD OF PURCHASE.

  (a) On each Offering Date, each Participant shall be deemed to have been granted the right to purchase such number of shares of Common Stock as may be purchased, as provided herein, by a sum equal to (i) the amount of the Compensation of the Participant determined in accordance with the following Section during an Offering Period and (ii) the amount of the Participant's share of the contribution of the Company during such Offering Period.

                                     E-II-2

  An eligible employee shall become a Participant in the Plan by authorizing payroll deductions for the purchase of Common Stock under the Plan prior to an Offering Date with instructions for the purchase of Common Stock under the Plan. At the time a Participant files his or her authorization, the Participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a Participant at a rate not less than 2% and not in excess of 10% in whole percentages of his or her Compensation. All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payment into such account. No interest will be paid on funds in the account of a Participant.

  A Participant shall be deemed to have continued his or her most recent election to participate in the Plan for the next Offering Period unless he or she notifies the Company on or before the twentieth day of the month preceding the beginning of the next Offering Period that he or she elects not to participate in the Plan for the next Offering Period. Such notice may not be revoked. Similarly, a Participant may elect to increase or decrease the amount of his or her payroll deduction on or before the twentieth day of the month preceding the beginning of the next Offering Period, such increase or decrease to be effective at the beginning of the next Offering Period.

  On or before each Purchase Date, the Company shall contribute to the Agent an amount equal to ten-ninths (10/9ths) of all contributions of the Participants for such Offering Period (so as to have the effect of the Company contributing ten percent (10%) of the purchase price of the Common Stock). The Agent shall cause all the proceeds received from contributions of the Participant and the contribution of the Company to be applied to the open market purchase of Common Stock. The account of each Participant shall be credited with the number of shares of Common Stock equal to the sum of the contributions of the Participant and the share of the Participant of the contribution of the Company applied by the Agent to the purchase of Common Stock divided by the average price per share of Common Stock purchased by the Agent. Unless the Company otherwise directs, the Agent may, but shall not be obligated to allocate fractional shares of Common Stock for any Participant or purchase shares of Common Stock in odd lots. Upon termination of an account, any fractional shares in the Participant's account will be sold, and the proceeds therefrom shall be delivered to such Participant. In the event fractional shares are not allocated to the accounts of Participants under the Plan, any accumulated payroll deductions which would have been used to purchase fractional shares shall remain in the accounts of Participants. No interest will be paid on such funds in accounts of Participants and shall be deemed to be a payroll deduction of the next Offering Period.

  (b) No Participant shall have the right to purchase Common Stock under the Plan at a rate of more than $25,000 in value thereof in any calendar year, such value to be based on the fair market value per share of the Common Stock as of the Offering Date on which a Participant becomes eligible to purchase Common Stock in such year under the terms of the Plan.

  (c) A Participant may not increase or reduce the amount of his or her payroll deduction during an Offering Period, provided, however, that a Participant may reduce the amount of his or her payroll deduction to zero at any time during the Offering Period in which case the employee may not participate again in the Plan until the following Offering Period. A Participant shall be deemed to have elected to purchase all of the shares which his or her authorized payroll deductions and share of the contribution of the Company would purchase on a Purchase Date.

  (d) If at any time the number of shares as to which Options have been granted shall exceed the remaining number of shares authorized for purchase under the Plan, the number of shares which may be purchased by each Participant shall be reduced proportionately.

  (e) At any time prior to a Purchase Date the Board of Directors may terminate the Plan without any obligation whatsoever to the Participants, other than to refund to each Participant, without interest, any sum accumulated for him or her by payroll deductions.

                                     E-II-3

SECTION FIVE. WITHDRAWALS.

  A Participant may withdraw funds in his or her account under the Plan only by withdrawal from the Plan; in the event of the withdrawal of the Participant, he or she shall not be eligible to participate in the Plan until the next Offering Date.

SECTION SIX. TERMINATION OF EMPLOYMENT.

  Upon termination of the employment of a Participant for any reason, excluding death while in the employ of the Company or a Designated Subsidiary or Retirement, the Common Stock and/or cash credited to his or her account and not used to purchase shares will be returned to the Participant within 60 days after the end of the then current Offering Period or as soon as administratively practicable thereafter. As an alternative to a distribution of Common Stock, a Participant may request that the Agent sell the Common Stock in the account of a Participant and forward the net proceeds to such person or persons.

  Upon termination of the employment of a Participant because of (i) death, or
(ii) Retirement, his or her beneficiary (as defined in Section 9), or the Participant, as the case may be, shall have the right to elect, by written notice given to the Secretary of the Company prior to the expiration of the period of 30 days commencing with the date of the death of the Participant, or Retirement of the Participant, as the case may be, either

    (i) to withdraw all of the payroll deductions credited to the account of the Participant under the Plan or

    (ii) to exercise the Option of the Participant on the Purchase Date next following the date of the death of the Participant or Retirement of the Participant, as the case may be, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the account of the Participant at the date of the death of the Participant or Retirement of the Participant, as the case may be, and the proportionate share of the contribution of the Company, will purchase at the applicable Purchase Price, and any excess in such account will be returned to said beneficiary or Participant, as the case may be.

  In the event that no such written notice of election shall be duly received by the office of the Secretary of the Company, the beneficiary or Participant, as the case may be, shall automatically be deemed to have elected to withdraw the payroll deductions credited to the account of the Participant at the date of the death or Retirement of the Participant, as the case may be, and the same will be paid promptly to the said beneficiary or Participant after the end of the current Offering Period.

  In addition, upon termination of the employment of a Participant because of
(i) death, or (ii) Retirement, the Common Stock and/or cash (except as otherwise provided in this Section Six) shall be distributed to the Participant or to the person or persons entitled thereto under Section Nine within sixty
(60) days after the end of the current Offering Period or as soon as administratively practicable thereafter. As an alternative to a distribution of Common Stock, a Participant or such person or persons entitled to receive the account of a Participant under Section Nine may request that the Agent sell the Common Stock in the account of a Participant and forward the net proceeds to the Participant or such person or persons.

SECTION SEVEN. STOCK

  Subject to adjustment upon changes in capitalization of the Company as provided in Section 10, the maximum number of shares of Common Stock which shall be made available for purchase under the Plan is 1,000,000 shares.

  Shares purchased pursuant to an Option will initially be registered in the name of a Nominee designated by the Company, as custodian for the account of the Participant entitled thereto. Stock certificates will not be issued to Participants for shares held in the name of the Nominee, but all rights accruing to an owner of record of such shares (including voting rights) will belong to the Participant for whose account such shares are held. Notwithstanding the foregoing, each Participant may elect to have some or all of the full shares of Common

                                     E-II-4

Stock previously purchased and registered in the name of the Nominee on his or her behalf registered in the name of such Participant. Written notice of such an election must be given by the Participant to the Nominee, specifying the number of full shares of Common Stock to be registered in the name of such Participant. The specified number of shares of Common Stock will be transferred to and registered in the name of the notifying Participant as soon as administratively practicable.

  The Board of Directors may, in its discretion, require as a condition to the grant of the right to purchase hereunder that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly authorized for trading on a national securities exchange and that either

    (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

    (ii) the Participant shall have represented in form and substance satisfactory to the Company that it is the intention of the Participant to purchase such shares for investment.

SECTION EIGHT. NONASSIGNABILITY.

  Neither payroll deductions credited to the account of a Participant nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 5.

SECTION NINE. DESIGNATION OF BENEFICIARY.

  A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the Participant prior to the delivery of such shares or cash to Participant. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Secretary of the Company. Within 30 days after the death of the Participant, the beneficiary may, as provided in Section 6, elect to exercise the Option of the Participant when it becomes exercisable on the Purchase Date next following the date of the death of the Participant. Upon the death of a Participant and upon receipt by the Company of proof of the identity and survivorship of a beneficiary validly designated by the Participant under the Plan, and notice of election of the beneficiary to exercise the Option, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such death of a Participant, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant within 60 days after the end of the current Offering Period, or as soon as administratively practicable thereafter, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the Participant under the Plan.

SECTION TEN. RECAPITALIZATION.

  In the event any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock split, stock dividend, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of stock of the Company, the Board of Directors shall make adjustments, determine by the Board of Directors in its discretion to be appropriate, as to the number and kind of securities subject to this Plan and specified in Section Seven of this Plan and as to the number and kind of securities covered by each outstanding option, and, where applicable, the price per share thereunder.


                                     E-II-5

SECTION ELEVEN. RIGHTS AS A STOCKHOLDER.

  An employee shall have no rights as a stockholder with respect to any shares offered hereunder until completion of payment therefor. Participants will not be issued stock certificates unless requested. All Common Stock purchased under the Plan during an Offering Period will be held by the Nominee for at least two years from the Offering Date of the Offering Period. Common Stock may be sold during this two-year period, but may not be transferred to another agent or nominee. Notwithstanding the foregoing, a Participant must sell a minimum of 50 shares of Common Stock each time he or she elects to sell Common Stock or such fewer whole shares of Common Stock in the account of the Participant upon termination of employment.

SECTION TWELVE. STATUS OF PLAN FUNDS.

  All amounts held by the Company under the Plan shall be added to the general funds of the Company and shall be used for such purposes as the Company shall from time to time determine. The Company shall not be obligated to segregate such payroll deductions.

SECTION THIRTEEN. ADMINISTRATION.

  The Plan shall be administered by the Board of Directors. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Board of Directors. Determinations made by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all Participants, their heirs or legal representatives. Any rule or regulation adopted by the Board of Directors shall remain in full force and effect unless and until altered, amended, or repealed by the Board of Directors.

  The Board of Directors may delegate to a committee any authority of the Board of Directors under this Plan.

  An Agent may be appointed by the Board of Directors to perform the functions and have the responsibilities assigned to the Agent in this Section 13 with respect to the purchase of Common Stock. The Board of Directors shall have the right to change the Agent at any time.

  Notwithstanding any other provision to the contrary contained herein, the Agent shall have all authority to determine the times of such purchases, the prices at which such purchases are made, the manner of such purchases and the selection of brokers or dealers (which may include the Agent) to make such purchases. If Common Stock is purchased at varying Market Prices, an average price will be allocated to the account of each Participant.

  All costs and expenses incurred in administering the Plan shall be paid by the Company, excluding (i) costs associated with requests for the issuing of stock certificates to Participants or to the person or persons entitled to receive the same under Section 9 hereof, (ii) the costs of the sale of Common Stock and (iii) the costs associated with a Participant terminating or withdrawing from the Plan.

SECTION FOURTEEN. AMENDMENT OR TERMINATION.

  Subject to Section 4(e), the Board of Directors may at any time terminate or amend the Plan, except any such action shall be subject to stockholder approval to the extent such stockholder approval is required pursuant to Section 423 of the Internal Revenue Code.

SECTION FIFTEEN. NOTICES.

  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been given when received by the Secretary of the Company.

                                     E-II-6

SECTION SIXTEEN. APPROVAL OF STOCKHOLDERS

  The effectiveness of this Plan is subject to its approval by the stockholders of the Company within 12 months after the date it is adopted by the Board of Directors.

SECTION SEVENTEEN. REGISTRATION AND QUALIFICATION OF THE PLAN UNDER APPLICABLE SECURITIES LAWS.

  No Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Option under the applicable state and federal securities laws to the extent required by such laws.


                                     E-II-7